   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1997

                                                  REGISTRATION NO.  333-18397
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                           -----------------------


                           POST-EFECTIVE AMENDMENT



                                    NO. 2


                                   FORM S-4

                            REGISTRATION STATEMENT

                                    UNDER

                          THE SECURITIES ACT OF 1933

                           -----------------------

                               COTTER & COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                     5072
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                  36-2099896
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          8600 WEST BRYN MAWR AVENUE
                            CHICAGO, IL 60631-3505
                                (773) 695-5000
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               DANIEL A. COTTER
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               COTTER & COMPANY
                          8600 WEST BRYN MAWR AVENUE
                            CHICAGO, IL 60631-3505
                                (773) 695-5000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                                  COPIES TO:

                            DANIEL T. BURNS, ESQ.
                               COTTER & COMPANY
                          8600 WEST BRYN MAWR AVENUE
                            CHICAGO, IL 60631-3505
                                (773) 695-6601
                             (773) 695-5465 (fax)

                          WILLIAM K. BLOMQUIST, ESQ.
                               ARNSTEIN & LEHR
                            120 S. RIVERSIDE PLAZA
                                  SUITE 1200
                            CHICAGO, IL 60606-3913
                                (312) 876-7128
                             (312) 876-0288 (fax)




      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /




--------------------------------------------------------------------------------

                                COTTER & COMPANY

                             CROSS REFERENCE SHEET

                     PURSUANT TO ITEM 501 OF REGULATION S-K


         S-4 ITEM NUMBER AND HEADING                                      LOCATION IN PROSPECTUS
         ---------------------------                                      ----------------------
1.  Forepart of Registration Statement and Outside Front
         Cover Page of Prospectus....................................     Facing Page of Registration Statement; Cross-Reference
                                                                          Sheet; Outside Front Cover Page
2.  Inside Front and Outside Back Cover Pages of
         Prospectus..................................................     Inside Front Cover Page; Available Information;
                                                                          Incorporation of Certain Documents by Reference;
                                                                          Outside Back Cover Page
3.  Risk Factors, Ratio of Earnings to Fixed Charges and
         Other Information...........................................     Summary; Risk Factors
4.  Terms of the Transaction.........................................     Summary; The Merger; The Merger Agreement
5.  Pro Forma Financial Information..................................     Summary; Unaudited Pro Forma Consolidated Financial
                                                                          Statements; Notes to Unaudited Pro Forma Consolidated
                                                                          Financial Statements
6.  Material Contacts with the Companies being Acquired..............     Summary; The Cotter Annual Meeting; the SCC Special
                                                                          Meeting; The Merger Agreement
7.  Additional Information Required for Reoffering by Persons
         and Parties Deemed to be Underwriters.......................     Inapplicable
8.  Interests of Named Experts and Counsel...........................     Legal Matters
9.  Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities..............................     Inapplicable
10. Information with Respect to S-3 Registrants......................     Inapplicable
11. Incorporation of Certain Information by Reference................     Inapplicable
12. Information with Respect to S-2 or S-3 Registrants...............     Summary; Available Information; Incorporation of
                                                                          Certain Documents by Reference
13. Incorporation of Certain Information by Reference................     Available Information; Incorporation of Documents by
                                                                          Reference
14. Information with Respect to Registrants Other than
         S-3 or S-2 Registrants......................................     Inapplicable
15. Information with Respect to S-3 Companies                             Inapplicable
16. Information with Respect to S-2 or S-3 Companies.................     Inapplicable
17. Information with Respect to Companies Other
         than S-3 or S-2 Companies...................................     Summary - The Companies; Selected Historical Financial
                                                                          Data; Business of SCC
18. Information if Proxies, Consents or Authorizations
         are to be Solicited.........................................     The Merger Agreement
19. Information if Proxies, Consents or Authorizations
         are not to be Solicited, or in an Exchange Offer............     Inapplicable

                                COTTER & COMPANY


                                      and


                      SERVISTAR COAST TO COAST CORPORATION


                                   SUPPLEMENT


                             dated March 26, 1997 to


            Joint Proxy Statement/Prospectus dated February 14, 1997



                    INCORPORATION OF DOCUMENTS BY REFERENCE



     The following document previously filed by Cotter with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, is hereby incorporated by reference into this Joint Proxy Statement/Prospectus.



          1. Cotter's Current Report on Form 8-K dated February 27, 1997.



          2. Amendment dated March 25, 1997 on Form 8-K/A to Cotter's Current Report on Form 8-K dated February 27, 1997.

                            [Cotter & Company Logo]


February 14, 1997


Dear Stockholder and Member:

     Your Cotter Management Team and I cordially invite you to attend the Annual Meeting of Stockholders of Cotter & Company ("Cotter") to be held on April 1, 1997 at Rosemont Convention Center, 9301 West Bryn Mawr Avenue, Rosemont, Illinois, commencing at 10:00 a.m., Chicago time. You will be asked to consider and vote upon, among other things, a proposal to approve the Agreement and Plan of Merger dated December 9, 1996 (the "Merger Agreement") by and between Cotter & Company and ServiStar Coast to Coast Corporation, a Pennsylvania corporation ("ServiStar Coast"), the issuance of shares of common stock, $100 par value per share, of Cotter & Company, and a proposal to approve amendments to Cotter & Company's Amended and Restated Certificate of Incorporation, increasing the number of authorized shares of Cotter Class A Common Stock to 750,000 shares and Cotter Class B Common Stock to 4,000,000 shares, and eliminating cumulative voting.

     Pursuant to the Merger Agreement, ServiStar Coast will merge with and into Cotter (the "Merger") and each outstanding share of Common Stock, $100 par value, and Series A Common Stock, $100 par value, of ServiStar Coast will be converted into the right to receive one share of Cotter Class A Common Stock, and each two outstanding shares of ServiStar Coast Preferred, par value $50, will be converted into the right to receive one share of Cotter Class B Common Stock. There will be a cash adjustment for any fractional shares of Class A Common Stock or Class B Common Stock that would otherwise be issued. ServiStar Coast shareholders owning in excess of 40 shares of ServiStar Coast Common Stock (representing five stores), will have those excess shares purchased by Cotter, at their $100 per share par value, in cash or by a credit against amounts owed by those shareholders to ServiStar Coast in respect of shares of ServiStar Coast Common Stock and ServiStar Coast Series A Stock. There are no shares of ServiStar Coast Series A Stock issued or outstanding in connection with the excess shares of ServiStar Coast Common Stock to be purchased by Cotter.

     This exchange will take place upon the effective date, July 1, 1997, and at that time, the name of Cotter & Company will be changed to TruServ Corporation. After the Merger, each Member will maintain a $6,000 investment in Class A Common Stock per store, to a maximum of five stores. By approving the Merger, you will be voting to increase your investment in Cotter with respect to the same retail stores for which you have already made your existing investment. There will be various ways to provide for the Class A Stock increase. One of these ways will be to convert currently held Class B Stock.

     Your Cotter Management Team and I envision many anticipated benefits of the Merger, but the main objectives are:

     - Improved retail opportunities

     - Strengthened wholesale market position

     - Lower cost of operation

     - Greater financial strength and improved asset utilization

     - Improved efficiencies in manufacturing

     - Better service levels

     - Faster technology development

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR, REASONABLE, AND IN THE BEST INTEREST OF COTTER & COMPANY AND ITS

STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF VOTING SHARES OF COTTER & COMPANY COMMON STOCK VOTE FOR APPROVAL OF THE PROPOSED MERGER.

     The complete text of the Merger Agreement is attached as APPENDIX A to the joint proxy statement and prospectus, which is also attached.

     In the required vote, Cotter Member/Stockholders must approve the Merger Agreement by a majority of the total number of shares issued and outstanding, which are entitled to vote. Accordingly, a failure to submit a proxy card, or to vote in person at the meeting, could affect the voting on the Merger, as it will have the same affect as a vote against approval of the Merger Agreement.

     It is important that your shares of stock be represented and voted at the Annual Meeting. Therefore, please complete, sign, date and return your proxy card as soon as possible, whether or not you plan to attend the meeting. You may revoke your proxy at any time prior to its exercise by filing your written notice of such revocation with the Secretary of Cotter or by signing and delivering to the Secretary a proxy bearing a later date. In addition, you may attend the meeting and vote your shares in person if you wish, even though you have previously returned your proxy.

                                          Sincerely,

                                          [Daniel A. Cotter]
                                          Daniel A. Cotter
                                          President &
                                          Chief Executive Officer

                                COTTER & COMPANY
                           8600 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 1, 1997

TO THE STOCKHOLDERS OF COTTER & COMPANY:

     The Annual Meeting of Stockholders of Cotter & Company, a Delaware Corporation, will be held at the Rosemont Convention Center, 9301 West Bryn Mawr Avenue, Rosemont, Illinois, Tuesday, April 1, 1997, at the hour of 10:00 in the morning, local time, for the following purposes:

     1. To approve the Agreement and Plan of Merger, and related transactions, including amendment of the Amended and Restated Certificate of Incorporation; and

     2. To consider and act upon such further business as may properly come before the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS PRESENTED.

     Only holders of record of the Common Stock of the Company at the close of business on February 10, 1997, will be entitled to notice of and to vote at said meeting. The Proxy solicited by the Board will be voted in favor of (FOR) all proposals unless a contrary decision is made by the Stockholders, and on all other matters to come before the meeting, or any adjournments thereof, in the discretion of the Proxies therein.

     STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON ARE ASKED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED, STAMPED ENVELOPE, ADDRESSED TO COTTER & COMPANY, C/O HARRIS TRUST AND SAVINGS, P.O. BOX 2702, CHICAGO, ILLINOIS 60690-9402.

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO SIGN, DATE AND RETURN YOUR PROXY WITHOUT DELAY, TO INSURE ITS ARRIVAL IN TIME FOR THE MEETING. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING.

                                          By Order of the Board of Directors

                                          Daniel T. Burns Signature
                                          Daniel T. Burns
                                          Secretary

Chicago, Illinois

Date of Mailing: February 14, 1997

                      SERVISTAR COAST TO COAST CORPORATION
                                      AND

                                COTTER & COMPANY
                             JOINT PROXY STATEMENT
                           -------------------------

                                COTTER & COMPANY
                                   PROSPECTUS
                           -------------------------

    This Joint Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus") is being furnished to the holders of Voting Class A Common Stock, $100.00 par value per share (the "Class A Common Stock") and Non-Voting Class B Common Stock, $100.00 par value per share ("Class B Common Stock", together with the Class A Common Stock, the "Cotter Stock" and following the Merger, as defined below, the "TruServ Stock") of Cotter & Company, a Delaware corporation ("Cotter"), in connection with the solicitation of proxies by the Board of Directors of Cotter for use at the Annual Meeting of Stockholders of Cotter to be held at the Rosemont Convention Center, 9301 West Bryn Mawr Avenue, Rosemont, Illinois, on April 1, 1997, commencing at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Cotter Annual Meeting").

    This Joint Proxy Statement/Prospectus also is being furnished to the holders of Common Stock, par value $100.00 per share ("SCC Common Stock"), Series A Stock, par value $100.00 per share ("SCC Series A Stock") and Preferred Stock, par value $50.00 per share ("SCC Preferred Stock", together with the SCC Common Stock and the SCC Series A Stock, the "SCC Stock") of SERVISTAR COAST TO COAST Corporation, a Pennsylvania corporation ("SCC"), in connection with the solicitation of proxies by the Board of Directors of SCC for use at the Special Meeting of Shareholders of SCC to be held at One ServiStar Way, East Butler, Pennsylvania on April 1, 1997 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "SCC Special Meeting"). Stockholders of Cotter and Shareholders of SCC are also sometimes referred to as "Members" of their respective organizations.

    MEMBERS WHO BELONG TO BOTH COTTER AND SCC WILL RECEIVE TWO COPIES OF THIS JOINT PROXY STATEMENT/PROSPECTUS AND RELATED PROXIES. PLEASE VOTE BOTH PROXIES IN FAVOR OF THE MATTERS DESCRIBED HEREIN.

    This Joint Proxy Statement/Prospectus relates to the Agreement and Plan of Merger, dated as of December 9, 1996 (the "Merger Agreement"), by and between Cotter and SCC, pursuant to which SCC will be merged with and into Cotter (the "Merger") and Cotter will be the surviving corporation, thereafter known as TruServ Corporation ("TruServ"). A copy of the Merger Agreement is attached as APPENDIX A to this Joint Proxy Statement/Prospectus. In the Merger, each outstanding share of SCC Common Stock and SCC Series A Stock will be converted into the right to receive one fully paid and nonassessable share of TruServ Class A Common Stock and each two outstanding shares of SCC Preferred Stock will be converted into the right to receive one fully paid and non-assessable share of TruServ Class B Common Stock, except that holders of more than forty shares of SCC Common Stock will have such excess shares canceled and be paid the par value thereof, either in cash or by a credit against amounts owed by those Shareholders to SCC in respect of shares of SCC Common Stock and SCC Series A Stock. No fractional shares of TruServ Stock will be issued. Cash will be delivered in lieu of fractional shares.

    Consummation of the Merger is subject to various conditions, including approval and adoption of the Merger Agreement and the transactions contemplated thereby (i) by the favorable vote of a majority of the votes cast by the holders of each class or series of shares of outstanding capital stock of SCC entitled to vote thereon at a Shareholders meeting at which a quorum is present, and (ii) by the favorable vote of a majority of the shares of outstanding capital stock, or where applicable, classes thereof, of Cotter entitled to vote thereon. At the Cotter Annual Meeting, and as part of the Merger Proposal, Cotter Stockholders will also be asked to approve an Amended and Restated Certificate of Incorporation of Cotter which, among other things, increases the number of authorized shares of TruServ Class A Common Stock to 750,000 shares and the number of TruServ Class B Common Stock to 4,000,000 shares, eliminates cumulative voting, eliminates required uniform ownership of TruServ Class A Common Stock and changes the corporate name to "TruServ Corporation" as well as voting on the adoption of a new form of Retail Member Agreement and amended By-Laws.

    This Joint Proxy Statement/Prospectus also constitutes a prospectus of Cotter for the issuance of up to 692,230 shares of TruServ Class A Common Stock, to be issued in connection with the Merger.


    All information contained in this Joint Proxy Statement/Prospectus with respect to Cotter has been provided by Cotter. All information contained in this Joint Proxy Statement/Prospectus with respect to SCC has been provided by SCC. This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to Stockholders of Cotter and Shareholders of SCC on or about February 14, 1997. A Stockholder or Shareholder who has given a proxy may revoke it in the manner hereinafter described at any time prior to its exercise. See "The Cotter Annual Meeting -- Record Date; Voting Rights; Proxies" and "The SCC Special Meeting -- Record Date; Voting Rights; Proxies."


      SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY BOTH COTTER STOCKHOLDERS AND SCC SHAREHOLDERS.

    IF YOU NEED ASSISTANCE IN VOTING YOUR PROXY, COTTER MEMBERS SHOULD CALL HARRIS TRUST AND SAVINGS BANK, AT 1-312-461-5527 AND SCC MEMBERS SHOULD CALL WENDY M. ROUDA AT 1-412-477-4000.

                           -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------


    The date of this Joint Proxy Statement/Prospectus is February 14, 1997.

                             AVAILABLE INFORMATION

     Cotter has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (including all amendments, exhibits, annexes and schedules thereto, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, covering the Cotter Class A Common Stock. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this Joint Proxy Statement/Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or incorporated by reference herein, reference is made to the exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including exhibits filed as a part thereof, is available at the Commission for inspection and copying as set forth below.

     Cotter is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information may also be obtained from the Commission's Web site which is maintained at http://www.sec.gov.

                          REPORTS TO SECURITY HOLDERS

     Each year Cotter distributes to its Members an annual report containing consolidated financial statements reported upon by a firm of independent auditors. Cotter may, from time to time, also furnish to its Members interim reports, as determined by management.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO COTTER THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COTTER WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER OF COTTER STOCK OR SCC STOCK, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL SUCH DOCUMENTS RELATING TO COTTER (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED HEREIN BY REFERENCE). WRITTEN REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO KERRY J. KIRBY, VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER, COTTER & COMPANY, 8600 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS 60631-3505; AND TELEPHONE REQUESTS MAY BE MADE TO MR. KIRBY AT 773-695-5000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY MARCH 15, 1997. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

                           ANNUAL REPORT ON FORM 10-K


     This Joint Proxy Statement/Prospectus is accompanied by a copy of Cotter's Annual Report on Form 10-K for the fiscal year ended December 30, 1995. As soon as available, Cotter will distribute a copy of its audited financial statements for the fiscal year ended December 28, 1996 to each recipient of this Joint Proxy Statement/Prospectus.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by Cotter with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Joint Proxy Statement/Prospectus.

     1. Cotter's Annual Report on Form 10-K for the year ended December 30,
        1995;

     2. Cotter's Quarterly Reports on Form 10-Q for the quarters ended March 30, 1996, June 29, 1996 and September 28, 1996; and

     3. Cotter's Current Report on Form 8-K dated December 12, 1996.


     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.


     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY COTTER OR SCC. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF COTTER OR SCC SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES HEREOF OR THEREOF.
                           -------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
AVAILABLE INFORMATION.................      i
REPORTS TO SECURITY HOLDERS...........      i
ANNUAL REPORT ON FORM 10-K............      i
INCORPORATION OF DOCUMENTS BY
  REFERENCE...........................     ii
SUMMARY...............................      1
  The Companies.......................      1
  The Meetings........................      3
  Common Preference Stock, Series
     AA...............................      4
  PBCL Section 1906 Requirements......      4
  Surrender of Stock Certificates.....      4
  Recommendations of the Boards of
     Directors........................      5
  Risk Factors........................      5
  The Merger..........................      5
  Opinion of Financial Advisor........      7
  Conflicts of Interest...............      7
  Certain Federal Income Tax
     Consequences.....................      8
  Comparative Rights of
     Stockholders.....................      8
  Comparative Per Share Prices and
     Dividend Policies................      8
  Selected Historical Financial
     Data.............................      9
  Comparative Per Share Data..........     10
RISK FACTORS..........................     11
  Uncertainties Associated with the
     Integration of Cotter and SCC....     11
  Uncertain Impact of Growth..........     11
  Impact of Increasing Competition and
     Market Changes...................     11
  Potential Loss of Members...........     11
  Volatility of Merchandise and
     Inventory Prices.................     12
  Difficulties in Integrating
     Information Management and
     Technology
     Systems..........................     12
  Impact of Environmental Issues......     12
  Difficulties of Combining
     Distribution Facilities and
     Systems Operations...............     12
  Regional Variations in Marketing
     Opportunities....................     12
  Commonization.......................     12
  Impact of Franchising and Licensing
     Laws.............................     13
BUSINESS OF COTTER & COMPANY..........     14
  General.............................     14
  Patronage Dividends.................     16
  Payment of Patronage Dividends in
     Accordance with the Internal
     Revenue Code.....................     17

                                          PAGE
                                          ----
BUSINESS OF SCC.......................     19
  General.............................     19
  Patronage Dividends.................     20
THE COTTER ANNUAL MEETING.............     21
  Purpose of the Cotter Annual
     Meeting..........................     21
  Record Date; Voting Rights;
     Proxies..........................     21
  Solicitation of Proxies.............     21
  Quorum..............................     22
  Required Vote.......................     22
THE SCC SPECIAL MEETING...............     23
  Purpose of the SCC Special
     Meeting..........................     23
  Record Date; Voting Rights;
     Proxies..........................     23
  Solicitation of Proxies.............     23
  Quorum..............................     23
  Required Vote.......................     24
  PBCL Section 1906 Provisions;
     Special Treatment................     24
THE MERGER............................     25
  General.............................     25
  Effective Time......................     25
  Conversion of Shares; Procedures for
     Exchange of Certificates.........     26
  Notification of By-Law Consent and
     Its Significance.................     26
  Retail Member Agreement; Franchise
     and License Agreements...........     27
  Private Labels......................     29
  Retail Conversion Funds Agreement...     29
  Background of the Merger............     29
  Recommendation of the Cotter Board;
     Reasons for the Merger...........     30
  The Merger..........................     30
  Cumulative Voting...................     31
  Per Store Class A Common Stock
     Ownership Requirements...........     31
  Increase in Authorized Shares of
     Cotter Stock.....................     31
  Recommendation of the SCC Board;
     Reasons for the Merger...........     31
  Opinions of William Blair & Company,
     LLC..............................     32
  Conflicts of Interest...............     34
  Agreements With Respect to
     Directors........................     34
  Indemnification and Insurance.......     35
  Certain Federal Income Tax
     Consequences.....................     35
  Accounting Treatment................     38
  Regulatory Approvals................     39
THE MERGER AGREEMENT..................     40
  The Merger..........................     40

                                          PAGE
                                          ----
  Effective Time of the Merger........     40
  Additional Stock Purchases..........     40
  Additional Rights and Obligations...     41
  Conversion of Securities............     41
  Representations and Warranties......     42
  Certain Covenants...................     42
  No Solicitation.....................     43
  Certain Employee Benefit Plan
     Matters..........................     43
  Director and Officer
     Indemnification..................     44
  Management After the Merger.........     44
  Long-Term Performance Cash Awards...     45
  Cotter Defined Benefit Retirement
     Plans............................     45
  SCC Defined Benefit Retirement
     Plans............................     47
  Patronage Dividends After the
     Merger...........................     48
  Operations After the Merger.........     48
  Store Competition...................     49
  Conditions..........................     49
  Termination.........................     49
  Amendment; Waiver...................     50
  Expenses............................     50
COMPARATIVE PER SHARE PRICES AND
  DIVIDEND POLICIES...................     50
UNAUDITED PRO FORMA CONSOLIDATED
  FINANCIAL STATEMENTS................     51
COTTER UNAUDITED QUARTERLY FINANCIAL
  INFORMATION.........................     56
SCC HISTORICAL FINANCIAL STATEMENTS...     63
SCC MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS...............     77
COMPARISON OF STOCKHOLDER RIGHTS......     79
  General.............................     79
  Common Stock -- Cotter/TruServ......     79
  SCC Common Stock and Series A
     Stock............................     81



  SCC Preferred Stock.................     81
  Dividends...........................     82
  Election and Number of Directors;
     Filling Vacancies; Removal.......     82
  Stockholders Meetings...............     83
  Limitation of Liability of
     Directors........................     83
  Indemnification of Directors
     and Officers.....................     84
  Dissenters' Rights..................     84
  Inspection of Stockholder List......     85
  Loans to Officers and Employees.....     85
  Dissolution.........................     85
  Dissenters Rights for Special Class
     of SCC Stock.....................     85
PROPOSAL NO. 1........................     86
PROPOSAL NO. 2........................     86
OTHER MATTERS.........................     87
LEGAL AND TAX MATTERS.................     87
EXPERTS...............................     87
STOCKHOLDER PROPOSALS.................     87
APPENDIX A -- AGREEMENT AND PLAN OF
  MERGER..............................    A-1
APPENDIX B -- FAIRNESS OPINIONS OF
  WILLIAM BLAIR & COMPANY, L.L.C. ....    B-1
APPENDIX C -- FORM OF NEW RETAIL
  MEMBER AGREEMENT....................    C-1
APPENDIX D -- BY-LAWS OF TRUSERV......    D-1
APPENDIX E -- AMENDED AND RESTATED
  COTTER CERTIFICATE OF
  INCORPORATION.......................    E-1
APPENDIX F -- DISSENTERS RIGHTS
  PROVISIONS..........................    F-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus, the Appendices hereto and documents incorporated by reference herein. This summary does not contain a complete statement of any material information relating to the Merger Agreement, the Merger and the other matters discussed herein and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained or incorporated by reference in this Joint Proxy Statement/Prospectus. Stockholders of Cotter and Shareholders of SCC should read carefully this Joint Proxy Statement/Prospectus in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this Joint Proxy Statement/Prospectus.

     This Joint Proxy Statement/Prospectus and the documents incorporated herein by reference contain forward-looking statements about future results that are subject to risks and uncertainties. Cotter's and SCC's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

THE COMPANIES

     Cotter & Company. Cotter was organized as a Delaware corporation in 1953. Upon its organization, it succeeded to the business of Cotter & Company, an Illinois corporation organized in 1948. Cotter's principal executive offices are located at 8600 West Bryn Mawr Avenue, Chicago, Illinois, 60631-3505. The telephone number is (773) 695-5000. Cotter is a Member-owned wholesaler of hardware and related merchandise. It has historically been the largest cooperative wholesaler of hardware and related merchandise in the United States. Cotter also manufactures paint and paint applicators. For reporting purposes, Cotter operates in a single industry as a Member-owned wholesaler cooperative.

     Cotter serves approximately 5,400 True Value(R) Hardware Stores throughout the United States. Primary concentrations of Members exist in California (approximately 7%), Illinois and New York (approximately 6% each), Pennsylvania and Texas (approximately 5% each) and Michigan and Wisconsin (approximately 4% each).

     Cotter's Class A Common Stock is owned exclusively by retailers of hardware and related merchandise, who are Members of Cotter. The Cotter Class A Common Stock (which is the sole voting stock) is currently offered only in ten (10) share units, and no party may acquire more than one unit. Effective upon the Merger described herein, such stock will be offered only in sixty (60) share units and no party may acquire more than five units (at the rate of one unit per Store (as hereinafter defined)). Therefore, at the Effective Time (as hereinafter defined), each Cotter Member will be required to purchase fifty (50) additional shares of Cotter Class A Common Stock at their par value ($100.00 per share) or an aggregate of $5,000.00, for such Member's first Store and sixty
(60) additional shares of Cotter Class A Common Stock at their par value ($100.00 per share) or an aggregate of $6,000.00, for each of his or her second, third, fourth and fifth Stores. By approving the Merger, Cotter Members will be voting to increase their investment in Cotter with respect to the same retail stores for which they have already made their existing investment. Payment for the foregoing purchases may be made, at the election of the purchasing Cotter Member, (i) in cash and in full immediately upon the Effective Time or (ii) by surrendering Class B Common Stock (at its par value of $100 per share), and, to the extent such purchasing Cotter Member does not possess sufficient Class B Common Stock to satisfy such obligation, by surrendering Cotter Patronage Dividend Promissory (Subordinated) notes. If not otherwise elected by the Cotter Member in writing prior to the Effective Time, such Cotter Member will be deemed to have elected to surrender Class B Common Stock, to the extent available therefor, and in satisfaction of any deficiency, to surrender Patronage Dividend Promissory (Subordinated) Notes. In the event any Cotter Member does not have sufficient Patronage Dividend Promissory (Subordinated) Notes or Class B Common Stock sufficient to satisfy his or her obligations, any remaining deficiency must be paid in cash in sixty (60) equal monthly installments. See "The Merger Agreement -- Additional Stock Purchases" below.

     The Class B Common Stock, which is non-voting stock, is issuable only in connection with the Members' patronage dividends (see "Patronage Dividends" below).

     Membership entitles a Cotter Member to use certain Cotter trademarks and trade names, including the federally registered True Value(R) collective membership mark indicating membership in "True Value(R) Hardware Stores". Generally speaking, after the Merger former Cotter Members and former SCC Members will continue to conduct their businesses under the same retail banners as before the Merger, except to the extent permitted by TruServ on a case by case basis. As soon as permitted by anticipated operating synergies, those Members and new Members joining TruServ after the Merger will have access to all private labels, except with respect to paint, mower and outdoor power equipment, the private labels of which will be limited to use by their respective retail organizations.

     For information concerning the right to use True Value(R) and other trademarks after the Effective Time of the Merger, see "The Merger -- Private Labels" below. Membership also entitles the Member to receive annual patronage dividends based upon the Member's purchases from Cotter. In accordance with Cotter's By-Laws and Retail Member Agreement (the "Retail Member Agreement"), the annual patronage dividend is paid to Members out of the gross margins from operations and other patronage source income, after deduction for expenses, reserves and provisions authorized by the Board of Directors.

     As used herein, the term "Cotter" refers to Cotter & Company and its subsidiaries, unless the context otherwise requires.

     SERVISTAR COAST TO COAST Corporation. SERVISTAR COAST TO COAST Corporation (hereinafter "SCC" shall refer to SERVISTAR COAST TO COAST Corporation and its subsidiaries) began operations in 1910 in Pittsburgh, Pennsylvania as American Hardware Supply Company. It was incorporated on February 15, 1935 under the laws of the Commonwealth of Pennsylvania. Its executive offices are now located at One SERVISTAR Way, East Butler, Pennsylvania 16029, and the telephone number at that address is (412) 283-4567. It presently has distribution centers at Brookings, South Dakota; East Butler, Pennsylvania; Charleston, Illinois; Ft. Smith, Arkansas; Greenville, South Carolina; Parkesburg, Pennsylvania; Springfield, Oregon; and Westfield, Massachusetts.

     SCC operates substantially in one industry segment, as a marketing and purchasing cooperative for its approximately 4800 Member-dealers. Effective as of July 1, 1996, SERVISTAR Corporation merged with Coast to Coast Stores, Inc., also a hardware purchasing cooperative, to form SCC as the surviving corporation, integrating those two companies which had been affiliated since 1990. SCC's subsidiaries provide trucking and warehousing support through Advocate Services, Inc., provide convention exhibitor services through Total Exposition Concepts, Inc., and manufacture paints and coatings through KCI Coatings, Inc.

     Member-dealers of SCC operate SERVISTAR Hardware Stores, SERVISTAR Lumberyards, SERVISTAR Home Centers, Coast to Coast Hardware Stores, Coast to Coast Home & Auto Stores, Grand Rental Stations, Taylor Rental Centers, Home & Garden Showplaces and INDUSERVE Supply Distributors throughout the United States. Each Member-dealer of SCC owns eight (8) shares of voting SCC Common Stock and fifty-two (52) shares of non-voting SCC Series A Stock for each retail location, up to five (5) locations. Member-dealers also currently own eight (8) shares of SCC Common Stock for each retail location in excess of five (5). The Common Stock and Series A Stock of SCC has a par value of $100 per share. Effective upon the Merger described herein, Member-dealers which have more than five (5) retail locations will have their shares of SCC Common Stock in excess of forty (40) shares, representing retail locations in excess of five (5), redeemed. SCC Preferred Stock is issuable only in connection with the Member-dealers' patronage dividends (see "Patronage Dividends" below). Patronage dividends are paid to Member-dealers out of gross margins from operations and other patronage source income, after deductions for expenses, reserves and other amounts authorized by the Board of Directors of SCC.

     Each SCC Member-dealer enters into an agreement to use certain SCC trademarks and trade names, including SERVISTAR and Coast to Coast and other proprietary marks of SCC pertaining to a particular Member's business.

THE MEETINGS

     Time, Place and Date. The Annual Meeting of Stockholders of Cotter will be held at the Rosemont Convention Center, 9301 West Bryn Mawr Avenue, Rosemont, Illinois, on April 1, 1997, at 10:00 a.m., Local Time (including any and all adjournments or postponements thereof, the "Cotter Annual Meeting").

     A Special Meeting of Shareholders of SCC will be held at One ServiStar Way, East Butler, Pennsylvania, on April 1, 1997, at 10:00 a.m., Local Time (including any and all adjournments or postponements thereof, the "SCC Special Meeting").

     Purpose of the Meetings. At the Cotter Annual Meeting, holders of Cotter Class A Common Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as APPENDIX A, including the issuance of the shares of Cotter Stock pursuant to the Merger Agreement, amendment and restatement of the Cotter Certificate of Incorporation as set forth in the Merger Agreement, ratification of revised By-Laws for TruServ, and ratification of the revised form of the Cotter Retail Member Agreement as set forth in the Merger Agreement (the "Merger Proposal"). The Amended and Restated Certificate of Incorporation of Cotter will, among other things, increase the number of authorized shares of Cotter Class A Common Stock to 750,000 shares and the number of Cotter Class B Common Stock to 4,000,000 shares, eliminate cumulative voting, eliminate the requirement that all Cotter Stockholders own the same number of shares of Cotter Class A Common Stock and change the name of Cotter to TruServ Corporation ("TruServ"). At the same meeting, holders of Cotter Class B Common Stock will be asked to consider and vote upon approving the increase in the number of authorized shares of Cotter Class B Common Stock to 4,000,000 shares. By approving the Merger, Cotter Members will be voting to increase their investment in Cotter with respect to the same retail stores for which they have already made their existing investment.

     AT THE SCC SPECIAL MEETING, HOLDERS OF SCC STOCK WILL BE ASKED TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE THE MERGER AGREEMENT AND APPROVE A NEW RETAIL MEMBER AGREEMENT. See "The Merger," "The Merger Agreement," "Proposal No. 1."

     All shares of Cotter and SCC Stock represented by properly executed proxies will be voted at the respective Cotter and SCC meetings in accordance with the directions on the proxies, unless such proxies have been previously revoked. If no direction is indicated, the shares will be voted FOR the Merger Proposal. Any Cotter Stockholder or SCC Shareholder giving a proxy may revoke his or her proxy at any time before its exercise at the Cotter Annual Meeting or the SCC Special Meeting, as the case may be, by (1) filing written notice of such revocation with the Secretary of Cotter or SCC, as the case may be, or (2) as to Cotter, signing and delivering to the Secretary of Cotter a proxy bearing a later date. However, the mere presence at the Annual or Special Meeting of a Cotter Stockholder or SCC Shareholder who has delivered a valid proxy will not in and of itself revoke that proxy. See "The Cotter Annual Meeting -- Record Date; Voting Rights; Proxies" and "The SCC Special Meeting -- Record Date; Voting Rights; Proxies."

     Votes Required; Record Date. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Cotter Class A Common Stock. Holders of Class A Common Stock are entitled to one vote per share on all matters. Approval of the proposal to increase the maximum authorized amount of Class B Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock. Holders of Class B Common Stock are entitled to one vote per share on such proposal. Only holders of Cotter Stock at the close of business on February 10, 1997 (the "Cotter Record Date") are entitled to notice of and to vote at the Cotter Annual Meeting. See "The Cotter Annual Meeting."

     As of November 23, 1996, directors and executive officers of Cotter and their affiliates were beneficial owners of an aggregate of 150 shares of Cotter Class A Common Stock and 17,734 shares of Cotter Class B Common Stock, or approximately 0.3% of the 48,520 shares of Cotter Common Class A Stock and approximately 1.7% of the 1,040,283 shares of the Cotter Class B Common Stock that were issued and outstanding as of such date. Each of the directors and executive officers of Cotter has indicated an intention to vote all shares of Cotter Stock beneficially owned by him or her in favor of approval of the Merger Proposal.

     Consummation of the Merger also requires approval of the proposal to adopt the Merger Agreement by the affirmative vote of a majority of the votes cast by the holders of each class or series of shares of outstanding capital stock of SCC entitled to vote thereon at the SCC Special Meeting provided that a quorum is present in accordance with the Pennsylvania Business Corporation Law ("PBCL"). Holders of SCC Common Stock are entitled to one vote per share and holders of SCC Series A Stock and SCC Preferred Stock will be permitted one vote per share on the proposal to approve the Merger Agreement. Only holders of SCC Stock at the close of business on January 17, 1997 (the "SCC Record Date") are entitled or permitted to notice of and to vote (except as provided below) at the SCC Special Meeting. See "The SCC Special Meeting." As of the SCC Record Date, directors of SCC and their affiliates were beneficial owners of an aggregate of 264 shares of SCC Common Stock, 1,560 shares of SCC Series A Stock and 38,365 shares of SCC Preferred Stock, or approximately 0.7% of the 37,552 shares of SCC Common Stock, approximately 0.7% of the 224,796 shares of SCC Series A Stock and approximately 1.8% of the 2,167,504 shares of the SCC Preferred Stock that were issued and outstanding as of such date. Each of the directors of SCC has indicated an intention to vote all shares of SCC Stock beneficially owned by him or her in favor of approval of the Merger Proposal. None of SCC's executive officers own any shares of SCC Stock.

COMMON PREFERENCE STOCK, SERIES AA

     At the SCC Record Date, there were also approximately 8,000 shares of SCC Common Preference Stock Series AA ("Series AA Stock") issued, which shares were issued solely to facilitate the merger of an SCC subsidiary, Speer Hardware Company ("Speer"), into SCC effective January 1, 1997. These shares will either be converted into SCC Common Stock, SCC Series A Stock, or SCC Preferred Stock, or will be converted to the right to receive cash, on or before January 31, 1997. There were approximately 105 members of Speer, approximately 60 of which were also SCC Members. Pursuant to the PBCL, the holders of Series AA Stock are entitled to notice of the SCC Special Meeting because they held such shares on the Record Date, but are not entitled to vote at such meeting, nor are they entitled to dissenters rights.

PBCL SECTION 1906 REQUIREMENTS

     Holders of SCC Common Stock who own more than five (5) retail locations own more than forty (40) shares of SCC Common Stock, at the rate of eight (8) shares of SCC Common Stock for each retail location (the "Special Class"). The Special Class of holders of SCC Common Stock will have their shares of SCC Common Stock in excess of forty (40) canceled and the par value thereof paid to such holders by TruServ promptly after the Effective Time (the "Special Treatment"). The Special Treatment of the Special Class must be authorized by a majority of the votes cast by the holders of SCC Stock, and by a majority of the votes cast by the holders of the SCC Common Stock. Upon approval of the provision for Special Treatment, the Special Class only shall be entitled to dissenter's rights as described hereinafter.

SURRENDER OF STOCK CERTIFICATES

     Cotter has authorized Harris Trust and Savings Bank to act as Exchange Agent under the Merger Agreement (the "Exchange Agent"). SCC issues transaction statements ("Transaction Statements") in lieu of stock certificates, although there may be some SCC Shareholders who have stock certificates from many years ago, when such certificates were still issued. Any shares represented by such certificates, however, have been included on the Transaction Statements. Therefore, any certificates still in the possession of SCC Shareholders need not be forwarded to TruServ. In the event that any certificates are presented to TruServ, such certificates shall not entitle the holder to any shares of TruServ or to any other rights, since the shares represented by such certificates will have been reflected on a Transaction Statement, and all rights related to those shares will have been conferred based upon such Transaction Statements. See "The Merger -- Conversion of Shares; Procedures for Exchange of Certificates."

     SCC SHAREHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES FOR SCC STOCK TO THE EXCHANGE AGENT OR RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     THE BOARDS OF DIRECTORS OF COTTER AND SCC HAVE EACH UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE BOARD OF DIRECTORS OF COTTER (THE "COTTER BOARD") BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, COTTER AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF COTTER STOCK VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL. THE BOARD OF DIRECTORS OF SCC (THE "SCC BOARD") BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, SCC AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF SCC STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. THE APPROVAL OF THE MERGER AGREEMENT BY THE STOCKHOLDERS OF COTTER AND SHAREHOLDERS OF SCC SHALL CONSTITUTE ADOPTION OF THE MERGER AGREEMENT AND, TO THE EXTENT APPLICABLE, EACH OF THE TRANSACTIONS CONTEMPLATED THEREBY. See "The Merger -- Background of the Merger"; "--Recommendation of the Cotter Board; Reasons for the Merger"; "-- Recommendation of the SCC Board; Reasons for the Merger".

RISK FACTORS

     In addition to the conditions to consummation of the Merger set forth below under "The Merger Agreement -- Conditions," the Merger and the business of Cotter and SCC after the Merger will be subject to a number of risks, including: the uncertainties associated with the integration of the business of SCC with Cotter; the uncertain impact of the growth in the hardware, lumber/building materials, home center, do-it-yourself, rental and industrial/commercial industries; the impact of increasingly intense competition and market changes; the potential impact of future litigation; the impact of various environmental issues; the volatility of merchandise and inventory prices; the failure to achieve anticipated economies of scale and operating efficiencies of the post-Merger cooperative; difficulties in integrating merchandise ordering and purchasing systems, difficulties in integrating wholesale technology and technical support, the difficulties of combining logistic/distribution facilities and systems operations; regional variations in marketing opportunities; the combination of disparate pricing strategies and the potential impact of franchising and licensing laws on TruServ's operations. IN CONSIDERING WHETHER TO APPROVE THE MERGER AGREEMENT, COTTER STOCKHOLDERS AND SCC SHAREHOLDERS, AS THE CASE MAY BE, SHOULD CAREFULLY REVIEW AND CONSIDER THE INFORMATION CONTAINED BELOW UNDER THE CAPTION "RISK FACTORS."

THE MERGER

     Conversion of Securities. Upon consummation of the transactions contemplated by the Merger Agreement, (i) SCC will be merged with and into Cotter, with Cotter being the surviving corporation (and thereafter known as TruServ Corporation), and (ii) each outstanding share of SCC Common Stock and SCC Series A Stock (excluding those shares thereof canceled pursuant to Article III of the Merger Agreement) will be converted into the right to receive one fully paid and nonassessable share of TruServ Class A Common Stock and each two outstanding shares of SCC Preferred Stock will be converted into the right to receive one fully paid and non-assessable share of TruServ Class B Common Stock. No fractional shares of TruServ Stock will be issued in connection with such exchange. Cash will be delivered in lieu of fractional or canceled shares. Based on the number of shares of SCC Stock outstanding on the SCC Record Date, it is expected that approximately 262,348 and 1,083,752 shares of TruServ Class A Common Stock and Class B Common Stock, respectively, will be issued in connection with the Merger. It is anticipated that an additional approximately 250,000 shares of TruServ Class A Common Stock will be purchased by those pre-Merger Stockholders of Cotter to satisfy the new Class A Common Stock ownership requirement applicable to such Members as contemplated by the Merger Proposal. See "The Merger -- Conversion of Shares; Procedures for Exchange of Certificates" and "The Merger Agreement -- Conversion of Securities".

     Retail Member Agreement. After the Effective Time of the Merger, all Cotter Members, and those SCC Members who voted in favor of the Merger Agreement, will be governed by the form of Retail Member Agreement attached to the Merger Agreement as Exhibit 3.8. Such Retail Member Agreement is an amendment and restatement of the existing Cotter Retail Member Agreement. See "The Merger -- Retail Member Agreement; Franchise and License Agreements" for a description of the new agreement and comparison of terms to the existing form of agreement. All Cotter Stockholders, regardless of their vote for or against the Merger or their abstention from such vote, will be deemed to be bound by the agreement, as amended. A VOTE TO APPROVE THE MERGER AGREEMENT BY AN SCC MEMBER WILL BE DEEMED TO CONSTITUTE THAT MEMBER'S AGREEMENT TO ACCEPT AND BE BOUND BY THE TERMS OF THE RETAIL MEMBER AGREEMENT, IN CANCELLATION AND REPLACEMENT OF SUCH SCC MEMBER'S EXISTING RETAILERS/DISTRIBUTORS AGREEMENT(S) WITH SCC. THE HARDWARE/LUMBER OPERATIONS OF SUCH MEMBER WILL AFTER THE EFFECTIVE TIME BE CONDUCTED AS PART OF THE COOPERATIVE ACTIVITIES OF TRUSERV AND BE GOVERNED BY THE CERTIFICATE OF INCORPORATION, BY-LAWS AND RETAIL MEMBER AGREEMENT OF TRUSERV AS IN EFFECT FROM TIME TO TIME. The SCC Membership Agreement (as defined herein) of each SCC Member voting against the Merger, or abstaining with respect thereto, together with any related license or franchise agreements, shall be assigned by SCC to TruServ without further action, subject to any terminations and replacements as may be agreed upon between each such SCC Member and TruServ. Whether or not an individual Member votes for, against or abstains from the Merger, if the Merger is approved by the requisite vote of SCC and Cotter Members, going forward all Members will belong to and be a part of TruServ, sharing in the benefits and advantages of membership in the new cooperative. The TruServ Class A Common shares received by SCC Members as a result of the Merger will satisfy applicable Class A Common Stock ownership requirements for such Members. See "The Merger Agreement" below. As members of TruServ, all Members will be bound by TruServ's By-Law consent provision. See "The Merger -- Notification of By-Law Consent and Its Significance."

     Franchises and Licenses. After the Effective Time, TruServ will review any retail activities which continue to be carried out as franchises. It is anticipated that after the Effective Time additional licenses may be entered into periodically with respect to the Taylor Rental Centers, Grand Rental Stations, Home & Garden Showplace and Induserve Supply retail programs. The parties expect that after the Effective Time it is less likely that any additional franchise or license agreements will be entered into with respect to the other retail programs operated as franchises by SCC prior to the Merger. Rather it is contemplated that these programs will initially be operated as part of the cooperative activities of TruServ.

     Retail Conversion Funds Agreement. In connection with the Merger, TruServ will make available to its Members an aggregate amount of $40,000,000 to assist store owners in defraying various conversion costs associated with the Merger, and costs associated with certain upgrades and expansions of stores. Of this aggregate amount, $14,000,000 will be made available to former SCC Members to assist in defraying the costs of converting to certain Cotter wholesale ordering and retail systems. In addition, the amount of $10,000,000 will be available to former Cotter Members and former SCC Members (one-half thereof to each such group) to assist in defraying a portion of the costs of software consolidation of the businesses. Finally, the amount of $16,000,000 will be made available to former Cotter Members and former SCC Members (one-half thereof to each such group) to assist in defraying a portion of the costs of certain retrofitting and expansion projects at stores which are preapproved by TruServ. Members requesting disbursements from these Funds will agree to remain Members in good standing of TruServ for a period of five years, without material reductions in purchases, and, should they fail to do so, a prorated portion of a disbursement from the funds must be repaid by the Member to TruServ. See Exhibit 10-L to the Registration Statement.

     Conditions to the Merger; Termination. The obligations of Cotter and SCC to effect the Merger are subject to the satisfaction of certain conditions (which may be waived by the parties), including, among others: (i) obtaining the approval of Cotter Stockholders and SCC Shareholders, (ii) the absence of any injunction prohibiting consummation of the Merger, (iii) receipt of all necessary government and other consents and approvals, and the satisfaction of any conditions with respect thereto (other than the filing of the

Certificate of Merger or Articles of Merger (as hereinafter defined)); (iv) the absence of any action by any federal or state governmental entity that imposes any condition upon Cotter or SCC that would so impact the Merger as to render the Merger inadvisable; (v) receipt of a private letter ruling from the Internal Revenue Service with respect to certain tax consequences of the Merger; (vi) receipt of certain legal and accounting opinions, (vii) the absence of any change, or any event involving a prospective change, in the other party's business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a material adverse effect on such party and its subsidiaries taken as a whole; and (viii) the absence of any environmental condition likely to have a material adverse effect. In the event any of such conditions are not satisfied and the parties wish to waive such satisfaction pursuant to the Merger Agreement such waiver must be in writing and executed by the chief executive officer of the waiving party, or in some cases, both parties. Such waiver does not require approval of the Boards of Directors or Stockholders or Shareholders, as the case may be. See "The Merger Agreement -- Conditions."

     The Merger Agreement is subject to termination by either Cotter or SCC if, among other things, the Merger is not consummated by December 31, 1997. The Merger Agreement also may be terminated by either Cotter or SCC under other circumstances, including the failure of Cotter's Stockholders to approve the Merger Proposal or the failure of SCC's Shareholders to approve the Merger Agreement. The parties have agreed to share certain costs regardless whether the Merger is consummated. See "The Merger Agreement -- Termination" and "Expenses."

     Dissenters Rights. Under the General Corporation Law of the State of Delaware (the "DGCL"), the holders of Cotter Stock are not entitled to appraisal or dissenters rights with respect to the Merger Proposal. Under the PBCL, except for the Special Treatment of the Special Class, the holders of SCC Stock are not entitled to appraisal or dissenters' rights with respect to the Merger Proposal.

     Governmental Approvals Required. Certain aspects of the Merger will require notifications to, and/or approvals from, certain United States authorities. Cotter and SCC believe that all material notifications, filings and approvals have been made or obtained, or will be made or obtained prior to the Effective Date, as the case may be. See "The Merger -- Regulatory Approvals."

OPINION OF FINANCIAL ADVISOR

     William Blair & Company, LLC ("Blair") has acted as financial advisor to Cotter and SCC in connection with the Merger and has delivered written opinions, dated December 9, 1996, to the Cotter Board and SCC Board that, subject to certain assumptions, the consideration received by Cotter and SCC in the Merger was fair from a financial point of view to the Stockholders of both parties, as of the date of such opinion.

     Copies of the written opinions of Blair which set forth the assumptions made, matters considered and limitations on the review undertaken, are attached as APPENDIX B to this Joint Proxy Statement/Prospectus and should be read carefully in their entirety. See "The Merger -- Opinions of William Blair & Company, LLC."

CONFLICTS OF INTEREST

     In considering the recommendation of the Cotter Board and the SCC Board with respect to the approval by the Cotter Stockholders and the SCC Shareholders of the proposal to adopt the Merger Agreement and the transactions contemplated thereby, Shareholders should be aware that certain Members of Cotter and SCC management and the Cotter Board and SCC Board have certain interests in the Merger that are in addition to the interests of Shareholders of Cotter and SCC generally. These interests arise from, among other things, certain indemnification and insurance arrangements and employment contracts, benefit plans and director fee arrangements among Cotter, SCC and directors and certain executive officers of Cotter and SCC.

     In addition, (i) all rights of indemnification and reimbursement of expenses existing on the Effective Date under SCC's Articles of Incorporation, By-Laws and indemnification agreements in favor of officers and directors of SCC will survive as obligations of TruServ; and (ii) TruServ will indemnify and advance expenses to such persons to the full extent required or permitted by SCC's Articles of Incorporation, By-Laws and such indemnification agreements. See "The Merger -- Conflicts of Interest -- Indemnification and Insurance."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is anticipated that the Merger will constitute a "reorganization" for federal income tax purposes and, accordingly, that no gain or loss will be recognized by SCC Shareholders (except with respect to fractional or canceled shares, the treatment of which may depend on the Member's individual tax circumstances), Cotter Stockholders (except with respect to the redemption of certain shares of Class B Common Stock, the treatment of which may depend on the Member's individual tax circumstances), Cotter or SCC as a result of the Merger. Unless otherwise waived by the parties, consummation of the Merger is conditioned upon the delivery of a private letter ruling from the Internal Revenue Service to the effect that the continuity of interest requirements for qualification as a tax-free reorganization have been met. Members of SCC and Cotter are urged to consult with their own tax advisors. See "The Merger -- Certain Federal Income Tax Consequences" and "The Merger Agreement -- Conditions."

COMPARATIVE RIGHTS OF STOCKHOLDERS

     The rights of SCC Shareholders are currently governed by the PBCL, SCC's Articles of Incorporation and SCC's By-Laws. Upon consummation of the Merger, SCC Shareholders will become Stockholders of TruServ, which is a Delaware corporation, and their rights as TruServ Stockholders will be governed by the DGCL, TruServ's Amended and Restated Certificate of Incorporation, and TruServ's By-Laws. Cotter Stockholders are currently and will continue to be governed by the DGCL. The PBCL and DGCL provide for substantially similar rights, except for more liberal dissenters' rights granted under the PBCL if class voting of shares is not permitted and more restrictive requirements to revoke a previously granted proxy under the PBCL. After the Effective Time of the Merger, former Cotter Stockholders and former SCC Shareholders will be governed by the TruServ By-Laws and charter, which differ from their pre-Merger equivalents primarily in the increased capital investment required (i.e., ownership of a greater number of shares of Class A Common Stock), fewer votes per Member than previously (in the case of former SCC Members), automatic liens imposed on any unpaid amounts owed by Members for their pre-Merger shares of stock in either Cotter or SCC, and, in the case of SCC, being subject to a Retail Member Agreement that may be unilaterally modified by the TruServ Board of Directors. In the event of liquidation, after payment of costs and expenses, SCC Preferred Stock is paid first, followed by SCC Series A Stock and then SCC Common Stock (in each case, to the extent of the par value thereof) while neither Cotter Class A Common Stock nor Class B Common Stock has any preference over the other. See "Comparison of Stockholder Rights" below. In addition, SCC Members and Cotter Members are governed by their own respective retail member agreements. See "The Merger -- Retail Member Agreement; Franchise and License Agreements."

COMPARATIVE PER SHARE PRICES AND DIVIDEND POLICIES

     Neither the Cotter Stock nor the SCC Stock is listed or traded on any national securities exchange or on Nasdaq. Both the Cotter Stock and the SCC Stock are offered exclusively to retailers or renters of hardware, lumber and related products, in connection with becoming or continuing as Members of such respective companies, at a purchase price equal to their respective par values. The SCC Stock and the Cotter Stock are restricted as to transferability and no public market for such stocks exists or is anticipated to develop in the future. Neither Cotter nor SCC pays dividends with respect to its respective stock. For information with respect to payment of patronage dividends, see "Patronage Dividends" below.

SELECTED HISTORICAL FINANCIAL DATA

     The following selected historical financial data of Cotter and SCC have been derived from their respective historical financial statements and should be read in conjunction with such financial statements and the notes thereto included or incorporated by reference herein. The Cotter historical financial data as of and for the nine months ended September 28, 1996 and September 30, 1995, and the SCC historical financial data as of and for the three months ended September 30, 1996 and 1995, have been derived from unaudited financial statements of Cotter or SCC, as the case may be, and have been prepared on the same basis as the historical information derived from audited financial statements. In the opinion of the managements of Cotter and SCC, respectively, the unaudited financial statements of Cotter or SCC, as the case may be, from which such data have been derived, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results for, and as of the end of, such periods. The operating results of Cotter for the nine months ended September 28, 1996, and the operating results of SCC for the three months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the years ending December 28, 1996, in the case of Cotter, and June 30, 1997, in the case of SCC.

                       SELECTED HISTORICAL FINANCIAL DATA

COTTER

                             NINE MONTHS ENDED
                       -----------------------------                        FOR THE FISCAL YEARS
                       SEPTEMBER 28,   SEPTEMBER 30,   --------------------------------------------------------------
                           1996            1995           1995         1994         1993         1992         1991
                       -------------   -------------   ----------   ----------   ----------   ----------   ----------
                                                              (000'S OMITTED)
Revenues...............  $ 1,822,901    $ 1,840,663    $2,437,002   $2,574,445   $2,420,727   $2,356,468   $2,139,887
Gross margins..........      149,421        154,003       202,068      223,331      217,921      216,608      197,745
Net margins............       23,635         34,591        59,037       60,318       57,023       60,629       59,425
Total assets...........      868,686        840,022       819,576      868,785      803,528      833,372      763,109
Long-term debt and
  obligations under
  capital leases.......       75,551         74,904        79,213       75,756       69,201       72,749       13,335
Promissory
  (subordinated) and
  instalment notes
  payable..............      179,124        191,340       186,335      199,099      217,996      235,695      235,289
Class A common stock...        4,902          5,482         5,294        6,370        6,633        6,857        7,077
Class B common stock...      107,072        108,292       113,062      116,663      110,773      108,982      104,151

SERVISTAR COAST TO COAST

                           THREE MONTHS ENDED
                              SEPTEMBER 30                            FISCAL YEARS ENDED JUNE 30
                          --------------------    ------------------------------------------------------------------
                            1996        1995         1996          1995          1994          1993          1992
                          --------    --------    ----------    ----------    ----------    ----------    ----------
                                                               (000'S OMITTED)
Revenues................. $464,483    $414,890    $1,729,908    $1,802,103    $1,734,905    $1,619,001    $1,417,716
Gross Margins............   37,553      36,200       118,734       122,488       121,648       116,433       115,832
Net Margins..............    3,664       2,265        19,034        23,370        25,432        23,208        29,518
Total Assets.............  453,788     445,412       467,782       466,830       476,711       472,373       454,027
Long-term debt and
  obligations under
  capital leases.........   88,735      53,142       118,476       108,592        96,147       133,352       129,374
Common Stock.............    9,693       8,637         8,487         8,754         8,806         8,551         7,601
Preferred Stock..........  117,939     116,062       118,359       117,306       113,421       107,329        99,309

COMPARATIVE PER SHARE DATA

     Because of the absence of any public market for either the Cotter Stock or the SCC Stock, and the sale or issuance thereof at its par value and any repurchase thereof at par, in the case of SCC and at book, historically, in the case of Cotter (which is being changed, no later than the Effective Time of the Merger, to repurchasing at par), earnings per share is inapplicable.

     The following table sets forth certain book value per share data for Cotter and SCC on a historical and pro forma combined basis. The pro forma per share data is derived from the Unaudited Pro Forma Consolidated Financial Statements appearing elsewhere in this Joint Proxy Statement/Prospectus. The information set forth below should be read in conjunction with the Selected Historical Financial Data of Cotter and SCC and the Unaudited Pro Forma Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus and the consolidated financial statements of Cotter and SCC included or incorporated by reference in this Joint Proxy Statement/Prospectus.

                                                                      COTTER
                                                            ---------------------------
                                                                            PRO FORMA
                                                            HISTORICAL      COMBINED
                                                            ----------      ---------
Book value per share as of:
  September 28, 1996....................................     $102.72         $100.89
  December 30, 1995.....................................      102.68             N/A

                                                                        SCC
                                                            ---------------------------
                                                                            PRO FORMA
                                                            HISTORICAL    EQUIVALENT(1)
                                                            ----------    -------------
Book value per share as of(2):
  September 30, 1996....................................     $ 77.20(3)      $100.89
  June 30, 1996(4)......................................       33.65(5)          N/A

-------------------------
(1) The equivalent pro forma book value per share for SCC is computed by multiplying Cotter's pro forma per share information by 1.0, the assumed conversion factor.

(2) The determination of book value per common share is based on the outstanding common series A and common shares.

(3) Book value includes $15,691,000 of SCC Common Stock subscriptions.

(4) Adjusted to reflect the conversion of Coast to Coast Corporation Common Stock to SCC Common Stock and SCC Series A Stock in connection with the Merger of SCC and Coast to Coast Corporation on July 1, 1996.

(5) Book value includes $550,000 of SCC Common Stock subscriptions.

                                  RISK FACTORS

     This Joint Proxy Statement/Prospectus contains forward-looking statements which involve risks and uncertainties. TruServ's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below. Such factors, together with the other information in this Joint Proxy Statement/Prospectus, should be considered carefully.

UNCERTAINTIES ASSOCIATED WITH THE INTEGRATION OF COTTER AND SCC

     The Merger involves the integration of SCC and Cotter's business activities. Among the factors considered by the Cotter Board and SCC Board in connection with their approval of the Merger Agreement were the opportunities for operating efficiencies that they expect will ultimately result from the Merger. The integration of TruServ's operations following the Merger will require the dedication of management resources in order to achieve the anticipated operating efficiencies of the Merger. No assurance can be given that difficulties encountered in integrating TruServ's on-going operations will be overcome or that the benefits expected from such integration will be realized. The difficulties of combining the SCC operations and Cotter's are increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. Difficulties encountered in connection with the Merger and the integration of the operations of SCC and Cotter could have an adverse effect on the business, results of operations or financial condition of TruServ. Loss of key employees may also adversely affect TruServ.

UNCERTAIN IMPACT OF GROWTH

     Cotter is unable to predict the impact anticipated growth in the hardware, DIY and rental industries may have on the future business activities of TruServ. While Cotter and SCC believe such growth will be beneficial to the new cooperative and its Members, no assurances can be given as to whether, when or at what cost these benefits may be achieved.

IMPACT OF INCREASING COMPETITION AND MARKET CHANGES

     In recent years, the hardware, DIY and rental businesses have become increasingly competitive. Cotter and SCC have experienced, and expect that TruServ will continue to experience, intense competition from so-called "Big Box" stores such as Home Depot, Menards, Builders Square and Lowes, as well as from additional emphasis on directly competitive lines of business by diversified retailers such as Sears. In many instances, these competitors have greater resources, larger market shares and more widespread presence than TruServ will have. While Cotter and SCC believe that because of its structure as a cooperative, TruServ represents the best opportunity for its Members to compete with the Big Boxes and general retailers, no assurances can be given that such competition will be successful in any individual case or as a whole.

POTENTIAL LOSS OF MEMBERS


     While Cotter and SCC have approved the Merger and recommended it to their Members as being in their best interests, it is possible that not all Members will view the Merger favorably and some of them may exercise their rights to terminate their memberships upon appropriate written notice. If either a significant number of Members or Members representing a disproportionate amount of the Members' aggregate purchases from Cotter or SCC choose to terminate their memberships, the effect on TruServ could be adverse. Management has projected that approximately 300 SCC Members may leave the membership within the first 12 months following the Merger. Such loss of members is not expected to have a material impact on TruServ. Cotter does not expect any material loss of Members due to the Merger. Cotter and SCC believe that various competing cooperative organizations will attempt to persuade present Members of SCC and Cotter to terminate those relationships and become members of such competing organizations. To the extent these recruitment efforts are successful, the effect on TruServ and its Members after the Merger could be adverse.

VOLATILITY OF MERCHANDISE AND INVENTORY PRICES

     Merchandise and inventory prices in the lumber and building material businesses can change rapidly and as a result of such fluctuations may have periodic adverse effects on TruServ's profit margins and competitive abilities. Generally speaking, prices for goods is higher when purchased in smaller lots. While SCC and Cotter believe the cooperative structure of TruServ presents the best opportunity for Members to maximize their purchasing power and acquire merchandise for their Members at lower prices, no assurances can be given that such will be the case for any individual Member or as a whole.

DIFFICULTIES IN INTEGRATING INFORMATION MANAGEMENT AND TECHNOLOGY SYSTEMS

     The current Management Information Systems and other technological aspects of the businesses of Cotter and SCC, such as ordering systems, differing types of SKU's, and Member communication systems, among others, are not compatible. Cotter and SCC expect to integrate these systems as rapidly as possible after the consummation of the Merger, but it is possible that currently unanticipated delays in time and increased costs in achieving such systems integration may be encountered as the business of TruServ goes forward.

IMPACT OF ENVIRONMENTAL ISSUES

     Certain aspects of the current business activities of SCC and Cotter, and the anticipated activities of TruServ after the Merger, such as the manufacture of paint and related products, are carried on in environmentally sensitive areas. Cotter and SCC are unable to predict whether, or to what extent, such business activities may result in future costs or liabilities which are not currently known. In addition, the environmental area is under constant review and scrutiny by governmental authorities at the federal, state and local levels. No assurances can be given that such governmental scrutiny may not have a material adverse effect on TruServ at some time after the Merger.

DIFFICULTIES OF COMBINING DISTRIBUTION FACILITIES AND SYSTEMS OPERATIONS

     Because of the disparate nature of existing distribution facilities and methods, SCC and Cotter expect to spend significant time, effort and funds after the Merger in commonizing those activities of TruServ. While they have no reason to expect that such commonization will not be achieved over time, the cost of doing so may be material.

REGIONAL VARIATIONS IN MARKETING OPPORTUNITIES

     Because TruServ will transact business nationwide, there may from time to time be significant variations in marketing opportunities available to its Members depending on economic conditions in the specific geographic region in which that Member conducts his or her primary business. To the extent that specific geographic regions experience more favorable or unfavorable economic conditions than other areas of the country, the business of Members in those regions would be affected accordingly. Neither Cotter nor SCC are able to predict whether the effect of such regional variations might be material to any individual Member.

COMMONIZATION

     Prior to the Merger, Members of SCC and Cotter utilized different pricing strategies in the conduct of their separate businesses, disparate merchandise assortments and merchandise identification systems, procurement and distribution methods, vendor selection rationales, and stock keeping unit systems. Upon the consummation of the Merger, these various items will be commonized over time for all Members. SCC and Cotter are not currently able to predict the costs of such commonization, except as itemized in the "Unaudited Pro Forma Consolidated Financial Statements", which may be material, or the effect on anticipated operating synergies resulting from the Merger.

IMPACT OF FRANCHISING AND LICENSING LAWS

     Prior to the Merger, SCC has conducted a portion of its business in the form of franchise and license arrangements with Members. As part of this process, SCC has complied with various franchise registration and related laws in approximately fifteen states. Cotter has not conducted any portion of its business as a franchise prior to the Merger. To the extent that additional business activities of TruServ after the Merger are required to comply with various franchise or licensing laws, rules or regulations, additional costs would be incurred. Cotter cannot currently quantify the potential cost of such compliance. Furthermore, such franchise and license compliance issues could adversely impact the relationship between TruServ and its Members, as well as the manner in which TruServ is expected to conduct its operations, and lead to loss of management flexibility and related synergies.

                          BUSINESS OF COTTER & COMPANY

GENERAL

     Cotter is a Member-owned wholesaler of hardware and related merchandise. Historically, it has been the largest wholesaler of hardware and related merchandise in the United States. Cotter also manufactures paint and paint applicators. For reporting purposes, Cotter operates in a single industry as a Member-owned wholesaler cooperative.

     Membership entitles Cotter Members to use certain trademarks and trade names, including the federally registered True Value(R) collective membership mark indicating membership in "True Value(R) Hardware Stores". The "True Value(R)" collective membership mark has a present expiration date of January 2, 2003. For information concerning the right to use True Value(R) and other trademarks after the Effective Time of the Merger, see "The Merger" and "The Merger Agreement" below.

     Cotter serves approximately 5,400 True Value(R) Hardware Stores throughout the United States. Primary concentrations of Members exist in California (approximately 7%), Illinois and New York (approximately 6% each), Pennsylvania and Texas (approximately 5% each) and Michigan and Wisconsin (approximately 4% each).

     Cotter's total sales of merchandise to its U.S. Members were divided among the following general classes of merchandise:

                                                                FOR THE FISCAL YEARS
                                                             ---------------------------
                                                             1995       1994       1993
                                                             -----      -----      -----
        Hardware Goods....................................   22.3%      20.1%      20.0%
        Electrical and Plumbing...........................   17.7%      15.8%      16.3%
        Painting and Cleaning.............................   13.3%      14.4%      14.9%
        Farm and Garden...................................   13.3%      12.5%      12.3%
        Lumber and Building Materials.....................   12.7%      12.9%      12.3%
        Appliances and Housewares.........................   11.7%      10.4%      10.3%
        Sporting Goods and Toys...........................    9.0%      13.9%      13.9%

     Cotter serves its Members by functioning as a low cost distributor of goods and maximizing its volume purchasing abilities, primarily through vendor rebates and discount programs, for the benefit of its Members. These benefits are passed along to its Members in the form of lower prices and/or patronage dividends. Cotter has numerous individual agreements or commitments from its suppliers, virtually all of which are terminable by such suppliers without cause. Such provisions, either individually or in the aggregate, have not had any material adverse effect on Cotter's ability to conduct its business. The goods and services purchased by Cotter from these suppliers are generally available from a wide variety of sources. Cotter is not dependent upon any one supplier or group of suppliers and has not experienced a problem in obtaining necessary goods. Cotter holds conventions and meetings for its Members in order to keep them better informed as to industry trends and the availability of new merchandise. Cotter also provides each of its Members with an illustrated price catalog showing the products available from Cotter. Cotter's sales to its Members are divided into three categories, as follows: (1) warehouse shipment sales (approximately 48% of total sales); (2) direct shipment sales (approximately 42% of total sales); and (3) relay sales (approximately 10% of total sales). Warehouse shipment sales are sales of products purchased, warehoused, and resold by Cotter upon orders from the Members. Direct shipment sales are sales of products purchased by Cotter but delivered directly to Members from manufacturers. Relay sales are sales of products purchased by Cotter in response to the requests of several Members for a product which is not normally held in inventory and is not susceptible to direct shipment. Generally, Cotter will give notice to all Members of its intention to purchase products for relay shipment and then purchases only so many of such products as the Members order. When the product shipment arrives at Cotter, it is not warehoused; rather, Cotter breaks up the shipment and "relays" the appropriate quantities to the Members who placed orders.

     Cotter also manufactures paint and paint applicators. The principal raw materials used by Cotter are chemicals including among other ingredients, resins, solvents, coalescent extenders and pigments. All raw materials are purchased from outside sources. There are no minimum/maximum purchase obligations with the vendors and they have the right to terminate their agreements at any time. Currently, there is no shortage nor is any anticipated of such raw materials which will materially impact operations. The raw materials purchased by Cotter from these vendors are generally available from a variety of sources. Cotter is not dependent upon any one supplier and has not experienced a problem in obtaining necessary raw materials.

     Cotter annually sponsors two "markets" (one in the Spring and one in the Fall). In fiscal year 1996, these markets were held in St. Louis, Missouri and in fiscal year 1997 will be held in Atlanta and New Orleans. Members are invited to the markets and generally place substantial orders for delivery during the period prior to the next market. During such markets, new merchandise and seasonal merchandise for the coming season is displayed to attending Members.

     As of November 23, 1996 and November 25, 1995, Cotter had a backlog of firm orders (including relay orders) of approximately $49,700,000 and $54,100,000 respectively. It is anticipated that the entire backlog existing at November 23, 1996 will be filled by April 1, 1997. Cotter's backlog at any given time is made up of two principal components: (i) normal resupply orders and (ii) market orders for future delivery. Resupply orders are orders from Members for merchandise to keep inventories at normal levels. Generally, such orders are filled the day following receipt, except that relay orders for future delivery (which are in the nature of resupply orders) are not intended to be filled for several months. Market orders for future delivery are Member orders for new or seasonal merchandise given at Cotter's two markets, for delivery during the several months subsequent to the markets. Thus, Cotter will have a relatively high backlog at the end of each market which will diminish in subsequent months until the next market.

     The retail hardware industry is characterized by intense competition. Independent retail hardware businesses served by Cotter continue to face intense competition from chain stores, discount stores, home centers, and warehouse operations. Increased operating expenses for the retail stores, including increased costs due to longer open-store hours and higher rental costs of retail space, have cut into operating margins and brought pressures for lower merchandise costs, to which Cotter has been responsive through a retail oriented competitive pricing strategy on high turnover, price sensitive items (Pinpoint Pricing program). The trueAdvantage(TM) program was introduced in 1995 to promote higher retail standards in order to build consumer goodwill and create a positive image for all True Value(R) stores. The trueAdvantage(TM) program is a voluntary program developed to help Members meet the wants and needs of the retail customer coming into hardware stores. The program establishes twelve standards to be met for the benefit of the retail customer. Included are state-of-the-art, high-tech standards like in-store computerization and participation in the Cotter Satellite Network as well as various "low-tech" essentials. The benefits of being a trueAdvantage(TM) Member include below market-rate business improvement financing and a 5% year-end discount on increases in their warehouse purchases. Over 1,000 Members have committed to the trueAdvantage(TM) program.

     Cotter competes with other Member-owned and non-member-owned wholesalers as a source of supply and merchandising support for independent retailers. Competitive factors considered by independent retailers in choosing a source of supply include pricing, servicing capabilities, promotional support and merchandise selection and quality. Increased operating expenses and decreased margins have resulted in several non-member-owned wholesalers withdrawing from business.

     Cotter, through a Canadian subsidiary, owns a majority equity interest in Cotter Canada Hardware and Variety Cooperative, Inc., a Canadian wholesaler of hardware, variety and related merchandise. This cooperative serves approximately 490 True Value(R) and V&S(R) Stores, all located in Canada. The cooperative has approximately 330 employees and generated less than 5% of Cotter's consolidated revenue in fiscal year 1995.

     Cotter operates several other subsidiaries, most of which are engaged in businesses providing additional services to Cotter's Members. In the aggregate, these subsidiaries are not significant to Cotter's results of operations.

     Cotter employs approximately 3,500 persons in the United States on a full-time basis. Due to the widespread geographical distribution of Cotter's operations, employee relations are governed by the practices prevailing in the particular area and are generally dealt with locally. Approximately 34% of Cotter's hourly-wage employees are covered by collective bargaining agreements which are generally effective for periods of three or four years. In general, Cotter considers its relationship with its employees to be good.

PATRONAGE DIVIDENDS

     See "The Merger -- General" and "The Merger Agreement -- Conversion of Securities" and Exhibits 3.2(c) and 3.3 to the Merger Agreement for a discussion of the post-Merger equity structure of TruServ and information concerning anticipated patronage dividend practices after the Merger.

     For a discussion of patronage dividend methodologies which are anticipated to be in effect after the Merger, see "The Merger Agreement -- Patronage Dividends After the Merger".

     Cotter operates on a cooperative basis with respect to business done with or for Members. All Members are entitled to receive patronage dividend distributions from Cotter on the basis of gross margins of merchandise and/or services purchased by each Member. In accordance with Cotter's By-Laws and Retail Member Agreement, the annual patronage dividend is paid to Members out of the gross margins from operations and other patronage source income, after deduction for expenses, reserves and provisions authorized by the Board of Directors.

     Patronage dividends are usually paid to Members within 60 days after the close of Cotter's fiscal year; however, the U. S. Internal Revenue Code of 1986, as amended (the "Code"), permits distribution of patronage dividends as late as the 15th day of the ninth month after the close of Cotter's fiscal year, and Cotter may elect to distribute the annual patronage dividend at a later time than usual in accordance with the provisions of the Code.

     Cotter's By-Laws provide for the payment of year-end patronage dividends, after payment of at least 20% of such patronage dividends in cash, in qualified written notices of allocation including (i) Cotter Class B Common Stock based on par value thereof, to a maximum of 2% of the Member's net purchases of merchandise from Cotter for the year (except in unusual circumstances of individual hardships, in which case the Board of Directors reserves the right to make payments in cash), (ii) promissory (subordinated) notes, or (iii) other property. Such promissory (subordinated) notes are for a five year term, bear interest at a fixed rate based on a premium spread above comparable U.S. Treasury notes as approved by the Board of Directors, and are subordinated to all other debt of Cotter. Cotter may also issue nonqualified written notices of allocation to its Members as part of its annual patronage dividend. See "Payment of Patronage Dividends in Accordance with the Internal Revenue Code."

     In determining the form of the annual patronage dividend, a Member's required investment in Cotter Class B Common Stock has previously been limited by the Board of Directors to an amount in the aggregate not exceeding an amount (computed on the basis of par value thereof and to the nearest multiple of $100) equal to (i) two percent (2%) of a Member's net purchases of direct shipment sales from Cotter and purchases of direct shipment sales of "Competitive Edge Program Lumber" materials computed separately at one percent (1%), (ii) four percent (4%) of a Member's net purchases of relay sales from Cotter and (iii) eight percent (8%) of a Member's net warehouse purchases from Cotter in the year of the highest total net purchases of the three preceding years. In 1996, the Board of Directors adopted a plan to continue to adequately capitalize Cotter. The percentage method described in items (i) through (iii) has been superseded by the Board's 1996 plan, which plan is set forth in Exhibit 3.2(c) to the Merger Agreement. The annual application of the requirements set forth in
Exhibit 3.2(c) results in the issuance of a number of shares of Class B Common Stock, the cumulative value of which will not exceed two percent (2%) of the Member's net purchases of merchandise from Cotter. In that each Member currently has equal voting power (voting rights being limited to Class A Common Stock), acquisition of Class B Common Stock as patronage dividends generally results in the larger-volume Members having greater common stock equity in Cotter but a lesser proportionate voting power per dollar of common stock owned than smaller-volume Members. See Exhibit 3.2(c) for the amounts of Cotter Class B Common Stock a Member is required to acquire through his or her patronage dividend. The indicated percentages are multiplied by the Member's purchase levels of the merchandise categories set forth in the table. The amount of such required investment is determined by majority vote of the Board of Directors, and may be increased or decreased by such vote. The basis for determining the necessity of an increase or decrease is through evaluation of the financial needs of Cotter, keeping in mind the needs of the membership. The consideration and method of payment for such shares is by way of the required amount being calculated as part of the annual patronage dividend distribution amount.

PAYMENT OF PATRONAGE DIVIDENDS IN ACCORDANCE WITH THE INTERNAL REVENUE CODE

     The Code specifically provides for the taxation of cooperatives (such as Cotter) and their patrons (such as Cotter's Members) so as to ensure that the business earnings of cooperatives are currently taxable either to the cooperatives or to the patrons.

     The shares of Class B Common Stock, the promissory (subordinated) notes and other written notices, which disclose to the recipient the stated amount allocated to him by Cotter and the portion thereof which is a patronage dividend, distributed by Cotter to its Members are "written notices of allocation" within the meaning of that phrase as used in the Code. For such written notices to be "qualified written notices of allocation" within the meaning of the Code, it is necessary that Cotter pay 20% or more of the annual patronage dividend in cash and that the Members consent to having the allocations (at their stated dollar amount) treated as being constructively received by them and includable in their gross income. Such written notices that do not meet these requirements are "nonqualified written notices of allocation" within the meaning of the Code. Money, qualified written notices, and other property (except nonqualified written notices of allocation) are currently deducted from earnings in determining the taxable income of Cotter and, accordingly such qualified written notices of allocation are includable in gross income of the patron (Member). Section 1385(a) of the Code provides, in substance, that the amount of any patronage dividend which is paid in money, qualified written notices of allocation or other property (except nonqualified within notices of allocation) shall be included in the gross income of the patron (Member) for the taxable year in which it receives such money or such qualified written notices of allocation. In general, with respect to nonqualified written notices of allocation, no amounts are deductible by Cotter or includible in gross income of the patron (Member) until redeemed by Cotter.

     Thus, every year each Member may receive, as part of the Member's patronage dividend, non-cash "qualified written notices of allocation", which may include Class B Common Stock or promissory (subordinated) notes, the stated dollar amount of which must be recognized as gross income for the taxable year in which received. The portion of the patronage dividend paid in cash (at least 20%) may be insufficient, depending on the tax bracket in each Member's case, to provide funds for the payment of income taxes for which the Member will be liable as a result of the receipt of the entire patronage dividend, including cash, Class B Common Stock and promissory (subordinated) notes.

     In response to the provisions of the Code, Cotter's By-Laws provide for the treatment of the shares of Class B Common Stock, promissory (subordinated) notes and such other notices as the Board of Directors may determine, distributed in payment of patronage dividends as "qualified written notices of allocation." The By-Laws provide in effect:

          (i) for payment of patronage dividends partly in cash, partly in qualified written notices of allocation (including the Class B Common Stock and promissory (subordinated) notes as described above), other property or in nonqualified written notices of allocation, and

          (ii) that membership in the organization (i.e. the status of being a Member of Cotter) shall constitute consent by the Member to take the qualified written notices of allocation or other property into account in the Member's gross income as provided in Section 1385(a) of the Code.

     Under the provisions of the Code, persons who become or became Members of Cotter or who retained their status as Members after adoption of the By-Laws providing that membership in the organization constitutes consent, and after receiving written notification and a copy of the By-Laws are deemed to have consented to the tax treatment of the cash and the qualified written notices of allocation in which the patronage dividends are paid, in accordance with Section 1385(a) of the Code. Written notification of the adoption of the By-Laws and its significance, and a copy of the By-Laws, were sent to each then existing Member and have been, and will continue to be, delivered to each party that became, or becomes a Member thereafter. Such consent is then effective except as to patronage occurring after the distributee ceases to be a Member of the organization or after the By-Laws of the organization cease to contain the provision with respect to the above described consent. Such consent may be revoked by the Member only by terminating its membership in TruServ in the manner provided in its Retail Member Agreement.

     Each year since 1978, Cotter has paid its Members 30% of the annual patronage dividend in cash in respect to patronage (excluding nonqualified written notices of allocation) occurring in the preceding year. It is the judgment of management that the payment of 30% or more of patronage dividends in cash will not have a material adverse effect on the operations of Cotter or its ability to maintain adequate working capital for the normal requirements of its business. However, Cotter is obligated to distribute only 20% of the annual patronage dividend (excluding nonqualified written notices of allocation) in cash and it may distribute this lesser percentage in future years.

     In order to avoid the administrative inconvenience and expense of issuing separate certificates representing shares of Class B Common Stock and separate promissory (subordinated) notes to each Member, Cotter deposits a bulk certificate and a bulk promissory (subordinated) note with Harris Trust and Savings Bank, Chicago, Illinois for safekeeping for and on behalf of its Members and sends a written notice to each Member of these deposits and the allocation thereof to such Member. Each Member is, and is shown on the books of Cotter as, the registered owner of his allocation of Class B Common Stock and promissory (subordinated) notes. Upon written request to Cotter, a Member can obtain a certificate for all or any portion of his Class B Common Stock and a note or notes for all or any portion of the amount allocated to his account.

                                BUSINESS OF SCC

GENERAL

     SCC is a Member-owned wholesaler of hardware, lumber and building materials and related merchandise. It is the third largest wholesaler of hardware and related merchandise in the United States. SCC, through a wholly owned subsidiary, KCI Coatings, Inc., also manufactures paint. For reporting purposes, SCC operates in a single industry as a Member-owned wholesaler cooperative.

     Membership entitles a Member to use certain SCC trademarks and trade names, including the federally registered service marks SERVISTAR(R) and Coast to Coast(R). The SERVISTAR(R) mark has a present expiration date of September 13, 1997 and the expiration date for the mark Coast to Coast(R) is November 3, 2004. For information concerning the right to use SERVISTAR(R), Coast to Coast(R) and other marks after the Effective Time of the Merger, see "The Merger" and "The Merger Agreement" below.

     SCC serves approximately 4,800 Members throughout the United States and abroad. Primary concentrations of Members exist in Pennsylvania (approximately 10%), New York (approximately 10%), Florida (approximately 4%) and Minnesota and Virginia (approximately 3%).

     SCC serves its Members by purchasing products in quantity lots and selling them to Members in smaller lots, passing along any savings to Members in the form of lower prices and/or patronage dividends. SCC holds conventions and meetings for its Members in order to keep them better informed as to industry trends and the availability of new merchandise. SCC also provides each of its Members with an illustrated price catalog showing the products available from SCC. SCC's sales to its Members are divided into three categories, as follows:
(1) handled sales; (2) direct shipment and lumber sales; and (3) pool/relay sales.

     SCC has thousands of individual agreements or commitments from its suppliers, virtually all of which are terminable by such suppliers without cause and many of which provide for a variety of minimum or maximum quantities of goods to be purchased. Such provisions, either individually or in the aggregate, have not had any material adverse effect on SCC's ability to conduct its business. The goods and services purchased by SCC from these suppliers are generally available from a wide variety of sources. SCC is not dependent upon any one supplier or group of suppliers and has not experienced a problem in obtaining necessary goods.

     SCC also manufactures paint through a subsidiary, KCI Coatings, Inc. ("KCI"). KCI uses, among other ingredients, titanium dioxide slurry, acrylic latex, extender pigment, and other chemicals used in the production of paint and other coatings. KCI has numerous different agreements with various raw materials suppliers, some of which include minimum purchase provisions and some of which may be terminated by the supplier without cause. The existence of such provisions in the past has not had a material adverse effect on KCI or SCC and is not expected to do so in the future. However, the goods and services purchased by KCI from these suppliers are generally of a type available from a variety of sources. KCI is not dependent upon any one supplier and has not experienced a problem in obtaining necessary raw materials.

     SCC annually sponsors eight "markets." Members are invited to the markets and generally place substantial orders for delivery during the period prior to the next market. During such markets, new merchandise and seasonal merchandise for the coming season is displayed to attending Members.

     SCC's backlog at any given time is made up of two principal components: (i) normal resupply orders and (ii) market orders for future delivery. Resupply orders are orders from Members for merchandise to keep inventories at normal levels. Market orders for future delivery are Member orders for new or seasonal merchandise given at each of SCC's markets, for delivery during the several months subsequent to the markets. Thus, SCC will have a relatively high backlog at the end of each market which will diminish in subsequent months until the next market.

     The retail hardware industry is characterized by intense competition. Independent retail hardware businesses served by SCC continue to face intense competition from chain stores, discount stores, home centers, and warehouse operations. Increased operating expenses for the retail stores, including increased costs due to longer open-store hours and higher rental costs of retail space, have cut into operating margins and brought pressures for lower merchandise costs, to which SCC has been responsive through a retail oriented competitive pricing strategy across many of the merchandise lines handled through SCC warehouses (the "E.V.P."). The E.V.P. or Everyday Value Price program is a pricing strategy used by SCC which enables Members to acquire merchandise out of warehouse at a lower cost on an everyday basis than previously available under a sale and regular pricing concept. E.V.P. was introduced in fiscal 1994 to build consumer goodwill and create a positive competitive price image for Member stores.

     SCC competes with other Member-owned and non-member-owned wholesalers as a source of supply and merchandising support for independent retailers. Competitive factors considered by independent retailers in choosing a source of supply include pricing, servicing capabilities, promotional support and merchandise selection and quality. Increased operating expenses and decreased margins have resulted in several non-member-owned wholesalers withdrawing from business.

     SCC operates several subsidiaries, most of which are engaged in businesses providing additional services to SCC's Members. In the aggregate, these subsidiaries are not significant to SCC's results of operations.

     SCC employs approximately 2,000 persons in the United States on a full-time basis. Due to the widespread geographical distribution of SCC's operations, employee relations are governed by the practices prevailing in the particular area and are generally dealt with locally. No SCC employees are covered by collective bargaining agreements. In general, SCC considers its relationship with its employees to be good.

PATRONAGE DIVIDENDS

     See "The Merger Agreement -- Patronage Dividends After the Merger" below.

     Pursuant to the Bylaws of SCC, the Board of Directors annually declares patronage dividends to its Members based upon the quantity or the value of the business which is done with or for the Member during each fiscal year. Patronage dividends represent substantially all the excess of sales receipts from Members over the aggregate costs of merchandise, SCC's expenses and such reserves and working capital provisions as are reasonably determined by the Board of Directors.

     Patronage dividends may be paid in cash or partially in cash and qualified checks, notes, debentures, SCC Preferred Stock, or other qualified SCC obligations as determined by the Board of Directors. It is SCC's present policy to declare patronage dividends payable in cash and SCC Preferred Stock. Under this policy, Members receive at least 20% and as much as 100% of their dividends in cash and the balance in SCC Preferred Stock.

     To obtain cash in excess of 20% of the patronage dividends, a Member must meet certain Preferred Stock investment requirements and any other criteria established from time to time by the Board of Directors. Members agree to include patronage dividends in their gross income for federal tax purposes in the taxable year in which received.

                           THE COTTER ANNUAL MEETING

PURPOSE OF THE COTTER ANNUAL MEETING

     At the Cotter Annual Meeting, holders of Cotter Class A Common Stock and Class B Common Stock will consider and vote upon the Merger Proposal and such other matters as may properly come before the Meeting.

     For a description of the Merger Proposal, see "Proposal No. 1," below.

     For a description of the proposal to be acted on at the Annual Meeting with respect to any other business which may come before the Annual Meeting, see "Proposal No. 2", below.

     Stockholders of Cotter will not be asked to vote separately on the annual election of directors. It is the intention of Cotter that, if the Merger is approved by the Stockholders, those directors whose terms would otherwise expire at the 1997 Annual Meeting will continue in office until the Effective Time of the Merger, which is currently anticipated to be on or about July 1, 1997. In the event the Merger is not approved by the Stockholders, or for any reason is abandoned or otherwise not consummated despite such approval, it is Cotter's present intention to hold a special meeting for the election of directors to serve for three year terms beginning in the Fall of 1997 and continuing until the annual meeting in the year 2000.

     THE COTTER BOARD HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL INCLUDING THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, COTTER AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF COTTER STOCK VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL.

RECORD DATE; VOTING RIGHTS; PROXIES

     Only holders of Cotter Stock at the close of business on February 10, 1997 (the "Cotter Record Date") are entitled to notice of and to vote at the Cotter Annual Meeting.

     As of November 23, 1996 there were 48,520 shares of Cotter Class A Common Stock issued and outstanding and 1,040,283 shares of Cotter Class B Common Stock issued and outstanding. Each share of Cotter Class A Common Stock is entitled to one vote on all matters coming before the Stockholders. Class B Common Stock is non-voting common stock, but the DGCL permits holders of the Cotter Class B Common Stock to vote on the proposed increase in the number of authorized shares of such class. Each share of Cotter Class B Common Stock will be entitled to one vote with respect thereto.

     All shares of Cotter Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF COTTER STOCK WILL BE VOTED "FOR" THE MERGER PROPOSAL. Cotter does not know of any matters other than as described in the Notice of Annual Meeting and as described under the "Purpose of the Cotter Annual Meeting" above that are to come before the Cotter Annual Meeting. If any other matter or matters are properly presented for action at the Cotter Annual Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. A Stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Cotter, by signing and returning a later dated proxy, or by voting in person at the Cotter Annual Meeting. However, mere attendance at the Cotter Annual Meeting will not in and of itself have the effect of revoking the proxy. Votes cast by proxy or in person at the Cotter Annual Meeting will be tabulated by the inspectors of election appointed for the meeting.

SOLICITATION OF PROXIES

     Proxies are being solicited by and on behalf of the Cotter Board. Cotter will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Cotter in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with, such solicitation. All Cotter Stock is held of record and beneficially by Cotter Members and therefore no forwarding arrangements have been made with respect to brokerage firms, banks, custodians, nominees and fiduciaries for the forwarding of proxy and solicitation materials to owners of Cotter Stock held of record by such persons. Cotter has retained Harris Trust and Savings Bank to aid in the solicitation of proxies from Stockholders of Cotter. The aggregate fees of such firm for such solicitation of proxies are estimated to be $10,000.00 plus reimbursement of out-of-pocket expenses.

     MEMBERS WHO BELONG TO BOTH COTTER AND SCC WILL RECEIVE TWO COPIES OF THIS JOINT PROXY STATEMENT/PROSPECTUS AND RELATED PROXIES. PLEASE VOTE BOTH PROXIES IN FAVOR OF THE MATTERS DESCRIBED HEREIN.

QUORUM

     The presence in person or by properly executed proxy of holders of a majority of all of the issued and outstanding shares of Cotter Stock entitled or permitted to vote is necessary to constitute a quorum at the Cotter Annual Meeting. For purposes of determining whether a quorum is present, the inspectors of election will include shares the holders of which abstain from voting on any particular matter ("Abstentions").

REQUIRED VOTE

     Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the Cotter Class A Common Stock. Approval of the amendment to Cotter's Amended and Restated Certificate of Incorporation to increase from 2,000,000 to 4,000,000 the maximum number of shares of Class B Common Stock authorized to be outstanding, as contemplated by the Merger Proposal, also requires the affirmative vote of the holders of a majority of the Cotter Class B Common Stock.

     Abstentions will have the effect of a "NO" vote on the Merger Proposal.

     As of November 23, 1996, directors and executive officers of Cotter and their affiliates were beneficial owners of an aggregate of 150 shares of Cotter Class A Common Stock and 17,734 shares of Cotter Class B Common Stock, or approximately 0.3% of the 48,520 shares of Cotter Class A Common Stock and approximately 1.7% of the 1,040,283 shares of Cotter Class B Common Stock that were issued and outstanding as of such date. Each of the directors and executive officers of Cotter has indicated an intention to vote all shares of Cotter Stock beneficially owned by him or her in favor of approval of the Merger Proposal.

     THE MATTERS TO BE CONSIDERED AT THE COTTER ANNUAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF COTTER. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            THE SCC SPECIAL MEETING

PURPOSE OF THE SCC SPECIAL MEETING

     At the SCC Special Meeting, holders of SCC Stock will consider and vote to approve the Merger Agreement. As a result of the Merger, SCC will merge with and into Cotter and Cotter will be the surviving corporation, thereafter known as TruServ.

     THE SCC BOARD HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, SCC AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF SCC STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

RECORD DATE; VOTING RIGHTS; PROXIES

     All holders of SCC Stock at the close of business on January 17, 1997 (the "SCC Record Date") are entitled to notice of and to vote at the SCC Special Meeting.

     As of the SCC Record Date, there were 37,552 shares of SCC Common Stock issued and outstanding, each of which entitled the holder thereof to one vote; and 224,796 shares of SCC Series A Stock and 2,167,504 shares of SCC Preferred Stock issued and outstanding, each of which will be permitted to cast one vote on the Merger Proposal.

     All shares of SCC Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF SCC STOCK WILL BE VOTED IN FAVOR OF APPROVAL OF THE MERGER PROPOSAL. A Shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of SCC, and if you attend the meeting you may revoke your proxy in writing at that time and vote in person. However, mere attendance at the SCC Special Meeting will not in and of itself have the effect of revoking the proxy. Votes cast by proxy or in person at the SCC Special Meeting will be tabulated by the judges of election appointed for the meeting.

SOLICITATION OF PROXIES

     Proxies are being solicited by and on behalf of the SCC Board. SCC will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of SCC in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with, such solicitation. All SCC Stock is held of record and beneficially by SCC Members and therefore no forwarding arrangements have been made with respect to brokerage firms, banks, custodians, nominees and fiduciaries for the forwarding of proxy and solicitation materials to the owners of SCC Stock held of record by such persons.

QUORUM

     The presence in person or by properly executed proxy of holders of a majority of all of the issued and outstanding shares of each class or series of SCC Stock entitled or permitted to vote is necessary to constitute a quorum at the SCC Special Meeting. For purposes of determining whether a quorum is present, the judges of election will include shares the holders of which abstain from voting on any particular matter ("Abstentions").

REQUIRED VOTE

     Approval of the Merger Agreement requires the affirmative vote of a majority of the votes cast by the holders of each class or series of outstanding shares of SCC entitled or permitted to vote thereon present by person or by proxy at the SCC Special Meeting provided that a quorum is present thereat.

     As of the SCC Record Date, directors of SCC and their affiliates were beneficial owners of an aggregate of 264 shares of SCC Common Stock, 1,560 shares of SCC Series A Stock and 38,365 shares of SCC Preferred Stock, or approximately 0.7%, 0.7%, and 1.8% of the 37,552, 224,796, and 2,167,504 issued and outstanding shares of each such class as of such date. Each of the directors has indicated an intention to vote all shares of SCC Stock beneficially owned by him or her in favor of approval of the Merger Proposal. No executive officers of SCC own any SCC Stock.

PBCL SECTION 1906 PROVISIONS; SPECIAL TREATMENT

     Prior to the Effective Time, each Cotter Member owns $1,000 of Cotter Class A Common Stock, consisting of ten shares having a par value of $100 per share, without regard to the number of retail locations that Member has. Prior to the Effective Time, each SCC Member owns eight (8) shares of SCC Common Stock, par value $100 per share, and fifty-two (52) shares of SCC Series A Stock, par value $100 per share, for each retail location up to five. For each retail location in excess of five, SCC Members own eight (8) shares of SCC Common Stock, but no SCC Series A Stock. The total SCC investment (other than SCC Preferred Stock), then, is $6,000 per store for the first five stores, and $800 per store for all stores in excess of five.

     To arrive at a common investment in TruServ by its members, at the Effective Time, Cotter Members will be required to own sixty (60) shares of Cotter Class A Common Stock, par value $100 per share, for each retail location, up to a maximum of five (5) retail locations, and the maximum number of retail locations for which an SCC Member will own sixty (60) shares of Cotter Class A Common Stock upon conversion will not exceed five (5) retail locations. The reduction in stock ownership for those SCC Members owning in excess of forty
(40) shares of SCC Common Stock representing five (5) retail locations will be obtained by the cancellation and payment of their shares of SCC Common Stock in excess of forty (40) shares prior to their conversion to Cotter Class A Common Stock.

     Section 1906 of the PBCL permits such special treatment as to the holders of a class or group of shareholders, in this case being those having more than five stores, if the provision providing for special treatment is specifically approved by a majority of the votes cast by all Shareholders entitled to vote on the Merger, and by a majority of the votes cast by all Shareholders of the class or series of any of the shares which are classified into a special class, and if the provision specifically enumerates the type and extent of the special treatment. Additionally, in lieu of a special class vote on the Merger by those holders of SCC Common Stock holding in excess of forty (40) shares, those Shareholders are entitled to dissenters rights pursuant to such Section 1906(c) of the PBCL, see "Dissenters Rights for Special Class of SCC Stock."

     Accordingly, pursuant to PBCL Section 1906, holders of SCC Common Stock who own more than five (5) retail locations and therefore more than forty (40) shares of SCC Common Stock, at the rate of eight (8) shares of SCC Common Stock for each retail location (the "Special Class") will have their shares of SCC Common Stock in excess of forty (40) canceled and the par value thereof paid to such holders by TruServ promptly after the Effective Time (the "Special Treatment"). The Special Treatment of the Special Class must be authorized by a majority of the votes cast by the holders of each class of SCC Common Stock. Upon approval of the provision for Special Treatment, the Special Class only shall be entitled to dissenters' rights as described hereinafter. The payment by TruServ shall first be applied to any amounts owed by the holder for the purchase of SCC Common Stock or Series A Stock, and any balance will be paid in cash in accord with Section 3.2(a) of the Merger Agreement, attached as APPENDIX A.

     THE MATTERS TO BE CONSIDERED AT THE SCC SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF SCC. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND

PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.

                                   THE MERGER

     This section of the Joint Proxy Statement/Prospectus describes certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement and the terms of the Merger, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached as APPENDIX A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. All Stockholders are urged to read the Merger Agreement.

GENERAL

     The Merger Agreement provides that the Merger will be consummated if the approvals of Cotter Stockholders and SCC Shareholders required therefor are obtained and all other conditions to the Merger are satisfied or waived as provided in the Merger Agreement.


     Upon consummation of the transactions contemplated by the Merger Agreement,
(i) SCC will be merged with and into Cotter, with Cotter being the surviving corporation, known thereafter as TruServ, and (ii) each outstanding share of SCC Common Stock and SCC Series A Stock (excluding those shares thereof canceled pursuant to Article III of the Merger Agreement) will be converted into the right to receive 1 fully paid and nonassessable share of TruServ Class A Common Stock and each 2 outstanding shares of SCC Preferred Stock will be converted into the right to receive one fully paid and non-assessable share of TruServ Class B Common Stock. No fractional shares of TruServ Stock will be issued in connection with such conversion. Cash will be delivered in lieu of fractional and canceled shares (except to the extent as otherwise offset, as described elsewhere herein). Based on the number of shares of SCC Stock outstanding on the SCC Record Date, it is expected that approximately 262,348 and 1,083,752 shares of TruServ Class A Common Stock and Class B Common Stock, respectively, will be issued in connection with the Merger. It is also anticipated that an additional approximately 250,000 shares of TruServ Class A Common Stock will be purchased by those pre-Merger Stockholders of Cotter to satisfy the new Class A Common Stock ownership requirement of 60 shares thereof per store (up to a maximum of 5 stores) applicable to such Members as contemplated by the Merger Proposal.


     All issued and outstanding shares of SCC Series A Stock will be exchanged for shares of TruServ Common Stock, whether or not the holder has fully paid for such shares. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" below. Pursuant to the terms of the Merger Agreement, any obligations of SCC Members as to shares issued but not yet fully paid for will survive the Merger.

     Based upon the capitalization of Cotter and SCC as of the Cotter Record Date, the Shareholders of SCC will own approximately 46% of the outstanding TruServ Class A Common Stock and 68% of the outstanding TruServ Class B Common Stock following consummation of the Merger.

EFFECTIVE TIME

     The effective time of the Merger (the "Effective Time") will occur upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware ("Certificate of Merger") and Articles of Merger with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania ("Articles of Merger") or at such later time as specified on such Certificate and Articles. The filing of the Certificate of Merger and Articles of Merger will occur as soon as practicable after the closing of the transactions contemplated by the Merger Agreement. The parties currently anticipate that the Merger will become effective on or about July 1, 1997. The Merger Agreement may be terminated by either party if the Merger has not been consummated on or before December 31, 1997 and under certain other conditions. See "The Merger Agreement -- Conditions" and "-- Termination."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     The conversion of SCC Common Stock, SCC Series A Stock and SCC Preferred Stock into the right to receive TruServ Class A Common Stock and TruServ Class B Common Stock and cash (except to the extent as otherwise offset as described elsewhere herein) in lieu of canceled and fractional shares will occur automatically at the Effective Time.

     SCC issues Transaction Statements in lieu of stock certificates, although there may be some SCC Shareholders who have stock certificates from many years ago, when such certificates were still issued. Any shares represented by such certificates, however, have been included on the Transaction Statements. Therefore, any certificates still in the possession of SCC Shareholders need not be forwarded to TruServ. In the event that any certificates are presented to TruServ, such certificates shall not entitle the holder to any shares of TruServ or to any other rights, since the shares represented by such certificates will have been reflected on a Transaction Statement, and all rights related to those shares will have been conferred based upon such Transaction Statements.

     With respect to any shares of SCC Stock evidenced by a Transaction Statement, as soon as practical after the Merger, TruServ will notify the holders thereof of the type and amount of TruServ Stock into which such SCC Stock has been converted. A check representing the amount of cash in lieu of fractional or canceled shares, if any, which such holder has the right to receive in respect thereof will be delivered to such holders of non-certificated stock, except to the extent of any amounts applied to balances owed with respect to the unpaid purchase price of any shares of SCC Series A Stock or SCC Common Stock.

     If any issuance of shares of TruServ Stock in exchange for shares of SCC Stock is to be made to a person other than the SCC Shareholder in whose name the shares are registered at the Effective Time, it will be a condition of such exchange that the SCC Shareholder requesting such issuance either pay any transfer or other tax required or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     After the Effective Time, there will be no further transfers of SCC Stock on the stock transfer books of SCC.

     After the Effective Time, shares of SCC Stock will be deemed for all corporate purposes to evidence ownership of the number of full shares of TruServ Stock into which such shares of SCC Stock were converted at the Effective Time.

     SCC SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES FOR SCC STOCK TO THE EXCHANGE AGENT OR RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

NOTIFICATION OF BY-LAW CONSENT AND ITS SIGNIFICANCE

     The By-Laws of TruServ (see APPENDIX D) contain what is known as a "By-Law membership consent" provision. Article IX, section 2(b) of the TruServ By-Laws provides:

          "(b) Tax Treatment of Patronage Dividend by Members. Each person who is a Member of the Corporation on the effective date of this section 2(b) of this Article IX of the By-Laws and continues as a Member after such date and each person who becomes a member of the Corporation after such effective date shall, by such act alone, consent and be deemed to have consented that the amount of any distributions with respect to the Member's patronage which are made in written notices of allocation (as defined in section 1388 of the IRC) and which are received by the Member from the Corporation, will be taken into account by the Member at their stated dollar amounts in the manner provided in section 1385(a) of the IRC in the taxable year in which such written notices of allocation are received by the Member. This consent, however, shall not extend to written notices of allocation received by the Member as part of a nonqualified payment of patronage which clearly indicate on their face that they are nonqualified. By way of illustration, the term "written notice of allocation" shall include such items as the Promissory Notes, the shares of Class B Common Stock, a notice or statement that such securities have been deposited with a bank or other qualified agent on behalf of the Member, a notice of credit to the account of the Member on the books of the Corporation (against stock subscription or any other indebtedness as the Corporation may elect) and such other forms of notice as the Board of Directors may determine, distributed by the Corporation in payment, or part payment of the Patronage Dividends. The stated dollar amount of the Promissory Notes is the principal amount thereof and the stated dollar amount of the shares of Class B Common Stock is the par value thereof."

     This section of the By-Laws is binding upon all persons who become members of TruServ after receiving a copy of the By-Law and notification of its significance. Members of SCC who become Class A Common Stockholders of TruServ will become Members of TruServ and will thus be bound by the By-Law consent.

     The By-Law consent requires that, for federal income tax purposes, Members of TruServ report, in the year received, patronage dividends which are paid by TruServ in the form of qualified written notices of allocation in accordance with the rules of section 1385(a) of the Code. Section 1385(a) of the Code requires members of a cooperative to include in gross income patronage dividends paid in money, qualified written notices of allocation or other property. In the case of patronage dividends paid in qualified written notices of allocation (which include such instruments as promissory notes and shares of stock), a member is required to include in income an amount equal to the stated dollar amount of the notice. For a note, the stated dollar amount is the principal amount. For stock, the stated dollar amount is par value. For a detailed description of the rules of taxation applicable to a cooperative and its patrons, see "Business of Cotter & Company -- Patronage Dividends" and "Business of Cotter & Company -- Payment of Patronage Dividends in Accordance with the Internal Revenue Code."

RETAIL MEMBER AGREEMENT; FRANCHISE AND LICENSE AGREEMENTS

     Each Cotter Member's Retail Member Agreement in effect at the Effective Time of the Merger shall be automatically amended and restated in the form attached to the Merger Agreement as Exhibit 3.8.

     The new form of Retail Member Agreement provides, among other things, that each Member:

          (i) will be required to own 60 shares of Class A Common Stock of TruServ for each store owned by such Member (up to a maximum of 300 shares for five or more stores);

          (ii) will after the Effective Time of the Merger, continue to conduct its businesses under the True Value(R), SERVISTAR(R) or Coast to Coast(R) names (or other affiliated names or marks) used by such Members immediately prior to the Effective Time, unless use of a different name or mark is permitted by TruServ, and to use any permitted marks only in accordance with and subject to the terms of the Retail Member Agreement;

          (iii) will conduct a retail hardware, lumber, building materials, home center, rental or industrial/ commercial operation at a designated location;

          (iv) will comply with TruServ's By-Laws as in effect from time to time;

          (v) will accept patronage dividends in a form complying with the requirement of the Internal Revenue Code for deduction from gross income by TruServ;

          (vi) may receive different services and pay different charges based on the volume of merchandise purchased by the Member;

          (vii) agrees to have its Retail Member Agreement terminated in certain circumstances by unilateral action by TruServ's Board of Directors;

          (viii) agrees to have its Retail Member Agreement automatically modified upon notice to the Member by TruServ of any change in its Certificate of Incorporation or By-Laws or any resolution of the Board of Directors;

          (ix) agrees to have its Retail Member Agreement governed by Illinois law, and enforced or interpreted only in courts located in Cook County, Illinois or any contiguous county; and

          (x) may terminate the Retail Member Agreement upon 60 days written notice to TruServ.

     As compared to the existing Cotter Retail Member Agreement, the new Retail Member Agreement provides for several additions to the trade, service and collective membership marks a Member can use; strengthens the understanding that the marks are non-transferable and non-exclusive; increases Class A Common Stock ownership (from 10 shares to 60 shares per store, to a maximum of 300 such shares for 5 or more stores); requires that Members operating rental businesses maintain a sufficient breadth of rental merchandise at the location stated in the Retail Member Agreement; prohibits Members from using any Cotter owned trade or service mark as part of their corporate name (except that current Members doing so are "grandfathered"); and clarifies that the Member is an independent retailer, that Cotter is an organization operated on a cooperative basis for the benefit of its Members, and that the Member is free to decide how to operate its business.

     As compared to the existing SCC Membership Agreement, the new Retail Member Agreement provides for several additions to the trade, service and collective membership marks a Member can use; strengthens the understanding that the marks are non-transferable and non-exclusive; requires Members to have 60 shares of Cotter Class A Common Stock per store, to a maximum of 300 such shares for 5 or more stores, rather than 8 shares of SCC Common Stock and 52 shares of SCC Series A Stock; eliminates the need to provide to SCC requested financial information and annual financial statements; eliminates the provision that Members will permit SCC representatives to conduct inspections of the business premises to determine compliance with the Membership Agreement; eliminates the grant by Members to SCC of the right of first refusal to purchase the business and assets of the business premises or the stock of the controlling shareholders of the Member; eliminates the provision that, upon the death of an individual Member, the survivors shall have a period, not to exceed one year, to maintain membership with SCC; provides a statement that TruServ has not made any representation or prediction as to profitability; and provides that the Retail Member Agreement shall be enforced only in courts in Cook County or any Illinois county contiguous to Cook County, Illinois, and only be interpreted in accordance with the laws of Illinois, rather than a similar provision incorporating Pennsylvania law and forum.

     FOR A FULLER DESCRIPTION OF THE MATTERS SUMMARIZED ABOVE AND OTHER PROVISIONS OF THE NEW RETAIL MEMBER AGREEMENT, MEMBERS SHOULD READ THAT AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

     The Member Agreement of each SCC Member ("SCC Membership Agreements") voting to approve the Merger shall also be automatically terminated and superseded by the form attached to the Merger Agreement as Exhibit 3.8 and the hardware/lumber operations of such Member will after the Effective Time be conducted as part of the cooperative activities of TruServ and be governed by the Certificate of Incorporation, By-Laws and Retail Member Agreement of TruServ as in effect from time to time. Each SCC Member voting to approve the Merger who receives shares of Class A Common Stock of TruServ will become a member of TruServ and will be bound by TruServ's By-Law membership consent. See "Notification of By-Law Consent and Its Significance." License/franchise operations of any such Member other than with respect to his or her hardware/lumber operations are described below.

     The SCC Membership Agreement of each SCC Member voting against the Merger and any related transactions contemplated thereby, or abstaining with respect thereto, together with any related license or franchise agreements, will be assigned by SCC to TruServ without further action, subject to any terminations and replacements as may be agreed upon between each such SCC Member and TruServ. Each SCC Member voting against the Merger who receives shares of Class A Common Stock of TruServ will nonetheless become a member of TruServ and will be bound by TruServ's By-law membership consent. See "Notification of By-Law Consent and Its Significance."

     As soon as practical after the Effective Time, all licenses and franchise agreements referred to above may be assigned by TruServ to a new majority owned subsidiary or other affiliate which will be created for the purpose of continuing to operate any license or franchise activities which may be continued in that format after the Effective Time. After the Effective Time, TruServ will review any retail activities which continue to be carried out as franchises. It is anticipated that after the Effective Time additional licenses may be entered into periodically with respect to the Taylor Rental Centers, Grand Rental Stations, Home & Garden Showplace and Induserve Supply retail programs. The parties expect that after the Effective Time it is less likely that any additional franchise or license agreements will be entered into with respect to the other retail programs operated as franchises by SCC prior to the Merger. Rather, it is contemplated that these programs will initially be operated as part of the cooperative activities of TruServ.

PRIVATE LABELS

     Generally speaking, after the Merger, TruServ Members will continue to conduct their businesses under the same respective retail banners as utilized by pre-Merger Cotter Members and pre-Merger SCC Members, except to the extent permitted by TruServ on a case by case basis. As soon as permitted by anticipated operating synergies, those Members and new Members joining TruServ after the Merger will have access to all private labels, except with respect to paint, mower and outdoor power equipment, the private labels of which will be limited to use by participants in their respective retail organizations.

RETAIL CONVERSION FUNDS AGREEMENT


     In connection with the Merger, TruServ will make available to its Members an aggregate amount of $40,000,000 to assist store owners in defraying various conversion costs associated with the Merger, and costs associated with certain upgrades and expansions of stores. Of this aggregate amount, $14,000,000 will be made available to former SCC Members to assist in defraying the costs of converting to certain Cotter retail systems. In addition, the amount of $10,000,000 will be available to former Cotter Members and former SCC Members (one-half thereof to each such group) to assist in defraying a portion of the costs of software consolidation of the businesses. Finally, the amount of $16,000,000 will be made available to former Cotter Members and former SCC Members (one-half thereof to each such group) to assist in defraying a portion of the costs of certain retrofitting and expansion projects at stores which are preapproved by TruServ. Members requesting disbursements from these funds will agree to remain Members in good standing of TruServ for a period of five years, without material reductions in purchases, and, should they fail to do so, all or a prorated portion of a disbursement from the funds must be repaid by the Member to TruServ. If the Member defaults in the first year, a 20% surcharge is also payable in addition to repayment of the total funds received by the Member. The Retail Conversion Fund will be distributed by the use of three sub-funds. The $14,000,000 conversion fund will be disbursed based upon a percentage of handled hardware purchases by Members in the previous year. The $10,000,000 information systems fund will be disbursed based upon criteria to be determined after the Effective Time of the Merger by management of TruServ, in their discretion. Such criteria are expected to include, but not be limited to (1) pre-approval of an application by the Member including cost estimates; and (2) the technological upgrades/improvements to be funded. The $16,000,000 retail store development fund will be disbursed based upon pre-approval of the Member's project and the credit status of the Member. Funding for the Retail Conversion Funds Agreement is anticipated to come from operations, and external sources if necessary.


BACKGROUND OF THE MERGER

     In early 1996, Daniel A. Cotter, Chief Executive Officer of Cotter & Company, telephoned and arranged a meeting with Paul Pentz, Chief Executive Officer of SCC to discuss potential business combinations. Because of a variety of other pressing business matters with SCC, including a pending merger with Coast to Coast, Mr. Pentz declined any additional meetings or discussions, until the SERVISTAR Coast to Coast merger was completed. At that time, both parties executed a confidentiality agreement.


     In early July, 1996 Messrs. Cotter and Pentz met and discussed the possibility of a business combination involving Cotter and SCC. At this meeting, Mr. Cotter suggested a stock transaction in which SCC Shareholders would receive Cotter Stock in exchange for their shares of SCC Stock. Both parties agreed that, if it happened, the name of the surviving company would immediately be changed to reflect a new approach to the future in the industry. This meeting did not result in an agreement, but did result in additional meetings being scheduled between the executives.


     On July 15, 1996, key executives from each company met in Cleveland, Ohio. Mr. Pentz and Mr. Cotter met alone, and with their executive teams, who also met separately, and discussed a business consolidation to enable both companies to grow and prosper in the future. The actual price or mechanics of the transaction was not discussed, although the advantages to members of combining the companies and the conversion costs of SCC Members to the Cotter buying and warehouse system was the primary subject of discussion. Mr. Cotter discussed the idea of a merger at the regular Board of Directors' meeting, July 25, 1996. At that meeting he identified his executive negotiating team, and was directed by the Board to continue discussions and negotiations.

     Through November 5th, members of the senior management of Cotter and SCC, together with their legal and financial advisors negotiated the terms of the Merger Agreement and discussed various ways to join the companies to create a stronger and more prosperous cooperative. During this time, the parties also exchanged financial and legal due diligence materials, performed additional due diligence, and hired other advisors to assist, evaluate, and analyze the combination of these companies.

     At Cotter's regular Board meeting on September 26, 1996, Mr. Cotter presented key elements of the transaction, and described the rationale of the combination to the Board. After this meeting, members of Mr. Cotter's executive management negotiating team continued meetings and discussions with SCC representatives. Four Special Board of Directors meetings were held October 8th, November 7th, November 16th/17th and November 27th, either through physical or telephonic meetings, for the purpose of continuing to inform the Board of the background of the proposed merger, various terms, provisions, benefits and risks, financial, legal, and strategic reviews, Cotter's and SCC's goals, the preliminary financial evaluation and analysis, and the fairness of the transaction, the targeted operating synergies, and in general, the terms of the Merger Agreement.

     At Cotter's Board meeting on December 7, 8, and 9, 1996, the Board received presentations from its advisors on their respective relevant aspects of the proposed transaction, including due diligence, fairness and related matters. The Board unanimously approved the Merger on December 9, 1996.

     The SCC Board received a preliminary report on the purposes for, and possible basic structure of, a business combination at its Regular Meeting held August 5, 1996. At the Regular Meeting held October 7, 1996, extensive discussion occurred as to all aspects of the proposed transaction. As negotiations continued and additional details developed, telephonic Board meetings were arranged for November 7, 1996 and for November 16, 1996. At its rescheduled Regular Meeting on December 7, 8 and 9, 1996, the Board received presentations from its advisors on their respective relevant aspects of the proposed transaction, including due diligence, fairness and related matters. The Board unanimously approved the Merger on December 9, 1996.

     The Merger Agreement was executed on December 9, 1996, immediately following its approval by the Boards of Directors of both SCC and Cotter.

RECOMMENDATION OF THE COTTER BOARD; REASONS FOR THE MERGER

     THE COTTER BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER PROPOSAL, BELIEVES THAT THE TERMS OF THE MERGER PROPOSAL ARE FAIR TO, AND IN THE BEST INTERESTS OF, COTTER AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF COTTER STOCK VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL.

THE MERGER

     The Cotter Board has concluded that the terms of the proposed Merger are in the best interests of Cotter and its Stockholders. The Cotter Board has reached this conclusion because, among other reasons, the Merger would further Cotter's strategic goals of strengthening its position in the extremely competitive retail hardware and home center business, primarily by growth through acquisition or business combination, leveraging physical assets for increased sales, developing necessary retail and wholesale technology, and cost control through a variety of operating and financial synergies.

     As part of their consideration of the Merger Proposal, the Cotter Board discussed a wide range of combinations between the two companies and the resulting services and products to be provided for the benefit of the Cotter Member/Stockholder. In this connection, the Cotter Board received information on marketing, freight, inventory, labeling, and sales opportunities, as well as SKU assortments, purchasing efficiencies, dividend formulas and paint programs. The Board discussed the material terms of the proposed Merger Agreement, which had been previously furnished to the Board and a range of valuation issues. The Cotter Board also considered the fact that representatives of William Blair & Company, LLC indicated that, subject to certain assumptions and limitations, the Merger was fair from a financial point of view for the Stockholders of both Cotter and SCC. The Board also considered financial and strategic concepts of the Merger as described by Cotter management.

     The Cotter Board discussed the competitive position of Cotter, and other hardware cooperatives and wholesalers, and the possibility for future growth and financial viability with and without the Merger.

     The Cotter Board did not quantify or assign respective weights to specific factors but concluded that the growth strategy and potential cost savings, asset utilization, and business synergies resulting from long term reductions in facilities and personnel were to the overall and ultimate benefit of its Stockholders.

CUMULATIVE VOTING

     The holders of Class A Common Stock are presently permitted to cumulate their votes in the election of directors of Cotter. Pursuant to the cumulative voting provisions, each holder is entitled to cast, for every share held, a number of votes equal to the number of directors to be elected. Each such holder may cast such whole number of votes for one nominee, or distribute such whole number of votes among two or more nominees in any manner. The proposed Amended and Restated Certificate of Incorporation of TruServ eliminates the cumulative voting provisions.

     One of the principal effects of cumulative voting is to make it more likely that an individual or group of individuals who own less than a plurality of the voting stock would be able to obtain representation on a board of directors. Such an individual or group may have interests and goals which are not consistent with and might be in conflict with those of a majority of Stockholders. Cotter's Board of Directors believes that each Director should represent the interests of all Stockholders, rather than the interests of any special constituency, and that the presence on the Board of one or more directors representing such a constituency could disrupt and impair the efficient management of TruServ.

PER STORE CLASS A COMMON STOCK OWNERSHIP REQUIREMENTS

     The Cotter Board has approved, and recommends that the Stockholders vote in favor of, the amendment to the Certificate of Incorporation of the TruServ eliminating the requirement that all Members own the same number of shares of Class A Common Stock and incorporating in the Retail Member Agreement a requirement to own 60 shares of such stock for each such Member's stores (up to a maximum of five stores, or 300 shares) because such an ownership methodology more fairly reflects the relative interests of the owners in TruServ. By approving the Merger, Cotter Members will be voting to increase their investment in Cotter with respect to the same retail stores for which they have already made their existing investment.

INCREASE IN AUTHORIZED SHARES OF COTTER STOCK

     The Cotter Board has approved, and recommends that the Stockholders vote in favor of, the amendment to the Certificate of Incorporation of Cotter increasing the maximum number of authorized shares of Class A Common Stock and Class B Common Stock to 750,000 and 4,000,000 respectively, because without such an increase there will be insufficient shares of such stock to implement the terms of the Merger and to declare patronage dividends on an on-going basis.

RECOMMENDATION OF THE SCC BOARD; REASONS FOR THE MERGER

     THE SCC BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER PROPOSAL, BELIEVES THAT THE TERMS OF THE MERGER PROPOSAL ARE FAIR TO, AND IN THE BEST INTERESTS OF, SCC AND ITS SHAREHOLDERS, AND UNANIMOUSLY

RECOMMENDS THAT HOLDERS OF SHARES OF SCC STOCK VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL.

     The SCC Board, after review of extensive information from management and outside advisors, concluded that the terms of the proposed Merger are fair to, and in the best interests of, SCC and its Shareholders because of the many opportunities it presents, the main benefits of which are:

     - Improved retail market position
     - Improved profitability
     - Improved wholesale market position
     - Lower costs of operation
     - Improved service levels
     - Greater financial strengths
     - Improved asset utilization
     - Greater manufacturing efficiencies
     - Faster technology development

     In view of the variety of factors considered in connection with its evaluation of the Merger Proposal, the SCC Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specified factors considered in reaching this determination. In addition, individual Members of the SCC Board may have given different weights to different factors.

OPINIONS OF WILLIAM BLAIR & COMPANY, LLC

     Cotter and SCC retained William Blair & Company, LLC ("Blair") to opine as to the fairness, from a financial point of view, of the consideration received by the stockholders of Cotter and SCC in the proposed Merger. Blair was retained based on its experience as a financial advisor in connection with mergers and acquisitions as well as Blair's general knowledge of the hardware and do-it-yourself businesses, as well as its understanding of entities operating as cooperatives. In its analysis, Blair considered both the relevant value of the shares exchanged in the Merger and the relative value to Members from participation (i.e. relative prices, fees and services) in the cooperative before and after the Merger.

     In connection with the evaluation of the Merger by the Board of Directors of Cotter and SCC, Blair advised the Board of Directors of Cotter on November 18, 1996 that, subject to confirming certain additional due diligence matters, that the consideration was fair from a financial point of view for the stockholders of both Cotter and SCC. On December 9, 1996, Blair met separately with both Boards of Directors to review the Merger and Blair delivered its written opinion to each of Cotter and SCC, that, as of the date of such opinions, and subject to certain assumptions, factors and limitations set forth in such written opinions as described below, the consideration from the Merger was fair from a financial point of view for stockholders of both Cotter and SCC. Blair did not recommend to Cotter or SCC any specific terms of the Merger or the amount of consideration to be issued to the stockholders of Cotter and SCC, which was determined by arms-length negotiations between Cotter and SCC. Blair's opinions address only the fairness of the consideration from the Merger to the stockholders of Cotter and SCC from a financial point of view, and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Cotter Annual and SCC Special Meetings. Blair expresses no opinion as to the tax consequences of the Merger, and Blair's opinions as to the fairness of the Merger does not take into account the particular tax status or position of any holder of Cotter Stock or SCC Stock. In rendering its opinions, Blair was not engaged as an agent or fiduciary of either Cotter or SCC Stockholders or any third party.

     WHILE THE FOLLOWING DESCRIPTION REVIEWS ALL OF THE MATERIAL ANALYSES PERFORMED BY BLAIR, THE COMPLETE TEXT OF THE OPINIONS DATED DECEMBER 9, 1996 ARE ATTACHED HERETO AS APPENDIX B AND THE SUMMARY OF THE OPINIONS SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINIONS. STOCKHOLDERS OF BOTH COTTER AND SCC ARE URGED TO READ SUCH OPINIONS CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED, THE ASSUMPTIONS MADE AND SCOPE OF THE

REVIEW UNDERTAKEN BY, AS WELL AS LIMITATIONS ON THE REVIEW UNDERTAKEN BY, BLAIR IN RENDERING ITS OPINIONS.

     In connection with Blair's review of the Merger and the preparation of its opinions dated December 9, 1996, Blair examined, among other things: (i) the Merger Agreement dated as of December 9, 1996; (ii) audited financial statements of Cotter and SCC for each of the three years ended December 30, 1995 and June 30, 1996, respectively; (iii) unaudited financial statements of Cotter for the three quarters ended September 28, 1996 and the unaudited financial statements of SCC for the one quarter ended September 30, 1996; (iv) certain internal financial information and forecasts for Cotter and SCC prepared by the respective management of each company; and (v) certain other publicly available information on Cotter and SCC. Blair also held discussions with the management of Cotter and SCC to discuss the foregoing, and considered other matters which it deemed relevant to its inquiry. Blair was not requested to, nor did Blair solicit the interest of any other third party in acquiring or merging with SCC or Cotter.

     In the course of its engagement Blair made investigations of each of Cotter and SCC. In arriving at its opinions, however, Blair did not independently verify any of the foregoing information and relied on all such information being complete and accurate in all material respects. Furthermore, Blair did not obtain any independent evaluation or appraisal of the properties or assets and liabilities of Cotter or SCC or of any of their subsidiaries, nor was Blair furnished with any such evaluations or appraisals. The opinions are necessarily based upon market, economic and other conditions that existed and could be evaluated as of the date of the opinion, and on information available to Blair as of such date. It should be understood that, although subsequent developments may affect its opinions, Blair does not have any obligation to update, revise or reaffirm its opinions.

     The summary set forth below does not purport to be a complete description of the analyses performed by Blair in arriving at its opinions. Arriving at opinions of fairness is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, such opinions are not necessarily susceptible to partial analysis or summary description. Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses or portions of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the valuation process and other analyses underlying its opinions.

     In performing its analyses, Blair used and relied upon projections from Cotter that were provided by Cotter's management, and projections from SCC that were provided by SCC's management, and estimates of the potential financial benefits of the Merger jointly developed by both companies. With respect to the financial and operating forecasts and the potential financial benefits of the Merger (and the assumptions and bases therefor) of Cotter and SCC which Blair reviewed, Blair assumed that such forecasts and estimates had been reasonably prepared in good faith on the basis of reasonable assumptions and reflected the best available estimates and judgments of the respective management of Cotter and SCC, and assumed that such forecasts will be realized in the amounts and in the time periods currently estimated by such management of Cotter and SCC. The forecasts, estimates and judgments of Cotter and SCC on which Blair relied constitute forward-looking information, are based on numerous factors and events beyond the control of the parties, and are inherently subject to significant uncertainty. In its analyses, Blair made numerous assumptions with respect to industry performance, general business and other conditions and matters; many of which are beyond the control of Cotter and SCC. Accordingly, actual future results may vary materially from those projected. Additionally, estimates of the value of the businesses and securities neither purport to be appraisals nor necessarily reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. No public company analyzed is identical to Cotter or SCC, and none of the similar transactions utilized as a comparison is identical to the Merger. Accordingly, an analysis of publicly traded comparable companies and comparable acquisition transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies or the companies involved in comparable acquisition transactions and other factors that could affect the public trading value of the comparable companies or the transaction to which they are being compared.

     In rendering its opinions of fairness for the stockholders of Cotter and SCC, Blair analyzed both the relevant value of the shares exchanged in the Merger and the relative value to Members from participation in the cooperative before and after the Merger. In order for the Merger to be considered fair from a financial point of view, both aspects (share valuation and Member usage) of the Merger had to be deemed to be fair for the stockholders of each respective company. The valuation of the shares exchanged was accomplished using comparable companies analysis, comparable acquisitions analysis and discounted cash flow analysis. These analyses showed a range of reference values for stockholders of Cotter, SCC and the pro forma combined company including potential financial benefits of the Merger ("Combined Company"). The value to Cotter and SCC stockholders after the Merger was calculated by multiplying the value of the Combined Company by each company's shareholders percentage ownership in the Combined Company. Analyses of the relative value to Members from participation in the cooperative before and after the Merger compared what Blair deemed to be the relevant and material benefits to the stockholders of Cotter and SCC before and after the Merger. The primary benefits analyzed included, but were not limited to, pricing, fees and services.

     Cotter and SCC engaged Blair on October 17, 1996 by means of engagement letters to provide financial advisory and investment banking services in connection with the possible Merger. The engagement letters provide that, for its services, Blair is to be paid by each of Cotter and SCC (i) a $20,000 fee, payable upon execution of the engagement letter, (ii) a $20,000 fee payable after completion of familiarizing itself to the extent it deems appropriate, including discussions with senior management of each company, with the business, operations and financial condition and prospects of Cotter and SCC and the preparation and delivery of a valuation of each company and the financial benefits of the Merger in such a form as it deems appropriate to the Board of Directors of both Cotter and SCC, and (iii) a $60,000 fee payable in the event that Blair renders an opinion as to the fairness, from a financial point of view, to the stockholders of Cotter and SCC or advises the Board of Directors that it is unable to render such an opinion due to the adequacy of such consideration. In addition, if requested to perform other services, Blair will be paid an additional fee. It is currently expected that Blair will not be requested to render these additional services. Furthermore, pursuant to the engagement letter, Cotter and SCC have agreed to each pay for one half of Blair's out-of-pocket expenses reasonably incurred by it in connection with its engagement hereunder. Cotter and SCC have also agreed to indemnify Blair for certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Blair's engagement as financial advisor to Cotter and SCC. The foregoing fees were determined by arms-length negotiations between Blair, Cotter & SCC.

     William Blair & Company, LLC has been engaged in the investment banking business since 1935. Blair undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions.

CONFLICTS OF INTEREST

     In considering the recommendations of the Cotter Board and the SCC Board with respect to the Merger Agreement and the transactions contemplated thereby, Stockholders should be aware that certain members of the management of Cotter and SCC have interests in the Merger that are in addition to the interests of Stockholders of Cotter and SCC generally. These interests arise from, among other things, certain indemnification and insurance arrangements and with respect to certain executive officers of Cotter and SCC, various existing two to five year employment contracts, benefit plans and director fee arrangements among Cotter, SCC and directors and certain executive officers of Cotter and SCC.

AGREEMENTS WITH RESPECT TO DIRECTORS

     After the Merger, members of the Board of Directors will be compensated for their services in that capacity. Each Vice-Chairman will be paid $54,000.00 per year. The initial Chairman of the Board of TruServ, who will also be an officer and employee of TruServ, will not receive any additional compensation for serving as Chairman. Regular members of the Board will be paid $24,000.00 per year. Those members of the Cotter and SCC Boards not continuing to serve as regular members of the TruServ Board after the Merger will become Advisory Directors and serve on TruServ's Advisory Boards and be paid $12,000.00 per year. It is anticipated that the Advisory Boards will dissolve after two years.

     The officers and directors of TruServ will be as set forth on Exhibits 2.3(a) and 2.3(b) to the Merger Agreement. Copies of such exhibits are attached to the Merger Agreement which is APPENDIX A to this Joint Proxy Statement/Prospectus. The initial Board of Directors of TruServ will consist of seventeen persons and will be comprised of the current Chief Executive Officers of Cotter and SCC, eight directors selected by the current Cotter Board of Directors and seven directors selected by the current SCC Board of Directors. Commencing on the Effective Time of the Merger, such seventeen directors will be divided into classes and serve for terms of one, two or three years as set forth in TruServ's By-Laws. Those By-Laws impose certain qualifications for and limitations on service as a director. TruServ is expected to provide by Board resolution that in certain circumstances if a director ceases to serve as such, he or she must be replaced by a participant in the same retail program (True Value(R), SERVISTAR(R) or Coast to Coast(R)). TruServ also expects that its Board of Directors will elect the current Chief Executive Officer of Cotter as chairman of its Board of Directors for not less than three consecutive one year terms after the Effective Time and the current Chief Executive Officer of SCC as a Director and President and Chief Operating Officer of TruServ. In addition, the parties expect that the current Chief Executive Officer of SCC will be renominated for a second three year term as a Director in 1999.

INDEMNIFICATION AND INSURANCE

     Under the terms of the Merger Agreement, Cotter has agreed that after the Effective Time, for acts occurring prior to the Merger (i) all rights to indemnification and advancement of expenses existing in favor of the directors and officers of SCC and its current or former subsidiaries (the "Indemnified Parties") under the provisions existing on the date of the Merger Agreement in the Articles of Incorporation, By-Laws and indemnification agreements of SCC will survive the Merger, and (ii) TruServ will indemnify and advance expenses to the Indemnified Parties to the full extent required or permitted under the provisions existing on the date of the Merger Agreement in the Articles of Incorporation, By-Laws and indemnification agreements of SCC.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Coopers & Lybrand, SCC's certified public accountants, is of the opinion that the material federal income tax consequences of the Merger, insofar as they relate to SCC and its Shareholders, will be as follows:

          (i) the Merger will constitute a reorganization within the meaning of
     Section 368(a) of the Code, and Cotter and SCC will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

          (ii) no gain or loss will be recognized by Cotter or SCC, as the case may be, as a result of the Merger;

          (iii) Except as otherwise described below, no gain or loss will be recognized by the Shareholders of SCC upon the conversion of their SCC Stock into shares of TruServ Stock pursuant to the Merger.

          (iv) The aggregate tax basis of the shares of TruServ Stock received in exchange for shares of SCC Stock pursuant to the Merger (including a fractional share for which cash is received) will be the same as the aggregate tax basis for such shares of SCC Stock decreased by (i) the amount of any tax basis allocable to the fractional share interest for which cash is received, (ii) the amount of any tax basis of SCC Common Stock exchanged for cash or a reduction of an outstanding obligation of the SCC Member, and (iii) the amount of any tax basis of SCC Preferred Stock exchanged for unsecured promissory notes, and increased by the amount of any unrecognized loss;

          (v) Although the matter is not free from doubt, the holders of SCC Preferred Stock who receive Class B Common Stock in the Merger and who also receive the right to exchange the Class B Common Stock for unsecured promissory notes pursuant to the conversion of securities provisions in
     Article 3.2(c) of the Merger Agreement (the "Exchange Right") should not recognize gain in connection with the receipt of the Exchange Right. However, the Internal Revenue Service may assert that such holders must recognize gain. Such taxable gain, if any, would be equal to the fair market value, if any, of the Exchange

     Right on the date of the Merger and would be recognized only in an amount equal to the excess, if any, of (i) the fair market value of the TruServ Stock received (including a fractional share treated as received), the fair market value of the Exchange Right received, and cash received (including the fair market value of any reduction of an outstanding obligation received in lieu of cash) for SCC Common Stock by such holder over (ii) the tax basis of all SCC Stock exchanged by the holder in the Merger. Any such gain generally will be treated as capital gain. If the tax basis of all the SCC Stock exchanged by the holder in the Merger exceeds the fair market value of the TruServ Stock received (including a fractional share treated as received), the fair market value of the Exchange Right received, and cash received (including the fair market value of any reduction of an outstanding obligation received in lieu of cash) for SCC Common Stock by such holder in the Merger, no loss would be recognized by the holder.

          The holders of SCC Stock who have received cash in lieu of a fractional share of TruServ Stock generally will be treated as if the fractional share had been distributed to such holder as part of the Merger and then redeemed by TruServ in exchange for the cash distributed in lieu of the fractional share in a transaction qualifying as an exchange under
     Section 302 of the Code. As a result, a holder of SCC Common Stock generally will recognize capital gain or loss with respect to the cash payment received in lieu of a fractional share.

          The holders of SCC Preferred Stock who have received Class B Common Stock in the Merger and who also receive an Exchange Right, and who subsequently exercise that Exchange Right, generally will be treated as if the Class B Common Stock sold pursuant to the Exchange Right, was redeemed by TruServ in a transaction qualifying as an exchange under Section 302 of the Code. Such holder generally will recognize gain equal to the difference in the fair market value of the unsecured promissory notes received over the holder's tax basis in the Class B Common Stock exchanged (plus an amount equal to any gain recognized as a result of receiving the Exchange Right). Any such gain generally will be treated as capital gain. Although the matter is not free from doubt, any loss arising from an exercise of the Exchange Right may not be recognized. Any holders of Exchange Rights who fail to exercise those rights prior to their expiration should not recognize any loss upon such expiration unless an amount was included in income upon receipt of the Exchange Right.

          The holders of SCC Common Stock who receive cash, or a reduction of an outstanding obligation, in exchange for shares of SCC Common Stock exceeding forty (40) shares of SCC Common Stock (i.e., common stock relating to more than five stores owned by any one SCC Member) pursuant to
     Article 3.2 of the Merger Agreement generally will be treated as if the SCC Common Stock exceeding forty (40) shares was redeemed by TruServ in a transaction qualifying as an exchange under Section 302 of the Code. The Shareholder will recognize gain, but not loss, if any, in the exchange. Such gain, if any, would equal the difference between (i) the cash received, if any, and the fair market value of any reduction in an outstanding obligation, and (ii) the holder's tax basis in the SCC Common Stock. Any such gain generally will be treated as capital gain.

          (vi) the aggregate tax basis of the shares of TruServ Stock received in exchange for shares of SCC Stock pursuant to the Merger (including fractional shares for which cash is received) will be the same as the aggregate tax basis for such shares of SCC Stock decreased by the amount of any tax basis allocable to the fractional share interests for which cash is received; and

          (vii) the holding period for shares of TruServ Stock received in exchange for shares of SCC Stock pursuant to the Merger will include the period that such shares of SCC Stock were held by the holder, provided such shares of SCC Stock were held as capital assets by the holder at the Effective Time.

     Ernst & Young LLP, Cotter's certified public accountants, has rendered its opinion with regard to the material federal income tax consequences of the Merger, insofar as they relate to Cotter and its Stockholders. Their opinion is attached as Exhibit 8-C to the Registration Statement wherein they have opined that:

     (i)   the Merger will constitute a reorganization within the meaning of
           Section 368(a) of the Code, and Cotter and SCC will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

     (ii) no gain or loss will be recognized to Cotter or SCC as a result of the Merger;

     (iii) neither gain nor loss will be recognized by the Cotter Stockholders as a result of the conversion of their Cotter Common Stock into shares of TruServ Stock;

     (iv) the aggregate tax basis of the shares of the TruServ Class A Common stock received in the conversion of the Cotter Class A Common Stock and the aggregate tax basis of the shares of the TruServ Class B Common Stock received in the conversion of the Cotter Class B Common Stock shall be the same as that of the shares exchanged;

     (v) the holding period of the TruServ Class A Common Stock and the TruServ Class B Common Stock received in the conversion of the Cotter Class A and Class B Common shares, respectively, shall include the period that the Cotter Common shares were held;

     (vi) an exchange of shares of Class B Common Stock for TruServ Class A Common Stock in the Recapitalization(1) will constitute a reorganization within the meaning of Section 368(a)(1) of the Code. TruServ will be a party to a reorganization within the meaning of
           Section 368(b) of the Code;

     (vii) no gain or loss will be recognized by the Cotter members upon the exchange, in each instance, of shares of Class B Stock for TruServ Class A Common Stock;

     (viii) the basis of the TruServ Class A Common Stock to be received by the Cotter members who exchange Class B Common Stock in the Recapitalization will be, in each instance, the same as the basis of their Class B Common Stock surrendered in exchange therefor;

     (ix) the holding period of the TruServ Class A Common Stock to be received by the Cotter members who surrender Class B Common Stock in exchange therefor will include in each instance the period during which the Cotter member held the Class B Common Stock surrendered in the exchange assuming that the Class B Common Stock was a capital asset in the hands of the holder;

     (x) The Patronage Dividend Promissory (Subordinated) Notes should be treated as securities for federal income tax purposes(2), and, as such, except for any amounts received allocable to accrued interest on the Patronage Dividend Promissory (Subordinated) Notes, (i) no gain or loss will be recognized by the holder, (ii) the holder's adjusted tax basis in the TruServ Class A Common Stock received in the exchange will, immediately after the exchange, be equal to the holder's aggregate tax basis in the Patronage Dividend Promissory (Subordinated) Notes exchanged therefor, and (iii) the holding period for the TruServ Class B Common Stock received in the exchange will include the period during which the Patronage Dividend Promissory (Subordinated) Notes were held, assuming that the Patronage Dividend Promissory (Subordinated) Notes were capital assets in the Cotter Members' hands immediately before the exchange.

     (xi) Any amounts received by holders of the Patronage Dividend Promissory (Subordinated) Notes that are allocable to accrued interest will be includable as interest income.

     (xii) To the extent that any exchanged Patronage Dividend Promissory (Subordinated) Note in the hands of a holder would be subject to the market discount rules, any disposition of the TruServ Class A Common Stock received in such exchange also would be subject to the market discount rules (Section 1276 of the Code).

     (xiii) the receipt of the contingent right to convert Patronage Dividend Promissory (Subordinated) Notes (as defined below) into TruServ Class B Common Stock during the 5 year period commencing on the effective date of the Merger ("Rights"), by the former Cotter members should not result in the recognition of income or loss. Pursuant to recently issued Regulations, a modification of the underlying terms of a debt instrument will be treated as an exchange of the "old" debt instrument for the modified debt instrument. In general, modification will create an exchange only if the modification is significant. The type of modification created by the Rights would be deemed significant only if the rights of the holder are altered in an economically significant manner. Since it is highly unlikely that the Rights would be exercised, it is unlikely that a holder's rights have been altered in an economically significant manner. However, since these Regulations have been finalized within the last six months, it is possible that the IRS would contend that the Patronage Dividend Promissory (Subordinated) Notes were exchanged. Further, a deemed exchange would be unlikely to create an adverse tax consequence to the members. Since the Patronage Dividend Promissory (Subordinated) Notes were issued as patronage, most holders should have a basis equal to the principal amount of the debt, and a taxable exchange would not create a gain.

     (xiv) the redemption of a Cotter member's TruServ Class B Common Stock should be nontaxable to the extent that the proceeds received with respect to each share equal the amount previously included in income as patronage pursuant to Subchapter T of the Code. To the extent that the proceeds are less than the amount previously included in income, the Cotter member should be entitled to an ordinary loss deduction. If the redemption proceeds exceed the amount previously included in income, such excess will be subject to the normal rules of stock redemptions found in Subchapter C of the Code. Subchapter C generally treats redemption proceeds as distributions (dividends) unless the shareholder has a meaningful reduction in his ownership of the distributor. If there has been a meaningful reduction, the transaction should be treated as a sale or exchange of a capital asset.
-------------------------
(1) The Recapitalization is the required acquisition by the Cotter members of additional Class A TruServ Stock in exchange for either Cotter Class B Common Stock and/or Patronage Dividend Promissory (Subordinated) Notes. Stock exchanges pursuant to the Recapitalization are transactions described in Section 1036 of the Code. The tax consequences as described herein shall be the same whether the Recapitalization is deemed a reorganization or a
    Section 1036 transaction.

(2) The term "security" is not defined in either the Code or Regulations promulgated thereunder, thus, the IRS might contend that the Patronage Dividend Promissory (Subordinated) Notes are not securities. If the IRS were successful in such contention gain or loss would be recognized on the exchange. Such gain or loss should, in general, be treated as capital gain or loss. However, if Patronage Dividend Promissory (Subordinated) Notes were acquired by the holder, other than as patronage, at a discount, income if any could be treated as interest income pursuant to the market discount obligation rules of the Code. Patronage Dividend Promissory (Subordinated) Notes could be acquired by a Member other than as patronage and at a discount by a purchase from another Member.

     It is a condition to the consummation of the Merger (which may be waived by the consent of both of Cotter and SCC) that SCC has received a favorable IRS private letter ruling to the effect that the proposed Merger will comply with the continuity of interest requirements for a tax free reorganization under
Section 368 of the Code. The opinions expressed herein are conditioned upon receipt of such letter and are also based, and such opinions to be issued later will be based, upon the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect as of the time such opinions were issued and all of which are subject to change, which change could be retroactive.

     THE DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. IN ADDITION, IT DOES NOT DISCUSS THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO CERTAIN PERSONS, AND MAY NOT APPLY TO CERTAIN HOLDERS SUBJECT TO SPECIAL TAX RULES.

     EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

     The Merger will be accounted for by TruServ using the purchase method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Cotter in connection with the Merger will be allocated to SCC's assets and liabilities based on their fair values, and the results of operations of SCC will be included in the results of operations of TruServ only for periods subsequent to the Effective Time of the Merger.

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger cannot be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Cotter and SCC each filed the required notification and report forms under the HSR Act with the FTC and the Antitrust Division. The specified waiting period expired on January 19, 1997 without any request for additional information.

     At any time before or after consummation of the Merger, the Antitrust Division or the FTC, or any state, could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Cotter or SCC. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger will not be made or, if such challenge is made, that Cotter or TruServ, as the case may be, will prevail. However, management of SCC and Cotter each believe that the Merger does not present any material anti-competitive effects.

     The obligations of Cotter and SCC to consummate the Merger are subject to the condition that there be no preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction that prevents consummation of the Merger, and that there be no statute, rule, regulation, executive order, stay, decree or judgment by any court or governmental authority that prohibits or restricts the consummation of the Merger. See "The Merger Agreement -- Conditions." Either Cotter or SCC may terminate the Merger Agreement if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or any other action shall have become final and non-appealable, provided that the party seeking to terminate the Merger Agreement for such reason shall have used all reasonable efforts to remove such order, decree or ruling. See "The Merger Agreement -- Termination."

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, a copy which is attached as APPENDIX A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.

THE MERGER

     Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, at the Effective Time SCC will be merged with and into Cotter, with Cotter as the surviving corporation (to be known thereafter as TruServ Corporation). The Merger will have the effects specified in Section 259 of the DGCL and Section 1929 of the PBCL.

     Cotter's Amended and Restated Certificate of Incorporation and Cotter's By-laws will be TruServ's Certificate of Incorporation and By-laws. The initial directors and the initial officers of TruServ will be as set forth on Exhibit 2.3(a) and Exhibit 2.3(b) of the Merger Agreement.

EFFECTIVE TIME OF THE MERGER

     The closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place on the first business day (the "Closing Date") after the later of (i) the date on which both SCC and Cotter Stockholders meetings approving the Merger have occurred, and (ii) the day on which all of the conditions to the Merger are satisfied or waived, or at such other date as Cotter and SCC agree. See "The Merger Agreement -- Conditions."

     As soon as practicable after the Closing, a Certificate of Merger will be filed with the Secretary of State of the State of Delaware as provided in
Section 252 of the DGCL and Articles of Merger will be filed with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania as provided by Sections 1926, 1927 and 1928 of the PBCL. The time specified in the Certificate of Merger and Articles of Merger for the consummation of the Merger is referred to as the Effective Time.

ADDITIONAL STOCK PURCHASES

     Upon the Effective Time, each Cotter Member will be required to own sixty
(60) shares of Class A Common Stock, par value $100.00 per share, for each separate retail location ("Store") up to a maximum of five (5) Stores or three hundred (300) such shares in the aggregate. Therefore, at the Effective Time, each Cotter Member will be required to purchase fifty (50) additional shares of Cotter Class A Common Stock at their par value ($100.00 per share) or an aggregate of $5,000.00, for such Member's first Store and sixty (60) additional shares of Cotter Class A Common Stock at their par value ($100.00 per share) or an aggregate of $6,000.00, for each of his or her second, third, fourth and fifth Stores. No additional Cotter Class A Common Stock will be required to be purchased by such Member for any Stores above five (5) in number. By approving the Merger, Cotter Members will be voting to increase their investment in Cotter with respect to the same retail stores for which they have already made their existing investment.

     Payment for the foregoing purchases may be made, at the election of the purchasing Cotter Member, (i) in cash and in full immediately upon the Effective Time or (ii) by surrendering Class B Common Stock (at its par value of $100 per share), and, to the extent such purchasing Cotter Member does not possess sufficient Class B Common Stock to satisfy such obligation, by surrendering Cotter patronage dividend subordinated promissory notes ("Patronage Dividend Promissory (Subordinated) Notes") at their principal amount. If not otherwise elected by the Cotter Member in writing prior to the Effective Time, such Cotter Member will be deemed to have elected to surrender Class B Common Stock, to the extent available therefor, and in satisfaction of any deficiency, to surrender Patronage Dividend Promissory (Subordinated) Notes. In the event any Cotter Member does not have sufficient Patronage Dividend Promissory (Subordinated) Notes or Class B Common Stock sufficient to satisfy his or her obligations, any remaining deficiency must be paid in cash in sixty (60) equal monthly installments. Cotter is authorized to require such additional purchases of Cotter Class A Common Stock pursuant to Article X, sec.1 of Cotter's By-Laws and the Retail Member Agreement (page 2).

ADDITIONAL RIGHTS AND OBLIGATIONS

     As soon as practical after the Effective Time, TruServ will redeem, on a pro rata basis, $17 million of Cotter Class B Common Stock (at the par value thereof) held by Cotter Members immediately prior to the Effective Time (the "Redemption"). Any shares of Cotter Class B Common Stock which are redeemed pursuant to the Redemption will be applied as a credit towards the minimum Cotter Class B Common Stock investment requirements set forth on Exhibit 3.2(c) to the Merger Agreement applicable to the Stockholder from whom such shares were redeemed. Commencing on the fifth anniversary of the Effective Time of the Merger, any Stockholder of Cotter Class B Common Stock which was redeemed pursuant to the Redemption and who is still a Member of TruServ will be required during the ensuing two year period, ending on the seventh anniversary of the Effective Time, to acquire from TruServ, at a price equal to the par value thereof and in such amounts as TruServ may from time to time determine, a number of shares of TruServ Class B Common Stock equal to the number of shares of Cotter Class B Common stock so redeemed, provided however, that any Stockholder after the Redemption who nonetheless holds the then required amount of Class B Common Stock will not be required to purchase any additional shares thereof.

     If all of a Member's Cotter Class B Common Stock is surrendered in payment of that Member's required additional purchases of Cotter Class A Common Stock described in the preceding section, that Member will be required to acquire shares of Cotter Class B Common Stock (through his or her patronage dividends) to replace the shares so surrendered, up to but not in excess of an amount equal to the then-required Cotter Class B Common Stock investment levels.

     In the event, at any time between the Effective Time of the Merger and the fifth anniversary thereof, of any dissolution of TruServ, termination of corporate existence of TruServ, sale of substantially all of its assets or acquisition of a majority of TruServ's Class A Common Stock by any one person (including for such purposes, all affiliates of such person), including, without limitation, by reason of a future merger, consolidation or combination, all Patronage Dividend Promissory (Subordinated) Notes as are outstanding as of the Effective Time and held by a Cotter Member and which remain outstanding at the time of such event may, at the election of the holder thereof, be converted into an equal amount of Class B Common Stock (on the basis of the principal amount of and any accrued but unpaid interest on such Patronage Dividend Promissory (Subordinated) Notes and the par value of such Class B Common Stock, disregarding any fractional shares, in lieu of which cash shall be paid to such electing holders).

CONVERSION OF SECURITIES

     As a result of the Merger and without any action on the part of the holders thereof, each outstanding share of SCC Common Stock and SCC Series A Stock (excluding those shares in excess of 40 shares of SCC Common Stock held by certain SCC Members who own more than five stores which will be canceled pursuant to Article III of the Merger Agreement) will be converted into the right to receive one (1) fully paid and nonassessable share of TruServ Class A Common Stock and each two (2) outstanding shares of SCC Preferred Stock will be converted into the right to receive one (1) fully paid and non-assessable share of TruServ Class B Common Stock. All such TruServ Class B Common Stock held by a former SCC Member as a result of such conversion, and any TruServ Class B Common Stock held by a former Cotter Member, which exceeds the investment requirements specified in Exhibit 3.2(c) to the Merger Agreement shall be convertible, at the option of the holder (exercised within sixty (60) days of the Effective Time), into five (5) year unsecured promissory notes. Such notes will have a five year maturity, with a fixed interest rate based on a premium spread above comparable U.S. Treasury notes as approved by the Board of Directors, and be subordinated to all other Cotter debt. Interest will be paid semi-annually and principal will be repaid at the end of the five-year term. No fractional shares of TruServ Stock will be issued in connection with such exchange. Cash will be delivered in lieu of fractional and canceled shares, based on the par value thereof, except where applied against balances owed for SCC Common Stock or SCC Series A stock.

     Each holder of a Transaction Statement representing any such shares of SCC Stock will upon consummation of the Merger cease to have any rights with respect to such SCC Stock, except the right to receive, without interest, shares of TruServ Stock and cash to the extent described above, or where applicable to exercise dissenters rights as described herein.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain representations and warranties by SCC relating to, among other things: (a) due organization, power and standing; (b) capital structure and ownership of subsidiaries; (c) the authorization, execution, delivery and enforceability of the Merger Agreement; (d) required consents and approvals and the absence of breaches or violations of the Articles of Incorporation and By-Laws, agreements and instruments, and law; (e) certain reports and financial statements; (f) the absence of certain changes or events;
(g) the accuracy of information in this Joint Proxy Statement/Prospectus; (h) litigation; (i) certain contracts and agreements; (j) employee benefit plans;
(k) taxes; (l) compliance with applicable law; (m) subsidiaries; (n) interested party transactions; (o) labor and employment matters; (p) insurance; (q) contracts and agreements with physicians, hospitals and third party providers;
(r) environmental matters; (s) intellectual property rights; (t) real property;
(u) the provision of complete copies of all documents to Cotter; (v) complete representations; and (w) takeover statutes.

     The Merger Agreement also contains certain representations and warranties by Cotter relating to, among other things: (a) due organization, power and standing; (b) capital structure and ownership of subsidiaries; (c) the authorization, execution, delivery and enforceability of the Merger Agreement;
(d) required consents and approvals and the absence of breaches or violations of the Certificate of Incorporation and By-Laws, agreements and instruments, and law; (e) reports and financial statements; (f) absence of certain changes or events; (g) the accuracy of information in this Joint Proxy Statement/Prospectus; (h) litigation; (i) certain contracts and agreements; (j) employee benefit plans; (k) taxes; (l) compliance with applicable law; (m) subsidiaries; (n) interested party transactions; (o) labor and employment matters; (p) insurance; (q) contracts and agreements with physicians, hospitals and third party providers; (r) environmental matters; (s) intellectual property rights; (t) real property; (u) the provision of complete copies of all documents to SCC; (v) complete representations; (w) certain employee benefit matters; and
(x) certain share ownership information.

CERTAIN COVENANTS

     Cotter and SCC agreed that, prior to the Effective Time and except as set forth in its respective Disclosure Schedule, each of them will, among other things: (i) conduct its business only in the ordinary and usual course, consistent with past practices; (ii) use its best efforts to preserve intact its business organization, to retain its and its subsidiaries' present officers and key employees, and to preserve the goodwill of those having business relationships with it and its subsidiaries; (iii) frequently report to the other the general status of its ongoing operations, deliver to the other financial reports and promptly notify the other of material changes in its or its subsidiaries' business or properties; (iv) use all reasonable efforts to deliver to the other a letter from its independent auditors in connection with the Registration Statement; and (v) through the Effective Time, afford the other access to all of its records, and each will furnish to the other all information concerning its business, properties and personnel as the other party may reasonably request.

     Cotter and SCC also agreed that, prior to the Effective Time, neither of them will, among other things: (i) make any amendment to its By-laws, Certificate or Articles of Incorporation; (ii) make or agree to make any change in its capitalization; (iii) dispose of any of its intellectual property rights;
(iv) enter into any operating leases as lessor in excess of an aggregate of $750,000 per year and for more than 5 years; (v) satisfy or discharge any claim, liability or obligation in excess of $3,000,000 individually and in the aggregate; (vi) materially reduce its existing insurance coverage; (vii) acquire any other business entities; (viii) make any material changes with respect to their tax reporting or accounting principles; or (ix) alter their methodology of computing, determining the payment date or distributing patronage dividends. The amendments to Cotter's Certificate of Incorporation and By-Laws contemplated by the Merger Agreement will not constitute a breach of such covenants.

     In addition, SCC agreed that, prior to the Effective Time, neither it nor any of its subsidiaries will, among other things: (i) purchase or dispose of any material long term assets nor (ii) except as required by law, or pursuant to existing contractual arrangements, or solely to the extent necessary to make compensation increases in the ordinary course of business consistent with past practices or make available existing benefit arrangements to new or promoted employees in the ordinary course of business consistent with past practice (a) make any compensation increases; (b) enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance or other employee benefit plan, agreement, trust, plan, fund or other arrangement between SCC and one or more of its officers, directors or employees (collectively, "Compensation Plans"), (c) institute any new employee benefit, welfare program or Compensation Plan, (d) make any change in any Compensation Plan or other employee welfare or benefit arrangement or enter into any written employment or similar agreement or arrangement with any employee, or (e) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered in favor of such individual, upon the occurrence of any of the transactions contemplated by the Merger Agreement.

     Cotter and SCC also agreed that each will use all reasonable efforts (a) to take all actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and the consummation of the transactions contemplated by the Merger Agreement, subject to the appropriate vote or consent of Stockholders and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity or any other public or private third party which is required to be obtained or made by such party in connection with the Merger and the transactions contemplated by the Merger Agreement.

     Cotter and SCC agreed that Cotter will use reasonable efforts to take any action required by state securities or blue sky laws in connection with the issuance of the shares of TruServ Stock pursuant to the Merger Agreement, and that SCC will furnish Cotter with all information concerning SCC and the holders of its capital stock and take such other action as Cotter may reasonably request in connection with the Registration Statement and such issuance of shares of TruServ Stock.

     SCC and Cotter agreed, except to the extent required in the exercise of the fiduciary duties of the Board of Directors of SCC or Cotter, as the case may be, under applicable law as advised by independent counsel, to recommend approval and adoption of the Merger Agreement by their respective Stockholders and to use their respective best efforts to obtain such approval.

NO SOLICITATION

     Until the consummation of the Merger, Cotter and SCC may not, except to the extent required in the exercise of the fiduciary duties of the Board of Directors of Cotter or SCC under applicable laws as advised by independent counsel in connection with an unsolicited proposal, solicit, encourage or engage or participate in negotiations concerning any acquisition, tender offer, merger, consolidation, business combination or similar transaction other than the Merger (such proposals being referred to as "Acquisition Proposals").

     Each of Cotter and SCC has agreed to notify the other if any such Acquisition Proposals (including the identity of the persons making such proposals and, subject to the fiduciary duties of the party's Board of Directors, the terms of such proposals) are received and furnish to the other party a copy of any written proposal.

CERTAIN EMPLOYEE BENEFIT PLAN MATTERS

     Cotter has represented to SCC that, to the extent medical and dental employee benefits are provided following consummation of the Merger, it shall
(i) cause all pre-existing condition exclusions and "actively-at-work" requirements to be waived, and (ii) provide that any expenses incurred on or before the consummation of the Merger will be taken into account for purposes of satisfying deductible, coinsurance and maximum out-of-pocket provisions for such employees and their covered dependents under TruServ employee benefit plans.

DIRECTOR AND OFFICER INDEMNIFICATION

     Cotter and the SCC have agreed that for acts occurring prior to the Effective Time, all rights to indemnification and advancement of expenses existing in favor of the directors and officers of SCC under the provisions existing on the date of the Merger Agreement under the Articles of Incorporation, By-Laws and indemnification agreements of SCC shall survive the Effective Time. In addition, TruServ will indemnify and advance expenses to the Indemnified Parties to the full extent required or permitted under the provisions existing on the date of the Merger Agreement under SCC's Articles of Incorporation and By-Laws and indemnification agreements of SCC. See "The Merger -- Conflicts of Interest."

MANAGEMENT AFTER THE MERGER

     The officers and directors of TruServ will be as set forth on Exhibits 2.3(a) and 2.3(b) to the Merger Agreement. Copies of such exhibits are attached to the Merger Agreement which is APPENDIX A to this Joint Proxy Statement/Prospectus. The initial Board of Directors of TruServ will consist of seventeen persons, serving staggered one, two or three year terms, and will be comprised of the current Chief Executive Officers of Cotter and SCC, eight directors selected by the current Cotter Board of Directors and seven directors selected by the current SCC Board of Directors.

     For information with respect to the compensation anticipated to be paid to members of the TruServ Board of Directors after the Merger, See "The Merger -- Conflicts of Interest -- Agreements with Respect to Directors."

     The following provides certain information with respect to the executive compensation of those persons who will serve as executive officers of TruServ after the Merger:

                                       FISCAL                                 OTHER         LONG-TERM
     NAME AND PRINCIPAL POSITION        YEAR      SALARY     BONUS(1)    COMPENSATION(2)    INCENTIVES
-------------------------------------  ------    --------    --------    ---------------    ---------
Daniel A. Cotter.....................   1995     $500,000    $250,000       $   6,305       $     --
  President and Chief Executive         1994      500,000     375,000           4,430        250,000
  Officer of Cotter                     1993      500,000          --           4,996             --
Kerry J. Kirby.......................   1995      250,000      75,000           6,750             --
  Vice President, Treasurer and Chief   1994      225,000     101,250           6,930         45,000
  Financial Officer of Cotter           1993      225,000      25,313           6,746             --
                                                                  (3)            (4)          (5)
Paul E. Pentz........................   1996     $395,833    $134,752                       $159,563
  President and Chief Executive         1995      350,000     162,517       $ 248,543        191,228
  Officer of SCC                        1994      283,088     147,749             900        169,637
Eugene J. O'Donnell..................   1996
  Executive VP, Merchandise             1995      263,550      76,783           1,388         93,774
  Advertising, Inventory Control of     1994      252,000      78,144           1,870        113,953
  SCC                                             210,702     143,212              --        114,000
Donald J. Hoye.......................   1996      244,584      92,159                        102,299
  Executive VP, Sales, MIS,             1995      220,008      58,186           1,375         96,708
  Operations of SCC                     1994      165,828      47,515             900         71,686

-------------------------
(1) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of each fiscal year.

(2) Other compensation consists primarily of Cotter contributions to the Cotter & Company Employee's Savings and Compensation Deferral Plan (the "Savings Plan"). Under the Savings Plan, each participant may elect to make a contribution in an amount of up to ten percent (10%) of his or her annual compensation a year, of which a maximum of $9,240 of the executive officer's salary in fiscal year 1995 may be deferred. The Cotter contribution to the Savings Plan is equal to seventy-five percent (75%) of the participant's contribution, but not to exceed four and one-half percent (4 1/2%) of the participant's annual compensation.

(3) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of each fiscal year.

(4) Other compensation consists primarily of life insurance premiums and company car taxable benefit. Mr. Pentz's other compensation in 1996 included $247,643 payable under the executive retirement program.

(5) The Board of Directors adopted a long-term incentive plan to attract, retain, and reward executives and other key employees. Cash payment is based on average percent of company performance to goal for the most recent three fiscal years, impact level of the executive and salary range mid-point for the specific executive.

     Daniel A. Cotter is employed under a long-term contract which commenced January 1, 1985 for a period of 15 years terminating December 31, 1999. Mr. Cotter agreed, in 1990, to revise his contract to conform his compensation to that applicable to all other executives. His base salary has remained the same from 1990 to 1995. Messrs. Hoye and O'Donnell are employed by SCC under five-year contracts and Mr. Pentz under a two-year contract, in each case commencing on September 1, 1996.

     Cotter has a severance policy providing termination benefits based upon annual compensation and years of service. Officers of Cotter are also offered agreements providing for severance in the event of termination with the imposition of certain restrictions regarding competition and confidentiality.

     No loans were made by Cotter to its executive officers or to its directors during the last three fiscal years.

LONG-TERM PERFORMANCE CASH AWARDS

     The Cotter Board of Directors adopted a long-term incentive plan for selected senior executive officers of Cotter. Senior executives of Cotter are eligible for cash payouts ranging from 10% to 75% of their annual salary if performance goals established for the plan are met. Performance goals for the current plans relate to the achievement of revenue growth.

     A new plan starts each year with goals set for the next three-year period. A range of estimated payouts which could be earned by the individuals listed in the Summary Compensation Table in fiscal year 1996, and paid in fiscal year 1997 is shown in the following table:

                                                                      THRESHOLD    TARGET    MAXIMUM
                     NAME                        PERFORMANCE PERIOD    PAYMENT    PAYMENT    PAYMENT
                     ----                        ------------------   ---------   -------    -------
Daniel A. Cotter...............................      1994-1996        $143,750    $287,500   $431,250
Kerry J. Kirby.................................      1994-1996          25,000      50,000     75,000

COTTER DEFINED BENEFIT RETIREMENT PLANS

     Cotter has a defined benefit pension plan, the Cotter & Company Defined Lump Sum Pension Plan (the "Cotter Plan"), which is qualified under the Code. The Cotter Plan was amended and restated effective January 1, 1996. The amount of Cotter's annual contribution to the Cotter Plan is determined for the total of all participants covered by the Cotter Plan, and the amount of payment with respect to a specified person is not and cannot readily be separated or individually calculated by the actuaries for the Cotter Plan. The Cotter Plan provides fully vested lump sum benefits to eligible employees who have served a minimum of five years of service. Annuities are also available and are the actuarial equivalent of the lump sum payment. Each of the Cotter executive officers listed in the foregoing Summary Compensation Table is a participant in the Cotter Plan.

     For each year of service, a participant receives a percentage of his or her "average compensation" in the form of a lump sum. The percentages range from two percent of average compensation for years of service performed prior to age 26, to twelve percent of average compensation for years of service performed at or after age 61. Participants with average compensation in excess of two-thirds of the Social Security Taxable Wage Base in the year of termination of employment or retirement receive an additional benefit on this excess compensation equal to half of the percentage applied to their full average compensation. Participants who were age 50 with at least fifteen years of service as of January 1, 1996 receive an additional 25% of their average compensation. The benefits under the Cotter Plan cannot be less than benefits already earned by the participant under the Cotter Plan as it existed prior to its amendment.

     "Average compensation" means the average of the compensation received by an eligible employee during the three highest consecutive calendar years within the ten consecutive calendar years immediately preceding the date of termination of employment. Compensation considered in determining benefits includes salary, overtime pay, commissions, bonuses, deferral contributions under the Savings Plan, and pre-tax medical premiums.

     Cotter amended and restated effective January 1, 1996, a Supplemental Retirement Plan (the "Supplemental Plan") for certain employees as designated by Cotter's President and Chief Executive Officer. For each year of service, participants receive a percentage of their "average compensation" in the form of a lump sum. The percentages are 22 percent of average compensation for years of service performed prior to age 55, to 28 percent of average compensation for years of service performed at or after age 55. Service is limited to 20 years, and the maximum aggregate percentage is 500%. This amount is reduced by any benefits payable under the Cotter Plan and eight times the participant's primary Social Security benefit. "Average Compensation" for the Supplemental Plan is defined the same as for the Cotter Plan, as discussed above. The benefits under the Supplemental Plan cannot be less than benefits already earned by the participant under the Supplemental Plan as it existed prior to its amendment.

     The Supplemental Plan is not a qualified plan under the Code. Benefits payable under the Supplemental Plan will be financed through internal operations. The estimated annual retirement benefits which may be payable pursuant to the Cotter Plan to the officers named in the Summary Compensation Table is currently limited under Section 401(a)(17) of the Code, which outlines the maximum earnings amounts which may be considered under the Cotter Plan in determining retirement benefits. This limit is $150,000 for 1996. Section 415 of the Code outlines the maximum annual benefit which may be payable from the Cotter Plan during the year. The dollar limit is $120,000 for 1996 for a participant retiring at age 65, with reduced amounts at younger ages. The actuarial equivalent of the annual amount may be payable as a lump sum.

     The following table reflects the combined estimated annual retirement benefits which may be payable pursuant to the Cotter Plan and the Supplemental Plan to the Cotter officers named in the Summary Compensation Table at retirement under various assumed conditions, assuming retirement at age 65.

                                                              YEARS OF SERVICE
                 AVERAGE                    ----------------------------------------------------
               COMPENSATION                    10         15         20         25         30
               ------------                    --         --         --         --         --
 $1,000,000...............................  $255,122   $360,535   $465,948   $465,948   $465,948
    900,000...............................   228,290    323,162    418,033    418,033    418,033
    800,000...............................   201,458    285,788    370,118    370,118    370,118
    700,000...............................   174,625    248,414    322,203    322,203    322,203
    600,000...............................   147,793    211,041    274,288    274,288    274,288
    500,000...............................   120,960    173,667    226,373    226,373    226,373
    400,000...............................    94,128    136,293    178,458    178,458    178,458
    300,000...............................    67,296     98,920    130,543    130,543    130,543
    200,000...............................    40,463     61,546     82,628     82,628     82,628
    100,000...............................    13,631     24,172     34,713     34,713     34,713

     The present credited years of service for the officers listed in the above table are as follows: Daniel A. Cotter, 30 years and Kerry J. Kirby, 20 years.

     There is no existing market for Cotter's common stock and there is no expectation that any market will develop. There are no broad market or peer group indexes Cotter believes would render meaningful comparisons. Accordingly, a performance graph of Cotter's cumulative total shareholder return for the previous five years, with a performance indicator of the overall stock market for Cotter's peer group, has not been prepared.

     In fiscal year 1995 directors of Cotter were each paid $1,000 per month. Effective 1996, this amount was $1,500 per month. The Chairman of the Board is paid $1,000 per day to a maximum of $100,000 per year, when serving in the capacity as Chairman.

SCC DEFINED BENEFIT RETIREMENT PLANS

     SCC has a defined benefit pension plan, SERVISTAR Corporation Retirement Income Plan (the "SCC Plan"), which is qualified under the Internal Revenue Code. The SCC Plan was amended as a cash-balance plan and restated effective July 1, 1996. The amount of SCC annual contribution to the plan is determined for the total of all participants covered by the SCC Plan. Eligibility to participate is age 21 and a 1,000-hour year of service. SCC Plan vesting is five years of service. Each of the executive officers is a participant in the SCC Plan.

     Under the SCC Plan definition, SCC credits annually a percentage of annual compensation to each eligible employees' cash-balance account. The percentage ranges between 4% for up to 10 years of service to 8.5% for thirty or more years of service. Interest credits are earned and credited annually at the end of each plan year. Interest rate is set equal to the 30-year Treasury Constant Maturity rate each April, for use during the entire plan year beginning July 1.

     Annual compensation includes salary, overtime, bonuses, and most other types of special pay except taxable fringe benefits and capital income.

     SCC also has a Supplemental Executive Retirement Plan (the "SERP") for certain employees as designated by the Board of Directors. The SERP provides for a total benefit level (including qualified plan benefits) of 2% of final earnings times credited service up to 25 years plus 1/2% of final earnings times credited service over 25 years. This amount is reduced by 3/4% of offset earnings (up to Social Security Covered Compensation) times credited service up to 25 years plus 1/4% of offset earnings (up to the lesser of Social Security Covered Compensation or final earnings) times credited service over 25 years when full Social Security Benefits are received. Final earnings is defined as highest earnings for five consecutive plan years. Offset earnings is average plan earnings for three years before the plan year in which the employee terminated.

     Social Security Covered Compensation is the 35-year average of the maximum amount on which Social Security taxes are paid, projected to the year of full Social Security benefits, based on year of birth.

     The following table reflects the combined estimated annual retirement benefits which may be payable based on the SCC Plan and the SERP at retirement at age 65 under various assumed conditions.

                                                         YEARS OF SERVICE AT AGE 65
                 AVERAGE                    ----------------------------------------------------
               COMPENSATION                    10         15         20         25         30
               ------------                    --         --         --         --         --
 $1,000,000...............................  $197,975   $296,963    395,950   $494,938   $519,600
    900,000...............................   177,975    266,963    355,950    444,938    467,100
    800,000...............................   157,975    236,963    315,950    394,938    414,600
    700,000...............................   137,975    206,963    275,950    344,938    362,100
    600,000...............................   117,975    176,963    235,950    294,938    309,600
    500,000...............................    97,975    146,963    195,950    244,938    257,100
    400,000...............................    77,975    116,963    155,950    194,938    204,600
    300,000...............................    57,975     86,963    115,950    144,938    152,100
    200,000...............................    37,975     56,963     75,950     94,938     99,600
    100,000...............................    17,975     26,963     35,950     44,938     47,100

     Note: For officers born after 1938, one year temporary supplement is payable in addition to the above figures.

     The present credited years of service for the officers listed in the table are as follows: Paul E. Pentz, 18 years; Eugene J. O'Donnell, 4 years and Donald
J. Hoye, 26 years.

PATRONAGE DIVIDENDS AFTER THE MERGER

     For a period of not less than one year after the Effective Time, the methodologies of computing and distributing patronage dividends of both Cotter and SCC for their former Members shall be as set forth on Exhibit 3.3 to the Merger Agreement. During such period of time, TruServ will diligently and in good faith develop a common patronage dividend methodology for use thereafter by all TruServ Members. During such period of time, new Members who join TruServ will have their patronage dividend computed and distributed in accordance with the method used by the constituent corporation offering the retail program prior to the Effective Time which is elected by such new Member.

OPERATIONS AFTER THE MERGER

     It is presently intended that as soon as possible after the effective date of the Merger, the headquarters of TruServ will be combined in Chicago. This process is expected to take several years, essentially resulting in all major departments being located in Chicago, with the exception of Lumber and Building Materials, the rental and industrial/commercial programs, as well as the Member Accounting Services department, which will be operated in Butler, Pennsylvania.

     In Management Information Services' areas, a systems transition plan will be developed. A common point of sales system will be developed for the Members retail stores, beginning with a basic system permitting owners to perform certain business activities with TruServ. In addition, a common inventory management and distribution system will be developed. Initially, portions of the MIS department will be located in both Chicago and Butler.

     As soon as possible, the paint manufacturing and delivery operations of both companies will be transitioned to Cary, Illinois, the location of Cotter's paint facility. The printing operations, of which there are presently three, are intended to be consolidated in Butler, PA.

     The following Member programs will be combined with various effects on Members, although it is anticipated that the overall end result will be neutral or favorable:

     Catalog
     MSDS
     Telxon (electronic ordering)
     Non-Electronic Ordering
     Minimum Freight
     Late Payment Fee
     Price Tickets
     Purchase History Report
     Variable Pricing

     The present intention is to provide a complete assortment of merchandise and highly competitive prices to Members by combining merchandise selection and inventory control functions of the companies. It is intended that the merchandise assortment will be common by the third year following the Merger.

     In addition:

     - A new central ship logistics plan will be implemented and utilized for slow moving SKUs;

     - Private label SKUs will be maintained in key categories (i.e., paint, applicators, outdoor power equipment); and

     - Most private label lines will be sold to all owner groups.

     In marketing, each company's brand names and programs will be maintained, with some programs such as Tools for Tomorrow being made available to all TruServ Members.

     An immediate review of distribution facilities will be made to identify locations to consolidate and reduce manpower and inventory requirements. Long term plans will be developed for construction of new and larger facilities to replace multiple less productive locations. One warehouse operating system will be adopted and implemented. Where feasible, the outbound transportation departments will be combined through a series of cross-docking programs cutting expense through reduced miles and equipment needs. Vendor backhauls will be consolidated. All logistic staffing will be evaluated and combined to eliminate duplication and complexity.

     Decisions will be finalized on the number of these centers, if any, which can or should be closed to reduce the unnecessary assets.

STORE COMPETITION

     After the Effective Time of the Merger, there will be both Cotter and SCC stores owned by Members operating in certain areas. In the future, the long-range policies of TruServ with respect to store competition in overlapping markets will be determined on a case-by-case basis as such situations arise. SCC and Cotter have agreed that none of such competing stores will be required to relocate, terminate or otherwise alter or amend their businesses, as a result of the Merger.

CONDITIONS

     The obligations of Cotter and SCC to effect the Merger are subject to the satisfaction of certain conditions, including, among others: (i) obtaining Cotter and SCC Stockholder and Shareholder approvals; (ii) the absence of any injunction prohibiting consummation of the Merger; (iii) receipt of all necessary government and other consents and approvals, and the satisfaction of any conditions with respect thereto (other than the filing of the Certificate of Merger and Articles of Merger); (iv) the absence of any action by any federal or state governmental entity that imposes any condition upon Cotter or SCC that would so impact the Merger as to render the Merger inadvisable; (v) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (vi) other than the filing of the Certificate of Merger and Articles of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity which are necessary for the consummation of the Merger, have been filed, occurred or been obtained and be in full force and effect; and (vii) receipt by SCC of a favorable IRS private letter ruling to the effect that the proposed Merger will comply with the continuity of interest requirements for a tax free reorganization under Section 368 of the Code.

     The obligation of each of Cotter and SCC to effect the Merger is also subject to the satisfaction of the following additional conditions, among other things: (i) the other party has performed in its obligations under the Merger Agreement prior to the Effective Time and the representations and warranties of the other party contained in the Merger Agreement are true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by the Merger Agreement; (ii) each has received an opinion of its certified public accountants, substantially to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Cotter and SCC will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) each of Cotter and SCC has received an opinion of counsel to the other.

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the Stockholders of Cotter and SCC: (i) by mutual written consent of Cotter and SCC;
(ii) by either Cotter or SCC, if the Merger has not been consummated on or before December 31, 1997; (iii) by either Cotter or SCC, if there has been any material breach of a representation or warranty or material obligation of the other under the Merger Agreement and, if such breach is curable, such default has not been remedied within 10 days (subject to certain extensions) after receipt by such other party of notice in writing from such party specifying such breach and requesting that it be remedied; (iv) by Cotter, if the Board of Directors of SCC has (a) withdrawn or modified in a manner adverse to it such Board's approval or recommendation (or failed to make such recommendation) of the Merger Agreement or the Merger, or has resolved to do any of the foregoing, or (b) recommended an Acquisition Proposal other than the Merger; (v) by SCC, if the Board of Directors of Cotter has (a) withdrawn or modified in a manner adverse to it such Board's approval or recommendation (or failed to make such recommendation) of the Merger Agreement or the Merger, or has resolved to do any of the foregoing, or (b) recommended an Acquisition Proposal other than the Merger; (vi) by either Cotter or SCC if any court of competent jurisdiction in the United States or other United States governmental body has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or any other action has become final and non-appealable; or (vii) by either of Cotter or SCC, if any approval of the Stockholders or Shareholders of the other required for the consummation of the Merger submitted for approval has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of Stockholders or Shareholders or at any adjournment thereof.

     In the event of termination, the Merger Agreement is of no further effect and, except for a termination resulting from a breach by a party of the Merger Agreement, there is no liability or obligation on the part of either Cotter or SCC or their respective officers or directors, except as specifically provided in the Merger Agreement.

AMENDMENT; WAIVER

     The Merger Agreement may be amended by written action taken by Cotter and SCC at any time before or after approval thereof by the Shareholders of SCC or Stockholders of Cotter, but, after any such approval, no amendment may be made which alters the terms of the conversion of stock provided for in the Merger Agreement or in any way materially adversely affects the rights of such Shareholders or Stockholders, or the Certificate of Incorporation of TruServ, without the further approval of such Shareholders or Stockholders.

     At any time prior to the Effective Time, Cotter and SCC may, by written instrument, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and
(iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement.

EXPENSES

     If the Merger is consummated, TruServ will pay up to $2 million of SCC's particular and peculiar expenses incurred in connection therewith. If the Merger is not consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated hereby shall be paid by the party or parties incurring such expenses, except that Cotter and SCC shall share equally the expenses incurred in connection with filings under the HSR Act, printing and mailing the Joint Proxy Statement, all aspects of the Registration Statement, including any registration or filing fees relating thereto, both federal and state, the investment banking fee of William Blair & Company, LLC, the human resources consulting fee of Towers, Perrin and any other expenses incurred for the mutual benefit of both parties to the transaction.

               COMPARATIVE PER SHARE PRICES AND DIVIDEND POLICIES

     Neither the Cotter Stock nor the SCC Stock is listed or traded on any national securities exchange or on Nasdaq. There is no public market for any such securities nor is any expected to develop. The Cotter Stock and the SCC Stock has heretofore been issued only in connection with the acquirors thereof becoming Members of Cotter or SCC, respectively, and after the Merger the same restrictions will continue in effect. Such stock is always sold at its par value. No dividends are paid to Members with respect to either the Cotter Stock or the SCC Stock. Patronage dividends to Members are based on purchasing volumes and other criteria, rather than ownership of stock in Cotter or SCC. See "Comparative Per Share Data" for certain book value per share data for Cotter and SCC.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial statements are based on the historical financial statements of Cotter and SCC adjusted to give effect to the Merger. The unaudited pro forma consolidated balance sheet as of September 28, 1996 has been prepared as if the Merger had occurred on September 28, 1996. The unaudited pro forma consolidated statements of operations for the nine months ended September 28, 1996 and the year ended December 30, 1995 have been prepared as if the Merger had occurred on December 31, 1995 and January 1, 1995, respectively.

     The Merger will be accounted for by TruServ using the purchase method of accounting. The pro forma adjustments reflect the preliminary allocation of purchase price based on the estimated fair value of the assets and liabilities of SCC and are based upon currently available information and certain assumptions that management believes are reasonable. While management does not expect the nature of the purchase accounting adjustments to change significantly, it is likely that the amount of the actual purchase accounting adjustments will differ from the adjustments set forth in the pro forma financial statements because management has not completed appraisals of the SCC assets and because the Merger is not expected to be consummated until July 1, 1997. The actual purchase price adjustments and other Merger related adjustments will be determined based on the fair value of the assets and liabilities acquired and may differ from the amounts reflected in the pro forma adjustments. Under the proposed terms of the Merger, SCC Members will exchange their SCC Common Stock and SCC Preferred Stock for TruServ Stock at a par value of $100.00 per share. SCC Shareholders owning in excess of 40 shares of SCC Common Stock (representing five stores), will have those excess shares purchased by Cotter, at their $100 per share par value, in cash or by a credit against amounts owed by those Shareholders to SCC in respect of shares of SCC Common Stock and SCC Series A Stock.

     The unaudited pro forma consolidated statements of operations do not include the effects of certain cost savings that are expected to be realized as a result of the actions TruServ management plans to take following the Merger. When fully implemented, such cost savings are estimated to be approximately $50 million annually and include savings from reductions in employees and duplicate facilities following the Merger as well as from increased vendor credits and lower merchandise costs based on increased purchasing volumes.

     The unaudited pro forma consolidated financial statements are intended for informational purposes only and are not necessarily indicative of the financial position or results of operations which would have been achieved had the Merger occurred on the indicated dates, nor are they necessarily indicative of the results of future operations. The unaudited pro forma consolidated financial statements should be read in conjunction with the financial statements and notes thereto of Cotter and SCC included or incorporated by reference in this Proxy Statement/Prospectus.

                                COTTER & COMPANY

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 28, 1996
                                (000'S OMITTED)

                                                    AS REPORTED            PRO FORMA        PRO FORMA
                                                --------------------      -----------      ------------
                                                 COTTER       SCC         ADJUSTMENTS      CONSOLIDATED
                                                --------    --------      -----------      ------------
ASSETS
Current Assets:
  Cash and cash equivalents..................   $  1,570    $  1,800                        $     3,370
  Accounts and notes receivable..............    302,196     180,822       $  (5,000)(1)        478,018
  Inventories................................    368,612     175,752          (6,000)(2)        538,364
  Prepaid expenses...........................     16,796       3,848                             20,644
                                                --------    --------        --------         ----------
     Total current assets....................    689,174     362,222         (11,000)         1,040,396
Properties owned, less accumulated
  depreciation...............................    167,811      80,068                            247,879
Properties under capital leases, less
  accumulated amortization...................      4,026                                          4,026
Unallocated purchase price...................                                 47,286 (3)         47,286
Other assets.................................      7,675      11,498          (1,000)(4)         18,173
                                                --------    --------        --------         ----------
     Total assets............................   $868,686    $453,788       $  35,286        $ 1,357,760
                                                ========    ========        ========         ==========
LIABILITIES AND CAPITALIZATION
Current liabilities:
  Accounts payable and accrued expenses......   $340,190    $197,523       $  29,500 (5)    $   567,213
  Short-term borrowings......................     78,039                      17,000 (6)         95,039
  Current maturities of notes, long-term debt
     and lease obligations...................     61,198       5,544                             66,742
  Patronage dividends payable in cash........      7,075      10,140                             17,215
                                                --------    --------        --------         ----------
     Total current liabilities...............    486,502     213,207          46,500            746,209
                                                --------    --------        --------         ----------
Long-term debt and obligations under capital
  leases.....................................     75,551     118,735                            194,286
                                                --------    --------        --------         ----------
Capitalization:
  Estimated patronage dividends to be
     distributed principally by the issuance
     of promissory (subordinated) notes and
     redeemable Class B nonvoting common
     stock...................................     13,642                                         13,642
  Promissory (subordinated) and instalment
     notes...................................    179,124                      10,000 (7)        189,124
  Redeemable Class A common stock and
     partially paid subscriptions and common
     stock of SCC............................      4,902       9,693(10)      25,100 (8)         39,695
  Redeemable Class B nonvoting common stock
     and paid-in capital and preferred shares
     of SCC..................................    107,072     117,939(10)     (52,100)(9)        172,911
  Retained earnings (deficit)................      2,712     (5,786)           5,786(10)          2,712
                                                --------    --------        --------         ----------
                                                 307,452     121,846         (11,214)           418,084
Foreign currency translation adjustment......       (819)                                          (819)
                                                --------    --------        --------         ----------
Total capitalization.........................    306,633     121,846         (11,214)           417,265
                                                --------    --------        --------         ----------
     Total liabilities and capitalization....   $868,686    $453,788       $  35,286        $ 1,357,760
                                                ========    ========        ========         ==========

   See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

 (1) Adjustment to reflect potential added risk of collectibility of receivables resulting from Members withdrawing subsequent to the Merger.

 (2) Represents the resulting adjustments from anticipated mark-downs in commonizing the inventory mix and inventory that will be sold at reduced prices due to the closure of certain SCC distribution centers. Other commonization expenses are anticipated but are not reflected due to the uncertainty as to amount.

 (3) Represents preliminary estimate of the excess of cost over the fair value of the net assets of SCC. At each balance sheet date following the Merger, TruServ will evaluate potential impairment of any goodwill created as a result of the Merger using undiscounted future cash flows.

 (4) Adjustment to other intangibles.

 (5) Represents accrual of certain expenses and purchase accounting adjustments as set forth below:

                                                               (000'S OMITTED)
                                                               ---------------
Employee benefits:
  Principally to adjust for the effect of recording SCC's
     postretirement benefit obligation......................       $ 7,200
  Adjustment of SCC's vacation pay accrual to conform to
     Cotter's vacation pay policy...........................         2,800
Closure of facilities -- severance payments, lease and asset disposal costs associated with the closure of SCC's Butler office facility, paint plant and certain distribution
  centers -- see "Operations After the Merger"..............         9,300
Legal, accounting and other transaction costs...............         7,000
Other.......................................................         3,200
                                                                   -------
                                                                   $29,500
                                                                   =======

 (6) Adjustment to reflect short-term borrowings for redemption of Cotter Class B Common Stock at par value.

 (7) Adjustment to reflect promissory notes issued to SCC members in connection with the redemption of SCC Preferred Stock. Such redemption relates to certain SCC members with Preferred Stock investments in excess of the proposed TruServ investment requirements.

 (8) Represents the conversion of Cotter Class B Common Stock to Class A Common Stock to meet additional required investment level. Under the proposed terms of the Merger, additional Class A Common Stock investment is required for Cotter Members to increase their investment to $6,000 per store for up to five stores.

 (9) Items (6), (7) and (8).

(10) Acquisition of SCC's capital stock through exchange of TruServ shares and elimination of SCC's retained deficit.

                                COTTER & COMPANY

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 1996
                                (000'S OMITTED)

                                                      AS REPORTED            PRO FORMA        PRO FORMA
                                                ------------------------    -----------      ------------
                                                  COTTER         SCC        ADJUSTMENTS      CONSOLIDATED
                                                ----------    ----------    -----------      ------------
   Revenues..................................   $1,822,901    $1,345,363      $               $ 3,168,264
                                                ----------    ----------    ---------        ------------
   Cost and expenses:
     Cost of revenues........................    1,673,480     1,252,910                        2,926,390
     Warehouse, general and administrative...      103,787        70,473          887(1)          175,147
     Interest paid to Members................       13,778                        600(2)           14,378
     Other interest expense..................        7,606         7,328          701(3)           15,635
     Other income, net.......................          135        (3,659)                          (3,524)
     Income tax expense......................          480          (239)                             241
                                                ----------    ----------    ---------        ------------
                                                 1,799,266     1,326,813        2,188           3,128,267
                                                ----------    ----------    ---------        ------------
   Net margins...............................   $   23,635    $   18,550      $(2,188)        $    39,997
                                                 =========     =========    =========           =========

    See accompanying Notes to Unaudited Pro Forma Consolidated Statements of
                                  Operations.

                                COTTER & COMPANY

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 30, 1995
                                (000'S OMITTED)

                                                        AS REPORTED            PRO FORMA         PRO FORMA
                                                  ------------------------    -----------       ------------
                                                    COTTER         SCC        ADJUSTMENTS       CONSOLIDATED
                                                    ------         ---        -----------       ------------
    Revenues..................................    $2,437,002    $1,719,851      $                $4,156,853
                                                  ----------    ----------      -------          ----------
    Cost and expenses:
      Cost of revenues........................     2,234,934     1,594,737                        3,829,671
      Warehouse, general and administrative...       114,107       102,451        1,182(1)          217,740
      Interest paid to Members................        20,627                        800(2)           21,427
      Other interest expense..................         9,298        11,109          935(3)           21,342
      Other income, net.......................        (1,177)       (7,746)                          (8,923)
      Income tax expense......................           176           389                              565
                                                  ----------    ----------      -------          ----------
                                                   2,377,965     1,700,940        2,917           4,081,822
                                                  ----------    ----------      -------          ----------
    Net margins...............................    $   59,037    $   18,911      $(2,917)         $   75,031
                                                  ==========    ==========      =======          ==========

    See accompanying Notes to Unaudited Pro Forma Consolidated Statements of
                                  Operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(1) Adjustment for amortization of the excess of cost over the fair value of the net assets of SCC. Amortization has been calculated using the straight-line method over an estimated useful life of 40 years.

(2) Adjustment for interest expense on promissory notes to be issued in connection with the Merger. Such interest was calculated at an assumed interest rate of 8%.

(3) Adjustment for interest expense on short-term borrowings to be issued in connection with the Merger. Such interest was calculated at an assumed interest rate of 5.5%.

                COTTER UNAUDITED QUARTERLY FINANCIAL INFORMATION

                                COTTER & COMPANY

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                (000'S OMITTED)

                                                         SEPTEMBER 28,    DECEMBER 30,
                                                             1996             1995
                                                         -------------    ------------
                                                          (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents..........................      $  1,570         $ 22,473
  Accounts and notes receivable......................       302,196          287,888
  Inventories........................................       368,612          315,311
  Prepaid expenses...................................        16,796           11,180
                                                           --------         --------
  Total current assets...............................       689,174          636,852
Properties owned, less accumulated depreciation......       167,811          165,683
Properties under capital leases, less accumulated
  amortization.......................................         4,026            5,393
Other assets.........................................         7,675           11,648
                                                           --------         --------
TOTAL ASSETS.........................................      $868,686         $819,576
                                                           ========         ========

           See Notes to Condensed Consolidated Financial Statements.

                                COTTER & COMPANY

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                (000'S OMITTED)

                                                                SEPTEMBER 28,    DECEMBER 30,
                                                                    1996             1995
                                                                -------------    ------------
                                                                 (UNAUDITED)
LIABILITIES AND CAPITALIZATION
Current liabilities:
  Accounts payable and accrued expenses.....................      $340,190         $351,247
  Short-term borrowings.....................................        78,039            2,657
  Current maturities of notes, long-term debt and lease
     obligations............................................        61,198           61,634
  Patronage dividends payable in cash (Estimated at
     September 28, 1996)....................................         7,075           18,315
                                                                  --------         --------
  Total current liabilities.................................       486,502          433,853
                                                                  --------         --------
Long-term debt and obligations under capital leases.........        75,551           79,213
                                                                  --------         --------
Capitalization:
  Estimated patronage dividends to be distributed
     principally by the issuance of promissory
     (subordinated) notes and redeemable Class B nonvoting
     common stock...........................................        13,642               --
  Promissory (subordinated) and installment notes...........       179,124          186,335
  Class A common stock and partially paid subscriptions
     (Authorized 100,000 shares; issued and fully paid,
     48,810 and 52,710 shares)..............................         4,902            5,294
  Class B nonvoting common stock and paid-in capital
     (Authorized 2,000,000 shares; issued and fully paid,
     1,059,707 and 1,055,700 shares; issuable as partial
     payment of patronage dividends, 62,005 shares as of
     December 30, 1995).....................................       107,072          113,062
  Retained earnings.........................................         2,712            2,661
                                                                  --------         --------
                                                                   307,452          307,352
  Foreign currency translation adjustment...................          (819)            (842)
                                                                  --------         --------
  Total capitalization......................................       306,633          306,510
                                                                  --------         --------
TOTAL LIABILITIES AND CAPITALIZATION........................      $868,686         $819,576
                                                                  ========         ========

           See Notes to Condensed Consolidated Financial Statements.

                                COTTER & COMPANY

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                (000'S OMITTED)
                                  (UNAUDITED)

                                                      FOR THE THIRTEEN                FOR THE THIRTY-NINE
                                                        WEEKS ENDED                       WEEKS ENDED
                                               ------------------------------    ------------------------------
                                               SEPTEMBER 28,    SEPTEMBER 30,    SEPTEMBER 28,    SEPTEMBER 30,
                                                   1996             1995             1996             1995
                                               -------------    -------------    -------------    -------------
Revenues...................................      $599,893         $594,808        $1,822,901       $1,840,663
                                                 --------         --------        ----------       ----------
Cost and expenses:
  Cost of revenues.........................       548,983          544,407         1,673,480        1,686,660
  Warehouse, general and administrative....        31,773           29,676           103,787           96,680
  Interest paid to Members.................         4,393            5,047            13,778           15,476
  Other interest expense...................         2,721            2,083             7,606            7,362
  Other income, net........................           311               18               135             (466)
  Income tax expense.......................           160              130               480              360
                                                 --------         --------        ----------       ----------
                                                  588,341          581,361         1,799,266        1,806,072
                                                 --------         --------        ----------       ----------
Net margins................................      $ 11,552         $ 13,447        $   23,635       $   34,591
                                                 ========         ========        ==========       ==========

           See Notes to Condensed Consolidated Financial Statements.

                                COTTER & COMPANY

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                        FOR THE THIRTY-NINE WEEKS ENDED
                                (000'S OMITTED)
                                  (UNAUDITED)

                                                                SEPTEMBER 28,    SEPTEMBER 30,
                                                                    1996             1995
                                                                -------------    -------------
Operating activities:
  Net margins...............................................      $  23,635        $ 34,591
     Adjustments to reconcile net margins to cash and cash
      equivalents from operating activities:
       Statement of operations components not affecting cash
        and cash equivalents................................         18,828          18,475
     Net change in working capital components...............       (100,410)         (9,856)
                                                                  ---------        --------
  Net cash and cash equivalents provided by (used for)
     operating activities...................................        (57,947)         43,210
                                                                  ---------        --------
Investing activities:
  Additions to properties owned.............................        (16,487)        (15,998)
  Proceeds from sale of properties owned....................            210           4,160
  Changes in other assets...................................          3,973          (1,042)
                                                                  ---------        --------
  Net cash and cash equivalents used for investing
     activities.............................................        (12,304)        (12,880)
                                                                  ---------        --------
Financing activities:
  Proceeds (payments) of short-term borrowings..............         75,382          (1,287)
  Payment of annual patronage dividend......................        (18,315)        (18,383)
  Payment of notes, long term debts, lease obligations and
     Class A common stock...................................         (7,719)        (10,933)
                                                                  ---------        --------
  Net cash and cash equivalents provided by (used for)
     financing activities...................................         49,348         (30,603)
                                                                  ---------        --------
Net decrease in cash and cash equivalents...................        (20,903)           (273)
Cash and cash equivalents at beginning of the year..........         22,473           1,831
                                                                  ---------        --------
Cash and cash equivalents at end of the period..............      $   1,570        $  1,558
                                                                  =========        ========

           See Notes to Condensed Consolidated Financial Statements.

                                COTTER & COMPANY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- GENERAL

     The condensed consolidated balance sheet, statement of operations and statement of cash flows at and for the period ended September 28, 1996 and the condensed consolidated statement of operations and statement of cash flows for the period ended September 30, 1995 are unaudited and, in the opinion of the management of Cotter & Company (the Company), include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position, results of operations and cash flows for the respective interim periods. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. This financial information should be read in conjunction with the consolidated financial statements for the year ended December 30, 1995 included in the Company's Post-Effective Amendment No. 5 to Form S-2 Registration Statement (No. 33-39477) and in the Company's 1995 Annual Report on Form 10-K.

NOTE 2 -- ESTIMATED PATRONAGE DIVIDENDS

     Patronage dividends are declared and paid by the Company after the close of each fiscal year. The 1995 annual patronage dividend was distributed through a payment of 30% of the total distribution in cash, with the balance being paid through the issuance of the Company's Class B nonvoting common stock and five-year promissory (subordinated) notes. Such patronage dividends, consisting of substantially all of the Company's patronage source income, have been paid since 1949. Annually, the Board of Directors reviews the annual patronage dividend to ensure that the Company is adequately capitalized. The estimated patronage dividend for the thirty-nine weeks ended September 28, 1996 is $23,584,000 compared to $35,009,000 for the corresponding period in 1995.

NOTE 3 -- INVENTORIES

     Inventories consisted of:

                                                         SEPTEMBER 28,    DECEMBER 30,
                                                             1996             1995
                                                         -------------    ------------
                                                          (UNAUDITED)
                                                                (000'S OMITTED)
Manufacturing inventories:
  Raw materials......................................      $  3,126         $  2,139
  Work-in-process and finished goods.................        21,942           19,407
                                                           --------         --------
                                                             25,068           21,546
Merchandise inventories..............................       343,544          293,765
                                                           --------         --------
                                                           $368,612         $315,311
                                                           ========         ========

                                COTTER & COMPANY

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 1996 COMPARED TO THIRTY-NINE WEEKS ENDED SEPTEMBER 30, 1995

RESULTS OF OPERATIONS:

     Revenues decreased by $17,762,000 or 1.0% compared to the same period last year. The decrease was attributable to the phase out of the V&S(R) Variety division and the sale of the General Power Equipment manufacturing division. Comparable shipments to Member stores increased 3.6% compared with the prior year.

     Gross margins decreased by $4,582,000 or 3.0%. Gross margins as a percentage of revenues declined to 8.2% from 8.4% for the same period last year. The decrease in gross margin was primarily attributable to the expanded Pinpoint Pricing program and the resigned business of the V&S(R) Variety division and the General Power Equipment manufacturing division.

     Warehouse, general and administrative expenses increased by $7,107,000 or 7.4% and as a percentage of revenues was 5.7% compared to 5.3% for the same period last year. The increase was primarily the result of moving expenses, organizational improvements in the area of management information services and member incentives connected with the trueAdvantage program.

     Interest paid to Members decreased by $1,698,000 or 11.0% primarily due to a lower principal balance and lower average interest rates.

     Other interest expense increased by $244,000 or 3.3% compared to the same period last year primarily due to higher short-term borrowings partially offset by a lower average interest rate.

     Net margins were $23,635,000 compared to $34,591,000 for the same period last year.

THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 1996 COMPARED WITH THE YEAR ENDED DECEMBER 30, 1995

LIQUIDITY AND CAPITAL RESOURCES:

     The Company has a seasonal need for cash. During the first nine months of the year, as seasonal inventories are purchased for resale or manufacture and shipment, cash and cash equivalents are used for operating activities. The Company anticipates that cash and cash equivalents will be provided by operating activities and financing activities, if necessary, for the remainder of the year.

     At the end of the third quarter of 1996, inventories increased by $53,301,000 to support anticipated future orders of seasonal merchandise. Accounts and notes receivable increased by $14,308,000 due to the seasonal payment terms extended to the Company's Members. Short-term borrowings increased by $75,382,000 in support of the increased inventories and accounts receivables combined with a decrease of $11,057,000 in accounts payable and accrued expenses.

     At September 28, 1996, net working capital remained comparable at $202,672,000 compared to $203,000,000 at December 30, 1995. The current ratio decreased to 1.42 at September 28, 1996 compared to 1.47 at December 30, 1995.

     The Company has various short-term lines of credit available under informal agreements with lending banks, cancelable by either party under specific circumstances. The Company has also established a $125,000,000 five-year revolving credit facility with a group of banks. Borrowings under these agreements were $78,039,000 at September 28, 1996. In addition, the Company has a private shelf agreement for available borrowings of up to $50,000,000.

     The Company's capital is primarily derived from Class A common stock and retained earnings, together with promissory (subordinated) notes and nonvoting Class B common stock issued in connection with the

                                COTTER & COMPANY

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

Company's annual patronage dividend. The Company believes the funds derived from these capital resources, as well as operations and the credit facilities noted above, will be sufficient to satisfy capital needs.

     Total capital expenditures, including those made under capital leases, were $16,487,000 for the thirty-nine weeks ended September 28, 1996 compared to $15,998,000 during the comparable period in 1995. These capital expenditures relate to additional equipment and technological improvements at the regional distribution centers and the National Headquarters. Funding of any additional 1996 capital expenditures is anticipated to come from operations and external sources, if necessary.

THIRTEEN WEEKS ENDED SEPTEMBER 28, 1996 COMPARED TO THIRTEEN WEEKS ENDED SEPTEMBER 30, 1995

RESULTS OF OPERATIONS:

     Revenues increased by $5,085,000 or 0.9% compared to the same period last year. This increase was the result of increased merchandise shipments to existing True Value Members from the Company's regional distribution network and manufacturing facilities.

     Gross margins increased by $509,000 or 1.0% and as a percentage of revenues remained comparable with the same period last year at 8.5%. The increase in gross margin was the result of the increased sales and change in product mix.

     Warehouse, general and administrative expenses increased by $2,097,000 or 7.1% and as a percentage of revenues, increased to 5.3% compared to 5.0% for the same period last year. The increase was primarily the result of improvements in the area of management information services and member incentives connected with the trueAdvantage program.

     Interest paid to Members decreased by $654,000 or 13.0% primarily due to a lower principal balance and lower average interest rates.

     Other interest expense increased by $638,000 or 30.6% compared to the same period last year due to higher short-term borrowings.

     Net margins were $11,552,000 compared to $13,447,000 for the same period last year.

                      SERVISTAR COAST TO COAST CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                   AS OF SEPTEMBER 30, 1996 AND JUNE 30, 1996
                                 (IN THOUSANDS)

                                                              SEPTEMBER 30,   JUNE 30,
                                                                  1996          1996
                                                              -------------   --------
                                                               (UNAUDITED)
ASSETS
  Current Assets:
     Cash and cash equivalents..............................    $  1,800      $  5,172
     Accounts and notes receivable..........................     180,822       192,299
     Merchandise inventories................................     175,752       171,976
     Prepaid Expenses.......................................       3,848         8,314
                                                                --------      --------
          Total current assets..............................     362,222       377,761
Properties owned, less accumulated depreciation.............      80,068        78,414
Other assets................................................      11,498        11,607
                                                                --------      --------
TOTAL ASSETS................................................    $453,788      $467,782
                                                                ========      ========
LIABILITIES AND OWNERS' EQUITY
  Current Liabilities:
     Accounts payable and accrued expenses..................    $197,523      $212,612
     Current maturities of long-term debt...................       5,544         5,645
     Patronage dividends payable in cash....................      10,140         9,656
                                                                --------      --------
          Total current liabilities.........................     213,207       227,913
                                                                --------      --------
Long-term debt..............................................     118,735       118,476
                                                                --------      --------
Owners' equity:
  Preferred stock...........................................     117,939       118,359
  Common stock..............................................       9,693         8,487
  Retained earnings (deficit)...............................      (5,786)       (5,453)
                                                                --------      --------
          Total owners' equity..............................     121,846       121,393
                                                                --------      --------
TOTAL LIABILITIES AND OWNERS' EQUITY........................    $453,788      $467,782
                                                                ========      ========

                      SERVISTAR COAST TO COAST CORPORATION

                CONSOLIDATED FINANCIAL STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED SEPTEMBER 30
                                 (IN THOUSANDS)

                                                                  1996        1995
                                                                  ----        ----
                                                                    (UNAUDITED)
Net Revenues................................................    $464,483    $414,890
COSTS AND EXPENSES:
  Cost of Goods Sold........................................     426,930     380,374
  Distribution, Selling and Administrative Expenses.........      32,111      32,330
  Interest Expense..........................................       2,500       2,544
  Other Income, Net.........................................        (722)     (2,623)
                                                                --------    --------
                                                                 460,819     412,625
                                                                --------    --------
NET MARGINS.................................................    $  3,664    $  2,265
                                                                ========    ========

                      SERVISTAR COAST TO COAST CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED SEPTEMBER 30
                                 (IN THOUSANDS)

                                                                  1996        1995
                                                                  ----        ----
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Margins.................................................    $  3,664    $  2,265
Adjustments to reconcile net margins to net cash provided by operating activities:
  Depreciation..............................................       1,990       1,782
  Amortization..............................................         710         622
  (Gain) Loss on Disposition................................          (4)        295
  Increase (decrease) from changes in:
     Receivables............................................      11,477      22,653
     Merchandise inventory..................................      (3,776)     (7,321)
     Prepaid expenses.......................................       4,466        (247)
     Accounts payable and accrued expenses..................     (15,089)    (20,255)
                                                                --------    --------
  Net cash provided by (used in) operating activities.......       3,438        (206)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment................           7           0
Purchases of property and equipment.........................      (3,647)       (843)
(Increase) decrease in other assets.........................        (601)      2,344
                                                                --------    --------
  Net cash (used in) provided by investing activities.......      (4,241)      1,501
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on long-term debt, net...........................         158       3,950
Proceeds from issuance of capital stock.....................       1,110          86
Repurchase of capital stock.................................      (2,441)     (4,008)
Payment of cash portion of patronage dividends..............      (1,396)     (3,456)
                                                                --------    --------
  Net cash used in financing activities.....................      (2,569)     (3,428)
Net decrease in cash........................................      (3,372)     (2,133)
Cash at beginning of period.................................       5,172       5,833
                                                                --------    --------
Cash at end of period.......................................    $  1,800    $  3,700
                                                                ========    ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Owners of
     SERVISTAR Corporation:

     We have audited the accompanying consolidated and combined balance sheets of SERVISTAR Corporation and Coast to Coast Stores, Inc. as described in Note B to the financial statements as of June 30, 1996 and 1995 and the related statement of operations and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SERVISTAR Corporation as of June 30, 1996 and 1995, and the results of its operations and cash flows for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND LLP

Pittsburgh, Pennsylvania
July 26, 1996

                             SERVISTAR CORPORATION

                    CONSOLIDATED AND COMBINED BALANCE SHEETS
                                 AS OF JUNE 30
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                1996       1995
                                                                ----       ----
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  5,172   $  5,833
  Receivables, less allowance for doubtful accounts of
    $1,557 in 1996 and $1,547 in 1995.......................   192,299    193,001
  Merchandise inventory.....................................   171,976    173,706
  Prepaid expenses..........................................     8,314      7,653
                                                              --------   --------
       Total current assets.................................   377,761    380,193
Property and equipment, at cost:
  Buildings.................................................    81,272     77,365
  Office and warehouse equipment............................    62,013     57,520
                                                              --------   --------
                                                               143,285    134,885
  Less accumulated depreciation.............................    70,276     63,872
                                                              --------   --------
                                                                73,009     71,013
  Land......................................................     5,405      4,674
                                                              --------   --------
                                                                78,414     75,687
Other assets................................................    11,607     10,950
                                                              --------   --------
       Total assets.........................................  $467,782   $466,830
                                                              ========   ========
               LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $183,357   $191,981
  Accrued liabilities.......................................    29,255     27,513
  Patronage dividends payable -- SERVISTAR..................     7,172      7,957
  Patronage dividends payable -- Coast to Coast Stores,
    Inc.....................................................     2,484      3,182
  Current portion of long-term debt.........................     5,645      6,171
                                                              --------   --------
       Total current liabilities............................   227,913    236,804
Long-term debt, less current portion........................   118,476    108,592
                                                              --------   --------
       Total liabilities....................................   346,389    345,396
Owners' equity:
  Capital stock:
    Preferred (as to assets only) nonparticipating, $50 par
      value; authorized shares, 3,000,000; outstanding
      shares: 1996, 1,858,940; 1995, 1,813,480..............    92,947     90,674
    Common, $100 par value; authorized shares, 300,000;
      outstanding shares: 1996, 31,840; 1995, 32,072........     3,184      3,207
    Common preference redeemable, $100 par value; authorized
      shares, 5,000; outstanding shares: 1995, 1,000........        --        100
  Amounts due owners in preferred stock -- SERVISTAR........     8,269      9,439
  Amounts due owners in preferred stock -- Coast to Coast
    Stores, Inc.............................................     2,138      2,947
  Capital stock of subsidiary...............................       819        790
  Capital stock of Coast to Coast Stores, Inc.:
    Preferred (as to assets only) nonparticipating, $50 par
      value; authorized shares, 3,000,000; outstanding
      shares: 1996, 300,100; 1995, 284,920..................    15,005     14,246
    Common, $600 par value; authorized shares, 300,000;
      outstanding shares: 1996, 8,390; 1995, 8,450 (net of
      stock subscriptions receivable of: 1996, $550; 1995,
      $413).................................................     4,484      4,657
  Retained earnings (deficit):
    Parent..................................................        76         76
    Subsidiaries............................................    (5,529)    (4,702)
                                                              --------   --------
       Total owners' equity.................................   121,393    121,434
                                                              --------   --------
       Total liabilities and owners' equity.................  $467,782   $466,830
                                                              ========   ========

    The accompanying notes are an integral part of the financial statements.

                             SERVISTAR CORPORATION

               CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                          FOR THE YEARS ENDED JUNE 30
                                 (IN THOUSANDS)

                                                              1996         1995         1994
                                                              ----         ----         ----
Net revenues.............................................  $1,729,908   $1,802,103   $1,734,905
Costs and expenses:
  Cost of goods sold.....................................   1,611,174    1,679,615    1,613,257
  Distribution, selling and administrative expenses......      93,080       95,179       93,006
  Interest expense.......................................      10,091       10,825       10,076
  Other income, net......................................      (3,471)      (6,886)      (6,866)
                                                           ----------   ----------   ----------
       Total costs and expenses..........................   1,710,874    1,778,733    1,709,473
                                                           ----------   ----------   ----------
Net margins..............................................  $   19,034   $   23,370   $   25,432
                                                           ==========   ==========   ==========
Retained deficit at beginning of year....................  $   (4,626)  $   (4,675)  $   (4,043)
Net margins..............................................      19,034       23,370       25,432
Patronage dividends......................................     (19,861)     (23,321)     (26,064)
                                                           ----------   ----------   ----------
Retained deficit at end of year..........................  $   (5,453)  $   (4,626)  $   (4,675)
                                                           ==========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                             SERVISTAR CORPORATION

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                          FOR THE YEARS ENDED JUNE 30
                                 (IN THOUSANDS)

                                                                  1996        1995        1994
                                                                  ----        ----        ----
Cash flows from operating activities:
  Net margins...............................................    $ 19,034    $ 23,370    $ 25,432
  Adjustments to reconcile net margins to net cash provided
     by operating activities:
       Depreciation.........................................       7,187       7,110       6,285
       Amortization.........................................       2,343       3,698       3,048
       Gain on disposition of property and equipment........        (410)       (152)         --
       Increase (decrease) from changes in:
          Receivables.......................................         702       5,627      (4,108)
          Merchandise inventory.............................       1,730       2,443      (4,406)
          Prepaid expenses..................................        (661)        655        (211)
          Accounts payable and accrued expenses.............      (6,882)    (24,183)     41,150
          Other adjustments, net............................          15      (3,028)        317
                                                                --------    --------    --------
            Net cash provided by operating activities.......      23,058      15,540      67,507
Cash flows from investing activities:
  Proceeds from sale of property and equipment..............       1,507         431          56
  Purchases of property and equipment.......................     (11,011)     (7,518)     (2,714)
  (Increase) decrease in other assets.......................      (3,014)       (236)        842
                                                                --------    --------    --------
            Net cash used in investing activities...........     (12,518)     (7,323)     (1,816)
Cash flows from financing activities:
  Proceeds from long-term debt..............................      20,245      34,400     (12,800)
  Payments on long-term debt................................     (10,887)    (22,453)    (35,974)
  Proceeds from issuance of capital stock...................         333         333         597
  Repurchase of capital stock...............................      (9,963)     (8,539)     (7,770)
  Payment of cash portion of patronage dividends............     (10,929)    (12,803)     (9,419)
                                                                --------    --------    --------
            Net cash used in financing activities...........     (11,201)     (9,062)    (65,366)
                                                                --------    --------    --------
Net (decrease) increase in cash and cash equivalents........        (661)       (845)        325
Cash and cash equivalents at beginning of year..............       5,833       6,678       6,353
                                                                --------    --------    --------
Cash and cash equivalents at end of year....................    $  5,172    $  5,833    $  6,678
                                                                ========    ========    ========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest....................    $  9,430    $ 10,049    $  8,639
                                                                ========    ========    ========
Non-cash financing activities:
  SERVISTAR preferred stock patronage dividend..............    $  9,439    $  8,631    $  9,777
                                                                ========    ========    ========
  Coast to Coast Stores, Inc. preferred stock patronage
     dividends..............................................    $  2,947    $  4,914    $  4,549
                                                                ========    ========    ========
  Deferred acquisition payments in conjunction with the
     acquisition............................................          --          --    $  3,000
                                                                ========    ========    ========

    The accompanying notes are an integral part of the financial statements.

                             SERVISTAR CORPORATION

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

A. ORGANIZATION:

     SERVISTAR Corporation (SERVISTAR) and Coast to Coast Stores, Inc. (CTC) are marketing and purchasing cooperatives. SERVISTAR/Coast to Coast Corporation
(SCC) is a hardlines wholesaler. SERVISTAR's wholly-owned subsidiaries include SCC, KCI Coatings, Inc. (Kurfees), Speer Hardware Company, Taylor Rental Corporation (Taylor), and Advocate Services, Inc. and its subsidiaries, Total Exposition Concepts, Inc. and Advocate Retail Services, Inc. SERVISTAR, its wholly-owned subsidiaries and CTC are collectively referred to as the Corporation.

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation:

     The financial statements include the consolidated accounts of SERVISTAR and its wholly-owned subsidiaries combined with the accounts of CTC. These consolidated and combined statements have been presented to reflect the common management of, and the interlocking business arrangements between, SCC and CTC. All intercompany balances and transactions have been eliminated. On July 1, 1996, SCC and CTC were merged into SERVISTAR on a tax free basis as described in Note C.

Estimates:

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and reported amounts of revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents:

     The Corporation considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Merchandise Inventory:

     Merchandise inventory is stated at the lower of cost or market, with cost determined on the first-in, first-out method.

Property and Equipment:

     Depreciation is taken over the estimated useful lives of the assets using the straight-line method. When properties are retired or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts, and gains and losses resulting from such transactions are reflected in operations. Included in property and equipment are certain costs, net of amortization, associated with the capitalization of internally developed software totaling $5,317, and $5,461 in 1996, and 1995, respectively.

Other Assets:

     Other assets include prepaid pension costs and amortized costs related to various projects which benefit future periods. Amortization of other assets, excluding the amount related to Taylor, is computed using the straight-line method over a five year period.

                             SERVISTAR CORPORATION

Credit Concentration:

     Customers of the Corporation are not concentrated in any specific geographic region, but are concentrated in the retail hardware store, lumber and building supply industries. No single customer accounted for a significant amount of the Corporation's sales and receivables.

Income Taxes:

     SERVISTAR and CTC operate as cooperatives under the Internal Revenue Code and distribute substantially all of their earnings to their owners through patronage dividends.

     SERVISTAR and its wholly-owned subsidiaries constitute a consolidated group for federal income tax purposes and file a consolidated federal income tax return. CTC files a separate federal income tax return.

     The Corporation provides for deferred income taxes on all amounts which are reported in different time periods for income tax and financial reporting purposes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Corporation's principal temporary differences relate to receivable reserves, depreciation of property and equipment and pension costs.

Revenue Recognition:

     Revenues are recognized in the period inventory is shipped to owners.

Reclassifications:

     Certain amounts in the 1995 financial statements have been reclassified for comparative purposes.

C. MERGER:

     In March 1996, SERVISTAR, SCC and CTC entered into a Plan and Agreement of Merger (the Merger), which provided for the merger of SCC and CTC into SERVISTAR. The merger was completed on July 1, 1996 and resulted in SERVISTAR changing its name to SERVISTAR COAST TO COAST Corporation (the Surviving Corporation). All assets and liabilities of SCC and CTC were transferred to the Surviving Corporation, which continues to operate as a marketing and purchasing cooperative. The Merger was accounted for as a reorganization of companies under common control in a manner similar to a pooling of interests.

     Common and preferred stock of CTC was converted to common and preferred stock of the Surviving Corporation. All other stock of CTC and SCC was canceled and retired.

     Patronage dividends for 1996 will be determined in a manner consistent with prior years based on the separate operations of SERVISTAR and CTC and will be paid subsequent to June 30, 1996.

     In connection with the Merger, the borrowing facilities of SCC described in Note D were retired on July 1, 1996 and replaced by increased credit lines available to the Surviving Corporation.

     As a result of the Merger, the Corporation incurred a restructuring charge of $2,113 in 1996. Included in this restructuring charge were costs pertaining to severance, relocation, facility closure and professional fees. These costs were shared by SERVISTAR and CTC in a plan that was reviewed by the respective Boards of Directors.

                             SERVISTAR CORPORATION

D. LONG-TERM DEBT:

     Long-term debt at June 30, 1996 and 1995 consisted of the following:

                                                                  1996           1995
                                                                  ----           ----
SERVISTAR revolving credit agreement........................    $ 18,000       $ 12,000
SERVISTAR uncollateralized lines of credit..................      19,000         18,000
SCC revolving credit agreements.............................      43,200         30,900
Notes, due September 1, 2000................................      40,950         44,350
Notes, due December 1, 1998.................................          --          6,286
IDA bonds, due October 1, 1997..............................         540          1,090
Other loans and notes with interest rates of 6.0% with due
  dates ranging
  from 1997 to 2001.........................................       2,431          2,137
                                                                --------       --------
                                                                 124,121        114,763
Less current portion........................................       5,645          6,171
                                                                --------       --------
                                                                $118,476       $108,592
                                                                ========       ========

     SERVISTAR and certain subsidiaries maintain a revolving credit agreement with a group of banks which provides a revolving line of credit of $87,500 until January 31, 1999. The expiration date of the revolving line of credit may be extended by mutual consent. SERVISTAR may select among various interest rate options on outstanding borrowings during the term of the revolving credit agreement. The weighted average interest rate on amounts outstanding at June 30, 1996 and 1995 was 6.4% and 7.2%, respectively. SERVISTAR is required to pay a commitment fee of 1/4 of 1% per annum on the daily unborrowed amount. On July 1, 1996, this facility was amended to increase the line of credit to $115,000.

     SERVISTAR has uncollateralized lines of credit with banks providing for borrowings of up to $29,000 with interest at variable rates as determined periodically by the banks. The amounts under these borrowings are classified as long-term debt as SERVISTAR has the ability and the intent to refinance the debt on a long-term basis. Borrowings under these facilities were $19,000 and $18,000 at June 30, 1996 and 1995, respectively. The interest rate on amounts outstanding at June 30, 1996 and 1995 was 6.4% and 7.0%, respectively. In connection with the Merger, available uncollateralized lines of credit were increased to $40,000 effective July 1, 1996.

     SCC's $40,000 revolving credit agreement, as amended, was retired on July 1, 1996 in conjunction with the Merger. The weighted average interest rate on amounts outstanding at June 30, 1996 and 1995 was 6.7% and 7.4%, respectively. This revolving line of credit is guaranteed by CTC. Borrowings under this facility were $33,200 and $27,500 at June 30, 1996 and 1995, respectively.

     SCC also has a $5,000 revolving line of credit and a $5,000 uncommitted short-term borrowing agreement which were retired effective July 1, 1996. The borrowings under these agreements are classified as long-term debt since the Surviving Corporation has the ability and the intent to refinance the debt on a long-term basis. Borrowings under the $5,000 revolving line of credit facility were $5,000 and $3,400 at June 30, 1996 and 1995, respectively. The effective rate on outstanding borrowings was 6.4% and 7.0% at June 30, 1996 and 1995, respectively. Outstanding borrowings on the uncommitted borrowing facilities were $5,000 and -0-at June 30, 1996 and 1995, respectively. The effective interest rate on outstanding borrowings was 6.4% at June 30, 1996.

     The notes due September 1, 2000 were issued in September 1990, and bear interest at a fixed interest rate of 10.23% per annum. Interest is payable semi-annually on the first day of March and September through maturity. Annual principal payments commenced on September 1, 1993 and will continue through

                             SERVISTAR CORPORATION

D. LONG-TERM DEBT -- (CONTINUED):
September 1, 1999 in amounts varying between $2,250 and $4,550. A final balloon payment of $22,750 is due September 1, 2000.

     The notes due December 1, 1998 were issued in December 1988, and bore interest at an amended rate of 10.57%. Annual principal payments of $1,571 commenced on December 1, 1992. The notes were paid in full December 1, 1995.

     Interest on the IDA bonds reflects a variable tax-free interest rate which changes based on market conditions. The bonds can be tendered at any time at the option of the holder, at a purchase price equal to 100% of the principal amount of the bonds plus accrued interest. The bonds may be remarketed at the time of such tender. At June 30, 1996, the interest rate was 3.38%. The bonds are backed by an irrevocable letter of credit of $567. The letter of credit fee is 1 3/8%. During 1995, the expiration date of the irrevocable letter of credit was extended to December 15, 1996.

     The SERVISTAR revolving credit agreement and various note agreements require SERVISTAR and certain subsidiaries to maintain certain specified financial ratios. The most restrictive of these provisions requires SERVISTAR and those subsidiaries to maintain a ratio of net income before interest expense to interest expense of 2.6 at June 30, 1996 for which the ratio was 3.45 at June 30, 1996. The SCC revolving credit agreement also requires SCC and CTC to maintain certain specified financial ratios.

     The prime rate at June 30, 1996 was 8.25%.

     Principal payments on long-term debt become due in the years ending June 30 as follows: 1997 - $5,645; 1998 - $5,272; 1999 - $85,281; 2000 -$4,951; 2001 -
$22,943; and thereafter - $29.

     The carrying value of long-term debt approximates fair value since the interest rates on existing debt approximate the rates at which the Corporation believes it could obtain new debt.

E. LEASES:

     The Corporation has various noncancelable lease agreements which provide for basic rent over a specified period. Rent expense for the years ended June 30, 1996, 1995 and 1994 was $7,859, $8,435, and $8,072, respectively.

     Future minimum rental commitments for years ending June 30 are: 1997 - $6,564; 1998 - $6,058; 1999 - $5,019; 2000 - $3,256; 2001 - $1,110; and
thereafter - $2,144.

F. EMPLOYEE BENEFIT PLANS:

     SERVISTAR has a noncontributory, defined benefit pension plan covering substantially all employees. Effective June 30, 1996, the plan has been amended to a cash balance plan, where the benefit formula in effect prior to June 30, 1996 was frozen. The plan amendment provides for contributions based upon length of service and percent of compensation. Interest earned on cash balance contributions is based on the 30-year treasury maturity rate set each April for the following year. Pension costs accrued are funded on a current basis, as required by statutory funding standards.

                             SERVISTAR CORPORATION

F. EMPLOYEE BENEFIT PLANS -- (CONTINUED):
     Pension expense included the following components:

                                                                 1996         1995         1994
                                                                 ----         ----         ----
Service cost-benefits earned................................    $ 3,077      $ 2,259      $ 1,848
Interest cost on projected benefit obligations..............      5,588        4,857        4,088
Actual investment income earned on assets...................     (7,728)      (6,382)         300
Net amortization and deferral...............................      3,152        1,787       (5,730)
                                                                -------      -------      -------
Net pension expense.........................................    $ 4,089      $ 2,521      $   506
                                                                =======      =======      =======

     The funded status of the plan and the prepaid pension cost follow:

                                                             1996       1995
                                                             ----       ----
Accumulated benefit obligations, including vested
  benefits of $53,776 in 1996 and $50,020 in 1995........  $ 59,400   $ 54,844
                                                           ========   ========
Plan assets at fair value, primarily commingled funds,
  corporate and government debt securities, marketable
  equity securities and privately placed debt............    62,946     56,029
Projected benefit obligation for participants' service
  rendered to date.......................................    59,400     70,854
                                                           --------   --------
Plan assets greater than (less than) projected benefit
  obligation.............................................     3,546    (14,825)
Unrecognized net loss and effects of changes in actuarial
  assumptions............................................    19,611     21,399
Unrecognized prior service costs.........................   (18,841)     1,174
Remaining unrecognized net assets being recognized over
  participants' average remaining service period.........    (4,211)    (4,679)
                                                           --------   --------
Prepaid pension cost.....................................  $    105   $  3,069
                                                           ========   ========

     The projected benefit obligation was determined using an assumed discount rate of 8% in 1996 and 1995 and 9% in 1994. The assumed rate of increase in future compensation was 4.75% for 1996, 1995 and 1994. The expected long-term rate of return on plan assets was 9% in 1996, 1995 and 1994. The decrease in the projected benefit obligation and unrecognized prior service charge relates to the cash balance plan amendment effective June 30, 1996.

     The discount rate on the long-term rate of return can have a significant effect on the accumulated benefit obligation and pension cost. A 1% decrease in the discount rate would have increased the accumulated benefit obligation by $9,007 at June 30, 1996. A 1% decrease in the discount rate and the long-term rate of return would have increased the pension cost by $1,890 at June 30, 1996.

     SERVISTAR also has a defined contribution profit-sharing plan which covers substantially all employees. Contributions are based on a fixed yearly percentage of participating employee compensation adjusted by performance under SERVISTAR's annual profit goals. Additional contributions may be made to the plan on a discretionary basis. Profit-sharing expense was -0- in 1996, $1,934 in 1995 and $1,813 in 1994.

     In addition to providing pension benefits, SERVISTAR provides certain health care and life insurance benefits for retired employees. SERVISTAR adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions" in the first quarter of 1996 using the delayed recognition method. The accumulated postretirement benefit obligation (APBO) was $5,700 at

                             SERVISTAR CORPORATION

F. EMPLOYEE BENEFIT PLANS -- (CONTINUED):
July 1, 1995, which is being amortized over a 20 year period. Postretirement benefit cost was approximately $850 in 1996.

     The health care cost trend rate assumption can have a significant effect on the APBO, health care and death benefit liabilities and net periodic benefit costs. For 1996, a 1% increase in the trend rate for health care costs would have increased the APBO by 11% and the service and interest costs by 10%.

     SCC has adopted a profit-sharing 401(k) plan covering substantially all employees. Employees may contribute up to 16% of their compensation to the plan, which remains fully vested with the employee. The plan provides for a discretionary annual contribution by SCC based on its profits and an annual matching contribution based on the achievement of various profit targets for SCC. Employees vest in discretionary contributions of SCC over a five-year period and in the matching contributions immediately, if profit targets are met. SCC accrued total contributions of $555, $673, and $788 to the plan in 1996, 1995 and 1994, respectively. Contributions for 1994 were paid in August 1994. Contributions for 1995 were paid in August 1995 and payment for 1996 contributions will be made subsequent to June 30, 1996. This plan was combined with SERVISTAR's defined contribution plan in July 1996 in connection with the Merger.

G. CAPITAL STOCK:

     An analysis of the changes in issued shares of capital stock follows:

                                                          SERVISTAR
                                           ----------------------------------------
                                             PREFERRED STOCK        COMMON STOCK
                                           -------------------   ------------------
                                           NUMBER OF     PAR     NUMBER OF    PAR
                                            SHARES      VALUE     SHARES     VALUE
                                           ---------    -----    ---------   -----
                                            (000'S)               (000'S)
Balance, June 30, 1994...................    1,785     $89,239      32       $3,220
  Shares issued..........................      169       8,450       3          268
  Shares acquired........................     (141)     (7,015)     (3)        (281)
                                             -----     -------      --       ------
Balance, June 30, 1995...................    1,813      90,674      32        3,207
  Shares issued..........................      189       9,450       3          280
  Shares acquired........................     (143)     (7,177)     (3)        (303)
                                             -----     -------      --       ------
Balance, June 30, 1996...................    1,859     $92,947      32       $3,184
                                             =====     =======      ==       ======

     In connection with the acquisition of Taylor, SERVISTAR issued 5,000 shares of redeemable common preference stock during the year ended June 30, 1993. SERVISTAR redeemed 1,000 and 3,000 shares during 1995 and 1994, respectively, at par value. During fiscal year 1996 SERVISTAR redeemed, at par value, the remaining 1,000 shares.

     Shares of CTC common stock issued during the years ended June 30, 1996 and 1995 were 1,090 and 630, respectively. Shares of CTC common stock redeemed during the years ended June 30, 1996 and 1995 were 1,150 and 740, respectively.

     Amounts due owners in preferred stock represent the portion of the patronage dividend to be distributed to the owners in preferred stock in the following fiscal year.

     Preferred and common shares of SERVISTAR and CTC stock are redeemable at their respective par values. Payment of the redemption price can be made by issuing a note to the member-owner maturing over an extended period, normally five years, or in cash immediately upon termination of membership, as defined by SERVISTAR's and CTC's Membership Termination Policies. On July 1, 1996, substantially all of the

                             SERVISTAR CORPORATION

G. CAPITAL STOCK: -- (CONTINUED)
preferred and common stock of CTC was converted into stock of the Surviving Corporation effective with the Merger.

     Capital stock of subsidiary shown on the accompanying balance sheets of $819 for 1996 and $790 for 1995 represents the common preference stock and the preferred stock held by the owners of Speer Hardware Company.

H. INCOME TAXES:

     The Corporation has minimal expense for income taxes for financial reporting purposes for the years ended June 30, 1996, 1995 and 1994, because the volume rebate owed to CTC eliminates all of SCC's income and all of SERVISTAR's and CTC's incomes are distributed to their owners in the form of patronage dividends.

I. CONTINGENCIES:

     SERVISTAR is involved in various litigation arising in the ordinary course of business. Although the final outcome of these legal matters cannot be determined, it is management's opinion that these matters will not have a material adverse effect on SERVISTAR's financial condition or results of operations.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED WITH THE THREE MONTHS ENDED SEPTEMBER 30, 1995

     Net revenues for the three months ended September 30, 1996 grew over the same period last year by $49,593,000 or 12%. This increase came from increased Lumber and Building Materials sales, up approximately $36 million, and additional Direct Ship Hardware sales, up $8 million. Lumber and Building Materials sales growth was a result of added volume in the first quarter of Fiscal 1997 coupled with price inflation passed on from suppliers on lumber products.

     Merchandise gross profit increased $3,037,000 or 8.8% from the prior year primarily as a result of increased revenues. Gross margin as a percent of revenues decreased from 8.3% for the three months ended September 30, 1995 to 8.1% for the September 30, 1996 quarter. The decrease in gross margin as a percent of revenues resulted from the implementation of warehouse Everyday Value Pricing strategy at Coast to Coast, which was completed during Fiscal 1996, coupled with a slightly higher sales mix to lower margin sales categories such as Lumber and Building Materials in the first quarter of Fiscal 1997.

     Distribution, selling and administrative expenses decreased during the three months ended September 30, 1996 by $219,000 or .7%. This decrease related to labor productivity improvements in the distribution centers and cost reductions as a result of the consolidation of headquarters support functions between SERVISTAR and Coast to Coast in Fiscal 1996.

     Interest expenses for the three months ended September 30, 1996 decreased $44,000 or 1.7% from the same period a year ago due to lower effective interest rates on indebtedness.

     Other income, net of expense decreased during the first quarter of Fiscal 1997 by $1,901,000 or 72.5% over the same period in the prior year. This reduction was attributable to lower interest service charges on past due accounts receivable as the interest service charge rate dropped from 24% to 18% per annum effective July 1, 1996, coupled with the elimination of certain income generating service programs (i.e., insurance) during Fiscal 1996.

LIQUIDITY AND CAPITAL RESOURCES

     Effective July 1, 1996, SCC increased common stock requirements to its owners by requiring owners to subscribe to an additional $5,200 in SCC Series A Stock over approximately 36 months. This change resulted in the issuance of approximately $1 million in stock in the quarter ended September 30, 1996.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

FISCAL 1996 COMPARED WITH FISCAL 1995

     Net Revenues decreased $72,195,000 or 4% from the prior year as a result of a 25% decline in the pricing of lumber products, implementation of Everyday Value Pricing ("EVP") for the Coast to Coast store owner segment which reduced the selling price of nearly all warehouse products and unseasonably cool spring weather that negatively impacted lawn & garden and paint sales categories. Additionally, revenues were also impacted by a soft retail economic climate.

     Merchandise gross margin as a percentage of net revenues was comparable to 1995 as vendor consolidations enabled that Company to lower merchandise acquisition cost to support EVP price reductions at Coast to Coast.

     Distribution, selling and administrative expense decreased by $2,099,000 from cost reduction measures in Fiscal 1995.

     Interest expense decreased 6.9% from the prior year as average interest rates declined slightly from 1995.

     Other income, net of expense in Fiscal 1996 reflects a one time restructuring charge of $2,113,000 relating to the merger of SERVISTAR and Coast to Coast. These costs pertain to severance, relocation, facility closure and professional fees related to the merger and closure of Coast to Coast office headquarters.

FISCAL 1995 COMPARED WITH 1994

     Net revenues increased $67,198,000 or 3.9% over 1994 as the full benefit of the previous year's implementations of EVP on SERVISTAR store owners resulted in added sales.

     Merchandise gross margins were down to 6.8% of net revenues from 7.0% in the prior year as a result of the implementation of EVP pricing strategies at SERVISTAR.

     Distribution, selling and administrative expenses were higher in Fiscal 1995 by $2,173,000 as a result of the lifting of a wage and salary freeze initiated in the previous year.

     Interest expense increased from the prior year as a result of higher average interest rates.

INFLATION

     Inflation did not have a significant effect on the Company's operations during the three years ended June 30, 1996.

LIQUIDITY AND CAPITAL RESOURCES

     During the three years ended June 30, 1996, the Company and its subsidiaries have funded working capital requirements, debt repayments, additions to property and equipment through depreciation and amortization of property and other assets, borrowings under revolving credit facilities and uncollateralized lines of credit with banks and proceeds from the sale of assets.

     The Company's primary source of capital is derived from the issuance of preferred stock in connection with the payment of annual patronage dividends to owners. Funds provided from these resources are generally sufficient to satisfy long-term capital needs.

     Capital expenditures increased during the past two fiscal years as investment was made in technology, expansion of existing distribution facilities and acquisition of additional office building space.

                        COMPARISON OF STOCKHOLDER RIGHTS

GENERAL

     As a result of the Merger (including the change of Cotter's name to TruServ), holders of SCC Stock will become Stockholders of TruServ and the rights of all such former SCC Shareholders will thereafter be governed by the TruServ Amended and Restated Certificate of Incorporation and By-Laws and the Delaware General Corporation Law ("DGCL"). The rights of the holders of SCC Stock are currently governed by the SCC Articles of Incorporation and By-Laws and the Pennsylvania Business Corporation law ("PBCL"). The following summary sets forth certain differences between the Cotter Amended and Restated Certificate of Incorporation and By-Laws (which, as further amended as contemplated by the Merger Agreement and attached thereto as Exhibits 2.1 and 2.2, respectively, will be the governing instruments of TruServ) and the DGCL, and the SCC Articles of Incorporation and By-Laws and the PBCL. Accordingly, SCC's Shareholders should carefully review the following summary, which Cotter and SCC believe addresses all material differences in the rights of SCC Shareholders upon consummation of the Merger, to understand how certain of their rights as Shareholders will be affected upon completion of the Merger. This summary is qualified in its entirety by reference to the full text of each of such documents, the DGCL and the PBCL. For information as to how such documents may be obtained, see "Available Information."

     For information concerning the form of TruServ Retail Member Agreement which will control certain aspects of the business relationships between TruServ and its Members after the Effective Time, see "The Merger -- Retail Member Agreement; Franchise and License Agreements".

COMMON STOCK -- COTTER/TRUSERV

     VOTING RIGHTS The TruServ Class A Common Stock, which is the sole voting stock, will be offered only in sixty (60) share units, and no party may acquire more than five units. The holders of Class A Common Stock have the exclusive voting power upon all questions submitted to Stockholders, being entitled to one vote per share. Such Stockholders will not have the right of "cumulative voting" in the election of directors. The TruServ Class A Common Stock will not have any pre-emptive rights. Class B Common stock, par value $100.00 per share, is non-voting stock issuable only in connection with the payment of patronage dividends to TruServ Members.

     LIQUIDATION RIGHTS Upon dissolution, liquidation or winding up of TruServ, voluntary or involuntary, and after satisfaction of any outstanding debts and obligations, and payment of costs and expenses of dissolution, liquidation or winding up, the assets are to be divided among and distributed ratably to the holders of shares of Class A Common Stock and Class B Common Stock pro rata in accordance with their holdings and without preference as between the classes. In the event of certain significant corporate events affecting TruServ (i.e. dissolution, termination of corporate existence, sale of substantially all of its assets, or acquisition of a majority of TruServ's Class A Common Stock by any one person, by reason of a merger, consolidation or combination) in the first five years after the Merger, all Cotter Patronage Dividend Promissory (Subordinated) Notes as are outstanding as of the Effective Time and remain outstanding at the time of such event may, at the election of the holder thereof, be converted into an equal amount of Class B Common Stock (on the basis of the principal amount of and any accrued but unpaid interest on such Patronage Dividend Promissory (Subordinated) Notes and the par value of such Class B Common Stock, disregarding any fractional shares, in lieu of which cash shall be paid to such electing holders).

     REDEMPTION PROVISIONS A TruServ Member's Retail Member Agreement may be terminated by either TruServ or the Member on sixty (60) days' written notice. Termination by TruServ requires approval by a two-thirds vote of the Board of Directors, except in the following circumstances where TruServ has the right to immediately terminate the Retail Member Agreement: the Member becomes insolvent, commits any act of bankruptcy, files a voluntary petition in bankruptcy, is adjudicated as bankrupt, or commits a breach of any obligation under the Retail Member Agreement, which breach is not cured within ten (10) days after written notice to the Member by TruServ. In the event the Retail Member Agreement is terminated, TruServ undertakes to purchase and the Member is required to sell all of his Class A Common Stock and Class B Common Stock at a price equal to the par value thereof, subject to any existing rights of set-off. Payment for the Class A Common Stock will be in cash. Payment for the Class B Common Stock will be a note, subordinated to all other Cotter debt, and payable in five equal annual installments (beginning on the end of the fiscal year of such termination) which bears interest at the same rate per annum as the Patronage Dividend Promissory (Subordinated) Notes most recently issued as part of TruServ's annual patronage dividend or at such other rate as may be determined by TruServ's Board. Such interest rate is determined by the Board in its absolute and sole discretion.

     CLASS VOTING With certain exceptions, the DGCL does not require class voting. One such exception is if the holders of a particular class of stock are being asked to approve and increase in the maximum number of authorized shares of such class. Because the Stockholders of Cotter Class A and Class B Common Stock are being asked to authorized such an increase, those holders are entitled to vote as a class on that proposed increase.

     The PBCL does not generally require class voting; however, pursuant to
Section 1924 of the PBCL, holders of any class of stock are entitled to vote as a class on a plan of merger if the merger effects a change in the articles of incorporation as to which such class would have been entitled to vote pursuant to Section 1914 of the PBCL. Section 1914 of the PBCL requires class voting in respect of a change in the preferences, limitations or special rights of a class of stock which are adverse to the class. The Merger effects a change in the preference in dissolution to which SCC Preferred Stock and SCC Series A Stock is entitled pursuant to the Articles of Incorporation of SCC because the Charter and Bylaws of TruServ have no such preference in dissolution. Therefore, such classes of stock are entitled to vote as separate classes. Section 1906 also requires class voting in respect of special treatment of a class, except where such class is entitled to exercise dissenters rights. The Special Class is not entitled to a class vote since it will be afforded dissenters rights. See "The SCC Special Meeting -- PBCL Section 1906 Provisions; Special Treatment".

     OTHER RESTRICTIONS AND RIGHTS

     (a) There are no conversion rights, sinking fund provisions, or liability to further calls or assessment by Cotter in regard to the Class A Common Stock. For certain limited rights of conversion of Cotter Patronage Dividend Promissory (Subordinated) Notes into Class B Common Stock and of Class B Common Stock into five year promissory notes in certain circumstances, see "The Merger Agreement -- Conversion of Securities."


     (b) There is no existing market for the Cotter Class A or Class B Common Stock. Whenever any Stockholder desires to dispose in any manner, by sale, gift or otherwise, all or any part of his shares of either class of common stock, and whenever any Stockholder dies or suffers any other event giving rise to voluntary or involuntary transfer, by operation of law or otherwise, of all or part of his shares, Cotter is given the option, exercisable within ninety (90) days following the date upon which it receives written notice from the Stockholder, his heirs, executors, personal representatives or other party in interest, as the case may be, of the intended disposition or of the death of the Stockholder or other event giving rise to voluntary or involuntary transfer of the shares, to repurchase all shares referred to in the notice. Cotter intends to exercise such options. The option price in the case of either class of common stock is the par value thereof. Any disposition or attempted disposition or transfer, voluntary or involuntary, of Cotter Stock is null and void and confers no rights upon the transferee unless and until Cotter has been given the required notice and has failed to exercise its option to purchase within the specified time. The above restrictions do not apply, in the case of a pledge by a Stockholder of any of his shares in a bona fide transaction as security for a debt, until the pledge or lienholder forecloses the pledge or lien. The above restrictions do not apply at all in the case of a Class B Common Stock disposition to a person who is then an owner of shares of Class A Common Stock of Cotter.


     (c) TruServ is given an automatic lien, pursuant to Article Fourth, Section 3 of the TruServ Amended and Restated Certificate of Incorporation and the TruServ Retail Member Agreement, to secure the payment of any indebtedness due TruServ from any Stockholder of record upon the Class A Common Stock and Class B Common Stock shares of such Stockholder and upon any declared and unpaid dividends thereon. Such lien extends to patronage dividends, except for cash amounts thereof not exceeding 20% of the total.

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

     (d) Cotter is authorized to prescribe minimum required levels of investment in Cotter Class A Common Stock pursuant to Article X, sec.1 of its By-Laws and the fourth paragraph under the heading "The Member Agrees" on page 2 of the Retail Member Agreement.

SCC COMMON STOCK AND SERIES A STOCK

     The capital stock of SCC offered to applicants is authorized but unissued Common Stock and authorized but unissued non-voting SCC Series A Stock, each having a par value of $100 per share.

     Each owner of SCC Common Stock is entitled to one vote for each share of SCC Common Stock owned on all matters voted upon by members; provided, however, that owners of multiple business premises holding 80 shares or more of SCC Common Stock (i.e. ten or more locations, eight shares per location) are not entitled to vote, in the aggregate, more than 80 votes for the election of directors or in any other matter coming before the Shareholders. This limitation on voting rights is provided for in the Articles of Incorporation of SCC, and is expressly authorized under Section 1758 of the PBCL, which provides that the number of votes that a holder may cast may be restricted in the articles of incorporation.

     Pursuant to Section 1975 of the PBCL, in event of liquidation any surplus remaining after paying or providing for all liabilities of the corporation is distributed to the shareholders according to their respective rights and preferences. Under SCC's Articles of Incorporation, any such surplus upon liquidation is paid as follows: first, to the holders of SCC Preferred Stock, on a pro-rata basis in an amount up to the par value per share; second, to the holders of the SCC Series A Stock, on a pro-rata basis, in an amount up to the par value per share; third, to the holders of the SCC Common Stock, on a pro-rata basis, in an amount up to the par value per share. If any additional surplus remains available for distribution, such surplus is distributed in its entirety on a patronage basis to all current and past shareholders of SCC on the basis of their respective patronage as shown on the books and records of SCC, to the extent practicable.

     Members may redeem their shares of SCC Common Stock at par value upon termination within one year after acceptance into membership as a matter of contract. There is, however, no redemption right of a Member after the first year of membership. It has been SCC's practice to purchase at par value the SCC Common Stock of any Member who withdraws from SCC.

     Upon termination of membership, SCC currently has been offering to exchange and purchase the SCC Series A Stock, at par value for promissory notes of SCC maturing annually during each of the five years after termination and each representing 20% of the exchange price. The terms and conditions of any redemption of SCC Series A Stock are at the discretion of the Board of Directors of SCC and may be changed or terminated as deemed appropriate for business reasons.

     SCC is given the option to purchase the shares of SCC Common Stock and SCC Series A Stock, at par value per share upon termination of Member's membership, sale of business, insolvency and for other reasons as stated in the SCC Membership Agreement and SCC may issue notes or debentures maturing over five years in exchange and payment therefore.

     There are no sinking fund provisions and the Member is not subject to assessment on this stock. Since SCC operates as a purchasing cooperative, there are no ordinary dividends. There are no options or warrants presently outstanding or proposed to be granted to purchase securities of the SCC. Only Members may own shares of SCC Common Stock and SCC Series A Stock and each Member may purchase only eight (8) shares of SCC Common Stock and fifty-two (52) shares of SCC Series A Stock for each retail outlet.

SCC PREFERRED STOCK

     Since 1965 SCC has issued SCC Preferred Stock as part of its annual patronage dividend program. SCC Preferred Stock is not offered or available for purchase.

     The SCC Preferred Stock has a par value of $50 per share. The shares bear no dividends or interest and have no participation in management. In the event of liquidation, the SCC Preferred Stock takes precedence over the SCC Common Stock and SCC Series A Stock to the extent of the par value but will not be entitled to further distributions. There are no sinking fund provisions, and the Member is not subject to assessment on this stock. SCC is given the option to purchase the shares of SCC Preferred Stock at par value per share upon termination of Member's membership, sale of business, insolvency, and for other reasons as stated in the SCC Membership Agreement and SCC may issue notes or debentures maturing over a period of years in exchange and payment therefor. Upon termination of membership, SCC currently has been offering to exchange and purchase the SCC Preferred Shares at par value for promissory notes of SCC maturing annually during each of the five years after termination and each representing 20% of the exchange price.

     The terms and conditions of any redemptions of the SCC Preferred Stock are at the discretion of the Board of Directors of SCC and may be changed or terminated as deemed appropriate for business reasons.

DIVIDENDS

     Generally, under the PBCL a corporation may pay dividends unless such distribution would render the corporation insolvent or unable to meet certain obligations. Other than the payment of patronage dividends, SCC has not paid dividends on its stock. The Board of Directors of SCC does not plan to pay dividends on either class of stock.

     Under the DGCL, a corporation may pay dividends out of surplus or out of its net profits for the fiscal year in which the dividend is declared or its net profits for the preceding fiscal year, subject to certain limitations for the benefit of certain preference shares. Other than the payment of patronage dividends, including the redemption of some nonqualified written notices of allocation, Cotter has not paid dividends on its Class A Common Stock or Class B Common Stock. The Board of Directors of Cotter does not plan to pay dividends on either class of stock. Dividends (other than patronage dividends) on the Class A Common Stock and the Class B Common Stock, subject to the provisions of Cotter's Amended and Restated Certificate of Incorporation, may be declared out of gross margins of Cotter, other than gross margins from operations with or for Members and other patronage source income, after deduction for expenses, reserves and provisions authorized by the Board of Directors. Dividends may be paid in cash, in property, or in shares of the common stock, subject to the provisions of the Amended and Restated Certificate of Incorporation.

ELECTION AND NUMBER OF DIRECTORS; FILLING VACANCIES; REMOVAL

     The TruServ By-Laws provide that elections of directors are by written ballot. The TruServ Amended and Restated Certificate of Incorporation and By-Laws will not provide for cumulative voting rights in elections of directors. The TruServ By-Laws will also disqualify from nomination to the TruServ Board any person 70 years of age or older, subject to certain exceptions. Pursuant to TruServ's Amended and Restated Certificate of Incorporation and By-Laws, the Board of Directors will consist of directors who are elected for staggered three-year terms. The SCC Articles of Incorporation provide that the Shareholders do not have cumulative voting rights in elections for directors and the By-Laws provide that the directors are elected by written ballot.

     The TruServ By-Laws provide that the number of directors immediately after the effective time of the Merger shall be between nine and 17. The initial board shall consist of 17 directors made up of eight former Cotter Members, seven former SCC Members and the chief executive officers of Cotter and SCC. The board will decrease to 16 members upon the retirement of TruServ's initial chief executive officer (who is the current chief executive officer of Cotter and who is expected to be elected as TruServ's chief executive officer through the Annual Meeting in 2000). The current Chief Executive Officer of SCC is expected to be elected as a Director, President and Chief Operating Officer of TruServ. The SCC By-Laws state that the number of directors is to be not more than 20 members, with the exact number being fixed from time to time by resolution of the Board of Directors and subject to certain requirements of geographical diversity. Currently, SCC has 18 directors.

     The TruServ By-Laws provide that any vacancies (including newly created directorships) may be filled by a majority of the remaining directors, though less than a quorum. The SCC By-Laws contain a comparable provision but are subject to restrictions based on geographical criteria.

     Under the DGCL and the PBCL, unless otherwise provided in the certificate of incorporation or the By-Laws, members of a classified board of directors such as TruServ's may be removed only for cause.

     The TruServ By-Laws permit its board of directors to establish various committees, consisting of three or more directors. The SCC By-Laws provide only for an executive committee consisting of the chairman and the vice chairman of the board and four other directors, although the SCC Board has historically named other committees from time to time.

STOCKHOLDERS MEETINGS

     Under the DGCL, a special meeting may be called by the board of directors or such other persons as may be authorized by the certificate of incorporation or the By-Laws. The TruServ By-Laws will provide that special meetings of TruServ Stockholders may be called by TruServ's chairman of the board with the approval of a majority of the board of directors, by the chief executive officer or president, and shall be called by the chief executive officer, president or secretary at the written request of a majority of the directors or Stockholders owning at least 10% of TruServ's shares of voting stock issued, outstanding and entitled to vote.

     Under the PBCL, a special meeting of the Shareholders may be called by the Board of Directors, by Shareholders entitled to cast at least 20% of the votes entitled to be cast at such meeting or by such other persons as may be provided in the by-laws. The SCC By-Laws provide that special meetings of SCC Shareholders may be called by the chairman of the board, the president, or Shareholders owning a majority of SCC's issued and outstanding voting stock.

     The SCC By-Laws provide a procedure for nominating directors, including, among other things, the formation of a nominating committee and the submissions of the names of nominees at the annual meeting of Shareholders. TruServ's By-Laws will not specify any procedures for the nomination of directors for election to the board, but the board may from time to time establish procedures and requirements therefor by resolution.

     The TruServ By-Laws will provide that any notice requirements for Stockholders meetings may be waived in writing and the DGCL provides that attendance by a Stockholder thereat similarly constitutes such waiver, except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The PBCL contains provisions substantially similar to the DGCL. The SCC By-Laws do not address the issue of waiver of notice of shareholder meetings.

     Under the DGCL (unless otherwise provided in the certificate of incorporation), any action that is required to be taken or may be taken at a meeting of Stockholders may be taken by a written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting. The TruServ charter contains no provisions to the contrary. Under the PBCL such written consent in lieu of a meeting must be signed by all shareholders entitled to vote.

LIMITATION OF LIABILITY OF DIRECTORS

     Both the DGCL and the PBCL permit a corporation to include a provision in its charter or By-Laws respectively eliminating or limiting the personal liability of a director to the corporation or its stockholders or its shareholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Section 102(b)(7) of the DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 1713 of the PBCL provides that a corporation may include in its By-Laws a provision limiting the personal liability of a director for monetary damages for breach of fiduciary duty, except where the director has breached or failed to perform his duties as a director as required by the PBCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Such a provision may not, however, limit the liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to Federal, State or local law.

     The TruServ Amended and Restated Certificate of Incorporation includes such a provision, to the maximum extent permitted by Section 102(b)(7) of the DGCL. The SCC By-Laws contain a similar provision regarding the corresponding section of the PBCL.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The DGCL and the PBCL permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL and the PBCL provide that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL and the PBCL provide that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     The TruServ By-Laws will provide that TruServ will indemnify its directors to the fullest extent permitted by the DGCL and that TruServ has the power to indemnify its officers, employees and other agents as set forth in the DGCL.

     The indemnification and advancement rights conferred by the TruServ By-Laws are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, provision of the TruServ Amended and Restated Certificate of Incorporation or By-Laws, agreement, or vote of the Stockholders or disinterested directors. In addition, the TruServ By-Laws specifically authorize TruServ to enter into contracts with directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the DGCL. Finally, the TruServ By-Laws authorize TruServ, upon approval of its Board of Directors, to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to such By-Laws.

     The SCC By-Laws provide similar indemnification rights.

DISSENTERS' RIGHTS

     Under the DGCL, appraisal rights are generally available for the shares of any class or series of stock of a corporation in a merger or consolidation; provided that no appraisal rights are available for the shares of any class or series of stock which, at the record date for the meeting held to approve such transaction, were either (i) listed on a national securities exchange, or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights are available to stockholders of the surviving corporation if the merger did not require their approval. Appraisal rights are, however, available for such class or series if the holders thereof receive in the merger or consolidation anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation or depository receipts in respect thereof; (ii) shares of stock of any other corporation or depository receipts in respect thereof which at the effective date of the merger or consolidation is either listed on a national securities exchange or the Nasdaq National Market or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares or fractional depository receipts; or (iv) any combination of the foregoing. Therefore, holders of Cotter Stock are not entitled to any appraisal rights under the DGCL.

     Under Section 1571 of the PBCL, appraisal rights are generally available for the shares of any class or series of stock of a corporation in a merger or consolidation, except that no appraisal rights are available for the shares of any class or series of stock which, at the record date fixed to determine the shareholders entitled to vote at the meeting held to approve such transaction, were either (i) listed on a national securities exchange, or (ii) held of record by more than 2000 shareholders. All of the SCC Stock is held of record by more than 2000 shareholders. Nevertheless, appraisal rights are available in a merger where (i) shares converted by a merger plan are not converted solely into shares of the surviving corporation or solely into such shares and money in lieu of fractional shares, (ii) shares of any preferred or special class are not entitled by the merger plan to vote thereon as a class requiring for the adoption of the plan the affirmative vote of a majority of the votes cast by all shareholders of the class, and (iii) there are shares of a Special Class entitled to Special Treatment pursuant to Section 1906(c) of the PBCL. The shares of SCC Common Stock, SCC Series A Stock and SCC Preferred Stock, each of which will be voted as a class, are being converted at the Effective Time of the Merger solely into shares of TruServ or solely into shares of TruServ and money in lieu of fractional shares. Therefore, holders of SCC Stock, including SCC Common Stock, SCC Series A Stock and SCC Preferred Stock, are not entitled to any appraisal rights under the PBCL, except for those shares of the Special Class entitled to Special Treatment pursuant to Section 1906(c) of the PBCL. See "Dissenters Rights for Special Class of SCC Stock".

INSPECTION OF STOCKHOLDER LIST

     The DGCL and the PBCL allow any Stockholder to inspect the Stockholder list for a purpose reasonably related to such person's interest as a Stockholder.

LOANS TO OFFICERS AND EMPLOYEES

     Under the DGCL, a corporation may make loans to or guarantee the obligations of its officers or other employees and those of its subsidiaries when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. Under the PBCL, a corporation may lend money or credit to its directors, officers, employees or agents.

DISSOLUTION

     While the DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions, Cotter has not done so and therefore only the approval of a majority of Cotter's stock entitled to vote thereon is required to approve any proposed dissolution of the corporation.

     While the PBCL allows a Pennsylvania corporation to include in its by-laws a supermajority voting requirement in connection with dissolutions, SCC has not done so and therefore only the approval of a majority of SCC's vote thereon (assuming the presence of a quorum) is required to approve any proposed dissolution of the corporation.

DISSENTERS RIGHTS FOR SPECIAL CLASS OF SCC STOCK

     Holders of SCC Common Stock constituting the Special Class who own more than five (5) retail locations and therefore more than forty (40) shares of SCC Common Stock will, upon the approval of the provision providing for the cancellation of their shares in excess of forty (40) constituting their Special Treatment by a majority of the votes cast by the holders of SCC Stock and by a majority of the votes cast by the holders of the SCC Common Stock, be entitled to dissenters rights. The shareholders of the Special Class only are entitled to dissent from the Merger and be paid the fair value of their shares of SCC Stock in excess of forty (40). Those holders of shares of the Special Class who dissent, shall be paid the fair value of their shares in excess of forty (40) in cash promptly after the Effective Time. There are several requirements which must be met in order to exercise dissenters rights: (i) a dissenting Special Class shareholder must, prior to the vote to be taken on the Merger, file with the Secretary of SCC a written notice of intention to demand that he be paid the fair value of his shares upon approval of the Merger, (ii) he must effect no change in the beneficial ownership of the Special Class of SCC Stock owned by him and (iii) he must refrain from voting in favor of the Merger. Thereafter, in the event the Merger is approved, SCC will mail to each dissenting shareholder of the Special Class a notice in accord with 15 Pa.C.S. Section 1575, a copy of which is included as a part of

APPENDIX F hereto ("Dissenters Rights Provision"). Each dissenting Special Class shareholder must forward a demand for payment in accordance with and within the time set forth in the Dissenters Rights Provision. SCC Shareholders of the Special Class are urged to carefully read APPENDIX F which contains the relevant provisions of the PBCL pertaining to dissenters rights.

        To Be Voted on by Cotter Class A Common Stock and, to the extent indicated, by Cotter Class B Common Stock

                                 PROPOSAL NO. 1

     APPROVAL OF THE MERGER AGREEMENT, INCLUDING (I) ADDITIONAL CAPITAL REQUIREMENTS, (II) NEW FORM OF RETAIL MEMBER AGREEMENT, (III) REVISED BY-LAWS, AND (IV) RESTATEMENT OF THE CERTIFICATE OF INCORPORATION, INCLUDING, WITHOUT LIMITATION, (A) AUTHORIZING INCREASES IN THE MAXIMUM OUTSTANDING CLASS A AND CLASS B COMMON STOCK, (B) ELIMINATION OF CUMULATIVE VOTING, (C) ELIMINATION OF REQUIRED UNIFORM OWNERSHIP OF CLASS A COMMON STOCK AND (D) CHANGING THE CORPORATE NAME.

     At the Cotter Annual Meeting, the holders of Cotter Class A Common Stock will vote upon a proposal to approve the Merger Agreement, including in connection therewith adopting additional capital requirements, approving a new form of Retail Member Agreement, increasing the maximum authorized number of shares of Class A Common Stock from 100,000 to 750,000 and together with the holders of Cotter Class B Common Stock, increasing the maximum authorized number of shares of Class B Common Stock from 2,000,000 to 4,000,000; eliminating cumulative voting, eliminating required uniform ownership of Class A Common Stock and changing the corporate name to "TruServ Corporation". See "Cotter Annual Meeting" and "The Merger." The affirmative vote of the holders of a majority of the issued and outstanding Cotter Class A Common Stock is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of the issued and outstanding Cotter Class B Common Stock, voting separately as a class, is required to approve the increase in the maximum authorized number of shares of Class B Common Stock. By approving the Merger, Cotter Members will be voting to increase their investment in Cotter with respect to the same retail stores for which they have already made their existing investment.

     At the SCC Special Meeting, the SCC Shareholders will vote upon a proposal to approve the Merger Agreement, including the cancellation and repurchase by SCC of certain outstanding shares of SCC Common Stock held by Members with more than five SCC stores, and canceling existing SCC retail member agreements and superseding the same with the new form of TruServ Retail Member Agreement, attached to the Merger Agreement as Exhibit 3.8. See "The SCC Special Meeting" and "The Merger."

     The affirmative vote of a majority of the votes cast by the holders of each class or series entitled to vote thereon, (assuming the presence of a quorum), is required to approve the Merger Agreement. The Special Treatment must be approved by a majority of the votes cast by the holders of the SCC Common Stock and the holders of SCC Stock.

               To Be Voted on by Cotter Class A Common Stock Only

                                 PROPOSAL NO. 2

                                 OTHER BUSINESS

     At the Cotter Annual Meeting, the holders of Cotter Class A Common Stock will also consider and act upon such further business as may properly come before the meeting or any adjournment thereof.

                                 OTHER MATTERS

     It is not expected that any matters other than those described in this Joint Proxy Statement/Prospectus will be brought before the Cotter Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the Cotter proxy to vote such proxies in accordance with their respective discretion.

     It is expected that representatives of Ernst & Young LLP, Cotter's independent accountants, will be present at the Cotter Annual Meeting and representatives of Coopers & Lybrand LLP, SCC's independent accountants, will be present at the SCC Special Meeting where they will have an opportunity to respond to appropriate questions of Stockholders of Cotter and Shareholders of SCC, respectively, and to make statements if they so desire.

                             LEGAL AND TAX MATTERS

     Certain legal matters with respect to the validity of the securities offered hereby will be passed upon for Cotter by Arnstein & Lehr. Certain tax matters with respect to the federal income tax consequences of the Merger will be passed upon for Cotter and its Members by Ernst & Young LLP. Certain tax matters with respect to the federal income tax consequences of the Merger will be passed upon for SCC and its Members by Coopers & Lybrand LLP.

                                    EXPERTS

     The consolidated financial statements of Cotter, as of December 30, 1995 and December 31, 1994, and for each of the three years in the period ended December 30, 1995, appearing in Cotter's Annual Report on Form 10-K for the year ended December 30, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The Consolidated and Combined Financial Statements of Servistar Corporation and Coast to Coast Stores, Inc. at June 30, 1995 and 1996 and for each of the three years in the period ended June 30, 1996, included in this Joint Proxy Statement/Prospectus and Registration Statement, have been audited by Coopers & Lybrand LLP, independent accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting & auditing.

                             STOCKHOLDER PROPOSALS

     The deadline for proposals of Stockholders of Cotter to be considered for inclusion in the proxy statement of the 1998 Annual Meeting of Stockholders of TruServ, assuming approval of the Merger or of Cotter, if the Merger is not approved, which is expected to be held April 1, 1998, is October 12, 1997.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               AGREEMENT AND PLAN
                                   OF MERGER

                                 BY AND BETWEEN

                                COTTER & COMPANY

                                      AND

                      SERVISTAR COAST TO COAST CORPORATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          -----
ARTICLE I
         THE MERGER....................................................................     A-1
  1.1    The Merger....................................................................     A-1
  1.2    Effective Time of the Merger..................................................     A-1
  1.3    Objectives of the Merger......................................................     A-1
ARTICLE II
         THE CONTINUING CORPORATION....................................................     A-2
  2.1    Certificate of Incorporation..................................................     A-2
  2.2    By-laws.......................................................................     A-2
  2.3    Directors and Officers of TruServ.............................................     A-2
ARTICLE III
         CONVERSION OF SECURITIES AND MEMBERSHIP AGREEMENTS............................     A-2
  3.1    Cotter Shares, Etc. ..........................................................     A-2
  3.2    SCC Shares, Etc. .............................................................     A-3
  3.3    Patronage Dividends...........................................................     A-4
  3.4    No Fractional Shares..........................................................     A-4
  3.5    Closing of SCC Transfer Books.................................................     A-4
  3.6    Closing.......................................................................     A-4
  3.7    Stock Increase................................................................     A-5
  3.8    Membership Agreements.........................................................     A-5
  3.9    SCC Dissenters' Rights........................................................     A-5
ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF SCC.........................................     A-6
  4.1    Organization..................................................................     A-6
  4.2    Capitalization................................................................     A-6
  4.3    Authority Relative to this Agreement..........................................     A-7
  4.4    Consents and Approvals; No Violations.........................................     A-7
  4.5    Reports, Financial Statements and Inventory...................................     A-7
  4.6    Absence of Certain Changes or Events..........................................     A-8
  4.7    Information in Registration Statement and Joint Proxy Statement...............     A-8
  4.8    Litigation....................................................................     A-8
  4.9    Contracts.....................................................................     A-8
 4.10    Employee Benefit Plans........................................................     A-9
 4.11    Tax Matters...................................................................    A-11
 4.12    Compliance With Applicable Law................................................    A-12
 4.13    Subsidiaries..................................................................    A-12
 4.14    Interested Party Transactions.................................................    A-12
 4.15    Labor and Employment Matters..................................................    A-12
 4.16    Insurance.....................................................................    A-12
 4.17    Contracts with Physicians, Hospitals, HMOs and Third Party Providers..........    A-13
 4.18    Environmental Protection......................................................    A-13
 4.19    Intellectual Property Rights..................................................    A-13
 4.20    Real Property.................................................................    A-14
 4.21    Complete Copies of Requested Documents........................................    A-14
 4.22    Representations Complete......................................................    A-14
 4.23    Takeover Statutes.............................................................    A-14
ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF COTTER......................................    A-15
  5.1    Organization..................................................................    A-15

                                                                                          PAGE
                                                                                          -----
  5.2    Capitalization................................................................    A-15
  5.3    Authority Relative to this Agreement..........................................    A-15
  5.4    Consents and Approvals; No Violations.........................................    A-16
  5.5    Reports and Financial Statements..............................................    A-16
  5.6    Absence of Certain Changes or Events..........................................    A-16
  5.7    Information in Registration Statement and Joint Proxy Statement...............    A-16
  5.8    Litigation....................................................................    A-17
  5.9    Contracts.....................................................................    A-17
 5.10    Employee Benefit Plans........................................................    A-17
 5.11    Tax Matters...................................................................    A-19
 5.12    Compliance With Applicable Law................................................    A-20
 5.13    Subsidiaries..................................................................    A-20
 5.14    Interested Party Transactions.................................................    A-20
 5.15    Labor and Employment Matters..................................................    A-21
 5.16    Insurance.....................................................................    A-21
 5.17    Contracts with Physicians, Hospitals, HMOs and Third Party Providers..........    A-21
 5.18    Environmental Protection......................................................    A-21
 5.19    Intellectual Property Rights..................................................    A-22
 5.20    Real Property.................................................................    A-22
 5.21    Complete Copies of Requested Documents........................................    A-22
 5.22    Representations Complete......................................................    A-22
 5.23    Certain Employee Benefit Plans Matters........................................    A-23
 5.24    Share Ownership...............................................................    A-23
                                                                             ARTICLE VI
         CONDUCT OF BUSINESS PENDING THE MERGER........................................    A-23
  6.1    Conduct of Business by SCC and Cotter Pending the Merger......................    A-23
  6.2    Compensation Plans............................................................    A-24
  6.3    Current Information...........................................................    A-24
  6.4    Letters of SCC's and Cotter's Auditors........................................    A-24
  6.5    Advice of Changes; Government Filings.........................................    A-24
  6.6    New Franchises................................................................    A-25
                                                                            ARTICLE VII
         ADDITIONAL AGREEMENTS.........................................................    A-25
  7.1    Access and Information........................................................    A-25
  7.2    No Solicitation of Transactions...............................................    A-25
  7.3    Registration Statement........................................................    A-26
  7.4    Joint Proxy Statement; Stockholder Approval...................................    A-26
  7.5    Post Merger Signage, Etc. ....................................................    A-26
  7.6    Store Competition.............................................................    A-26
  7.7    Antitrust Laws................................................................    A-27
  7.8    Takeover Statutes.............................................................    A-27
  7.9    Director and Officer Indemnification, Etc.....................................    A-27
 7.10    Public Announcements..........................................................    A-27
 7.11    Expenses......................................................................    A-27
 7.12    Additional Agreements.........................................................    A-27
 7.13    FIRPTA........................................................................    A-28
                                                                           ARTICLE VIII
         CONDITIONS TO CONSUMMATION OF THE MERGER......................................    A-28
  8.1    Conditions to Each Party's Obligation to Effect the Merger....................    A-28
  8.2    Conditions to Obligation of SCC to Effect the Merger..........................    A-29
  8.3    Conditions to Obligation of Cotter to Effect the Merger.......................    A-30

                                                                                          PAGE
                                                                                          -----
ARTICLE IX
         TERMINATION, AMENDMENT AND WAIVER.............................................    A-30
  9.1    Termination...................................................................    A-30
  9.2    Effect of Termination.........................................................    A-31
  9.3    Amendment.....................................................................    A-31
  9.4    Extension; Waiver.............................................................    A-31
ARTICLE X
         GENERAL PROVISIONS............................................................    A-32
 10.1    Survival of Representations, Warranties and Agreements........................    A-32
 10.2    Brokers.......................................................................    A-32
 10.3    Notices.......................................................................    A-32
 10.4    Descriptive Headings..........................................................    A-33
 10.5    Entire Agreement..............................................................    A-33
 10.6    Governing Law.................................................................    A-33
 10.7    Jurisdiction and Venue........................................................    A-33
 10.8    Counterparts..................................................................    A-33
 10.9    Validity......................................................................    A-33
10.10    Investigation.................................................................    A-33
10.11    Consents......................................................................    A-33
10.12    Material Adverse Effect Defined...............................................    A-33

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of December 9, 1996 is made and entered into by and among Cotter & Company, a Delaware corporation ("Cotter"), and SERVISTAR COAST TO COAST Corporation, a Pennsylvania corporation ("SCC").

     WHEREAS, the Boards of Directors of Cotter and SCC each have determined that a strategic business combination between Cotter and SCC is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein; and

     WHEREAS, for federal income tax purposes, it is intended that the merger contemplated herein shall qualify as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), SCC shall be merged with and into Cotter, Cotter shall be the surviving corporation (herein referred to as the "Continuing Corporation") and the separate existence of SCC shall thereupon cease (the "Merger"). The Continuing Corporation will operate under the name "TruServ Corporation" ("TruServ") from and after the Merger. The Merger shall be a statutory merger and have the effects set forth in Section 259 of the General Corporation Law of the State of Delaware (the "DGCL") and Section 1929 of the Pennsylvania Business Corporation Law (the "PBCL"). TruServ will carry on business on and following the Effective Time of the Merger operating as a cooperative under Subchapter T of the Code. As of the Effective Time of the Merger all of the members of SCC ("SCC Members") shall become members of TruServ, and all agreements between SCC and the SCC Members shall be dealt with in accordance with the provisions of Section 3.8 below.

     1.2 Effective Time of the Merger. The Merger shall become effective when properly executed Articles and a Certificate of Merger (as defined in the DGCL and PBCL. respectively) are duly filed with the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, which filings shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with
Section 3.6 hereof upon satisfaction or waiver of the conditions set forth in
Article VIII. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Articles and Certificate of Merger are so filed in both Delaware and Pennsylvania or such later date and time for effectiveness of the Merger as may be specified therein.

     1.3 Objectives of the Merger. The parties hereby express their mutual desire to achieve the following objectives as a result of the Merger (it being expressly understood that these objectives represent the present, good faith intentions of the parties, and the parties acknowledge that facts, circumstances and business necessities may change, resulting in modifications or alterations to these objectives and therefore agree that failure to reach or implement any particular objective or objectives shall not constitute a breach of this Agreement by either party hereto). The objectives of the parties are to develop a common retail system and improve both retail and wholesale market positions, realizing growth potential and purchasing leverage of all members of both constituent corporations; to develop a mutually beneficial advertising system; to preserve and strengthen the individual identities of the stores; to develop a common and mutually beneficial pricing structure and patronage dividend formula, within two years; to develop as soon as reasonably practical common programs which emphasize the strengths and market expertise of all members; to improve service levels and lower costs of operation for the joint benefit of all members by various economies of scale, including combination of functions and departmental restructuring; to achieve greater efficiencies in manufacturing facilities, with faster development of retail and wholesale technology and improved technical support by emphasizing greater cooperation and synergy among all members and management; to develop a common approach to transportation of merchandise within two years, taking into account the unique needs of the various members; and to develop capital structures with greater financial strength and resources and improved asset utilization for all members.

                                   ARTICLE II

                           THE CONTINUING CORPORATION

     2.1 Certificate of Incorporation. The Certificate of Incorporation of TruServ shall be in the form of Exhibit 2.1 hereto.

     2.2 By-laws. The By-laws of TruServ shall be in the form of Exhibit 2.2 hereto.

     2.3 Directors and Officer of TruServ.

          (a) The initial directors of TruServ shall be as set forth on Exhibit 2.3(A) hereto and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of TruServ, or as otherwise provided by law.

          (b) The initial executive officers of TruServ at the Effective Time shall be as set forth on Exhibit 2.3(B) hereto and shall hold office from the Effective Time until removed or until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of TruServ, or as otherwise provided by law.

                                  ARTICLE III

               CONVERSION OF SECURITIES AND MEMBERSHIP AGREEMENTS

     3.1 Cotter Shares, Etc.

          (a) At the Effective Time, Cotter's capital stock will consist of two classes of common stock: Voting Class A Common Stock, par value $100 per share ("Class A Common Stock") and Non-Voting Class B Common Stock, par value $100 per share ("Class B Common Stock" and together with the Class A Common Stock, "Cotter Stock"). At the Effective Time, without any action on the part of the holders thereof, all outstanding shares of the Class A Common Stock and the Class B Common Stock shall continue unchanged.

          (b) Prior to the Effective Time, each Cotter member ("Cotter Member") has paid or is obligated to pay an amount equal to the par value, $100.00, for each share of his or her Cotter Class A Common Stock, or an aggregate of $1,000.00 for such Cotter Member's required ten share ownership of Cotter Class A Common Stock, which is the pre-Merger required level of ownership of Class A Common Stock.

          (c) Upon the Effective Time, each Cotter Member will be required to own sixty (60) shares of Class A Common Stock, par value $100.00 per share, for each separate retail location ("Store") up to a maximum of five (5) Stores or three hundred (300) such shares in the aggregate. Therefore, upon the Effective Time, each Cotter Member will be required to purchase fifty
     (50) additional shares of TruServ Class A Common Stock at their par value ($100.00 per share) or an aggregate of $5,000.00, for such Member's first Store and sixty (60) additional shares of TruServ Class A Common Stock at their par value ($100.00 per share) or an aggregate of $6,000.00, for each of his or her second, third, fourth and fifth Stores. No additional TruServ Class A Common Stock will be required to be purchased by such Member for any Stores above five (5) in number. Payment for any such additional shares of TruServ Class A Common Stock may be made as set forth in subsection (d) below.

          (d) Payment of any amounts required under subparagraph (c) above may be made as follows, at the election of the purchasing Cotter Member: (i) in cash and in full immediately upon the Effective Time or (ii) by surrendering Class B Common Stock (at its par value of $100 per share), and, to the extent such purchasing Cotter Member does not possess sufficient Class B Common Stock to satisfy such obligation, by surrendering Cotter patronage dividend subordinated promissory notes ("Patronage Dividend Promissory (Subordinated) Notes") at their principal amount. If not otherwise elected by the Cotter Member in writing prior to the Effective Time, such Cotter Member will be deemed to have elected to surrender Class B Common Stock, to the extent available therefor, and in satisfaction of any deficiency, to surrender Patronage Dividend Promissory (Subordinated) Notes. In the event any Cotter Member does not have sufficient Patronage Dividend Promissory (Subordinated) Notes or Class B Common Stock sufficient to satisfy his or her obligations under this
     Section 3.1 (d), any remaining deficiency shall be paid in cash in sixty
     (60) equal monthly installments.

          (e) In the event, at any time between the Effective Time of the Merger and the fifth anniversary thereof, of any dissolution of TruServ, termination of corporate existence of TruServ, sale of substantially all of its assets or acquisition of a majority of TruServ's Class A Common Stock by any one person (including for such purposes, all affiliates of such person), including, without limitation, by reason of a future merger, consolidation or combination, all Patronage Dividend Promissory (Subordinated) Notes as are outstanding as of the Effective Time and held by a Cotter member and remain outstanding at the time of such event may, at the election of the holder thereof, be converted into an equal amount of Class B Common Stock (on the basis of the principal amount of and any accrued but unpaid interest on such Patronage Dividend Promissory (Subordinated) Notes and the par value of such Class B Common Stock, disregarding any fractional shares, in lieu of which cash shall be paid to such electing holders);

          (f) The parties have agreed that as soon as practical after the Effective Time TruServ shall redeem $17 million of TruServ Class B Common Stock (based on the par value thereof) held by Cotter Members immediately prior to the Effective Time (the "Redemption"). The Redemption shall be effected on a pro rata basis, with each holder of Cotter Class B Common Stock immediately prior to the Effective Time having an amount thereof redeemed equal to $17 million multiplied by a fraction, the numerator of which is the number of shares of Cotter Class B Common Stock then held by such stockholder and the denominator of which is the total number of shares of Cotter Class B Common Stock held by all Cotter Members immediately prior to the Effective Time. Anything herein to the contrary notwithstanding, only Cotter Class B Common Stock held by Cotter Members immediately prior to the Effective Time shall be entitled to participate in the Redemption.

          (g) Any shares of TruServ Class B Common Stock which are redeemed pursuant to the Redemption will also be applied as a credit towards the minimum investment requirements set forth on Exhibit 3.2(C) referred to below and applicable to the Cotter Member from whom such shares were redeemed.

          (h) Commencing on the fifth anniversary of the Effective Time of the Merger, any stockholder of TruServ Class B Common Stock which was redeemed pursuant to the Redemption and who is still a Member of TruServ will be required during the ensuing two year period, ending on the seventh anniversary of the Effective Time, to purchase from TruServ, at a price equal to the par value thereof and in such amounts as TruServ may from time to time determine, an aggregate number of shares of TruServ Class B Common Stock equal to the number of shares of TruServ Class B Common stock so redeemed, provided however, that any such stockholder who after such redemption nonetheless holds more than the then required amount of Class B Common Stock will not be required to purchase any additional shares thereof. See Exhibit 3.2(c).

     3.2 SCC Shares, Etc. Prior to the Effective Time, each SCC Member has or is obligated to have the following investment in SCC Common Stock, par value $100.00 per share ("SCC Common Stock") and SCC Series A Stock, par value $100.00 per share ("SCC Series A Stock"): (i) for each such Member's first five stores, eight (8) shares of SCC Common Stock and fifty-two (52) shares of SCC Series A Stock, for an aggregate investment of $6,000.00 per store; and (ii) for stores in excess of five, eight (8) shares of SCC

Common Stock per store, for an aggregate common stock investment of $800.00 per store. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) All shares of SCC Common Stock owned by any SCC Member in excess of forty (40) shares (i.e. common stock relating to more than five stores owned by any one SCC Member) shall be canceled and the holder thereof shall be entitled to payment therefor at the par value of such shares, provided however that any amounts to which such Member is so entitled shall be first offset against and reduce any outstanding obligation of such Member to SCC for any purchase of SCC Common Stock or shares of SCC Series A Stock.
     Section 1906 of the PBCL shall apply to the plan of merger described herein with respect to the special treatment provided to the holders of SCC Common Stock, holding in excess of forty (40) shares, as described in this Section 3.2(a).

          (b) After the cancellation of SCC Common Stock contemplated by subsection (a) above, each remaining outstanding share of SCC Common Stock (eight shares per store) and each outstanding share of SCC Series A Stock (52 shares per store) shall be converted at the Effective Time into the right to receive one (1) share of TruServ Class A Common Stock, with the result that each SCC Member shall have the right to receive sixty (60) shares of TruServ Class A Common Stock for each store owned by such Member, up to a maximum of five stores.

          (c) Each two (2) outstanding shares of SCC Preferred Stock, par value $50 per share ("SCC Preferred", and together with the SCC Common Stock and SCC Series A Stock, sometimes herein collectively referred to as the "SCC Stock") shall be converted into the right to receive one share of TruServ Series B Common Stock. All such TruServ Series B Common Stock held by a former SCC Member as a result of such conversion, and any TruServ Series B Common Stock held by a former Cotter Member, which exceeds the investment requirements specified in Exhibit 3.2(c) shall be convertible, at the option of the holder (exercised within sixty (60) days of the Effective
     Time) and at the par value thereof, into unsecured promissory notes due five (5) years after such conversion.

          (d) Any obligations of SCC Members to pay for SCC Stock purchased prior to the Effective Time but not yet fully paid for at such time, shall survive the Merger and remain in effect as an obligation to TruServ, subject to any offset pursuant to subsection (a) above.

     3.3 Patronage Dividends. During the time between the execution of this Agreement and the Effective Time, and for a period of not less than one year after the Effective Time, the methodologies of computing and distributing patronage dividends of each of the constituent corporations for their respective members shall be as set forth on Exhibit 3.3 hereto. During such period of time, TruServ will diligently and in good faith develop a common patronage dividend methodology for use thereafter by all members of TruServ. During such period of time, new members who join TruServ will have their patronage dividend computed and distributed in accordance with the method used by the constituent corporation offering the retail program prior to the Effective Time which is elected by such new member.

     3.4 No Fractional Shares. No fractional shares of TruServ Class A Common Stock or TruServ Class B Common Stock shall be issued pursuant to the Merger. In lieu of the issuance of any such fractional share thereof, cash adjustments will be paid to holders of SCC Stock in respect of any fractional share of TruServ Class A Common Stock or TruServ Class B Common Stock that would otherwise be issuable.

     3.5 Closing of SCC Transfer Books. At the Effective Time, the stock transfer books of SCC shall be closed and no transfer of shares of SCC Stock shall thereafter be made. If, after the Effective Time, certificates or other evidence of ownership of SCC Stock are presented to TruServ, they shall be canceled and exchanged for the TruServ securities, cash in lieu of fractional shares or other payment to which they are entitled in accordance with the terms hereof. At and after the Effective Time, the holders of shares of SCC Stock to be exchanged pursuant to this Agreement shall cease to have any rights as stockholders of SCC, except for the right to surrender such Certificates or other evidence of ownership in exchange as provided hereunder or such rights as are provided under Pennsylvania law as to dissenters' rights.

     3.6 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Arnstein & Lehr, 120 South Riverside Plaza, 12th Floor, Chicago, Illinois 60606 at

9:00 a.m., local time, on the first business day (the "Closing Date") after the later of (a) the date on which the SCC and Cotter stockholders' meetings referred to in Section 7.4 hereof shall have occurred, and (b) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived, or at such other date, time and place as Cotter and SCC shall agree.

     3.7 Stock Increase. Prior to the Effective Time, and as part of the approval of the Merger, it is contemplated that Cotter and its stockholders shall approve an amendment to Cotter's Certificate of Incorporation increasing the number of authorized shares of Class A Common Stock to not less than 750,000 shares and an increase in Class B Common Stock to an aggregate of not less than 4,000,000 shares.

     3.8 Membership Agreements.

          (a) Each Cotter Member's membership agreement ("Cotter Membership Agreement") in effect at the Effective Time of the Merger shall be automatically amended and restated in the form attached hereto as Exhibit 3.8, which provides among other things that each Cotter Member shall be required to own 60 shares of Class A Common Stock of TruServ for each store owned by such Cotter Member (up to a maximum of 300 shares for five or more stores); and after the Effective Time of the Merger, members of TruServ shall continue to conduct their businesses under the True Value, SERVISTAR or Coast to Coast names (or other affiliated names or marks) used by such members immediately prior to the Effective Time, unless use of a different name or mark is permitted by TruServ.

          (b) The Member Agreement of each SCC Member ("SCC Membership Agreements") voting to approve the Merger, including any related transactions contemplated thereby, shall also be automatically terminated and superseded by the form attached hereto as Exhibit 3.8 and the hardware/lumber operations of such Member will after the Effective Time be conducted as part of the cooperative activities of TruServ and be governed by the Certificate of Incorporation, By-Laws and Retail Member Agreement of TruServ as in effect from time to time. License/franchise operations of any such Member other than with respect to his or her hardware/lumber operations will be dealt with as set forth in subsection (e) below.

          (c) The SCC Membership Agreement of each SCC Member voting against the Merger and any related transactions contemplated thereby, or not voting at all with respect thereto, together with any related license or franchise agreements, shall be assigned by SCC to TruServ without further action, subject to any terminations and replacements as may be agreed upon between each such SCC Member and TruServ.

          (d) If the Merger is approved, each Member of TruServ (whether or not any individual Member voted for, against or abstained from voting on the Merger) will thereafter be governed by the Certificate of Incorporation of TruServ and TruServ's By-Laws, including the provision of such By-Laws (Article IX, Section 2(b)) which requires each such Member to take patronage dividends received into account at the stated dollar amounts of certain specified written notices of allocation, all in accordance with Sections 1385 and 1388 of the Internal Revenue Code of 1986, as amended.

          (e) As soon as practical after the Effective Time, all licenses and franchise agreements referred to in subsections (b) or (c) above may be assigned by TruServ to a new majority owned subsidiary or other affiliate which may be created for the purpose of continuing to operate any license or franchise activities which may be continued in that format after the Effective Time. After the Effective Time, TruServ will review any retail activities which continue to be carried out as franchises. It is anticipated that after the Effective Time additional licenses may be entered into periodically with respect to the Taylor Rental Center, Grand Rental Station, Home & Garden Showplace and Induserve Supply retail programs. The parties expect that after the Effective Time it is less likely that any additional franchise or license agreements will be entered into with respect to the other retail programs operated as franchises by SCC prior to the Merger.

     3.9 SCC Dissenters' Rights. If any holders of SCC Stock are entitled to dissent from the Merger and demand appraisal of any such SCC Stock in accordance with the provisions of Section 1906 of the PBCL (each person electing to exercise such rights, a "Dissenting Holder"), any shares of SCC Stock held by a

Dissenting Holder as to which appraisal has been so demanded ("Excluded Shares") shall not be converted as described in Section 3.2, but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due such Dissenting Holder pursuant to the PBCL provided, however, that each share of SCC Stock held by a Dissenting Holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal with respect to such shares of SCC Stock, in either case pursuant to the PBCL, shall not be deemed an Excluded Share but shall be deemed to be converted, as of the Effective Time, into the right to receive TruServ Stock (and cash in lieu of canceled or fractional shares) in accordance with the terms of this Agreement.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF SCC

     Except as set forth in the disclosure letter delivered to Cotter at or prior to the execution of this Agreement ("SCC Disclosure Schedule"), in the financial statements referred to in Section 4.5 below (the "SCC Financial Statements") or in the basic form of SCC Franchise Offering Circular dated July 1, 1996 and heretofore delivered to Cotter (the "Offering Circular"), SCC represents and warrants to Cotter as of the date hereof as follows:

     4.1 Organization. SCC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to carry on its business as it is now being conducted. SCC is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing will not in the aggregate have a Material Adverse Effect (as hereinafter defined). Each subsidiary of SCC is a corporation duly organized, validly existing and in good standing (to the extent the concept of good standing exists) under the laws of its jurisdiction of incorporation or organization, has the corporate power to carry on its business as it is now being conducted and is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so duly organized, validly existing and in good standing, to have such corporate power or to be so qualified will not in the aggregate have a Material Adverse Effect. SCC has delivered to Cotter or its counsel complete and correct copies of its Articles of Incorporation and Bylaws.

     4.2 Capitalization.

          (a) As of October 31, 1996, the authorized capital stock of SCC consisted of the following: 600,000 shares of common stock (250,000 shares of SCC Common Stock and 350,000 shares of SCC Series A Stock) and 3,000,000 shares of SCC Preferred. As of such date, the issued and outstanding capital stock of SCC consisted of the following: 38,136 share of SCC Common Stock, 231,140 shares of SCC Series A Stock and 2,322,051 shares of SCC Preferred Stock. There are no stock options or similar rights to acquire any shares of SCC Stock. No changes have occurred in such capitalization since October 31, 1996 that, in the aggregate, would be material to SCC. All of the issued and outstanding shares of SCC Stock are validly issued, fully paid, nonassessable and free of preemptive rights or similar rights created by statute, the Articles of Incorporation or Bylaws of SCC or any agreement to which SCC or any of its subsidiaries is a party or by which SCC or any of its subsidiaries is bound.

          (b) There are not now, and at the Effective Time there will not be, any shares of capital stock of SCC issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating SCC to issue, transfer or sell any shares of its capital stock. Except as provided in this Agreement, after the Effective Time, SCC will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise. All outstanding shares of the capital stock of SCC's subsidiaries are validly issued, fully paid, non-assessable and owned by SCC or one of its subsidiaries free and clear of any liens, security interest, pledges, agreements, claims, charges or encumbrances of any nature whatsoever. There are no voting trust or other agreements or understandings to which SCC is a party with respect to the voting of the capital stock of SCC or any of its subsidiaries. None of SCC or its subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of SCC, or any of its subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

     4.3 Authority Relative to this Agreement. SCC has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by SCC and the consummation by SCC of the transactions contemplated hereby have been duly authorized by SCC's Board of Directors and, except for the favorable vote of a majority of the votes cast by the holders of each class or series of shares of outstanding capital stock of SCC voted thereon at a stockholders meeting at which a quorum is present in accordance with Section 1924 of the PBCL, no other corporate proceedings on the part of SCC are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SCC and constitutes a valid and binding agreement of SCC, enforceable against SCC in accordance with its terms.

     4.4 Consents and Approvals: No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state or foreign laws relating to takeovers, if applicable, state franchise, securities or blue sky laws, and the filing and recordation of a Certificate or Articles of Merger, as the case may be, as required by the PBCL and the DGCL, no filing with, and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation by SCC of the transactions contemplated by this Agreement except where a failure to make such filing or to obtain such permit, registration, authorization, consent or approval will not in the aggregate have a Material Adverse Effect. Neither the execution and delivery of this Agreement by SCC, nor the consummation by SCC of the transactions contemplated hereby, nor compliance by SCC with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-laws of SCC or any of its subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or change in the award, grant, vesting or determination) under, or give rise to creation of any lien, charge, security interest or encumbrance upon any of the respective properties or assets of SCC or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement, arrangement or other instrument or obligation to which SCC or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected or (c) violate any order, writ, injunction, decree, statute, rule or regulation of any court or government authority applicable to SCC, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches, defaults (or rights of termination, cancellation, acceleration or change), liens, charges, security interests or encumbrances which would not in the aggregate have a Material Adverse Effect.

     4.5 Reports, Financial Statements and Inventory. SCC has delivered to Cotter true, accurate and complete copies of its audited financial statements for the fiscal year ended June 30, 1996 and the three preceding fiscal years, together with the accompanying opinions of Coopers & Lybrand L.L.P. ("C&L"), and all unaudited interim financial statements for any subsequent quarterly or monthly periods ending after June 30, 1996 and prior to the execution of this Agreement. Prior to the Effective Time, SCC will deliver the physical inventory to be performed by SCC pursuant to Section 7.1(d) below.

     None of such SCC Financial Statements, as of their respective dates (as amended through the date hereof), contained or, with respect to any SCC financial statements prepared after the date hereof, will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the SCC Financial Statements fairly presents the consolidated financial position of SCC and its subsidiaries as of the date thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in cash flows of SCC and its subsidiaries for the respective periods set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and except for unaudited interim financial statements which are not prepared in conformity with generally accepted accounting principles and subject, in the case of any unaudited interim financial statements, to (i) normal year end adjustments which would not in the aggregate be material in amount or effect; and (ii) the permitted exclusion of all footnotes that would otherwise be required by generally accepted accounting principles.

     4.6 Absence of Certain Changes or Events. Except as disclosed in the SCC Financial Statements or otherwise disclosed in writing to Cotter, since June 30, 1996 neither SCC nor any of its subsidiaries has: (a) taken any of the actions prohibited in Section 6.1 or Section 6.2 hereof; (b) incurred any material liability, except in the ordinary course of its business, consistent with past practices; (c) suffered any change, or any event involving a prospective change, in its business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a Material Adverse Effect, or (d) subsequent to the date hereof, except as permitted by Section 6.1 or Section 6.2 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

     4.7 Information in Registration Statement and Joint Proxy Statement. The information relating to SCC and its subsidiaries to be contained in (a) the Registration Statement on Form S-4 to be filed with the United States Securities and Exchange Commission ("SEC") by Cotter under the Securities Act for the purpose of registering the shares of Cotter Class A Common Stock to be issued in the Merger or pursuant to this Agreement (the "Registration Statement") and (b) the joint proxy statement to be distributed in connection with SCC's and Cotter's meetings of stockholders to vote upon this Agreement and related matters (the "Joint Proxy Statement"), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.8 Litigation. As of the date of this Agreement, (a) there is no material action, suit, judicial or administrative proceeding, arbitration or investigation pending or, to the best knowledge of SCC, threatened against or involving SCC or any of its subsidiaries; and (b) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against SCC or any of its subsidiaries, except in each case for such thereof as would not individually or in the aggregate have a Material Adverse Effect.

     4.9 Contracts.

          (a) Each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings, whether written or oral, to which SCC or any of its subsidiaries is a party that relates to or affects the assets or operations of SCC or any of its subsidiaries or to which SCC or any of its subsidiaries or its or their respective assets or operations may be bound or subject is a valid and binding obligation of SCC and in full force and effect with respect to SCC or such subsidiary and, to the knowledge of SCC, with respect to all other parties thereto; and except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, there are no existing defaults by SCC or any of its subsidiaries thereunder or, to the knowledge of SCC, by any other party thereto, and no event of default has occurred, and no event, condition or occurrence exists, that (whether with or without notice, lapse of time, the declaration of default or other similar event) would constitute a default by SCC or any of its subsidiaries thereunder, other than defaults that would not in the aggregate have a Material Adverse Effect. Section 4.9(a) of the SCC Disclosure Schedule lists all consents of third parties required for the consummation of the transactions contemplated by this Agreement, except where the failure to obtain such consent will not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Except for this Agreement, as of the date of this Agreement neither SCC nor any of its subsidiaries is a party to any oral or written agreement that restricts any of them from engaging in a line of business.

          (c) SCC has no agreements or arrangements to sell or otherwise dispose of, or lease, acquire or otherwise invest in, any property, lines of business or other assets that are in the aggregate material to the business of SCC and its subsidiaries taken as a whole other than agreements and arrangements for such sale, disposition, lease, acquisition or investment that are in the ordinary course of SCC's business.

          (d) Copies of all documents referred to in this Agreement, furnished or to be furnished by SCC in connection with the transaction contemplated hereby, are or will be true, correct and complete copies thereof in all material respects and include all amendments, supplements and modifications thereto and all waivers thereunder.

     4.10 Employee Benefit Plans.

          (a) Section 4.10(a) of the SCC Disclosure Schedule sets forth a true and complete list of each (i) employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")),
     (ii) policy, (iii) trust agreement or (iv) agreement (including, without limitation, any employment agreement or severance agreement) that is maintained (all of the foregoing, the "SCC Plans"), or is or was contributed to by SCC or pursuant to which SCC is still potentially liable for payments, benefits or claims. A copy of each SCC Plan as currently in effect and, if applicable, the most recent Annual Report, Actuarial Report or Valuation, Summary Plan Description, Trust Agreement and a Determination Letter issued by the IRS for each SCC Plan have heretofore been delivered to Cotter or its counsel. Neither SCC nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with SCC would be deemed a "single employer" within the meaning of Section 4001 of ERISA, has maintained or contributed to any plan subject to Title IV of ERISA or
     Section 412 of the Code (including any "multiemployer plan," as defined in Section 3(37) of ERISA ("Multiemployer Plan")) during the six calendar years preceding the date of this Agreement.

          (b) Each SCC Plan which is an "employee benefit plan," as defined in
     Section 3(3) of ERISA, complies by its terms and in operation with all applicable legal requirements, including but not limited to ERISA and the Code, and all reports, forms and other documents required to be filed with any government entity (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate, except for instances of noncompliance or failure to file that would not in the aggregate have a Material Adverse Effect. None of the officers, directors, employees or agents of SCC or any "disqualified persons" (as defined in Section 3 of ERISA and Section 4975 of the Code) has engaged in or been a party to any "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA with respect to any SCC Plan, which is not exempt under ERISA and the Code and which would result in material liability, nor has any such party who is a "fiduciary" (as such term is defined in Section 3 of ERISA) committed any breach of any duty or responsibility imposed by ERISA in connection with which SCC, any director, officer, or employee of SCC or any SCC Plan or related funding medium could be subject to any material liability under Title 1 of ERISA or a tax imposed by Section 4975 of the Code.

          (c) Each SCC Plan intended to qualify under Section 401 (a) of the Code has been determined by the Internal Revenue Service to so qualify after January 1, 1989, and each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from taxation under
     Section 501 of the Code. Nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the SCC Plan and its related trust, except such adverse effects as would not in the aggregate constitute a Material Adverse Effect. SCC and each ERISA Affiliate of SCC have timely and properly applied for a written determination by the Internal Revenue Service on the qualification of each such SCC Plan and its related trust under Section 401 (a) of the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation enacted through the date hereof, and Section 501 of the Code.

          (d) All contributions or other amounts payable by SCC or its subsidiaries as of the Effective Time with respect to each SCC Plan and in respect of current or prior plan years have been or will be (prior to the Effective Time) either paid or accrued on the Financial Statements of SCC in accordance with past practice and the recommended contribution in any actuarial report.

          (e) SCC has provided or has caused to be provided a true and accurate summary to Cotter of (i) all benefits, whether or not insured, provided by any SCC Plan; (ii) insurance payments paid with respect to the five preceding plan years for all SCC Plans, (iii) any benefit liabilities exceeding the assets of any SCC Plan, and (iv) any completely or partially terminated SCC Plan. SCC is not aware of any reason why the SCC Plans cannot be combined with the Cotter Plans referred to in Section 5.10 below.

          (f) With respect to each SCC Plan, (i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available and (ii) no reportable event (as defined in Section 4043 of ERISA) has occurred as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation.

          (g) Neither SCC nor any ERISA Affiliate of SCC has any liability or is threatened with any liability (whether joint or several) (i) for the termination of any single employer plan under Sections 4062 or 4064 of ERISA or any multiple employer plan under Section 4063 of ERISA, (ii) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code, (iv) for any excise tax imposed by Sections 4971, 4972, 4975, 4976, 4977 or 4979 of the Code, (v) for any
     minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, (vi) to a fine under Section 502 of ERISA, (vii) for any transaction within the meaning of Section 4069 of ERISA, (viii) any multiple group withdrawal liability under Section 4063 of ERISA or (ix) any tax on reversion of qualified plan assets under Section 4980 of the Code, except in each case for such liabilities that would not in the aggregate have a Material Adverse Effect.

          (h) SCC has not incurred any withdrawal liability with respect to any Multiemployer Plan within the meaning of Sections 4201 and 4204 of ERISA, and no liabilities exist with respect to withdrawals from any Multiemployer Plans which could subject SCC to any controlled group liability under
     Section 4001 (b) of ERISA, except in each case for such liabilities that would not in the aggregate have a Material Adverse Effect.

          (i) All of the SCC Plans, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in
     Section 4980B of the Code and Section 601 through 609 of ERISA, except for such instances of noncompliance which would not in the aggregate have a Material Adverse Effect.

          (j) SCC has delivered copies off all employment and benefit contracts and arrangements for its employees in effect as of the date hereof. No SCC Plan, or other plan, contract, agreement or arrangement provides any officer or employee of SCC benefits or compensation or altered or guaranteed terms of employment, which is contingent upon the consummation of the Merger and the amount of any of which after the Merger would be material in comparison to the amount of such compensation or benefits immediately prior to the Merger.

          (k) There is no lien in favor of the Pension Benefit Guaranty Board ("PBGC") on any assets of any SCC Plan under Section 4068 of ERISA.

          (l) No multi-employer plan which includes any SCC Plan is or has been in reorganization under Section 418(A) through (E) of the Code.

          (m) None of the participants in any SCC Plan have made any health or welfare plan contribution in excess of the maximum amounts allowed therefor under the limits imposed by Sections 419 or 419A of ERISA.

     4.11 Tax Matters. SCC makes the following representations and warranties with respect to tax matters.

          (a) Definitions. For purposes of this Section 4.11, the following definitions shall apply:

             (i) The term "SCC Group" shall mean, individually and collectively,
        (A) SCC and (B) any individual, trust, corporation, partnership or any other entity as to which SCC is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations.

             (ii) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the SCC Group is required to pay, withhold or collect.

             (iii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (b) Returns Filed and Taxes Paid. (i) All Returns required to be filed by or on behalf of members of the SCC Group have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects, (ii) all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and (iii) no other Taxes, the payment of which would have a Material Adverse Effect, are payable by the SCC Group with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Effective Time. Each member of the SCC Group has withheld and paid over all Taxes required to have been withheld and paid over, except for such Taxes which the failure to withhold or pay over would not in the aggregate have a Material Adverse Effect on SCC, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of any member of the SCC Group with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that a member of the SCC Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

          (c) Tax Reserves. The amount of SCC's liability for unpaid Taxes for all periods ending on or before the date of this Agreement does not in the aggregate exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the consolidated balance sheet of SCC included in the SCC Financial Statements for the quarter ending closest to the date of this Agreement, and the amount of SCC's liability for unpaid Taxes for all periods ending on or before the Effective Time shall not in the aggregate exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the consolidated balance sheet of SCC included in the SCC Financial Statements for the quarter ending closest to the Effective Time (plus additions thereto accrued through the Effective Time which are consistent with the ordinary course), except in each case for any excess which does not have a Material Adverse Effect on SCC.

          (d) Consolidated Returns Furnished. Cotter has been furnished by SCC true and complete copies of (i) income tax audit reports, statements of deficiencies, closing or other agreements received by the

     SCC Group or on behalf of the SCC Group relating to federal income taxes, and (ii) all federal income tax returns for the SCC Group, in each case for all periods ending on and after June 30, 1993. SCC has never been a member of an affiliated group filing consolidated returns other than a group of which SCC was the common parent.

          (e) Tax Deficiencies; Audits; Statutes of Limitations. No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the SCC Group that would cause SCC's reserves for taxes to be understated by an amount which would have a Material Adverse Effect on SCC. No tax returns of the SCC Group are currently under audit, and no waiver or extension of the statute of limitations is in effect with respect to any tax returns.

          (f) Tax Sharing Agreements. SCC is not (nor has it ever been) a party to any tax sharing agreement.

          (g) Special Tax Status. SCC operates as a cooperative organization under Subchapter T of the Code and is not aware of any reason why, after the Effective Time of the Merger, TruServ will not continue to so operate.

     4.12 Compliance With Applicable Law. SCC and each of its subsidiaries holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of SCC and its subsidiaries is not being conducted in violation of, any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to SCC or any of its subsidiaries, except to the extent that the failure or violation would not in the aggregate have a Material Adverse Effect.

     4.13 Subsidiaries. Exhibit 4.13 hereto lists all the subsidiaries of SCC as of the date of this Agreement and indicates for each such subsidiary the jurisdiction of incorporation or organization, capitalization and share ownership.

     4.14 Interested Party Transactions. Neither SCC nor any of its subsidiaries is indebted to any director, officer, employee or agent of SCC or any of its subsidiaries (except for amounts due as normal salaries and benefits and in reimbursement of ordinary expenses), and no such person is indebted to SCC or any of its subsidiaries, except for amounts the failure of which to pay or collect would not have a Material Adverse Effect.

     4.15 Labor and Employment Matters.

          (a) Except for such matters that would not in the aggregate have a Material Adverse Effect, SCC is and its subsidiaries are and have been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and are not engaged in and have not engaged in any unfair labor practice.

          (b) Except for benefits provided under agreements and plans described in the SCC Financial Statements, the SCC Disclosure Schedule or the Offering Circular in the event of termination of the employment of any officers, directors, employees or agents of SCC or any of its subsidiaries, neither SCC, any of its subsidiaries, Cotter, TruServ, nor any other subsidiaries of Cotter, will pursuant to any agreement or by reason of anything done prior to the Effective Time by SCC or any of its subsidiaries be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits.

     4.16 Insurance. As of the date hereof, SCC and each of its subsidiaries are insured by insurers reasonably believed by SCC to be of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged.

     4.17 Contracts with Physicians, Hospitals, HMOs and Third Party Providers. SCC has made available to representatives of Cotter a list of all outstanding agreements between SCC or any of its subsidiaries and any third-party health care provider that is material to its business.

     4.18 Environmental Protection.

          (a) To the knowledge of SCC and its subsidiaries, none of SCC, SCC's subsidiaries or any SCC Property (as defined in subsection (d) below) is or has been in violation of any federal, state or local law, ordinance or regulation concerning industrial hygiene or environmental conditions, including, but not limited to, soil and groundwater conditions ("Environmental Laws"), the violation of which would have a Material Adverse Effect on TruServ.

          (b) Neither SCC nor any of its subsidiaries has reported any, or has had knowledge of any circumstances giving rise to any reporting requirement under applicable Environmental Laws as to any, spills or releases of any Hazardous Material, nor has SCC or any of its subsidiaries received any notices of spills or releases of Hazardous Materials, the consequences of which would have a Material Adverse Effect on TruServ. "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as hazardous, toxic or dangerous under any applicable law; as well as any petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, and "source," "special nuclear," and "byproduct" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. Section 2011 et seq.

          (c) To the knowledge of SCC, there is no proceeding or investigation pending or threatened by any governmental entity or other person with respect to the presence of Hazardous Material on SCC Properties or the migration thereof from or to other property. Neither SCC nor any of its subsidiaries has ever been required by any governmental entity to treat, clean up, or otherwise dispose of, remove or neutralize any Hazardous Material from or on any SCC Property.

          (d) Neither SCC, any current or former subsidiary of SCC, nor to SCC's knowledge, any other person, has engaged in any activity that might reasonably be expected to involve the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material on or from any property that SCC or any of its current or former subsidiaries now owns or leases or has previously owned or leased or in which SCC or any such subsidiary now holds or has previously held any security interest, mortgage, or other lien or interest ("SCC Property") which generation, use, manufacture, treatment, transportation, storage or disposal would in the aggregate have a Material Adverse Effect, and there is no failure to obtain any required permits or approvals of any governmental entity or violation of any terms or conditions of such permits, or any other violation of Environmental Laws other than those that would not have a Material Adverse Effect. There are no pending, or to SCC's knowledge, threatened claims or investigations relating to any of the foregoing.

          (e) To the knowledge of SCC, there are no substances or conditions in or on SCC Property which may support claims or causes of action under any applicable Environmental Law, which would, if adversely determined, have a Material Adverse Effect on TruServ.

          (f) For purposes of this Section 4.18, the term "Material Adverse Effect" as defined in Section 10.12 hereof also includes (i) any material injunction or criminal action or proceeding against or involving SCC and
     (ii) any requirement that executive officers of Cotter or SCC be subjected to a consent decree or become individually involved in any proceeding in clause (i) above.

     4.19 Intellectual Property Rights.

          (a) Section 4.19(a) of the SCC Disclosure Schedule sets forth an accurate and complete list of all (i) patents, applications for patents, registrations of trademarks (including service marks) and applications therefor and registrations of copyrights and applications therefor that are owned by SCC or any of SCC's subsidiaries; (ii) other material Intellectual Property Rights (as defined below) that are owned by SCC or SCC's subsidiaries; (iii) unexpired licenses (other than to or with present or former SCC Members) relating to SCC Intellectual Property Rights (as defined below) that have been granted to or

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

     by SCC or any of SCC's subsidiaries; and (iv) other material agreements relating to Intellectual Property Rights.

          (b) As used in this Agreement, the term "Intellectual Property Rights" means intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, publication rights, computer programs and other computer software (including source codes and object codes), inventions, know-how, trade secrets, technology, proprietary processes and formulae. As used in this Agreement, the term "SCC Intellectual Property Rights" means all Intellectual Property Rights that are part of the conduct of the business of SCC.

          (c) SCC and SCC's subsidiaries collectively own and have the right to use, and to license others to use, all SCC Intellectual Property Rights, free and clear of, and without liability under, all claims and rights of third parties.

          (d) Neither SCC nor any of SCC's subsidiaries (i) is infringing in the conduct of SCC's business, and the execution, delivery and performance of this Agreement by SCC, and the consummation by SCC of the transactions contemplated hereby, will not infringe, any right or claimed right of any other party with respect to any Intellectual Property Rights known to SCC, or (ii) has knowledge of any alleged or claimed infringement by any product or process manufactured, used, sold or under development by or for SCC or SCC's subsidiaries in the conduct of their business.

     4.20 Real Property.

          (a) Section 4.20(a) of the SCC Disclosure Schedule lists all of the real property owned or currently used by SCC or any subsidiary in the course of its business (the "SCC Real Property"). Section 4.20(a) of the SCC Disclosure Schedule also lists all material real property owned or used by SCC in the course of SCC's business at any time since June 30, 1993, other than SCC's Real Properly.

          (b) All SCC Real Property, including without limitation, all buildings, structures, fixtures and other improvements thereon, is in all material respects suitable and adequate for the uses for which it is currently devoted. SCC has good and marketable title in fee simple absolute to SCC Real Property indicated on Section 4.20(a) of the SCC Disclosure Schedule to be owned by it, and to the buildings, structures and improvements thereon, and a valid leasehold interest in all other SCC Real Property, in each case free and clear of all material claims, liens or encumbrances.

     4.21 Complete Copies of Requested Documents. SCC has delivered or made available true and complete copies of each document that has been reasonably requested by Cotter or its counsel in connection with their legal and accounting review of SCC and its subsidiaries.

     4.22 Representations Complete. None of the representations or warranties made by SCC herein or in any Schedule hereto, including the SCC Disclosure Schedule, or certificate furnished by SCC pursuant to this Agreement, or the SCC Financial Statements, contain or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such representations permit omissions of items otherwise required to be disclosed because they are not material or do not or would not have a Material Adverse Effect on SCC, such omissions in the aggregate would not and do not have a Material Adverse Effect on SCC.

     4.23 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute (each, a "Takeover Statute") is applicable to the Merger, except for such statutes or regulations as to which all necessary action has been taken by SCC and its Board of Directors to permit the consummation of the Merger in accordance with the terms hereof.

                                   ARTICLE V

                    REPRESENTATION AND WARRANTIES OF COTTER

     Except as set forth in the disclosure letter delivered to SCC at or prior to the execution of this Agreement ("Cotter Disclosure Schedule") or in the Cotter SEC Reports (as hereinafter defined), Cotter represents and warrants to SCC as of the date hereof as follows:

     5.1 Organization. Cotter is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. Cotter is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing will not in the aggregate have a Material Adverse Effect. Each subsidiary of Cotter is a corporation duly organized, validly existing and in good standing (to the extent the concept of good standing exists) under the laws of its jurisdiction of incorporation or organization, has the corporate power to carry on its business as it is now being conducted and is duly qualified to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so duly organized, validly existing and in good standing, to have such corporate power or to be so qualified will not in the aggregate have a Material Adverse Effect. Cotter has delivered to SCC or its counsel complete and correct copies of its Certificate of Incorporation and Bylaws.

     5.2 Capitalization.

          (a) As of June 29, 1996, the authorized capital stock of Cotter consisted of the following: 100,000 shares of Cotter Class A Common Stock and 2,000,000 shares of Class B Common Stock. As of such date, the issued and outstanding capital stock of Cotter consisted of the following: 49,640 shares of such Class A Common Stock and 1,079,508 shares of such Class B Common Stock. No changes in such capitalization have occurred since June 30, 1996 that, in the aggregate, would be material to Cotter. All of the issued and outstanding shares of Cotter Stock are validly issued, fully paid, nonassessable and free of preemptive rights or similar rights created by statute, the Certificate of Incorporation or By-Laws of Cotter or any agreement to which Cotter or any of its subsidiaries is a party or by which Cotter or any of its subsidiaries is bound. All of the shares of Cotter Stock issuable in exchange for shares of SCC Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

          (b) Except as set forth in the Cotter SEC Reports, there are not now, and at the Effective Time there will not be, any shares of capital stock of Cotter issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Cotter to issue, transfer or sell any shares of its capital stock. Except as provided in this Agreement, Cotter will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to an employee benefit plan or otherwise. All outstanding shares of the capital stock of Cotter's subsidiaries are validly issued, fully paid, non-assessable and owned by Cotter or one of its subsidiaries free and clear of any liens, security interest, pledges, agreements, claims, charges, or encumbrances of any nature whatsoever. There are no voting trust or other agreements or understandings to which Cotter is a party with respect to the voting of the capital stock of Cotter or any of its subsidiaries. None of Cotter or its subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of Cotter, or any of its subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

     5.3 Authority Relative to this Agreement. Cotter has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Cotter and the consummation by Cotter of the transactions contemplated hereby have been duly authorized by the Board of Directors of Cotter and, except for the favorable vote of a majority of the shares of outstanding capital stock of Cotter entitled to vote thereon in accordance with Section 252 of the DGCL, no other corporate proceedings on the part of Cotter are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Cotter and constitutes a valid and binding agreement of Cotter, enforceable against Cotter in accordance with its terms.

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

     5.4 Consents and Approvals: No Violations. Except for applicable requirements of the HSR Act, Securities Act, Exchange Act, state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing and recordation of Articles or a Certificate of Merger as required by the PBCL and the DGCL, no filing with, and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation by Cotter of the transactions contemplated by this Agreement, except where a failure to make such filing or to obtain such permit, registration, authorization, consent or approval will not in the aggregate have a Material Adverse Effect. Neither the execution and delivery of this Agreement by Cotter, nor the consummation by Cotter of the transactions contemplated hereby, nor compliance by Cotter with any of the provisions hereof, will (a) result in any breach of the Certificate of Incorporation or By-Laws of Cotter or any of its subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or change in the award, grant, vesting or determination) under, or give rise to creation of any lien, charge, security interest or encumbrance upon, any of the respective properties or assets of Cotter or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement, arrangement, or other instrument or obligation to which Cotter or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, or (c) violate any order, writ, injunction, decree, statute, rule or regulation of any court or government authority applicable to Cotter, any of its subsidiaries, or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches, defaults (or rights of termination, cancellation, acceleration or change), liens, charges, security interests or encumbrances that would not in the aggregate have a Material Adverse Effect.

     5.5 Reports and Financial Statements. Cotter has filed all reports required to be filed with the SEC pursuant to the Exchange Act since December 30, 1991, including, without limitation, an Annual Report on Form 10-K for the years ended December 31, 1994 and December 30, 1995 and Quarterly Reports on Form 10-Q for the quarters ended March 30 and June 29, 1996 and any subsequent Quarterly Reports on Form 10-Q for quarterly periods ending after June 29, 1996 and prior to the execution of this Agreement (all such reports and amendments thereto, collectively, the "Cotter SEC Reports"), and has previously furnished or made available to SCC true and complete copies of all Cotter SEC Reports filed with respect to periods beginning after December 31, 1992 (including any exhibits thereto) and will promptly deliver to SCC any Cotter SEC Reports filed between the date hereof and the Effective Time. None of such Cotter SEC Reports, as of their respective dates (as amended through the date hereof), contained or, with respect to the Cotter SEC Reports filed after the date hereof, will contain any untrue statement of a material fact or omitted or, with respect to the Cotter SEC Reports filed after the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Cotter SEC Reports fairly presents the consolidated financial position of Cotter and its subsidiaries as of the date thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in cash flows of Cotter and its subsidiaries for the respective periods set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which would not in the aggregate be material in amount or effect.

     5.6 Absence of Certain Changes or Events. Except as disclosed in the Cotter SEC Reports or otherwise disclosed in writing to SCC, since June 29, 1996, neither Cotter nor any of its subsidiaries has: (a) taken any of the actions prohibited in Section 6.1 or Section 6.2 hereof; (b) incurred any material liability, except in the ordinary course of its business, consistent with past practices; (c) suffered any change, or any event involving a prospective change, in its business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a Material Adverse Effect, or (d) subsequent to the date hereof, except as permitted by Section 6.1 or Section 6.2 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

     5.7 Information in Registration Statement and Joint Proxy Statement. The information relating to Cotter and its subsidiaries to be contained in the Registration Statement and the Joint Proxy Statement will

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

not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     5.8 Litigation. As of the date of this Agreement, (a) there is no material action, suit, judicial or administrative proceeding, arbitration or investigation pending or, to the best knowledge of Cotter, threatened against or involving Cotter or any of its subsidiaries; and (b) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Cotter or any of its subsidiaries, except in each case for such thereof as would not individually or in the aggregate have a Material Adverse Effect.

     5.9 Contracts.

          (a) Each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings, whether written or oral, to which Cotter or any of its subsidiaries is a party that relates to or affects the assets or operations of Cotter or any of its subsidiaries or to which Cotter or any of its subsidiaries or its or their respective assets or operations may be bound or subject is a valid and binding obligation of Cotter and in full force and effect with respect to Cotter or such subsidiary and, to the knowledge of Cotter, with respect to all other parties thereto; except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, there are no existing defaults by Cotter or any of its subsidiaries thereunder or, to the knowledge of Cotter, by any other party thereto, and no event of default has occurred, and no event, condition or occurrence exists, that (whether with or without notice, lapse of time, the declaration of default or other similar event) would constitute a default by Cotter or any of its subsidiaries thereunder, other than defaults that would not in the aggregate have a Material Adverse Effect. Section 5.9(a) of the Cotter Disclosure Schedule lists all consents of third parties required for the consummation of the transactions contemplated by this Agreement, except where the failure to obtain such consent will not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Except for this Agreement, as of the date of this Agreement neither Cotter nor any of its subsidiaries is a party to any oral or written agreement that restricts any of them from engaging in a line of business.

          (c) Cotter has no agreements or arrangements to sell or otherwise dispose of, or lease, acquire or otherwise invest in, any property, lines of business or other assets that are in the aggregate material to the business of Cotter and its subsidiaries taken as a whole other than agreements and arrangements for such sale, disposition, lease, acquisition or investment that are in the ordinary course of Cotter's business.

          (d) Copies of all documents referred to in this Agreement, furnished or to be furnished by Cotter in connection with the transaction contemplated hereby, are or will be true, correct and complete copies thereof in all material respects and include all amendments, supplements and modifications thereto and all waivers thereunder.

     5.10 Employee Benefit Plans.

          (a) Section 5.10(a) of the Cotter Disclosure Schedule sets forth a true and complete list of each (i) employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA, (ii) policy (iii) trust agreement or (iv) agreement (including, without limitation, any employment agreement or severance agreement) that is maintained (all of the foregoing, the "Cotter Plans"), or is or was contributed to by Cotter or pursuant to which Cotter is still potentially liable for payments, benefits or claims. A copy of each Cotter Plan as currently in effect and, if applicable, the most recent Annual Report, Actuarial Report or Valuation, Summary Plan Description, Trust Agreement and a Determination Letter issued by the IRS for each Cotter Plan have heretofore been delivered to SCC or its counsel. Neither Cotter nor any ERISA Affiliate, which together with Cotter would be deemed a "single employer" within the meaning of Section 4001 of ERISA, has maintained or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code (including any Multiemployer Plan) during the six calendar years preceding the date of this Agreement.

          (b) Each Cotter Plan which is an "employee benefit plan," as defined in Section 3(3) of ERISA, complies by its terms and in operation with all applicable legal requirements, including but not limited to ERISA and the Code, and all reports, forms and other documents required to be filed with any government entity (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate, except for instances of noncompliance or failure to file that would not in the aggregate have a Material Adverse Effect. None of the officers, directors, employees or agents of Cotter or any "disqualified persons" (as defined in Section 3 of ERISA and Section 4975 of the Code)has engaged in or been a party to any "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA with respect to any Cotter Plan, which is not exempt under ERISA and the Code and which would result in material liability, nor has any such party who is a "fiduciary" (as such term is defined in Section 3 of ERISA) committed any breach of any duty or responsibility imposed by ERISA in connection with which Cotter, any director, officer, or employee of Cotter or any Cotter Plan or related funding medium could be subject to any material liability under Title 1 of ERISA or a tax imposed by Section 4975 of the Code.

          (c) Each Cotter Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify after January 1, 1989, and each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from taxation under
     Section 501 of the Code. Nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the Cotter Plan and its related trust, except such adverse effects as would not in the aggregate constitute a Material Adverse Effect. Cotter and each ERISA Affiliate of Cotter have timely and properly applied for a written determination by the Internal Revenue Service on the qualification of each such Cotter Plan and its related trust under Section 401 (a) of the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation enacted through the date hereof, and Section 501 of the Code.

          (d) All contributions or other amounts payable by Cotter or its subsidiaries as of the Effective Time with respect to each Cotter Plan and in respect of current or prior plan years have been or will be (prior to the Effective Time) either paid or accrued on the financial statements of Cotter contained in the SEC Reports in accordance with past practice and the recommended contribution in any actuarial report.

          (e) Cotter has provided or has caused to be provided a true and accurate summary to SCC of (i) all benefits, whether or not insured, provided by any Cotter Plan; (ii) insurance payments paid with respect to the five preceding plan years for all Cotter Plans, (iii) any benefit liabilities exceeding the assets of any Cotter Plan, and (iv) any completely or partially terminated Cotter Plan. Cotter is not aware of any reason why the Cotter Plans cannot be combined with the SCC Plans referred to in Section 4.10 below.

          (f) With respect to each Cotter Plan, (i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available and (ii) no reportable event (as defined in Section 4043 of ERISA) has occurred as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation.

          (g) Neither Cotter nor any ERISA Affiliate of Cotter has any liability or is threatened with any liability (whether joint or several) (i) for the termination of any single employer plan under Sections 4062 or 4064 of ERISA or any multiple employer plan under Section 4063 of ERISA, (ii) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302 (e) of ERISA or Section 412 (m) of the Code, (iv) for any excise tax imposed by Sections 4971, 4972, 4975, 4976, 4977 or 4979 of the Code, (v) for any
     minimum funding contributions under Section 302(c) (11) of ERISA or Section 412(c)(11) of the Code, (vi) to a fine under Section 502 of ERISA, (vii) for any transaction within the meaning of Section 4069 of ERISA, (viii) any multiple group withdrawal liability under Section 4063 of ERISA or (ix) any tax on reversion of qualified plan assets under Section 4980 of the Code, except in each case for such liabilities that would not in the aggregate have a Material Adverse Effect.

          (h) Cotter has not incurred any withdrawal liability with respect to any Multiemployer Plan within the meaning of Sections 4201 and 4204 of ERISA, and no liabilities exist with respect to withdrawals

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

     from any Multiemployer Plans which could subject Cotter to any controlled group liability under Section 4001 (b) of ERISA, except in each case for such liabilities that would not in the aggregate have a Material Adverse Effect.

          (i) All of the Cotter Plans, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Section 601 through 609 of ERISA, except for such instances of noncompliance which would not in the aggregate have a Material Adverse Effect.

          (j) Cotter has delivered copies of all employment and benefit contracts and arrangements for its employees in effect as of the date hereof.

          (k) There is no lien in favor of the PBGC on any assets of any Cotter Plan under Section 4068 of ERISA.

          (l) No multi-employer plan which includes any Cotter Plan is or has been in reorganization under Section 418(A) through (E) of the Code.

          (m) None of the participants in any Cotter Plan have made any health or welfare plan contribution in excess of the maximum amounts allowed therefor under the limits imposed by Sections 419 or 419A of the Code.

     5.11 Tax Matters. Cotter makes the following representations and warranties with respect to tax matters.

          (a) Definitions. For purposes of this Section 5.11, the following definitions shall apply:

             (i) The term "Cotter Group" shall mean, individually and collectively, (A) Cotter and (B) any individual, trust, corporation, partnership or any other entity as to which Cotter is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations.

             (ii) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Cotter Group is required to pay, withhold or collect.

             (iii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (b) Returns Filed and Taxes Paid. (i) All Returns required to be filed by or on behalf of members of the Cotter Group have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects, (ii) all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and (iii) no other Taxes, the payment of which would have a Material Adverse Effect, are payable by the Cotter Group with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Effective Time. Each member of the Cotter Group has withheld and paid over all Taxes required to have been withheld and paid over, except for such Taxes which the failure to withhold or pay over would not in the aggregate have a Material Adverse Effect on Cotter, and

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

     complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of any member of the Cotter Group with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that a member of the Cotter Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

          (c) Tax Reserves. The amount of Cotter's liability for unpaid Taxes for all periods ending on or before the date of this Agreement does not in the aggregate exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the consolidated balance sheet of Cotter included in the Cotter SEC Report for the quarter ending closest to the date of this Agreement, and the amount of Cotter's liability for unpaid Taxes for all periods ending on or before the Effective Time shall not in the aggregate exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the consolidated balance sheet of Cotter included in the Cotter SEC Report for the quarter ending closest to the Effective Time (plus additions thereto accrued through the Effective Time which are consistent with in the ordinary course), except in each case for any excess which does not have a Material Adverse Effect on Cotter.

          (d) Consolidated Returns Furnished. SCC has been furnished by Cotter true and complete copies of (i) income tax audit reports, statements of deficiencies, closing or other agreements received by the Cotter Group or on behalf of the Cotter Group relating to federal income taxes, and (ii) all federal income tax returns for the Cotter Group, in each case for all periods ending on and after June 30, 1993. Cotter has never been a member of an affiliated group filing consolidated returns other than a group of which Cotter was the common parent.

          (e) Tax Deficiencies; Audits; Statutes of Limitations. No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the Cotter Group that would cause Cotter's reserves for taxes to be understated by an amount which would have a Material Adverse Effect on Cotter. No tax returns of the Cotter Group are currently under audit, and no waiver or extension of the statute of limitations is in effect with respect to any tax returns.

          (f) Tax Sharing Agreements. Cotter is not (nor has it ever been) a party to any tax sharing agreement.

          (g) Special Tax Status. Cotter operates as a cooperative organization under Subchapter T of the Code and is not aware of any reason why, after the Effective Time of the Merger, TruServ will not continue to so operate.

     5.12 Compliance With Applicable Law. Except as disclosed in the Cotter SEC Reports filed prior to the date of this Agreement, Cotter and each of its subsidiaries holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of Cotter and its subsidiaries is not being conducted in violation of, any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Cotter or any of its subsidiaries, except to the extent that the failure or violation would not in the aggregate have a Material Adverse Effect.

     5.13 Subsidiaries. Exhibit 5.13 hereto lists all the subsidiaries of Cotter as of the date of this Agreement and indicates for each such subsidiary the jurisdiction of incorporation or organization, its capitalization and share ownership.

     5.14 Interested Party Transactions. Neither Cotter nor any of its subsidiaries is indebted to any director, officer, employee or agent of Cotter or any of its subsidiaries (except for amounts due as normal salaries and benefits and in reimbursement of ordinary expenses), and no such person is indebted to Cotter or any of its subsidiaries, except for amounts the failure of which to pay or collect would not have a Material Adverse Effect.

     5.15 Labor and Employment Matters.

          (a) Except for such matters that would not in the aggregate have a Material Adverse Effect, Cotter is and its subsidiaries are and have been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and are not engaged in and have not engaged in any unfair labor practice.

          (b) Except for benefits provided under agreements and plans described in the Cotter SEC Reports or the Cotter Disclosure Schedule, in the event of termination of the employment of any officers, directors, employees or agents of Cotter or any of its subsidiaries, neither Cotter, any of its subsidiaries, Cotter, TruServ, nor any other subsidiaries of Cotter, will pursuant to any agreement or by reason of anything done prior to the Effective Time by Cotter or any of its subsidiaries be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, postemployment healthcare (other than pursuant to COBRA) or insurance benefits.

     5.16 Insurance. As of the date hereof, Cotter and each of its subsidiaries are insured by insurers reasonably believed by Cotter to be of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged.

     5.17 Contracts with Physicians, Hospitals, HMOs and Third Party Providers. Cotter has made available to representatives of SCC a list of all outstanding agreements between Cotter or any of its subsidiaries and any third-party health care provider that is material to its business.

     5.18 Environmental Protection.

          (a) To the knowledge of Cotter and its subsidiaries, none of Cotter, Cotter's subsidiaries or any Cotter Property (as defined in subsection (d) below) is or has been in violation of any Environmental Laws, the violation of which would have a Material Adverse Effect on TruServ.

          (b) Neither Cotter nor any of its subsidiaries has reported any, or has had knowledge of any circumstances giving rise to any reporting requirement under applicable Environmental Laws as to any, spills or releases of any Hazardous Material, nor has Cotter or any of its subsidiaries received any notices of spills or releases of Hazardous Materials, the consequences of which would have a Material Adverse Effect on TruServ.

          (c) To the knowledge of Cotter, there is no proceeding or investigation pending or threatened by any governmental entity or other person with respect to the presence of Hazardous Material on Cotter Properties or the migration thereof from or to other property. Neither Cotter nor any of its subsidiaries has ever been required by any governmental entity to treat, clean up, or otherwise dispose of, remove or neutralize any Hazardous Material from or on any Cotter Property.

          (d) Neither Cotter, any current or former subsidiary of Cotter, nor to Cotter's knowledge, any other person, has engaged in any activity that might reasonably be expected to involve the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material on or from any property that Cotter or any of its current or former subsidiaries now owns or leases or has previously owned or leased or in which Cotter or any such subsidiary now holds or has previously held any security interest, mortgage, or other lien or interest ("Cotter Property") which generation, use, manufacture, treatment, transportation, storage or disposal would in the aggregate have a Material Adverse Effect, and there is no failure to obtain any required permits or approvals of any governmental entity or violation of any terms or conditions of such permits, or any other violation of Environmental Laws other than those that would not have a Material Adverse Effect. There are no pending, or to Cotter's knowledge, threatened claims or investigations relating to any of the foregoing.

          (e) To the knowledge of Cotter, there are no substances or conditions in or on Cotter Property which may support claims or causes of action under any applicable Environmental Law, which would, if adversely determined have a Material Adverse Effect on TruServ.

          (f) For purposes of this Section 5.18, the term "Material Adverse Effect" as defined in Section 10.12 hereof also includes (i) any material injunction or criminal action or proceeding against or involving Cotter and
     (ii) any requirement that executive officers of Cotter or SCC be subjected to a consent decree or become individually involved in any proceeding in clause (i) above.

     5.19 Intellectual Property Rights.

          (a) Section 5.19(A) of the Cotter Disclosure Schedule sets forth an accurate and complete list of all (i) patents, applications for patents, registrations of trademarks (including service marks) and applications therefor and registrations of copyrights and applications therefor that are owned by Cotter or any of Cotter's subsidiaries; (ii) other material Intellectual Property Rights (as defined below) that are owned by Cotter or Cotter's subsidiaries; (iii) unexpired licenses (other than to present or former Cotter Members) relating to Cotter Intellectual Property Rights (as defined below) that have been granted to or by Cotter or any of Cotter's subsidiaries; and (iv) other material agreements relating to Intellectual Property Rights.

          (b) As used in this Agreement, the term "Intellectual Property Rights" means intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, publication rights, computer programs and other computer software (including source codes and object codes), inventions, know-how, trade secrets, technology, proprietary processes and formulae. As used in this Agreement, the term "Cotter Intellectual Property Rights" means all Intellectual Property Rights that are part of the conduct of the business of Cotter.

          (c) Cotter and Cotter's subsidiaries collectively own and have the right to use, and to license others to use, all Cotter Intellectual Property Rights, free and clear of, and without liability under, all claims and rights of third parties.

          (d) Neither Cotter nor any of Cotter's subsidiaries (i) is infringing in the conduct of Cotter's business, and the execution, delivery and performance of this Agreement by Cotter, and the consummation by Cotter of the transactions contemplated hereby, will not infringe, any right or claimed right of any other party with respect to any Intellectual Property Rights known to Cotter, or (ii) has knowledge of any alleged or claimed infringement by any product or process manufactured, used, sold or under development by or for Cotter or Cotter's subsidiaries in the conduct of their business.

     5.20 Real Property.

          (a) Section 5.20(A) of the Cotter Disclosure Schedule lists all of the real property owned or currently used by Cotter or any subsidiary in the course of its business (the "Cotter Real Property"). Section 5.20(a) of the Cotter Disclosure Schedule also lists all material real property owned or used by Cotter in the course of Cotter's business at any time since December 30, 1993, other than Cotter's Real Properly.

          (b) All Cotter Real Property, including without limitation, all buildings, structures, fixtures and other improvements thereon, is in all material respects suitable and adequate for the uses for which it is currently devoted. Cotter has good and marketable title in fee simple absolute to Cotter Real Property indicated on Section 5.20(a) of the Cotter Disclosure Schedule to be owned by it, and to the buildings, structures and improvements thereon, and a valid leasehold interest in all other Cotter Real Property, in each case free and clear of all material claims, liens or encumbrances.

     5.21 Complete Copies of Requested Documents. Cotter has delivered or made available (through public sources or directly) true and complete copies of each document that has been reasonably requested by SCC or its counsel in connection with their legal and accounting review of Cotter and its subsidiaries.

     5.22 Representations Complete. None of the representations or warranties made by Cotter herein or in any Schedule hereto, including the Cotter Disclosure Schedule, or certificate furnished by Cotter pursuant to this Agreement, or the Cotter SEC Reports, contain or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such representations permit omissions of items otherwise required to be disclosed because they are not material or do not or would not have a Material Adverse Effect on Cotter, such omissions in the aggregate would not and do not have a Material Adverse Effect on Cotter.

     5.23 Certain Employee Benefit Plans Matters. It is Cotter's present intent to provide to those employees of SCC and its subsidiaries immediately prior to the Effective Time who continue in such capacity immediately thereafter, employee benefit programs that in the aggregate are generally not less favorable to such employees than those being provided to Cotter's employees at the Effective Time. All such qualified benefit programs are fully funded and able to accept new participants. To the extent the Cotter employee benefit programs provide medical or dental benefits after the Effective Time, Cotter shall cause all pre-existing condition exclusions and actively at work requirements to be waived, and Cotter shall provide that any expenses incurred on or before the Effective Time shall be taken into account under the Cotter employee benefit programs for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions for such employees and their covered dependents. Cotter currently expects that it will cause the merger of SCC's 401
(k) Plan with Cotter's 401 (k) Plan after the Merger. Cotter currently expects to make its two non-qualified benefit plans for its senior executives available to those persons serving in equivalent positions with SCC immediately prior to the Effective Time.

     5.24 Share Ownership. As of the date hereof, to Cotter's knowledge there are no stockholders with beneficial ownership (as defined in the Exchange Act) of more than 5% of the Cotter Stock.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     6.1 Conduct of Business by SCC and Cotter Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, except as set forth in this Agreement, as agreed to in writing by the other party hereto or as set forth in Section 6.1 of the SCC Disclosure Schedule or Cotter Disclosure Schedule, Cotter and SCC shall conduct their respective business in the ordinary, normal and usual course, consistent with past practices. Without in any way limiting the foregoing,

          (a) Neither Cotter nor SCC (i) shall make any amendment to its Bylaws or Articles of Incorporation; (ii) change or agree to change its capitalization as of the date hereof; (iii) dispose of any Intellectual Property Rights; (iv) enter into any operating leases as lessor in excess of an aggregate of $750,000 per year and for more than five (5) years; (v) discharge or satisfy any claim, liability or obligation in excess of $3 million in any one case or $3 million in the aggregate; or (vi) materially reduce the amount of any material insurance coverage provided by existing insurance policies;

          (b) SCC shall use its best efforts to (i) preserve intact the business organization of SCC and its subsidiaries and to keep available the services of its and its subsidiaries' present officers and key employees; (ii) preserve the goodwill of those having business relationships with it and its subsidiaries; (iii) pay and cause its subsidiaries to pay debts and taxes when due subject to good faith disputes thereof, and pay or perform other obligations when due; and (iv) give all notices and other information required to be given to the employees of SCC, any collective bargaining unit representing any group of employees of SCC, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

          (c) Cotter shall use its best efforts to (i) preserve intact the business organization of Cotter and its subsidiaries and to keep available the services of its and its subsidiaries' present officers and key employees; (ii) preserve the goodwill of those having business relationships with it and its subsidiaries; (iii) pay and cause its subsidiaries to pay debts and taxes when due subject to good faith disputes thereof, and pay or perform other obligations when due; and (iv) give all notices and other information required to be given by any applicable law in connection with the transactions provided for in this Agreement;

          (d) Neither Cotter nor SCC nor any of their respective subsidiaries shall (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; (ii) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return (except as required by law), enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect to Taxes; (iii) revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable; or change its fiscal year or its methods of accounting in effect at June 30, 1996, except as required by generally accepted accounting principles as concurred in by such party's independent auditors; or (iv) make any material change in its accounting principles;

          (e) During the time between the execution of this Agreement and the Effective Time, the separate pre-merger methodologies of computing, determining the payment date and distributing patronage dividends of each of the constituent corporations for their respective members shall be maintained; and

          (f) SCC shall not purchase or dispose of any material long term assets.

     6.2 Compensation Plans. During the period from the date of this Agreement and continuing until the Effective Time, SCC agrees as to itself and its subsidiaries that it will not, without the prior written consent of Cotter (except as required by applicable law or pursuant to existing contractual arrangements or solely to the extent necessary to make compensation increases in the ordinary course of business consistent with past practices or make available existing benefit arrangements to new or promoted employees in the ordinary course of business consistent with past practice): (a) enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation. employment, severance or other employee benefit plan, agreement, trust, plan, fund or other arrangement between SCC and one or more of its officers, directors or employees (collectively, "Compensation Plans"), (b) institute any new employee benefit, welfare program or Compensation Plan, (c) make any change in any Compensation Plan or other employee welfare or benefit arrangement or enter into any written employment or similar agreement or arrangement with any employee, or (d) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered in favor of such individual, upon the occurrence of any of the transactions contemplated by this Agreement.

     6.3 Current Information. From the date of this Agreement to the Effective Time, each party will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than semimonthly) with representatives of the other party and to report the general status of its ongoing operations and to deliver to each other (not less than quarterly) unaudited consolidated balance sheets and related consolidated statements of income, changes in stockholders equity and changes in financial position for the period since the last such report. Each party will promptly notify the other of any material change in the normal course of its or its subsidiaries' business or in its or its subsidiaries' properties.

     6.4 Letters of SCC's and Cotter's Auditors. SCC shall use all reasonable efforts to cause to be delivered to Cotter a letter of C&L and Cotter shall use all reasonable efforts to cause to be delivered to SCC a letter of Ernst & Young LLP ("E&Y"), Cotter's independent auditors, each such letter dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Cotter or SCC, as applicable, in form and substance reasonably satisfactory to such recipient, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. Each of SCC and Cotter shall use reasonable efforts to cause to be delivered to the other an update, dated the Closing Date, of the letter of its independent auditors described in the preceding sentence.

     6.5 Advice of Changes; Government Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and shall promptly advise the other both orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. Cotter and SCC shall make all UFOC filings, file all reports required to be filed by each of them with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Except where prohibited by applicable statutes and regulations, and subject to
Section 7.1 hereof, each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal government entity in connection with this Agreement or the transactions contemplated hereby.

     6.6 New Franchises. Nothing herein contained shall restrict the ability of either party to add new members and/or enter into licensing of additional retail programs, consistent with historical practice.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1 Access and Information.

          (a) SCC and Cotter and their respective subsidiaries shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives access during normal business hours throughout the period from the date hereof to the Effective Time to all of its books, records, properties, facilities, personnel commitments and records (including but not limited to Returns) and, during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. No investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger.

          (b) All information furnished by SCC to Cotter or furnished by Cotter to SCC pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger contemplated hereby. The parties will hold any such information which is nonpublic in confidence.

          (c) SCC and Cotter and their respective subsidiaries shall each afford to the other and its representatives the opportunity to perform such due diligence with respect to environmental matters as it may determine, including without limitation such Phase I and Phase II and other investigations and examinations as each of them deems necessary or desirable.

          (d) Prior to the Effective Time, SCC will perform a physical inventory and deliver a true, accurate and complete copy thereof.

     7.2 No Solicitation of Transactions. Except as noted on Section 7.2 of the SCC Disclosure Schedule or Section 7.2 of the Cotter Disclosure Schedule, from the date hereof until the earlier of termination of this Agreement or consummation of the Merger, neither SCC nor Cotter nor any of their subsidiaries will, directly or indirectly, whether through any director, officer, employee, financial advisor, legal counsel, accountant, other agent or representative (as used in this Section 7.2, "Affiliates") or otherwise, (a) initiate, solicit or encourage, or take any other action to facilitate any inquiries or the making of any proposal with respect to, or (b) except to the extent required in the exercise of the fiduciary duties of its Board of Directors under applicable law as advised by independent counsel in connection with an unsolicited proposal, engage or participate in negotiations concerning, provide any nonpublic information or data to, or have any discussions with, any person other than a party hereto or their affiliates relating to, any (i) acquisition, (ii) tender offer (including a self-tender offer), (iii) exchange offer, (iv) merger, (v) consolidation, (vi) acquisition of beneficial ownership of (or the right to vote securities representing) 10% or more of the total voting power of such entity or any of its subsidiaries, (vii) dissolution, (viii) business combination, (ix) purchase of all or any significant portion of the assets or any division of (or any equity interest in) such entity or any subsidiary, or (x) any similar transaction other than the Merger (such proposals, announcements, or transactions being referred to as "Acquisition Proposals"). Each party will notify the other orally (within one business day) and in writing (as promptly as practicable) if any such Acquisition Proposals (including the identity of the persons

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

making such proposals and, subject to the fiduciary duties of its Board of Directors, the terms of such proposals) are received and furnish a copy of any written proposal relating thereto.

     7.3 Registration Statement. As promptly as practicable after resolving SEC comments on the preliminary Joint Proxy Statement/Prospectus, Cotter and SCC shall cooperate and use reasonable efforts to have the Registration Statement declared effective. Cotter shall also use reasonable efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the shares of TruServ Stock pursuant hereto. SCC shall furnish Cotter with all information concerning SCC and the holders of its capital stock and shall take such other action as Cotter may reasonably request in connection with such Registration Statement and issuance of shares of TruServ Stock.

     7.4 Joint Proxy Statement: Stockholder Approval. Each of SCC and Cotter, acting through their respective Boards of Directors, shall, in accordance with applicable law and their respective Certificates or Articles of Incorporation and By-Laws:

          (a) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use its best efforts, except to the extent required in the exercise of the fiduciary duties of the Board of Directors of SCC or Cotter, as applicable, under applicable law as advised by independent counsel, to obtain such stockholders approval;

          (b) except to the extent required in the exercise of the fiduciary duties of the Board of Directors of SCC or Cotter, as applicable, under applicable law as advised by independent counsel, recommend approval and adoption of this Agreement by the stockholders of SCC or Cotter, as applicable, and include in the Joint Proxy Statement such recommendations, and take all lawful action to solicit such approvals.

     In addition, Cotter shall present to its stockholders such increase in authorized Cotter Stock as may be necessary to consummate the transactions contemplated hereby for the stockholders' approval. The vote of Cotter stockholders required to approve this Agreement shall be the favorable vote of a majority of the shares of outstanding capital stock of Cotter entitled to vote thereon, and the vote of Cotter stockholders required to approve the increase in authorized Cotter Stock shall be the favorable vote of a majority of the shares of outstanding capital stock of Cotter entitled to vote thereon.

     As promptly as practicable, the parties shall prepare and file with the SEC a preliminary Joint Proxy Statement and, after consultation with each other, respond to any comments of the SEC with respect to the preliminary Joint Proxy Statement and cause the definitive Joint Proxy Statement to be mailed to SCC and Cotter stockholders. Whenever any event occurs which should be set forth in an amendment or a supplement to the Joint Proxy Statement or any filing required to be made with the SEC, each party will promptly inform the other and will cooperate in filing with the SEC and/or mailing to stockholders such amendment or supplement. The Joint Proxy Statement, and all amendments and supplements thereto, shall comply in all material respects with applicable law and be in form and substance satisfactory to Cotter and SCC.

     7.5 Post Merger Signage, Etc. After the Effective Time of the Merger, members of TruServ shall continue to conduct their businesses under the True Value, SERVISTAR or Coast to Coast names and marks (or other affiliated names and marks) used by such members immediately prior to the Effective Time, unless use of a different name or mark is permitted by TruServ. Members of TruServ shall be permitted, to the extent determined by TruServ to be feasible and practical, to cross order merchandise manufactured or bearing any of the names utilized by Cotter or SCC prior to the Merger and attendant services and systems necessary thereto, provided however that use of each retail program's trade labels for paint, mowers and outdoor power equipment will be limited to Members either previously associated with that retail program or, if a new Member, electing to affiliate with that retail program.

     7.6 Store Competition. SCC and Cotter acknowledge that in certain areas, there will be both Cotter and SCC stores operating after the Effective Time of the Merger and specifically acknowledge that none of such competing stores will be required to relocate, terminate or otherwise alter or amend their businesses, as a result of the Merger.

     7.7 Antitrust Laws. As promptly as practicable, SCC and Cotter shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.1 hereof, SCC will furnish to Cotter, and Cotter will furnish to SCC, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 7.1 hereof, SCC will provide Cotter, and Cotter will provide SCC, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby, except to the extent that Cotter or SCC is advised by independent counsel that the provision of such information would be inadvisable under applicable antitrust laws.

     7.8 Takeover Statutes. If any Takeover Statute shall become applicable to the transaction contemplated hereby, SCC and the members of the Board of Directors of SCC shall grant such approvals and take such actions as are necessary so that the Merger and the transactions contemplated hereby may be commenced as promptly as practicable in the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation in the transaction contemplated hereby, except, in each such case, as would not be consistent with the fiduciary obligations of the Board of Directors as determined by independent counsel.

     7.9 Director and Officer Indemnification Etc. Cotter agrees that for acts occurring prior to the Effective Time, all rights to indemnification and advancement of expenses existing in favor of the directors and officers of SCC (the "Indemnified Parties") under the provisions existing on the date hereof of the Articles of Incorporation, Bylaws and indemnification agreements of SCC and its current and former subsidiaries shall survive the Effective Time, and Cotter agrees to indemnify and advance expenses to the Indemnified Parties to the full extent required or permitted under the provisions existing on the date hereof of SCC's Articles of Incorporation and Bylaws and indemnification agreements of SCC. The provisions of this Section 7.9 shall be binding on Cotter's successors and assigns.

     7.10 Public Announcements. The initial press release relating to this Agreement shall be a joint press release and thereafter, so long as this Agreement is in effect, Cotter and SCC agree that they will each obtain the approval of the other party prior to issuing any press release or any other written communication (including any written communication to employees) and that they will use their best efforts to consult with one another before otherwise making any public statement or responding to any press inquiry with respect to this Agreement or the transactions contemplated hereby, except as may be required by law, any governmental agency or in connection with any lawsuit or legal process in connections with this Agreement or the transactions contemplated hereby.

     7.11 Expenses. If the Merger is consummated, TruServ will pay up to $2 million of SCC's particular and peculiar expenses incurred in connection therewith. If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties incurring such expenses, except that Cotter and SCC shall share equally the expenses incurred in connection with filings under the HSR Act, printing and mailing the Joint Proxy Statement, all aspects of the Registration Statement, including any registration or filing fees relating thereto, both federal and state, the investment banking fee of William Blair & Company, LLC, the human resources consulting fee of Towers, Perrin, and any other expenses incurred for the mutual benefit of both parties to the transaction.

     7.12 Additional Agreements.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings.

          (b) Cotter and SCC each will cooperate with one another and use all reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

          (c) Each party will keep the other party apprised of the status of any inquiries made of such party by the Department of Justice, the Federal Trade Commission, the SEC, or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated herein.

          (d) If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in TruServ the title to any property or rights of SCC, or otherwise to carry out the provisions of this Agreement, the officers and directors of TruServ are hereby authorized and empowered on behalf of SCC, in the name of and on behalf of SCC, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in TruServ, and otherwise to carry out the purposes and provisions of this Agreement.

     7.13 FIRPTA. SCC shall, prior to the Effective Time, provide Cotter with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter which states that shares of capital stock of SCC do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Cotter's obligations under Treasury Regulation Section 1.1445-2(c) (3). In addition, simultaneously with delivery of such Notification Letter, SCC shall have provided Cotter, as agent for SCC, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Cotter to deliver such notice form to the Internal Revenue Service on behalf of SCC upon the Closing of the Merger.

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any one of which may be waived by both SCC and Cotter:

          (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Registration Statement shall have been issued, no action, suit, proceedings or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance of the TruServ Stock to be issued to SCC stockholders in connection with the Merger shall have been received.

          (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted (i) by the favorable vote of a majority of the votes cast by the holders of each class or series of shares of outstanding capital stock of SCC entitled to vote thereon at a stockholders meeting at which a quorum is present in accordance with the PBCL, and (ii) by the favorable vote of a majority of the shares of outstanding capital stock, or where applicable, classes thereof, of Cotter entitled to vote thereon.

          (d) No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Merger shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger. Other than the filing of the Articles and Certificate of Merger with the Secretaries of State of Delaware and Pennsylvania, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") which are necessary for the consummation of the Merger, other than Consents the failure to obtain which would not materially, adversely affect the consummation of the Merger or in the aggregate have a Material Adverse Effect on TruServ and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. Cotter shall have received all state securities or blue sky permits and other authorizations necessary to issue the shares of TruServ Stock in exchange for the shares of SCC Stock and to consummate the Merger.

          (e) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon TruServ or its subsidiaries (or, in the case of any disposition of assets required in connection with such Requisite Regulatory Approval, upon Cotter or its subsidiaries or SCC or its subsidiaries), including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (f) The parties have a received a letter from William Blair & Company to the effect that, based upon and subject to certain assumptions, it is their opinion as investment bankers that as of the date of such letter, the exchange of TruServ Stock for SCC Stock is fair from a financial point of view to the holders of such Cotter Stock and SCC Stock.

          (g) SCC shall have received a favorable IRS private letter ruling to the effect that the proposed Merger will comply with the continuity of interest requirements for a tax free reorganization under Section 368 of the Code.

     8.2 Conditions to Obligation of SCC to Effect the Merger. The obligation of SCC to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by SCC:

          (a) Cotter shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Cotter contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and SCC shall have received a certificate of the President or an Executive Vice President of Cotter as to the satisfaction of this condition.

          (b) SCC shall have received the opinion, dated the Closing Date, of Arnstein & Lehr, counsel for Cotter, covering the matters set forth in
     Exhibit 8.2 (b).

          (c) There shall not have occurred following the date of this Agreement and prior to the Closing Date any change, or any event involving a prospective change, in Cotter's business assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a Material Adverse Effect (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by Cotter to SCC prior to the execution of this Agreement).

          (d) The results of any environmental investigation performed by SCC pursuant to Section 7.1(c) shall not have revealed any condition likely to have a Material Adverse Effect on TruServ.

     8.3 Conditions to Obligation of Cotter to Effect the Merger. The obligation of Cotter to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by Cotter:

          (a) SCC shall have performed in all material respects its obligations under this Agreement required to be performed and complied with by it at or prior to the Effective Time and the representations and warranties of SCC contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and Cotter shall have received a Certificate of the President or a Vice President of SCC as to the satisfaction of this condition.

          (b) (i) SCC shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by TruServ pursuant to the Merger to any obligation, right or interest of SCC or any subsidiary under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not materially adversely affect the consummation of the transactions contemplated hereby or in the aggregate have a Material Adverse Effect on TruServ and its subsidiaries taken as a whole; and (ii) Cotter shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit consummation of the Merger and the transactions contemplated hereby in connection therewith, except those for which failure to obtain such consents and approvals would not materially adversely affect the consummation of the transactions contemplated hereby or in the aggregate have a Material Adverse Effect on TruServ and its subsidiaries taken as a whole;

          (c) Cotter shall have received the opinion, dated the Closing Date, of Springer, Bush & Perry, counsel for SCC, covering the matters set forth in
     Exhibit 8.3(c).

          (d) There shall not have occurred following the date of this Agreement and prior to the Closing Date any change, or any event involving a prospective change, in SCC's business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a Material Adverse Effect (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by SCC to Cotter prior to the execution of this Agreement).

          (e) The results of any environmental investigation performed by Cotter pursuant to Section 7.1(c) shall not have revealed any condition likely to have a Material Adverse Effect on TruServ.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Agreement may be terminated and the Merger contemplated hereby abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of SCC or Cotter:

          (a) by mutual written consent of Cotter and SCC;

          (b) by either Cotter or SCC if the Merger shall not have been consummated on or before December 31, 1997;

          (c) by SCC if there shall have been any material breach of a representation or warranty or material obligation of Cotter hereunder and, if such breach is curable, such default shall have not been remedied within 10 days after receipt by Cotter of notice in writing from SCC specifying such breach and requesting that it be remedied; provided, that such 10 day period shall be extended for so long as Cotter shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure;

          (d) by Cotter if there shall have been any material breach of a representation or warranty or material obligation of SCC hereunder and, if such breach is curable, such default shall not have been remedied within 10 days after receipt by SCC of notice in writing from Cotter specifying such breach and requesting that it be remedied; provided, that such 10 day period shall be extended for so long as SCC shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure;

          (e) (i) by Cotter if the Board of Directors of SCC shall have (1) withdrawn or modified in a manner adverse to Cotter its approval or recommendation (or failed to make such recommendation) of this Agreement or the Merger, or shall have resolved to do any of the foregoing, or (2) recommended an Acquisition Proposal other than the Merger; and (ii) by SCC if the Board of Directors of Cotter shall have (1) withdrawn or modified in a manner adverse to SCC its approval or recommendation (or failed to make such recommendation) of this Agreement or the Merger, or shall have resolved to do any of the foregoing, or (2) recommended an Acquisition Proposal other than the Merger.

          (f) by either Cotter or SCC if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or any other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (f) shall have used all reasonable efforts to remove such order, decree or ruling;

          (g) by Cotter or SCC, upon written notice to the other party, if any approval of the stockholders of SCC required for the consummation of the Merger submitted for approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof; or

          (h) by SCC or Cotter, upon written notice to the other party, if any approval of the stockholders of Cotter required for the consummation of the Merger submitted for approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof.

     9.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party to this Agreement, there shall be no liability or obligation on the part of either Cotter or SCC or their respective officers or directors (except as set forth in Section 7.1 (b) hereof and except for Sections 7.11, 10.2, 10.6, 10.7, 10.8, 10.9 and 10.11
hereof which shall survive the termination). Moreover, in the event of termination of this Agreement pursuant to Section 9.1 (c) OR 9.1(d), nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity. Upon request therefor, each party will redeliver or, at the option of the party receiving such request, destroy all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

     9.3 Amendment. This Agreement may be amended by action taken by Cotter and SCC at any time before or after approval hereof by the stockholders of SCC or Cotter, but, after any such approval, no amendment shall be made which alters the terms of conversion of SCC and Cotter securities herein provided, which alters any term of the Certificate of Incorporation of TruServ as set forth on
Exhibit 2.1 hereto, or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.4 Extension: Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Survival of Representations, Warranties and Agreements. No representations or warranties contained herein shall survive beyond the Effective Time.

     10.2 Brokers.

          (a) SCC represents and warrants to Cotter that no broker or finder is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SCC.

          (b) Cotter represents and warrants to SCC that no broker or finder is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Cotter.

     10.3 Notices. Each notice, consent, request or other communication required or permitted by this Agreement shall be in writing and shall be deemed "given" to a party on the first to occur of any of the following: (i) when delivered by hand to such party, (ii) on the third business day after deposit in the U. S. Mail, postage prepaid and certified, addressed to the party to whom it is to be given at the address set forth below or (iii) on the first business day after proper and timely deposit, charges prepaid, with a nationally recognized next day delivery service providing next day service to the location of the recipient, to such party at the address set forth below:

          (a) If to Cotter, to:

           Cotter & Company
           8600 W. Bryn Mawr Avenue
           Chicago, IL 60631-3505
           Attention: Daniel T. Burns, Esq.

     with a copy to:

                 Michael A. Stiegel, Esq.
          Arnstein & Lehr
          120 South Riverside Plaza
          Chicago, IL 60606

          (b) If to SCC, to:

           SERVISTAR COAST TO COAST Corporation
           One SERVISTAR Way
           East Butler, PA 16029
           Attention: Donald Hoye

     with a copy to:

                 Thomas P. Peterson, Esq.
          Springer, Bush & Perry
          Two Gateway Center
          15th Floor
          Pittsburgh, PA 15222

Any party at any time may change the address at which he, she or it is to be given notice by giving notice to the other party thereof in the foregoing manner.

     10.4 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.5 Entire Agreement. This Agreement (including the Exhibits, Schedules and other documents and instruments referred to herein) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof and thereof; and (b) except for Sections 5.23 and 7.9, is not intended to confer upon any other person any rights or remedies hereunder.

     10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

     10.7 Jurisdiction and Venue. Each party hereto hereby irrevocably submits to the jurisdiction of any Illinois state court sitting in Cook County or United States District Court sitting in Chicago, Illinois in any action or proceeding arising out of or relating to this Agreement, and each hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such state or federal court. Each party hereto hereby irrevocably waives any venue objection it may have to any such action or proceeding arising out of or relating to this Agreement in any Illinois state or United States District Court sitting in Chicago, Illinois and any objection on the grounds that any such action or proceeding in any such court has been brought in an inconvenient forum.

     10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     10.9 Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     10.10 Investigation. The respective representations and warranties of Cotter and SCC contained herein or in the certificates or other documents delivered prior to the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

     10.11 Consents. For purposes of any provision of this Agreement requiring, permitting or providing for the consent of Cotter or SCC, the written consent of the Chief Executive Officer of Cotter or SCC, as the case may be, shall be sufficient to constitute such consent.

     10.12 Material Adverse Effect Defined. As used in this Agreement, (a) the term "Material Adverse Effect" means, with respect to SCC or Cotter, as the case may be, a material adverse effect on the business, assets, operations or results of operation or condition (financial or otherwise) of SCC or Cotter, in each case including its subsidiaries taken as a whole, or on its ability to perform its obligations hereunder, and (b) the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporations or other organizations is directly or indirectly owned or controlled by such party and/or by any one or more of the subsidiaries.

     IN WITNESS WHEREOF, each of Cotter and SCC has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


COTTER & COMPANY                                SERVISTAR COAST TO COAST CORPORATION
                                                By: /s/ PAUL E. PENTZ
By: /s/ DANIEL A. COTTER                        -----------------------------------------
    -----------------------------------------       Name: Paul E. Pentz
    Name: Daniel A. Cotter                          Title: President and Chief Executive
    Title: President and Chief Executive        Officer
    Officer

                                                                     EXHIBIT 2.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              TRUSERV CORPORATION

     FIRST. The name of the Corporation is

                              TRUSERV CORPORATION

The Corporation filed its original Certificate of Incorporation on January 14, 1953.

     SECOND. Its principal office in the State of Delaware is located at No. 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

     THIRD. The Corporation shall be organized and operated on a cooperative basis for the benefit of the holders of shares of its Class A Common Stock (who are its Members). The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

          1. To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of and trade and deal in and deal with goods, wares and merchandise and personal property of every class and description, including, but not limited to:

             (a) hardware, goods, tools and related products;

             (b) building materials and related products;

             (c) paints and paint sundries and related products;

             (d) lawn and garden products, supplies, and tools;

             (e) farming, home and garden maintenance supplies and related products;

             (f) automotive and related products;

             (g) variety, crafts, houseware goods, appliances, sporting goods, and related products; and

             (h) musical instruments and related products.

          2. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          3. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, and otherwise deal in and dispose of letters patent of the United States or any other foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names incident to or useful in connection with any business of this Corporation.

          4. To acquire the capital stock, bonds or other evidences of indebtedness, secured or unsecured, of any other corporation and to acquire the goodwill, rights, assets and property and to undertake and assume all or any part of the obligations or liabilities of any other corporation, firm, association or person.

          5. To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, lease, pledge or otherwise dispose of or deal in and with any personal or real property, or any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          6. To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

          7. To borrow or raise moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

          8. To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     FOURTH. The total number of shares of all classes of Common Stock which this Corporation shall have the authority to issue is 4,750,000, consisting of:

     750,000 shares of Class A Common Stock, $100 par value; and 4,000,000 shares of Class B Common Stock, $100 par value.

     The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock are as follows:

          1. Only the Class A Common Stock shall have voting rights. The holder of record of each outstanding share of Class A Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

          2. Except as hereinabove provided with respect to voting rights, neither of the two classes of common stock shall be entitled to any preference or priority over the other. No dividend shall be declared or paid unless at the same rate per share on both classes of common stock at the same time, and in the event of the dissolution, liquidation or winding up of the Corporation, the shares of Class A Common Stock and Class B Common Stock shall be entitled to the same amounts per share without preference or priority of one class over the other.

          3. The Corporation shall have a lien upon the shares of Class A Common Stock and Class B Common Stock registered in the name of any stockholder and upon any dividends payable on such shares, to secure the payment of any indebtedness due to the Corporation from such stockholder. The Corporation shall not be required to transfer upon its records the shares of Class A Common Stock or Class B Common Stock of such stockholder or to pay any dividends declared on any such shares until such indebtedness shall have been fully paid, and the Corporation shall have the right to apply the dividends declared from time to time upon the stock of such stockholder to the liquidation, in whole or in part, of the said indebtedness. If the Corporation shall exercise its option as hereinafter in these articles provided to repurchase shares of Class A Common Stock or Class B Common Stock owned by a stockholder who is then indebted to the Corporation, it shall have the right to offset the stockholder's indebtedness against the purchase price of such shares.

          4. The number of shares of Class A Common Stock which shall comprise a unit of ownership shall be fixed from time to time by the Board of Directors or in the By-Laws. No shares of Class B Common Stock shall be issued or sold except to persons who are, at the time of such issuance, holders of shares of Class A Common Stock.

          5. No holder of any class of stock of the Corporation shall have any preemptive or preferential right to subscribe to or purchase any shares of stock of the Corporation or shares or securities of any kind, either convertible into or evidencing the right to purchase any shares of stock of the Corporation, other than such thereof, if any, as the Board of Directors in its discretion may from time to time determine.

          6. Whenever, for any reason, any stockholder shall desire to dispose of any shares of Class A Common Stock or Class B Common Stock of the Corporation (whether by sale, transfer, assignment, gift or in any other manner), or whenever any stockholder shall die or shall suffer any other event by which any of such shares are voluntarily or involuntarily transferred by operation of law or otherwise, the Corporation shall have an option to purchase all shares of Class A Common Stock and Class B Common Stock owned by such stockholder, at the price, and upon the conditions, hereinafter stated. Such option may be exercised by the Corporation at any time within ninety (90) days following the date upon which the Corporation receives from the stockholder written notice of such stockholders' desire to dispose of any of the shares owned by the stockholder or within ninety
     (90) days following the receipt by the Corporation, from any party in interest, of written notice of the death of the stockholder or other fact giving rise to voluntary or involuntary transfer of any of the shares. The price to be paid by the Corporation upon exercise of its option to purchase such shares shall be an amount equal to the par value thereof; such purchase shall proceed upon such other terms and conditions as may be specified in the By-Laws.

          Any disposition or attempted disposition of the shares of Class A Common Stock or Class B Common Stock of the Corporation, voluntary or involuntary, by operation of law or otherwise, shall be null and void and no such disposition or attempted disposition shall entitle any person to have any of said shares transferred on the books of the Corporation or to claim or assert any of the rights of a stockholder of the Corporation, unless the Corporation shall have been afforded a proper opportunity to exercise its option for the purchase of said shares as hereinbefore provided and shall have failed to exercise its option within the time limited.

          Nothing hereinbefore contained shall restrict the right of any stockholder:

             (a) to pledge (or otherwise subject to a lien) any of the shares of Class A Common Stock or Class B Common Stock of the Corporation in a bona fide transaction as security for a debt or other obligation of the stockholder, or affect the rights which the pledgee or lienholder would otherwise have with respect to said shares; provided, however, that if the pledge or lien shall be foreclosed and the stockholder shall cease to be the owner of said shares, such foreclosure shall be deemed to be an involuntary transfer of the shares and the Corporation shall thereupon have the option to purchase the shares hereinabove provided which shall be exercisable within ninety (90) days after receipt of written notice of the fact of foreclosure; or

             (b) to sell or otherwise dispose of all or any part of the shares of Class B Common Stock (but not of Class A Common Stock) to a person who is then a holder of shares of Class A Common Stock of the Corporation.

          Should the Corporation fail or decline to exercise its option and a disposition be consummated, the stock shall be subject to all and the same rights and restrictions (including, without limitation the option set forth herein and any call or similar rights of the Corporation as may be set forth herein, in the By-Laws or elsewhere) in the hands of the new holder as in the hands of the former holder.

          7. The Corporation may be obligated or have the option to purchase or redeem its stock and stockholders may be obligated or have the right to sell their stock to the Corporation at par value in such circumstances and upon terms and conditions as may be specified in the By-Laws from time to time; provided, however, that the stockholders shall approve any such provision in the By-Laws. Without limiting the generality of the preceding sentence of this Paragraph 7 of Article Fourth or compelling inclusion of any provision in the By-Laws, such right or obligation may be granted with respect to situations where the business relationship of a stockholder and the Corporation terminates.

          8. As used in these articles, the term "person" shall mean and include any individual, group or association of individuals however organized, corporation, and any other natural or artificial entity. The term "stockholder" shall mean any person, so defined, who is a stockholder of the Corporation.

     FIFTH. The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.00).

     SIXTH. The Corporation is to have perpetual existence.

     SEVENTH. The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

     EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter, amend or repeal the By-Laws of the Corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any purpose specified in the By-Laws and to abolish any such reserve in the manner in which it was created.

          By resolution or resolutions passed by a majority of the whole board, to designate one or more committees, each committee to consist of three or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

          When and as authorized by the affirmative vote of the holders of a majority of the Common Stock issued and outstanding given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

     NINTH. Meetings of stockholders may be held outside the State of Delaware, if the By-Laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

     TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     ELEVENTH. The business of the Corporation shall be managed by a Board of Directors, the number of which shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws, but in no case shall the number be less than three. The directors may be divided into one, two or three classes as may be provided in the By-Laws or in resolutions from time to time adopted by the stockholders at any annual meeting or at any special meeting held for that purpose; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter, and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose term expires.

     TWELFTH:

          (a) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

          (b) The Corporation shall indemnify, in accordance with and to the full extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification shall not be deemed exclusive of any other right of such director, officer or employee to indemnification provided by law or otherwise.

          (c) Any repeal or modification of the foregoing paragraphs shall not adversely affect any right or protection of any person thereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

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

                                                                     EXHIBIT 2.2

                                    BY-LAWS
                                       OF
                              TRUSERV CORPORATION

                             EFFECTIVE JULY 1, 1997

                                   ARTICLE I

                                    OFFICES

     Section 1. OFFICE IN DELAWARE. The registered office of the Corporation in the State of Delaware shall be located at No. 1209 Orange Street in the City of Wilmington, County of New Castle.

     Section 2. ADDITIONAL OFFICES. The principal office of the Corporation in the State of Illinois shall be located at 8600 West Bryn Mawr Avenue in the City of Chicago, County of Cook. The Corporation may have such other office or offices within or without the State of Illinois as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                    PURPOSE

     Section 1. PRINCIPAL PURPOSE. The principal purposes of the Corporation are to benefit its members ("Members") through the manufacture, buying and selling of merchandise and supplies as are or may be handled by retail hardware, retail commercial and industrial supply, lumber and building supply, general rental and home and garden center Members; the rendering of services and furnishing of benefits as will be useful or beneficial to Members; the maintenance of offices, facilities and warehouses to offer services and benefits and to stock and deliver merchandise and supplies to Members; and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Delaware General Corporation Law.

                                  ARTICLE III

                            MEETINGS OF STOCKHOLDERS

     Section 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purposes shall be held at such location, within or without the State of Delaware, as the Board of Directors may from time to time designate and shall be held at such time as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     Section 2. DATE OF ANNUAL MEETING. An annual meeting of stockholders shall be held on the first Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at which the stockholders shall elect by ballot a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten (10) days prior to the meeting, or such longer period of time as may be required by law.

     Section 4. LIST OF STOCKHOLDERS. At least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the secretary. Such list shall be open at the place where the election is to be held for said ten
(10) days to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     Section 5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by Certificate of Incorporation, may be called by the chairman of the board with the approval of a majority of the Board of Directors, or may be called by the chief executive officer or president, and shall be called by the chief executive officer, president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least ten percent (10%) of the shares of voting stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. NOTICE OF SPECIAL MEETINGS. Notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed, at least twenty (20) days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation.

     Section 7. BUSINESS AT SPECIAL MEETINGS. Business transacted at all special meetings shall be confined to the objects stated in the call.

     Section 8. QUORUM; ADJOURNMENTS. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 9. VOTING; NO PRE-EMPTIVE RIGHTS. At any meeting of the stockholders every stockholder of record having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Each share of Class A Common Stock shall be entitled to one (1) vote for all purposes. No holder of any class of stock of the Corporation shall have any pre-emptive or preferential right to subscribe to or purchase any shares of stock of the Corporation or shares or securities of any kind, either convertible into or evidencing the right to purchase any shares of stock of the Corporation, other than such thereof, if any, as the Board of Directors in its discretion may from time to time determine.

                                   ARTICLE IV

                                   DIRECTORS

     Section 1. NUMBER; TERM. The number of directors which shall constitute the whole board shall be not less than nine (9) nor more than seventeen (17). Two
(2) of such directors shall be the Chief Executive Officer and the President of the Corporation until the Chief Executive Officer and President's positions are combined, whereupon the maximum number of directors shall be sixteen (16), including one management representative who shall be the person holding the position of President and Chief Executive Officer of the Corporation. The directors shall be divided into three (3) classes, each class to consist, as nearly as may be, of one-third of the number of directors then constituting the whole board. To be eligible to serve as a director, except for executive officers of the Corporation, a director must be a current Member of the Corporation or possess an ownership interest and actively participate in the business of a Member.

     Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders to serve for a term of three
(3) years, except as provided in section 4 of this Article, so that the term of office of one class of directors shall expire in each year, and each director shall hold office for the term elected and until a successor shall be elected and shall qualify, except in the event of death, resignation, disqualification or removal of a director where termination shall be immediate. Except in the case of executive officers of the Corporation, no person shall serve more than three (3) full three-year terms as a director of the Corporation. A director who serves as chairman for a period of three (3) years shall be eligible for one (1) additional three (3) year term. During this additional term, the director shall not be eligible to serve as the chairman. Except in the case of executive officers of the Corporation, persons over the age of seventy (70) shall not be eligible for election or re-election to the Board of Directors after the calendar year 1997. An executive officer of the Corporation shall be eligible for election or re-election or appointment as a director at any time without regard to the period of time during which such executive officer has previously served as a director.

     Section 2. CHAIRMAN OF THE BOARD. The chairman shall serve a maximum of six
(6) terms as chairman. The chairman of the board shall preside at all meetings of the stockholders and directors and shall be ex-officio a member of all standing committees. The chairman shall perform all duties incident to the position of chairman of the board and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 3. PLACE OF MEETINGS. The directors may hold meetings and to the extent permitted by law keep the books of the Corporation outside of Delaware, at such places as they may from time to time determine.

     Section 4. VACANCIES. If any vacancies occur in the Board of Directors, caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created directorship and the directors so chosen shall hold office for the remainder of the unexpired term.

     Section 5. GENERAL POWERS. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 6. FIRST MEETING. The first meeting of each newly elected board shall be held immediately following the annual meeting of stockholders, within or without the State of Delaware and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

     Section 7. REGULAR MEETING. Regular meetings of the board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the board.

     Section 8. SPECIAL MEETINGS. Special meetings of the board may be called by the chairman, chief executive officer or the president or any four (4) directors on five (5) days' notice to each director, either personally, by telephone, by any electronic communication, or by mail. Special meetings shall be called by the chairman, chief executive officer, president or secretary in like manner and with like notice on the written request of five (5) directors. Special board meetings may take place by any means through which all participating directors can hear each other, when properly called.

     Section 9. QUORUM. At all meetings of the board a majority of the directors then in office and entitled to vote shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 10. AGENDAS AND MINUTES. Agendas for all regular meetings shall be mailed at least ten (10) days before the date of each such meeting. An item proposed by a Director for the agenda shall be delivered to the chairman's and secretary's offices fifteen (15) days before the meeting. Minutes of each meeting of the Board of Directors shall be mailed to all directors and officers no later than twenty-one (21) days following such meeting. They shall be attested to by the chairman and the secretary.

     Section 11. COMPENSATION. Directors shall not receive a salary for their services as directors, but, by resolution of the board a fixed fee and expenses of attendance will be paid; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 12. COMMITTEES. The Board of Directors may by resolution or resolutions passed by a majority of the entire board designate one (1) or more committees, each committee to consist of three (3) or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE V

                                    NOTICES

     Section 1. FORM; DELIVERY. Whenever applicable law or the Certificate of Incorporation or these By-Laws requires notice to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by telephone, by any electronic communication, or by mail addressed to such director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus delivered, conveyed by telephone call, entered into the electronic process or mailed.

     Section 2. WAIVER. Whenever any notice is required, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                    OFFICERS

     Section 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall be a chief executive officer, a president, a vice president, a secretary and a treasurer. The Board of Directors may also choose additional vice presidents and one (1) or more assistant secretaries and assistant treasurers. Two (2) or more offices may be held by the same person.

     Section 2. OTHER OFFICERS AND AGENTS. The board may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Officers shall have power to sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, loans, and any other instruments which the Board of Directors has authorized to be executed.

     Section 3. SALARIES. The salaries of the Chief Executive Officer and President of the Corporation shall be fixed by the Board of Directors.

     Section 4. TENURE AND REMOVAL. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a two-thirds (2/3) majority of the entire Board of Directors, with or without cause, and without prejudice to any of such officer's contract rights. If the office of any officer becomes vacant, the vacancy may be filled by the Board of Directors.

     Section 5. CHIEF EXECUTIVE OFFICER. The chief executive officer shall perform all duties incident to the office of chief executive officer and such other duties as shall from time to time be assigned by the Board of Directors, and shall report to the Board of Directors on the affairs, performance and direction of the Company.

     Section 6. PRESIDENT. The President shall perform the duties and exercise the powers of president, and shall perform such other duties as the Board of Directors shall require.

     Section 7. VICE PRESIDENTS. The vice presidents in the order of their seniority shall perform the duties and exercise the powers of their offices, and shall perform such other duties as the Board of Directors shall require.

     Section 8. SECRETARY. The secretary shall attend all sessions of the board and all meetings of the stockholders and record and preserve all votes and the minutes of all proceedings for the corporation's records. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, chief executive officer, or president, under whose supervision the secretary shall act.

     Section 9. ASSISTANT SECRETARIES. The assistant secretaries in order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the Board of Directors shall require.

     Section 10. TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     The treasurer shall manage the funds of the Corporation, and shall report at the regular meetings of the Board of Directors, or whenever the board may require it, an account of all transactions as treasurer and of the financial condition of the Corporation.

     If required by the Board of Directors, the treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety as shall be required for the full and faithful performance of the duties of office, and for restoration to the Corporation of all books, papers, checks, money and other property of whatever kind in the treasurer's possession or control belonging to the Corporation.

     Section 11. ASSISTANT TREASURERS. The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                                  ARTICLE VII

               CERTIFICATES OF STOCK AND CERTAIN QUALIFICATIONS,
                 LIMITATIONS AND RESTRICTIONS OF CAPITAL STOCK

     Section 1. STOCK CERTIFICATES. The certificates of stock of the Corporation shall be consecutively numbered and shall be entered on the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by an officer. The designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class of stock. If any stock certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such officer may be by facsimile.

     Section 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 3. TRANSFER OF SHARES. Subject to the qualifications, limitations and restrictions set forth in the Certificate of Incorporation and these By-Laws, upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty (50) days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, to receive payment of such dividend, to receive such allotment of rights, to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 6. REDEMPTION OF STOCK.

          (a) MANDATORY REDEMPTION. Upon termination of a Member Agreement (as referred to in Article VIII hereof) for any reason whatsoever, the stockholder shall sell to the Corporation and the Corporation shall redeem from the stockholder all of its stockholder's capital stock in the Corporation for the par value thereof upon the terms and conditions set forth in section 7 of this Article VII.

          (b) OPTIONAL REDEMPTION BY BOARD. Whenever the Board of Directors shall by the affirmative vote of two-thirds or more of the directors then in office decide that it is in the best interests of the Corporation that any stockholder shall cease to be associated with the Corporation in that capacity, the Corporation shall have the right, upon written demand addressed to such stockholder at the address as shown on the books of the Corporation, to purchase all (but not less than all) of such stockholder's shares of capital stock of the Corporation at a price equal to the par value of the capital stock.

          (c) NOTICE OF REPURCHASE RIGHTS. The right or obligation of purchase or redemption hereby reserved to the Corporation may be stated in the subscription agreement under which the Corporation's stock is sold, in the Member Agreement and on any stock certificates.

          (d) REPURCHASE RIGHTS NOT EXCLUSIVE. The right or obligation of purchase or redemption provided for in this section 6 of Article VII of the By-Laws is in addition to, and not in derogation of, the rights reserved to the Corporation by the provisions of Article Fourth of the Certificate of Incorporation and any other rights to repurchase, redeem or otherwise acquire its stock that the Corporation may now have or ever obtain.

     Section 7. MECHANICS, TERMS AND CONDITIONS OF REDEMPTION. Any purchase or redemption of shares of stock of this Corporation made pursuant to these By-Laws or the Certificate of Incorporation, unless expressly provided otherwise, shall proceed as follows:

          (a) TERMINATION OF RIGHTS AND PRIVILEGES AS STOCKHOLDER. Upon the effective date of the termination of a Member Agreement or upon the date of exercise of any option to repurchase or redeem stock or upon such other date set by these By-Laws, the Certificate of Incorporation, or the Member and this Corporation, whichever shall be appropriate in the circumstances, all of this Corporation's stock owned by such stockholder (hereinafter referred to as "Terminated Stockholder") shall be deemed to be and shall be and become the property of this Corporation; from and after such date all rights and privileges incident to the ownership of the shares (including but not limited to the right to dividends thereon) shall cease, except only the right to receive the purchase price (as hereinafter provided) plus a sum equal to any dividends declared but unpaid at said date and accrued Patronage Dividends for the relevant year or portion thereof (to be paid in the manner provided for payment of all Patronage Dividends) all without interest and subject to the Corporation's liens and right of setoff. The Terminated Stockholder shall promptly remit any certificates duly endorsed in blank or with stock powers.

          (b) PAYMENT OF REDEMPTION PRICE. Immediately upon receipt of properly endorsed certificates representing all of a Terminated Stockholder's stock of the Corporation, the Corporation shall remit the redemption price to the Terminated Stockholder in the following manner:

             (i) Cash equal to the par value of Terminated Stockholder's Class A Common Stock reduced by the amount of any lien or setoff to which the Corporation may be entitled; and

             (ii) A note in face amount equal to the par value of Terminated Stockholder's Class B Common Stock. The note shall be payable in five
        (5) equal annual installments of principal, the first of which shall be due on the December 31 next following termination of the Terminated Stockholder's rights and privileges as a stockholder (as provided in section 7(a) of this Article VII) and shall bear interest payable with the installments of principal from the date of the note at the rate per annum borne by the issue of this Corporation's Promissory (Subordinated) Notes ("Promissory Notes") distributed as Patronage Dividends most recently distributed prior to the date of the note. The note shall be dated as of the date upon which the Terminated Stockholder's rights as a stockholder terminated (as provided in section 7(a) of this Article VII) and shall be subject to any lien or right of setoff to which the Corporation may be entitled.

          (c) LEGAL AVAILABILITY OF FUNDS. Should the funds of the Corporation legally available for such purpose be insufficient for immediate payment of all or any part of the redemption price, an agreement for purchase and sale of the stock shall be executed by the Corporation and the Terminated Stockholder pursuant to which the Corporation shall unqualifiedly undertake to pay all or the balance, as the case may be, of the redemption price as soon as funds are legally available for that purpose and further that no dividends or Patronage Dividends shall be declared and paid or set apart for payment to Members until after payment to the Terminated Stockholder of the full purchase price for such stock.

          (d) HARDSHIP. Notwithstanding the provisions of Paragraph 7(b) of this
     Article VII, the Board of Directors in its discretion and with due regard for the financial condition and requirements of the Corporation, may authorize and cause payment in cash for all or part of the redemption price which would otherwise be paid by a note if the Board of Directors determines that the prescribed method of payment imposes an undue hardship upon the Terminated Stockholder. The Board of Directors may implement this provision by delegating authority to an officer or officers.

          (e) LIEN ON STOCK AND NOTES. The Corporation shall have a lien on, and a right of setoff against, any stock or notes, including those issued as Patronage Dividend and against any cash portion of such Patronage Dividend which is in excess of twenty percent (20%) of the overall patronage dividend payable in any year for such indebtedness of the Terminated Stockholder to the Corporation as may, for whatever cause, exist. In the event that the Corporation initiates proceedings to recover amounts due it by the

     Terminated Stockholder, the Corporation shall be entitled to the recovery of all associated costs, interest and reasonable attorney's fees.

                                  ARTICLE VIII

                               MEMBER AGREEMENTS

     Section 1. CORPORATE PURPOSE. The Corporation shall be organized and operated on a cooperative basis for the benefit of the holders of shares of its Class A Common Stock (who are its Members).

     Section 2. GENERAL TERMS. As a condition of Membership every prospective Member shall enter into a contract (the "Member Agreement") with this Corporation, must be actively engaged in buying, selling and/or renting merchandise, supplies and/or services as are handled by retail hardware dealers and/or dealers in lumber and building supplies or dealers engaged in business as stated in Article II, Section 1 hereof, must complete and receive approval of a Member Agreement in form and manner adopted by the Board of Directors and must become and remain the owner of such number of shares of stock of the Company as shall be established from time to time by the Board of Directors or have subscribed to purchase such shares by whatever plan of payment may be authorized by the Board of Directors. The Member Agreement shall contain such terms, conditions and agreements as the officers of this Corporation shall deem necessary or desirable or as shall be required hereunder, pursuant to the Certificate of Incorporation or these By-Laws, or pursuant to direction of the Board of Directors. The Member Agreement shall specify the servicemark under which such member may conduct his or her business. The Member Agreement shall not be assignable, or transferable, in any manner whatsoever, without the express written consent of the Corporation and shall contain, at a minimum, the following terms and provisions:

          (a) An express consent by the Member to the tax treatment and effects specified in section 2(b) of Article IX hereof;

          (b) An express condition to operate the business at the specific location stated in the Member Agreement. Member must apply for and obtain Membership for each location at which such Member sells or rents hardware, lumber and building supplies, and/or other merchandise or services received from or through the Company.

          (c) A requirement that the Member notify the Corporation in writing immediately upon any change in business name, form of organization (proprietorship, partnership, corporation or whatever), ownership or control;

          (d) A requirement that the Member purchase qualifying shares of the Corporation (as referred to in Article XII of these By-Laws) pursuant to a subscription agreement; and

          (e) Automatic modification of the Member Agreement upon notice by the Corporation to the Member of any relevant changes in the Certificate of Incorporation, By-Laws, or by approval of the Board of Directors.

          (f) Necessary conditions regarding use of the True Value, SERVISTAR, Coast to Coast and any other Company owned trademarks which must be complied with.

     Section 3. TERMINATION. Each Member Agreement may be terminated as provided therein.

     Section 4. CHANGE IN FORM OF BUSINESS. In the event a Member changes a sole proprietorship, partnership or joint venture to a corporate form, where the Corporation has agreed to accept the corporate successor-in-interest as a Member, then the Member shall sell, transfer or otherwise assign to such successor-in-interest all shares of stock of this Corporation owned by such Member. Such shares shall remain subject to the Corporation's liens and right of setoff and all other rights provided for in the Certificate of Incorporation, By-Laws or Member Agreement.

     Section 5. MECHANICS OF SETOFF. Notes issued by the Corporation, whether issued incidental to the distribution of Patronage Dividend or to the redemption of Class B Common Stock, shall provide that if the

Corporation exercises its right of setoff, the value of the note to be setoff against the holder's indebtedness to the Corporation or one of its subsidiaries shall be determined at the time of setoff as follows: The Corporation shall have the right to discount the note to its then current cash value, which shall be in the lesser of the face amount of the note or the yield to maturity of the note as discounted at a rate per annum equal to the prime rate at the time of setoff at the Harris Trust and Savings Bank, Chicago, Illinois, plus two (2) percentage points.

                                   ARTICLE IX

                              PATRONAGE DIVIDENDS

     Section 1. PAYMENT OF PATRONAGE DIVIDENDS. The Corporation shall distribute Patronage Dividends to Members annually on the basis of the volume of and margins applicable to merchandise and/or services purchased by each Member, which equal the excess (if any) of gross margins and other income from business done with or for Members, after deducting therefrom the following:

          (a) Expenses directly or indirectly related to such business;

          (b) Such reasonable reserves for necessary corporate purposes as may from time to time be provided by the Board of Directors for depreciation and obsolescence, state and federal taxes, bad debts, casualty losses, insurance and other corporate and operating charges and expenses, all established and computed in accordance with generally accepted accounting principles;

          (c) Such reasonable reserves for working capital necessary for the operation of the Corporation and for deficits arising from such operation, (including deficits from business other than business done with or for Members).

     Any amount set aside for reserves shall first be set aside from net earnings, if any, of the Corporation from business other than business done with or for Members, and only the excess shall be deducted from gross margins from business done with or for Members in the computation described above.

     The amounts set aside for reserves in any year from gross margins of the Corporation from business done with or for Members shall be allocated, to the extent possible, to Members on the books of the Corporation on a patronage basis for that year, or, in lieu thereof, the books or records of the Corporation shall afford a means of doing so at any time, so that in the event of a distribution of amounts formerly carried in reserves each Member may receive, to the extent possible, Member's pro rata share thereof.

     Section 2.

          (a) METHOD AND TIMING OF PAYMENT. The Patronage Dividend to which stockholder-Members become entitled for each fiscal year shall be distributed no later than the fifteenth day of the ninth month following such fiscal year. The Board of Directors may, in its discretion, determine to pay Patronage Dividends either all in a form that will be treated as a deductible qualified written notice of allocation within the meaning of section 1388(c) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "IRC"), all in a form that will be treated as a nonqualified written notice of allocation within the meaning of section 1388(d) of the IRC, or part in qualified form and part in nonqualified form. At least twenty percent (20%) of any qualified payment of Patronage Dividends shall be paid in cash. Subject to this limitation with respect to qualified distributions, the Board of Directors may decide that the balance of any Patronage Dividend be paid, in whole or in part, in cash, property, Class B Common Stock, promissory notes or other evidences of indebtedness, or in any other form of written notice of allocation (within the meaning of section 1388(b) of the IRC).

          (b) TAX TREATMENT OF PATRONAGE DIVIDEND BY MEMBERS. Each person who is a Member of the Corporation on the effective date of this section 2(b) of this Article IX of the By-Laws and continues as a Member after such date and each person who becomes a Member of the Corporation after such effective date shall, by such act alone, consent and be deemed to have consented that the amount of any distributions with respect to the Member's patronage which are made in written notices of allocation (as defined in section 1388 of the IRC) and which are received by the Member from the Corporation, will be taken into account by the Member at their stated dollar amounts in the manner provided in section 1385(a) of the IRC in the taxable year in which such written notices of allocation are received by the Member. This consent, however, shall not extend to written notices of allocation received by the Member as part of a nonqualified payment of patronage which clearly indicate on their face that they are nonqualified. By way of illustration, the term "written notice of allocation" shall include such items as the Promissory Notes, the shares of Class B Common Stock, a notice or statement that such securities have been deposited with a bank or other qualified agent on behalf of the Member, a notice of credit to the account of the Member on the books of the Corporation (against stock subscription or any other indebtedness as the Corporation may elect) and such other forms of notice as the Board of Directors may determine, distributed by the Corporation in payment, or part payment of the Patronage Dividends. The stated dollar amount of the Promissory Notes is the principal amount thereof and the stated dollar amount of the shares of Class B Common Stock is the par value thereof.

     Section 3. ISSUANCE OF CLASS B COMMON STOCK. In order to ensure the Corporation's opportunity for healthy growth and expansion and in order to meet the corresponding needs for additional working capital the following plan for the investment by Members of part of the Patronage Dividend shall, subject to modification or termination by the Board of Directors, be in effect:

          (a) ANNUAL ISSUANCE. With respect to the Patronage Dividend payable for each fiscal year, the Corporation may pay each Member a portion of such Patronage Dividend, not to exceed two percent (2%) of Member's net purchases (computed to the nearest multiple of $100) from the Corporation during such fiscal year, in shares of Class B Common Stock of the Corporation at the par value thereof; provided, however, that at least twenty percent (20%) of such Member's Patronage Dividend shall be paid in money or by qualified check.

     Section 4. PROMISSORY NOTES. Subject only to the payment of at least twenty percent (20%) of each Member's annual Patronage Dividend in cash and distribution of Class B Common Stock as provided in section 3 of this Article IX, the Corporation may pay each Member all or any portion of the annual Patronage Dividend in Promissory Notes which shall bear interest at the rate from time to time fixed by the Board of Directors and shall mature at the time fixed by the Board of Directors not later than five (5) years from the date of issuance, and may be subordinated to any liabilities or obligations of the Corporation, existing, contingent or created after date of issuance. The Corporation shall have a lien upon and a right of setoff against any said Promissory Notes issued to a Member to secure payment of any indebtedness due the Corporation or any of its subsidiaries by the Member.

     Section 5. HARDSHIP. If, upon application by a Member, the Board of Directors shall determine that payment of such Member's Patronage Dividend for any year by the method herein provided or prescribed by the Board of Directors imposed an undue hardship upon such Member, the Board of Directors, in its discretion and with due regard for the financial condition and requirements of the Corporation, may authorize and cause the payment of all or any additional part of such Patronage Dividends in cash. The Board of Directors may implement this provision by adopting hardship guidelines and delegating authority to an officer or officers.

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared out of gross margins of the Corporation, other than gross margins from business done with or for Members, after deducting therefrom all expenses directly or indirectly allocable thereto, by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property, Promissory Notes, or shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and conditions of the Corporation.

     Section 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or as the Board of Directors may from time to time designate.

     Section 4. FISCAL YEAR. The fiscal year shall begin the first Sunday closest to December 31, whether that day falls in December or in January.

                                   ARTICLE XI

                               BY-LAW AMENDMENTS

     Section 1. BY-LAW AMENDMENTS. These By-Laws may be altered or repealed at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, or by the affirmative vote of two-thirds of the Board of Directors then in office at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of time or place of the meeting for the election of directors shall be made within sixty (60) days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to the stockholder's last known post office address at least twenty (20) days before the meeting is held.

                                  ARTICLE XII

                       QUALIFYING SHARES OF CAPITAL STOCK

     Section 1. QUALIFYING SHARES. The unit ownership of Class A Common Stock shall consist of sixty (60) shares and no person shall be deemed to be a Stockholder of the Corporation or shall exercise any of the rights of a Stockholder until such person has become the holder of record of sixty (60) fully paid and nonassessable shares of said Class A Common Stock, $100 par value, for each store owned up to a maximum of 300 such shares, representing 5 or more stores.

                                  ARTICLE XIII

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     Section 1. INDEMNIFICATION.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses for which such person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which was reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding had reasonable cause to believe that the conduct in question was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses for which such person has not otherwise been reimbursed (including attorneys' fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with the defense or settlement of such suit or action if such person acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraphs 1(a) or (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under Paragraphs 1(a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in such Paragraphs 1(a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, and a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (iii) by the stockholders.

          (e) Expenses incurred by defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

          (f) The indemnification provided in this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, or of any other indemnification which may be granted to any person apart from this Article, both as to action in its official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 2. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity, or arising out of its status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

                                                                  EXHIBIT 2.3(A)

                          INITIAL DIRECTORS OF TRUSERV

J.W. (BILL) BLAGG -- 47
Weakley-Watson True Value
Brownwood, TX
Term expires in 1998. Eligible for reelection.

WILLIAM M. CLAYPOOL, III -- 74
Claypool True Value
Needles, CA
Term expires in 2000.

DANIEL A. COTTER -- 61
Chicago, IL
Term expires in 1998. Eligible for reelection.
(The parties and their respective Directors have agreed that Mr. Cotter will be renominated on an annual basis for Chairman of the Board until retirement).

JAY FEINSOD -- 53
Feinsod ServiStar Hardware, Inc.
Port Chester, NY
Term expires in 1998. Eligible for reelection.

DAVE GUTHRIE -- 44
Guthrie ServiStar Building Materials
Indianapolis, IN
Term expires in 2000. Eligible for reelection.

WILLIAM M. HALTERMAN -- 49
Halterman's True Value
Petersburg, WV 26847
Term expires in 1999. Eligible for reelection.

WILLIAM HOOD -- 57
Coast to Coast
Emmett, ID
Term expires in 2000. Eligible for reelection.

JAMES HOWENSTINE -- 53
Coast to Coast
Decatur, IN
Term expires in 1999. Eligible for reelection.

JERRALD T. KABELIN -- 59
Kabelin True Value
LaPorte, IN
Term expires in 1999. Eligible for reelection.

PETER G. KELLY -- 53
Lunt & Kelly's ServiStar Home Center
Newburyport, MA
Term expires in 1999. Eligible for reelection.

ROBERT J. LADNER -- 50
Ladner's True Value
Granite Falls, MN
Term expires in 1999. Eligible for reelection.

PAUL E. PENTZ -- 56
Butler, PA
Term expires in 1999. Eligible for reelection.

GEORGE V. SHEFFER -- 44
Murdale True Value
Carbondale, IL
Term expires in 2000. Eligible for reelection.

DENNIS A. SWANSON -- 57
Steamboat True Value Hardware
Steamboat Springs, CO
Term expires in 1998. Eligible for reelection.

JOHN WAKE, JR. -- 41
Tom Brown ServiStar Hardware, Inc.
Richmond, VA
Term expires in 2000. Eligible for reelection.

JOHN M. (MITCH) WEST, JR. -- 44
Gulf Coast True Value
Englewood, FL
Term expires in 1998. Eligible for reelection.

BARBARA B. WILKERSON -- 48
Blackhawk ServiStar Hardware
Charlotte, NC
Term expires in 1998. Eligible for reelection.

                                                                  EXHIBIT 2.3(B)

                               EXECUTIVE OFFICERS

DANIEL A. COTTER -- 61
Chief Executive Officer & Chairman of the Board

PAUL E. PENTZ -- 56
President & Chief Operating Officer

DONALD J. HOYE -- 48
Executive Vice President -- Business Development

EUGENE J. O'DONNELL -- 50
Executive Vice President -- Merchandising

KERRY J. KIRBY -- 50
Executive Vice President & Chief Financial Officer

                                                                  EXHIBIT 3.2(C)

                         B STOCK INVESTMENT REQUIREMENT

ANNUAL PURCHASE:
HANDLED (WAREHOUSE/STOCK & PAINT; POOL/RELAY)
0 - $499,999...........................................................................    14%
$500,000 TO $999,999...................................................................     7%
$1,000,000 TO $1,499,999...............................................................     4%
$1,500,000 AND ABOVE...................................................................     2%
DIRECT/DROP SHIP AND FACTORY DIRECT PAINT
0 - $1,499,999.........................................................................     3%
$1,500,000 AND ABOVE...................................................................     2%
LUMBER AND BUILDING MATERIALS ("L/BM")
0 - $499,999...........................................................................     3%
$500,000 - $999,999....................................................................     2%
$1,000,000 AND ABOVE...................................................................     1%

NOTE: - MINIMUM HARDWARE INVESTMENT IN NEW CO-OP IS $25,000 IN B STOCK.
         - MINIMUM L/BM INVESTMENT IS $15,000.
         - THIS DOCUMENT MAY BE AMENDED OR MODIFIED FROM TIME TO TIME BY THE TRUSERV BOARD OF DIRECTORS.

                                                                     EXHIBIT 3.3

                           PATRONAGE DIVIDEND FORMULA

     A. Patronage dividends for SCC Members for the fiscal year ending June 30, 1997, and for Cotter Members for the stub period ending June 30, 1997, will be calculated, in consultation with the respective auditors of SCC and Cotter, in a manner consistent with prior practices for each Company, and will be distributed by the Continuing Corporation to former SCC Members and former Cotter Members in a manner consistent with the prior practices of each Company, without regard to whether the determination, declaration or payment of such dividends occurs after June 30, 1997 (the "Effective Date").

     B. Patronage dividends will be determined at the end of each fiscal year of the Continuing Corporation after the Effective Date and distributed to former SCC Members and to former Cotter Members, respectively, as follows:

FIRST FISCAL YEAR-END AFTER EFFECTIVE DATE

     1. Management of the Continuing Corporation will determine the patronage dividends for the first fiscal year by establishing four (4) separate patronage dividend pools. The pools will be entitled Lumber, Direct Ship, SCC, and TV.

     2. For each pool, earnings before interest and taxes ("EBIT") will be determined using generally accepted accounting principles. For the Direct Ship pool, this calculation will be the only and final calculation made.

     3. From each remaining pool, there will then be:

          a) a transition expense deduction, representing the expenses, including indirect expenses, incurred for integration and the development of common operating systems and processes. The total year-end transition expense will be allocated by determining the total such expenses incurred by the Company during the fiscal year, and allocating these expenses to the respective pool in proportion to its respective percentage of the total EBIT; and

          b) an interest expense deduction, which will be allocated by determining the total such expenses incurred by the Company during the fiscal year, and allocating these expenses to the respective pool in proportion to its respective share of assets employed to derive patronage dividends for that year. For the Lumber Pool, this will be the final calculation made and for SCC and TV, this will be the base calculation.

     4. For the two remaining pools, SCC and TV, each base calculation will then be allocated in proportion to paint, stock and relay sales, consistent with prior practices for the respective Company. This will be the final calculation made for SCC and TV.

SECOND FISCAL YEAR-END AFTER EFFECTIVE DATE

     The above-mentioned procedure for calculating the first fiscal year-end patronage dividend distribution will be followed, with an additional pool being established. Such pool will be based upon manufactured paint sales and be entitled Paint. The Paint pool will be calculated in the same manner as the Lumber pool, and will no longer be considered as part of the SCC and TV calculations.

THIRD AND SUBSEQUENT FISCAL YEAR-ENDS AFTER EFFECTIVE DATE

     The above-mentioned procedure for calculating the second fiscal year-end patronage dividend distribution will be followed, with the following exceptions:

          a) the SCC and TV pools will be eliminated, and step 4 above will no longer be necessary;

          b) two additional pools will be created, one entitled Stock and one entitled Relay, each being based upon the fiscal year-end sales in the respective categories.

          c) the additional pools will be calculated in the same manner as the Lumber pool.

     Note: The above-mentioned procedures may be amended or modified from time to time by resolution of the TruServ Board of Directors.

                                                                     EXHIBIT 3.8

                RETAIL MEMBER AGREEMENT WITH TRUSERV CORPORATION
                      AN INDEPENDENT RETAILER COOPERATIVE

     THIS AGREEMENT between

d/b/a

[ ] True Value          [ ] ServiStar           [ ] Coast to Coast      [ ] Taylor Rental
[ ] Grand Rental        [ ] Home & Garden       [ ] Induserve           [ ] Other

of
                                 (Full Address)

the retail member hereinafter referred to as the "Member," and TruServ Corporation, a Delaware Corporation, hereinafter referred to as the "Company."

     The Company is an organization operated on a cooperative basis by and for independent retailers who operate hardware stores, home or garden centers, rental stores or similar retail operations.

     WHEREBY it is agreed as follows:

     THE COMPANY AGREES:

     To sell merchandise of the type typically sold in retail hardware stores or home and garden centers or rented at full service rental centers, to provide for shipment or delivery of such merchandise to the Member's address indicated on this Agreement, to permit use of the servicemark associated with the program checked above ("Designated Mark") and other permitted Company owned servicemarks, trademarks, collective membership marks, tradenames or brandnames ("Marks") under the conditions of this Agreement for so long as the Company has a current registration, and to offer services to the Member.

     To invoice at the Company's current prices in respect of the category of merchandise and services involved, and to apply all payments by Member toward final settlement of the Member's financial obligations. The excess, if any, of the payments made, less any additional expenses due to non-conformance with established payment policies or prescribed procedures, shall be paid or credited to the Member.

     To pay annually to the Member a Patronage Dividend on the basis of the volume of and margins applicable to merchandise and services purchased by the Member from the Company during each such year. Patronage Dividends shall be determined as of the end of each fiscal year of the Company and shall be payable out of the excess, if any, of gross margins from business done with or for Members, after deducting therefrom the following:

          (a) Expenses directly or indirectly related to such business;

          (b) Such reasonable reserves for necessary corporate purposes as may from time to time be provided by the Board of Directors for depreciation and obsolescence, state and federal taxes, bad debts, casualty losses, insurance and other corporate and operating charges and expenses, all established and computed in accordance with generally accepted accounting principles; and

          (c) Such reasonable reserves for working capital necessary for the operation of the Corporation and for deficits arising from such operation, including deficits from business other than business done with or for Members.

     That within a reasonable time following but in no event later than the fifteenth day of the ninth month after the close of each fiscal year, the Patronage Dividends shall be computed in respect of such year and a proper allocation and payment thereof made to the Member based on the volume and applicable margins of merchandise and services purchased by the Member. Patronage Dividends are paid in accordance with the Company's By-Laws (principally Article IX thereof) which provide, in substance, as follows:

Re: Form of Patronage Distribution Generally

     "The Board of Directors may, in its discretion, determine to pay Patronage Dividends either all in a form that will be treated as a deductible qualified written notice of allocation within the meaning of section 1388(c) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "IRC"), all in a form that will be treated as a nonqualified written notice of allocation within the meaning of section 1388(d) of the IRC, or part in qualified form and part in nonqualified form. At least twenty percent (20%) of any qualified payment of Patronage Dividends shall be paid in cash. Subject to this limitation with respect to qualified distributions, the Board of Directors may decide that the balance of any Patronage Dividend be paid, in whole or in part, in cash, property, Class B Common Stock, promissory notes or other evidences of indebtedness, or in any other form of written notice of allocation (within the meaning of section 1388(b) of the IRC)." [IX section 2(a), in part.]

Re: Class B Common Stock

     "With respect to the Patronage Dividend payable for each fiscal year, the Company may pay each Member a portion of such Patronage Dividend, not to exceed two percent (2%) of Member's net purchases (computed to the nearest multiple of $100) from the Company during such fiscal year, in shares of Class B Common Stock of the Company at the par value thereof; provided, however, that at least twenty percent (20%) of such Member's Patronage Dividend shall be paid in money or by qualified check." [IX section 3(a).]

Re: Promissory (Subordinated) Notes

     "Subject only to the payment of at least twenty percent (20%) of each Member's annual Patronage Dividend in cash and distribution of Class B Common Stock as provided in section 3 of this Article IX, the Company may pay each Member all or any portion of the annual Patronage Dividend in Promissory Notes which shall bear interest at the rate from time to time fixed by the Board of Directors and shall mature at the time fixed by the Board of Directors not later than five (5) years from the date of issuance, and may be subordinated to any liabilities or obligations of the Company, existing, contingent or created after date of issuance." [IX section 4, in part.]

     To hold Markets and other meetings from time to time for the purpose of keeping Members better informed on trends in the industry, presenting merchandise or services available and enabling Members to exchange ideas with fellow Members.

THE MEMBER AGREES:

     Upon execution of this Agreement, to purchase sixty (60) qualifying shares of the Company's Class A Common Stock at a purchase price of $100 per share for each store owned by Member, to a maximum of three hundred (300) shares for five
(5) or more stores, as defined in the Subscription to Shares agreement, attached hereto and made a part of this Agreement.

     To establish, operate and maintain a retail hardware store, home or garden center ("Retail Store") retailing merchandise and services to consumers if the Designated Mark is True Value, ServiStar, Coast to Coast or Home & Garden Showplace, or a full service rental store ("Rental Center") renting appropriate merchandise if the Designated Mark is Taylor Rental or Grand Rental, or to carry on related retail activities if using any other Designated Mark indicated above, and to sell or rent merchandise carrying the Company's exclusive brands only at the retail location indicated on this Agreement.

     To utilize the Company as its primary supplier for the types of merchandise offered by the Company under each Agreement for which a Member signs.

     To buy from the Company in accordance with the Company procedures and practices set forth in the Policies and Procedures Manual, which include entering warehouse orders using electronic order entry equipment functionally compatible with the Company's equipment, and entering all other orders using electronic equipment whenever possible.

     To comply with the Company's By-Laws as may be amended from time to time. To notify the Company, in writing, immediately upon any change in business name, form, ownership or control.

     To pay on the date due all invoices on accounts receivable statements and any other financial obligations to the Company and subsidiaries, and to pay a one and one-half percent (1 1/2%) per month service charge, but not to exceed the maximum amount permitted by law, on past due balance of accounts. Upon either termination of this Agreement or Member's failure to pay on the date due all invoices on accounts receivable statements and any other financial obligations to the Company, to pay immediately all amounts due, including future dated invoices, from the Member to the Company and its subsidiaries.

     That all information and material furnished the Member, including without limitation, bulletins, price lists, brands, services, illustrated catalogs, merchandising and pricing options, computer hardware and software, electronic data and the Policies and Procedures Manual is confidential property of the Company, developed and promoted for the benefit of Members, and the Member agrees not to divulge or display any of the information contained in this material to anyone who is not a Member, or not affiliated with the Company, and not to use such information in a way which is detrimental to the Company or its Members. The Member agrees to use such information and material only in connection with the Member's purchases from the Company and for the purpose of promoting the Member's retail business with the Member's retail customers. The Member acknowledges and confirms that any dissemination or other disclosure of such information and material for any other purpose, or to anyone not affiliated with the Company, shall cause immediate and irreparable harm to fellow Members and the Company. All such information and material shall be immediately returned to the Company upon termination of this Agreement.

     To review the By-Laws and prospectus of the Company, receipt of which is hereby acknowledged, and which provide, in Article IX section 2(b) of the By-Laws, that Membership in the Company constitutes consent to take written notices of allocation into account at their stated dollar amount as provided in section 1385(a) of the IRC, unless such written notices clearly indicate on their face that they are nonqualified, in the taxable year in which received. By entering into this Agreement and becoming a member of this Company after receiving a copy of the By-Laws and notification of the By-Law consent provision, Member agrees and consents to be bound by Article IX, section 2(b) of the By-Laws. Such "membership consent" (within the meaning of section 1388(c)(2)(B) of the IRC) may be revoked by Member only by terminating its Membership in the Company in the manner provided in this Agreement.

     That the Board of Directors has the authority to set the composition of the Patronage Dividend each year, provided that at least twenty percent (20%) of each Member's share is paid in money or by qualified check.

     That the Member may receive different services or charges based on the amount of merchandise purchased by Member.

     To the right and necessity of the Company to control the use of its Designated Mark and other Marks and to maintain the reputation for quality products, services and goodwill associated with such Marks. That the display and use of the Designated Mark or any other Company owned Marks are permitted only on the following conditions:

          (a) The Designated Mark and any other Marks permitted by the Company, are the only servicemarks which Member is entitled to use, and the Company may, at its sole discretion, sell specified exclusive brand merchandise only to Members who are permitted to use a particular Designated Mark;

          (b) The Designated Mark or any other Company owned Marks cannot be used with the trademark or servicemark of any hardware store, home or garden center, building center, rental center or merchandising organization other than the Company's, and may only be used at the retail location indicated on this Agreement;

          (c) The Member's store and premises will be maintained in a clean and orderly condition;

          (d) If a Retail Store, the Member will offer sufficient breadth and depth of merchandise in the core retail departments to serve the needs of retail consumers. For a hardware store, these departments include: Builders Hardware and Supplies, Cleaning Supplies, Electrical Supplies, Lawn and Garden, Paint and related Sundries, Plumbing, Tools and Home Decor;

          (e) If a Retail Store, the Member will maintain a retail inventory of representative quantities of the Company's exclusive brand merchandise (including, for example, paint and outdoor power equipment for hardware stores), as offered, advertised and promoted by the Company;

          (f) If a Rental Center, the Member will offer sufficient breadth and depth of rental merchandise to serve the needs of rental consumers;

          (g) The Member's business operations will be conducted in such a fashion as to enhance the reputation of fellow Members and the Company; and

          (h) That Member shall not be entitled to use the Designated Mark or any other Company owned Mark as part of its corporate or partnership name, with the exception of any Member who was a Member and used it as such prior to January, 1997.

     That during the term of this Agreement, Member shall not obtain any proprietary rights in the Designated Mark or any other Company Marks by use thereof. Licensee expressly acknowledges and agrees that the license granted under this Agreement to use the Designated Mark or any other Company owned Mark is non-exclusive and non-transferable, and that the Company has and retains the right to grant other licenses without any limitations as to territory, product, terms or otherwise. Within thirty days of termination of this Agreement, Member shall cease the use of all Company owned Marks, including the Designated Mark, and remove, at Member's expense, all store identification signs and decals which contain any Marks owned by the Company, shall cease any display or advertising, directly or indirectly, as a store using the Designated Mark, and shall delete the Designated Mark and any other Company owned Marks from its business name including, if applicable, Member's corporate name. That if Member fails to comply with this paragraph within the time stated, Member authorizes and fully empowers the Company, or its agent, at Member's expense, to enter upon its store property and buildings, and remove all exterior and interior signs, decals and other identification items specified in this paragraph, and also to withhold any monies due Member until the terms of this paragraph are complied with.

     That the Company has not made any representation or prediction as to the profitability of Member's store.

THE COMPANY AND MEMBER AGREE:

     That Member, as an independent retailer, is free to decide how to operate its business, determine what merchandise it will stock, sell or rent and how its store shall be identified.

     That the amount of any distributions with respect to Member's patronage made in written notices of allocation (as defined in section 1388 of the IRC) and which are received by Member from the Company, will be taken into account by Member at their stated dollar amounts in the manner provided in section 1385(a) of the IRC in the taxable year in which such written notices of allocation are received by Member; provided, however, that this Agreement shall not extend to written notices of allocation received by Member as part of a Patronage Dividend which clearly indicate on their face that they are nonqualified. The Member understands and agrees that the Promissory Notes and the shares of Class B Common Stock distributed by the Company in payment, or part payment, of the Patronage Dividends are "written notices of allocation" within the meaning of the statute and must be taken into account by Member. The stated dollar amount of the Promissory Notes is the principal amount thereof and the stated dollar amount of the shares of Class B Common Stock is the par value thereof. The first sentence of this paragraph is intended to constitute "consent in writing" within the meaning of section 1388(c)(2)(A) of the IRC and may be revoked as provided in section 1388(c)(3)(B) of the IRC, provided, however, that, so long as Member remains a member of the

Company, revocation by Member of its "consent in writing" shall not revoke Member's "membership consent."

     That the Promissory Notes and Class B Common Stock need not be physically distributed to the Member but may be held in safekeeping for the Member (either in separate securities or as part of a bulk security) and that notices of the Member's allocation of Promissory Notes and Class B Common Stock to be deposited in safekeeping are "written notices of allocation" and shall be taken into account as provided for in this Agreement.

     That this Agreement is not assignable or transferable by the Member without the written consent of the Company, but Company shall have the right to assign this Agreement. Change in control or management of a corporate, partnership or limited liability company Member must be approved in writing by the Company.

     That this Agreement shall continue in force from year to year unless it is terminated as follows:

     The Company shall have the right to immediately terminate this Agreement by written notice to the Member, (i) in the event and at the time or after the Member becomes insolvent, commits any act of bankruptcy, files a voluntary petition in bankruptcy, is adjudicated a bankrupt, or (ii) breaches any term, condition or obligation under this Agreement or any other agreement with the Company or one of its subsidiaries, which breach is not cured within thirty (30) days (ten (10) days in case of nonpayment of accounts receivable statements or any other financial obligations to the Company, or within the applicable cure period in an agreement with the Company subsidiary) after the Member's receipt of written notice of such breach from the Company.

     This Agreement may be terminated unilaterally by the Member upon sixty (60) days written notice mailed to any executive officer of the Company at the Company's principal office.

     This Agreement may be terminated unilaterally by the Company upon sixty
(60) days written notice mailed to the Member at the address shown on the books of the Corporation; provided, however, that such termination by the Company shall occur after the affirmative vote of two-thirds or more of the directors then in office that such termination is in the best interests of the Company. Without limiting the generality of the foregoing, the following events shall be deemed to create situations in which it is prima facie in the best interests of the Company to terminate an agreement with a Member: death or incapacity of a Member, low or no participation, change in the nature, composition, management, or control of a Member's business organization, or Member engages in a course of conduct or undertakes actions which are reasonably determined by the Board of Directors to be materially adverse to the interests of the Company, or any other reason set forth in the By-Laws of the Company.

     That this Agreement shall be automatically modified upon notice from the Company to the Member of any relevant change in the Certificate of Incorporation and/or By-Laws of the Company, or by resolution of the Board of Directors.

     That this Agreement, and any other agreement which Member signs with the Company, is the entire and complete Agreement between the Member and the Company and that there are no prior agreements, representations, promises, or commitments, oral or written, which are not specifically contained in this Agreement or any other agreement which Member signs with the Company. That the current form of the Company Member Agreement shall govern all past and present relations, actions or claims arising between the Company and the Member.

     That should any provision of this Agreement be declared invalid under or in conflict with any existing or future law or regulation such provision shall be modified to conform with that law and such modification shall not affect any other provision of this Agreement which shall continue in full force and effect.

     That failure on the part of the Company at any time or times to enforce any breach by Member of the Membership Agreement, Certificate of Incorporation, By-Laws, or Policies of the Company, or of any written agreements with Member shall not constitute or be held to be a waiver of any succeeding breach thereof.

     That the Company shall have a lien on and a right of setoff against any stock or notes, including those issued as Patronage Dividends, and against any cash portion of such Patronage Dividend which is in excess of twenty percent (20%) of the overall Patronage Dividend payable in any year for such indebtedness of the Member to the Company or its subsidiaries as may, for whatever cause, exist. In the event that the Company initiates proceedings to recover amounts due it by Member or for any breach of this Agreement or to seek equitable or injunctive relief against the Member, the Company shall be entitled to the recovery of all associated costs, interest and reasonable attorney's fees. This Agreement shall be enforced against either Member or Company, only in courts located in Cook County or any Illinois county contiguous to Cook County, Illinois, and only be interpreted in accordance with the substantive laws of Illinois without giving effect to its conflict of laws principles.

     Prospective Member's signature on this Agreement constitutes an offer only and this Agreement shall have no force or effect until duly accepted and signed by the Company at its principal office and National Headquarters which is located at 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505.

     WITNESS the Member's hand and seal this ____ day of ____________ , 19__.

-------------------------------------------------------------------------------
                                 Member Entity

d/b/a
      -------------------------------------------------------------------------
check:    [ ] sole proprietor    [ ] partnership   [ ] corporation
          [ ] limited liability company

Retail Location Address
                        -------------------------------------------------------

                   City                          State             Zip
                        -------------------------      ------------    --------

                   By:
                       --------------------------------------------------------

                   Title:
                          -----------------------------------------------------

               WITNESS
                       --------------------------------------------------------

               Address
                       --------------------------------------------------------

               City                             State             Zip
                    ----------------------------      ------------    ---------

     ACCEPTED this ____ day of ____________19__ , at Chicago, Illinois By TruServ Corporation, by its duly authorized agent.

                                                                 (SEAL)
                 ------------------------------------------------

                                                          President
                 ----------------------------------------

                                                                    EXHIBIT 4.13

                              SUBSIDIARIES OF SCC
                                 AS OF 12/9/96
                      (ALL ARE PENNSYLVANIA CORPORATIONS)

Advocate Services, Inc.
Authorized:    1,000 shares common, par value $1.00
Issued:        100 shares common
Holder(s):     SCC
Total Exposition Concepts, Inc.
Authorized:    1,000 shares common, par value $1.00
Issued:        300 shares common
Holder(s):     Advocate Services, Inc.
Advocate Retail Services, Inc.
Authorized:    1,000 shares common, par value $1.00
Issued:        1,000 shares common
Holder(s):     Advocate Services, Inc.
KCI Coatings, Inc.
Authorized:    100,000 shares Class A Common, par value $100.00
               50,000 shares Common Preference, par value $100.00
               500,000 shares Preferred, par value $50.00
Issued:        10 shares Class A Common
Holder(s):     SCC
Speer Hardware Company (will merge into SCC 1/1/97)
Authorized:    100,000 shares Class A Common, par value $100.00
               50,000 shares Common Preference, par value $100.00
               500,000 shares Preferred Series A, par value $50.00
Issued:        13,000 shares Class A Common
               *2,244 shares Common Preference
               *11,259 shares Preferred, Series A
Holder(s):     Class A Common - SCC
               Common Preference and Preferred shares are held by Speer members (approximately
               100 members)
SERVISTAR Commodities, Inc.
Authorized:    100,000 shares common
Issued:        100 shares common
Holder(s):     SCC
Taylor Rental Corporation
Authorized:    1,000 shares common, par value $1.00
Issued:        1,000 shares common
Holder(s):     SCC

-------------------------
* As of 8/31/96

                                                                    EXHIBIT 5.13

     Cotter & Company wholly-owned (unless otherwise noted) subsidiaries:

          Cotter Acceptance Co., Inc., an Illinois Corporation, and its wholly-owned subsidiary:

             Warner True Value(R) Hardware, Inc., a Minnesota Corporation

          Cotter Canada Hardware and Variety Company Inc., a Manitoba
     Corporation

          Cotter Canada Hardware and Variety Cooperative Inc.(1), a Canadian Corporation

          True Value(R) De Mexico, S.A. de C.V.(2), a Mexico Corporation

          Cotter Real Estate Agency, Inc., an Illinois Corporation

          General Paint & Manufacturing Company, an Illinois Corporation(3)

          Cotter Trucking, Inc., an Illinois Corporation
-------------------------

(1) Partially-owned subsidiary of Cotter Canada Hardware and Variety Company,
    Inc.

(2) Majority-owned by Cotter & Company, minority owned by Cotter Acceptance Co., Inc.

(3) Formerly Atlas Power Equipment Co. and Wheeler Manufacturing Co., also formerly Cotter Merchandising & Sales, Inc.

                                                                  EXHIBIT 8.2(B)

     1. Cotter and each of its subsidiaries which will survive the Merger is duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted.

     2. The Agreement and the Merger have been duly authorized by all necessary corporate action.

     3. The Agreement constitutes the legal, valid and binding obligation of Cotter and is enforceable against Cotter in accordance with its respective terms (except as otherwise provided in opinion letter).

     4. No pending or threatened material litigation, etc., except as set forth in the Cotter Disclosure Letter.

     5. No applicable dissenters rights under the DGCL.

                                                                  EXHIBIT 8.3(C)

     1. SCC and each of its subsidiaries which will survive the Merger is duly organized, validly existing and in good standing under the laws of its Commonwealth or state of incorporation and has the corporate power to carry on its business as it is now being conducted.

     2. The Agreement and the Merger have been duly authorized by all necessary corporate action.

     3. The Agreement constitutes the legal, valid and binding obligation of SCC and is enforceable against SCC in accordance with its respective terms (except as otherwise provided in opinion letter).

     4. No pending or threatened material litigation, etc., except as set forth in the SCC Disclosure Letter.

     5. No applicable dissenters rights under the PBCL except with respect to those shareholders of SCC who by reason of the Merger have their SCC Common Stock representing their ownership interest in 6 or more stores canceled.

                                   APPENDIX B

              FAIRNESS OPINIONS OF WILLIAM BLAIR & COMPANY, L.L.C.

                                DECEMBER 9, 1996

PRIVATE AND CONFIDENTIAL

Board of Directors
SERVISTAR COAST TO COAST Corporation
437 North Main Street
Butler, Pennsylvania 16001

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of SERVISTAR COAST TO COAST Corporation ("SCC") of the terms of the proposed merger (the "Merger") with Cotter & Company ("Cotter"), subject to the Agreement and Plan of Merger by and between SCC and Cotter dated December 9, 1996 (the "Merger Agreement"). The terms of the Merger Agreement contemplate the exchange of SCC common stock, par value $100 per share, SCC Series A Stock, par value $100 and SCC preferred (as to assets only) non-participating stock, par value $50 per share (together, the "SCC Stock") for Cotter Redeemable Voting Class A Common Stock par value $100 per share and Redeemable Non-Voting Class B Common Stock, par value $100 per share (together, the "Cotter Stock"), all on a par value dollar for par value dollar basis. The Merger Agreement also contemplates maintenance of the methodologies of computing and distributing patronage dividends for not less than one year after the effectiveness of the Merger on a basis consistent with the past practices of both SCC and Cotter.

     In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Merger Agreement dated 12/09/96;
(b) audited financial statements of SCC for each of the three fiscal years ended June 30, 1996; (c) the unaudited financial statements of SCC for the quarter ended September 1996; (d) certain internal financial information and forecasts for SCC, prepared by management of SCC; and (e) certain other publicly available information on SCC. We have also held discussions with members of the management of SCC and Cotter to discuss the foregoing, and have considered other matters which we have deemed relevant to our inquiry.

     Although we have no reason to believe that any of the financial or other information on which we have relied is not accurate or complete, we have assumed the accuracy and completeness of all such information. With respect to financial forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of SCC management, as the case may be, as to the future financial performance of SCC and SCC together with Cotter following the Merger. Our opinion herein is based upon circumstances existing and disclosed to us and can be evaluated as of the date of this letter and further assumes that no material adverse change has occurred, or will occur, subsequent to such date. We disclaim any responsibility to revise our opinion or otherwise to comment upon events occurring after the date of this letter or on any change in the conditions or circumstances relating to SCC after such date.

     In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant including (a) historical and forecasted revenues, operating earnings, operating cash flows, net income and capitalization, as to SCC, Cotter and certain publicly held companies; (b) the current financial position and results of operation of SCC and Cotter, (c) the historical market prices of the common stock of certain publicly held companies; (d) financial information concerning selected business combinations which we believe to be relevant; and (e) the general condition of the securities markets. We were not requested to, nor did we, approach any potential alternate participants in the Merger. We also considered the potential of the merged company to pay patronage dividends and to provide its members with favorable prices for goods and favorable fees for services. Finally, we also considered the limitation on transfer of both the SCC Stock and Cotter Stock.

Board of Directors                                              December 9, 1996
SERVISTAR COAST TO COAST Corporation

     William Blair & Company has been engaged in the investment banking business since 1935. We undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. For our services, SCC will pay us a fee and indemnify us against certain liabilities. We have also rendered a similar opinion to the Board of Directors of Cotter, which will pay us a fee and indemnify us against certain liabilities.

     Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of date hereof, the exchange of Cotter Stock for SCC Stock in the Merger is fair, from a financial point of view, to the shareholders of SCC.

                                          Very truly yours,

                                          William Blair & Company, L.L.C.

                                DECEMBER 9, 1996

PRIVATE AND CONFIDENTIAL

Board of Directors
Cotter & Company
8600 West Bryn Mawr Avenue
Chicago, Illinois 60631-3505

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Cotter & Company ("Cotter") of the terms of the proposed merger (the "Merger") with SERVISTAR COAST TO COAST Corporation ("SCC"), subject to the Agreement and Plan of Merger by and between Cotter and SCC dated December 9, 1996 (the "Merger Agreement"). The terms of the Merger Agreement contemplate the exchange of SCC common stock, par value $100 per share, SCC Series A Stock, par value $100 per share, and SCC preferred (as to assets only) non-participating stock, par value $50 per share (together, the "SCC Stock") for Cotter Redeemable Voting Class A Common Stock par value $100 per share and Redeemable Non-Voting Class B Common Stock, par value $100 per share (together, the "Cotter Stock"), all on a par value dollar for par value dollar basis. The Merger Agreement also contemplates maintenance of the methodologies of computing and distributing patronage dividends for not less than one year after the effectiveness of the Merger on a basis consistent with the past practices of both Cotter and SCC.

     In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Merger Agreement dated 12/09/96;
(b) audited financial statements of Cotter for each of the three fiscal years ended December 31, 1995; (c) the unaudited financial statements of Cotter for the three quarters ended September 1996; (d) certain internal financial information and forecasts for Cotter, prepared by management of Cotter; and (e) certain other publicly available information on Cotter. We have also held discussions with members of the management of Cotter and SCC to discuss the foregoing, and have considered other matters which we have deemed relevant to our inquiry.

     Although we have no reason to believe that any of the financial or other information on which we have relied is not accurate or complete, we have assumed the accuracy and completeness of all such information. With respect to financial forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Cotter management, as the case may be, as to the future financial performance of Cotter and Cotter together with SCC following the Merger. Our opinion herein is based upon circumstances existing and disclosed to us and can be evaluated as of the date of this letter and further assumes that no material adverse change has occurred, or will occur, subsequent to such date. We disclaim any responsibility to revise our opinion or otherwise to comment upon events occurring after the date of this letter or on any change in the conditions or circumstances relating to Cotter after such date.

     In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant including (a) historical and forecasted revenues, operating earnings, operating cash flows, net income and capitalization, as to Cotter, SCC and certain publicly held companies; (b) the current financial position and results of operation of Cotter and SCC, (c) the historical market prices of the common stock of certain publicly held companies; (d) financial information concerning selected business combinations which we believe to be relevant; and (e) the general condition of the securities markets. We were not requested to, nor did we, approach any potential alternate participants in the Merger. We also considered the potential of the merged company to pay patronage dividends and to provide its members with favorable prices for goods and favorable fees for services. Finally, we also considered the limitation on transfer of both the Cotter Stock and SCC Stock.

     William Blair & Company has been engaged in the investment banking business since 1935. We undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. For our services, Cotter will pay

Board of Directors                                              December 9, 1996
Cotter & Company

us a fee and indemnify us against certain liabilities. We have also rendered a similar opinion to the Board of Directors of SCC, which will pay us a fee and indemnify us against certain liabilities.

     Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of date hereof, the exchange of Cotter Stock for SCC Stock in the Merger is fair, from a financial point of view, to the shareholders of Cotter.

                                          Very truly yours,

                                          William Blair & Company, L.L.C.

                                   APPENDIX C

                      FORM OF NEW RETAIL MEMBER AGREEMENT

                RETAIL MEMBER AGREEMENT WITH TRUSERV CORPORATION
                      AN INDEPENDENT RETAILER COOPERATIVE

     THIS AGREEMENT between

d/b/a

[ ] True Value          [ ] ServiStar           [ ] Coast to Coast      [ ] Taylor Rental
[ ] Grand Rental        [ ] Home & Garden       [ ] Induserve           [ ] Other

of
                                 (Full Address)

the retail member hereinafter referred to as the "Member," and TruServ Corporation, a Delaware Corporation, hereinafter referred to as the "Company."

     The Company is an organization operated on a cooperative basis by and for independent retailers who operate hardware stores, home or garden centers, rental stores or similar retail operations.

     WHEREBY it is agreed as follows:

     THE COMPANY AGREES:

     To sell merchandise of the type typically sold in retail hardware stores or home and garden centers or rented at full service rental centers, to provide for shipment or delivery of such merchandise to the Member's address indicated on this Agreement, to permit use of the servicemark associated with the program checked above ("Designated Mark") and other permitted Company owned servicemarks, trademarks, collective membership marks, tradenames or brandnames ("Marks") under the conditions of this Agreement for so long as the Company has a current registration, and to offer services to the Member.

     To invoice at the Company's current prices in respect of the category of merchandise and services involved, and to apply all payments by Member toward final settlement of the Member's financial obligations. The excess, if any, of the payments made, less any additional expenses due to non-conformance with established payment policies or prescribed procedures, shall be paid or credited to the Member.

     To pay annually to the Member a Patronage Dividend on the basis of the volume of and margins applicable to merchandise and services purchased by the Member from the Company during each such year. Patronage Dividends shall be determined as of the end of each fiscal year of the Company and shall be payable out of the excess, if any, of gross margins from business done with or for Members, after deducting therefrom the following:

          (a) Expenses directly or indirectly related to such business;

          (b) Such reasonable reserves for necessary corporate purposes as may from time to time be provided by the Board of Directors for depreciation and obsolescence, state and federal taxes, bad debts, casualty losses, insurance and other corporate and operating charges and expenses, all established and computed in accordance with generally accepted accounting principles; and

          (c) Such reasonable reserves for working capital necessary for the operation of the Corporation and for deficits arising from such operation, including deficits from business other than business done with or for Members.

     That within a reasonable time following but in no event later than the fifteenth day of the ninth month after the close of each fiscal year, the Patronage Dividends shall be computed in respect of such year and a proper allocation and payment thereof made to the Member based on the volume and applicable margins of merchandise and services purchased by the Member. Patronage Dividends are paid in accordance with the Company's By-Laws (principally Article IX thereof) which provide, in substance, as follows:

Re: Form of Patronage Distribution Generally

     "The Board of Directors may, in its discretion, determine to pay Patronage Dividends either all in a form that will be treated as a deductible qualified written notice of allocation within the meaning of section 1388(c) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "IRC"), all in a form that will be treated as a nonqualified written notice of allocation within the meaning of section 1388(d) of the IRC, or part in qualified form and part in nonqualified form. At least twenty percent (20%) of any qualified payment of Patronage Dividends shall be paid in cash. Subject to this limitation with respect to qualified distributions, the Board of Directors may decide that the balance of any Patronage Dividend be paid, in whole or in part, in cash, property, Class B Common Stock, promissory notes or other evidences of indebtedness, or in any other form of written notice of allocation (within the meaning of section 1388(b) of the IRC)." [IX section 2(a), in part.]

Re: Class B Common Stock

     "With respect to the Patronage Dividend payable for each fiscal year, the Company may pay each Member a portion of such Patronage Dividend, not to exceed two percent (2%) of Member's net purchases (computed to the nearest multiple of $100) from the Company during such fiscal year, in shares of Class B Common Stock of the Company at the par value thereof; provided, however, that at least twenty percent (20%) of such Member's Patronage Dividend shall be paid in money or by qualified check." [IX section 3(a).]

Re: Promissory (Subordinated) Notes

     "Subject only to the payment of at least twenty percent (20%) of each Member's annual Patronage Dividend in cash and distribution of Class B Common Stock as provided in section 3 of this Article IX, the Company may pay each Member all or any portion of the annual Patronage Dividend in Promissory Notes which shall bear interest at the rate from time to time fixed by the Board of Directors and shall mature at the time fixed by the Board of Directors not later than five (5) years from the date of issuance, and may be subordinated to any liabilities or obligations of the Company, existing, contingent or created after date of issuance." [IX section 4, in part.]

     To hold Markets and other meetings from time to time for the purpose of keeping Members better informed on trends in the industry, presenting merchandise or services available and enabling Members to exchange ideas with fellow Members.

THE MEMBER AGREES:

     Upon execution of this Agreement, to purchase sixty (60) qualifying shares of the Company's Class A Common Stock at a purchase price of $100 per share for each store owned by Member, to a maximum of three hundred (300) shares for five
(5) or more stores, as defined in the Subscription to Shares agreement, attached hereto and made a part of this Agreement.

     To establish, operate and maintain a retail hardware store, home or garden center ("Retail Store") retailing merchandise and services to consumers if the Designated Mark is True Value, ServiStar, Coast to Coast or Home & Garden Showplace, or a full service rental store ("Rental Center") renting appropriate merchandise if the Designated Mark is Taylor Rental or Grand Rental, or to carry on related retail activities if using any other Designated Mark indicated above, and to sell or rent merchandise carrying the Company's exclusive brands only at the retail location indicated on this Agreement.

     To utilize the Company as its primary supplier for the types of merchandise offered by the Company under each Agreement for which a Member signs.

     To buy from the Company in accordance with the Company procedures and practices set forth in the Policies and Procedures Manual, which include entering warehouse orders using electronic order entry equipment functionally compatible with the Company's equipment, and entering all other orders using electronic equipment whenever possible.

     To comply with the Company's By-Laws as may be amended from time to time. To notify the Company, in writing, immediately upon any change in business name, form, ownership or control.

     To pay on the date due all invoices on accounts receivable statements and any other financial obligations to the Company and subsidiaries, and to pay a one and one-half percent (1 1/2%) per month service charge, but not to exceed the maximum amount permitted by law, on past due balance of accounts. Upon either termination of this Agreement or Member's failure to pay on the date due all invoices on accounts receivable statements and any other financial obligations to the Company, to pay immediately all amounts due, including future dated invoices, from the Member to the Company and its subsidiaries.

     That all information and material furnished the Member, including without limitation, bulletins, price lists, brands, services, illustrated catalogs, merchandising and pricing options, computer hardware and software, electronic data and the Policies and Procedures Manual is confidential property of the Company, developed and promoted for the benefit of Members, and the Member agrees not to divulge or display any of the information contained in this material to anyone who is not a Member, or not affiliated with the Company, and not to use such information in a way which is detrimental to the Company or its Members. The Member agrees to use such information and material only in connection with the Member's purchases from the Company and for the purpose of promoting the Member's retail business with the Member's retail customers. The Member acknowledges and confirms that any dissemination or other disclosure of such information and material for any other purpose, or to anyone not affiliated with the Company, shall cause immediate and irreparable harm to fellow Members and the Company. All such information and material shall be immediately returned to the Company upon termination of this Agreement.

     To review the By-Laws and prospectus of the Company, receipt of which is hereby acknowledged, and which provide, in Article IX section 2(b) of the By-Laws, that Membership in the Company constitutes consent to take written notices of allocation into account at their stated dollar amount as provided in section 1385(a) of the IRC, unless such written notices clearly indicate on their face that they are nonqualified, in the taxable year in which received. By entering into this Agreement and becoming a member of this Company after receiving a copy of the By-Laws and notification of the By-Law consent provision, Member agrees and consents to be bound by Article IX, section 2(b) of the By-Laws. Such "membership consent" (within the meaning of section 1388(c)(2)(B) of the IRC) may be revoked by Member only by terminating its Membership in the Company in the manner provided in this Agreement.

     That the Board of Directors has the authority to set the composition of the Patronage Dividend each year, provided that at least twenty percent (20%) of each Member's share is paid in money or by qualified check.

     That the Member may receive different services or charges based on the amount of merchandise purchased by Member.

     To the right and necessity of the Company to control the use of its Designated Mark and other Marks and to maintain the reputation for quality products, services and goodwill associated with such Marks. That the display and use of the Designated Mark or any other Company owned Marks are permitted only on the following conditions:

          (a) The Designated Mark and any other Marks permitted by the Company, are the only servicemarks which Member is entitled to use, and the Company may, at its sole discretion, sell specified exclusive brand merchandise only to Members who are permitted to use a particular Designated Mark;

          (b) The Designated Mark or any other Company owned Marks cannot be used with the trademark or servicemark of any hardware store, home or garden center, building center, rental center or merchandising organization other than the Company's, and may only be used at the retail location indicated on this Agreement;

          (c) The Member's store and premises will be maintained in a clean and orderly condition;

          (d) If a Retail Store, the Member will offer sufficient breadth and depth of merchandise in the core retail departments to serve the needs of retail consumers. For a hardware store, these departments include: Builders Hardware and Supplies, Cleaning Supplies, Electrical Supplies, Lawn and Garden, Paint and related Sundries, Plumbing, Tools and Home Decor;

          (e) If a Retail Store, the Member will maintain a retail inventory of representative quantities of the Company's exclusive brand merchandise (including, for example, paint and outdoor power equipment for hardware stores), as offered, advertised and promoted by the Company;

          (f) If a Rental Center, the Member will offer sufficient breadth and depth of rental merchandise to serve the needs of rental consumers;

          (g) The Member's business operations will be conducted in such a fashion as to enhance the reputation of fellow Members and the Company; and

          (h) That Member shall not be entitled to use the Designated Mark or any other Company owned Mark as part of its corporate or partnership name, with the exception of any Member who was a Member and used it as such prior to January, 1997.

     That during the term of this Agreement, Member shall not obtain any proprietary rights in the Designated Mark or any other Company Marks by use thereof. Licensee expressly acknowledges and agrees that the license granted under this Agreement to use the Designated Mark or any other Company owned Mark is non-exclusive and non-transferable, and that the Company has and retains the right to grant other licenses without any limitations as to territory, product, terms or otherwise. Within thirty days of termination of this Agreement, Member shall cease the use of all Company owned Marks, including the Designated Mark, and remove, at Member's expense, all store identification signs and decals which contain any Marks owned by the Company, shall cease any display or advertising, directly or indirectly, as a store using the Designated Mark, and shall delete the Designated Mark and any other Company owned Marks from its business name including, if applicable, Member's corporate name. That if Member fails to comply with this paragraph within the time stated, Member authorizes and fully empowers the Company, or its agent, at Member's expense, to enter upon its store property and buildings, and remove all exterior and interior signs, decals and other identification items specified in this paragraph, and also to withhold any monies due Member until the terms of this paragraph are complied with.

     That the Company has not made any representation or prediction as to the profitability of Member's store.

THE COMPANY AND MEMBER AGREE:

     That Member, as an independent retailer, is free to decide how to operate its business, determine what merchandise it will stock, sell or rent and how its store shall be identified.

     That the amount of any distributions with respect to Member's patronage made in written notices of allocation (as defined in section 1388 of the IRC) and which are received by Member from the Company, will be taken into account by Member at their stated dollar amounts in the manner provided in section 1385(a) of the IRC in the taxable year in which such written notices of allocation are received by Member; provided, however, that this Agreement shall not extend to written notices of allocation received by Member as part of a Patronage Dividend which clearly indicate on their face that they are nonqualified. The Member understands and agrees that the Promissory Notes and the shares of Class B Common Stock distributed by the Company in payment, or part payment, of the Patronage Dividends are "written notices of allocation" within the meaning of the statute and must be taken into account by Member. The stated dollar amount of the Promissory Notes is the principal amount thereof and the stated dollar amount of the shares of Class B Common Stock is the par value thereof. The first sentence of this paragraph is intended to constitute "consent in writing" within the meaning of section 1388(c)(2)(A) of the IRC and may be revoked as provided in section 1388(c)(3)(B) of the IRC, provided, however, that, so long as Member remains a member of the

Company, revocation by Member of its "consent in writing" shall not revoke Member's "membership consent."

     That the Promissory Notes and Class B Common Stock need not be physically distributed to the Member but may be held in safekeeping for the Member (either in separate securities or as part of a bulk security) and that notices of the Member's allocation of Promissory Notes and Class B Common Stock to be deposited in safekeeping are "written notices of allocation" and shall be taken into account as provided for in this Agreement.

     That this Agreement is not assignable or transferable by the Member without the written consent of the Company, but Company shall have the right to assign this Agreement. Change in control or management of a corporate, partnership or limited liability company Member must be approved in writing by the Company.

     That this Agreement shall continue in force from year to year unless it is terminated as follows:

     The Company shall have the right to immediately terminate this Agreement by written notice to the Member, (i) in the event and at the time or after the Member becomes insolvent, commits any act of bankruptcy, files a voluntary petition in bankruptcy, is adjudicated a bankrupt, or (ii) breaches any term, condition or obligation under this Agreement or any other agreement with the Company or one of its subsidiaries, which breach is not cured within thirty (30) days (ten (10) days in case of nonpayment of accounts receivable statements or any other financial obligations to the Company, or within the applicable cure period in an agreement with the Company subsidiary) after the Member's receipt of written notice of such breach from the Company.

     This Agreement may be terminated unilaterally by the Member upon sixty (60) days written notice mailed to any executive officer of the Company at the Company's principal office.

     This Agreement may be terminated unilaterally by the Company upon sixty
(60) days written notice mailed to the Member at the address shown on the books of the Corporation; provided, however, that such termination by the Company shall occur after the affirmative vote of two-thirds or more of the directors then in office that such termination is in the best interests of the Company. Without limiting the generality of the foregoing, the following events shall be deemed to create situations in which it is prima facie in the best interests of the Company to terminate an agreement with a Member: death or incapacity of a Member, low or no participation, change in the nature, composition, management, or control of a Member's business organization, or Member engages in a course of conduct or undertakes actions which are reasonably determined by the Board of Directors to be materially adverse to the interests of the Company, or any other reason set forth in the By-Laws of the Company.

     That this Agreement shall be automatically modified upon notice from the Company to the Member of any relevant change in the Certificate of Incorporation and/or By-Laws of the Company, or by resolution of the Board of Directors.

     That this Agreement, and any other agreement which Member signs with the Company, is the entire and complete Agreement between the Member and the Company and that there are no prior agreements, representations, promises, or commitments, oral or written, which are not specifically contained in this Agreement or any other agreement which Member signs with the Company. That the current form of the Company Member Agreement shall govern all past and present relations, actions or claims arising between the Company and the Member.

     That should any provision of this Agreement be declared invalid under or in conflict with any existing or future law or regulation such provision shall be modified to conform with that law and such modification shall not affect any other provision of this Agreement which shall continue in full force and effect.

     That failure on the part of the Company at any time or times to enforce any breach by Member of the Membership Agreement, Certificate of Incorporation, By-Laws, or Policies of the Company, or of any written agreements with Member shall not constitute or be held to be a waiver of any succeeding breach thereof.

     That the Company shall have a lien on and a right of setoff against any stock or notes, including those issued as Patronage Dividends, and against any cash portion of such Patronage Dividend which is in excess of twenty percent (20%) of the overall Patronage Dividend payable in any year for such indebtedness of the Member to the Company or its subsidiaries as may, for whatever cause, exist. In the event that the Company initiates proceedings to recover amounts due it by Member or for any breach of this Agreement or to seek equitable or injunctive relief against the Member, the Company shall be entitled to the recovery of all associated costs, interest and reasonable attorney's fees. This Agreement shall be enforced against either Member or Company, only in courts located in Cook County or any Illinois county contiguous to Cook County, Illinois, and only be interpreted in accordance with the substantive laws of Illinois without giving effect to its conflict of laws principles.

     Prospective Member's signature on this Agreement constitutes an offer only and this Agreement shall have no force or effect until duly accepted and signed by the Company at its principal office and National Headquarters which is located at 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505.

     WITNESS the Member's hand and seal this ____ day of ____________ , 19__.

--------------------------------------------------------------------------------
                                 Member Entity








d/b/a
      -------------------------------------------------------------------------
check:    [ ] sole proprietor    [ ] partnership   [ ] corporation
          [ ] limited liability company

Retail Location Address
                        -------------------------------------------------------

                   City                          State             Zip
                        -------------------------      ------------    --------

                   By:
                       --------------------------------------------------------

                   Title:
                          -----------------------------------------------------

               WITNESS
                       --------------------------------------------------------

               Address
                       --------------------------------------------------------

               City                             State             Zip
                    ----------------------------      ------------    ---------

     ACCEPTED this ____ day of ____________ , 19__ , at Chicago, Illinois By TruServ Corporation, by its duly authorized agent.

                                                                 (SEAL)
                 ------------------------------------------------

                                                          President
                 ----------------------------------------

                                   APPENDIX D

                               BY LAWS OF TRUSERV

                                    BY-LAWS
                                       OF
                              TRUSERV CORPORATION
                             EFFECTIVE JULY 1, 1997

                                   ARTICLE I

                                    OFFICES

     Section 1. OFFICE IN DELAWARE. The registered office of the Corporation in the State of Delaware shall be located at No. 1209 Orange Street in the City of Wilmington, County of New Castle.

     Section 2. ADDITIONAL OFFICES. The principal office of the Corporation in the State of Illinois shall be located at 8600 West Bryn Mawr Avenue in the City of Chicago, County of Cook. The Corporation may have such other office or offices within or without the State of Illinois as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                    PURPOSE

     Section 1. PRINCIPAL PURPOSE. The principal purposes of the Corporation are to benefit its members ("Members") through the manufacture, buying and selling of merchandise and supplies as are or may be handled by retail hardware, retail commercial and industrial supply, lumber and building supply, general rental and home and garden center Members; the rendering of services and furnishing of benefits as will be useful or beneficial to Members; the maintenance of offices, facilities and warehouses to offer services and benefits and to stock and deliver merchandise and supplies to Members; and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Delaware General Corporation Law.

                                  ARTICLE III

                            MEETINGS OF STOCKHOLDERS

     Section 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purposes shall be held at such location, within or without the State of Delaware, as the Board of Directors may from time to time designate and shall be held at such time as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     Section 2. DATE OF ANNUAL MEETING. An annual meeting of stockholders shall be held on the first Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at which the stockholders shall elect by ballot a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten (10) days prior to the meeting, or such longer period of time as may be required by law.

     Section 4. LIST OF STOCKHOLDERS. At least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the secretary. Such list shall be open at the place where the election is to be held for said ten
(10) days to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

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     Section 5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by Certificate of Incorporation, may be called by the chairman of the board with the approval of a majority of the Board of Directors, or may be called by the chief executive officer or president, and shall be called by the chief executive officer, president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least ten percent (10%) of the shares of voting stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. NOTICE OF SPECIAL MEETINGS. Notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed, at least twenty (20) days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation.

     Section 7. BUSINESS AT SPECIAL MEETINGS. Business transacted at all special meetings shall be confined to the objects stated in the call.

     Section 8. QUORUM; ADJOURNMENTS. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 9. VOTING; NO PRE-EMPTIVE RIGHTS. At any meeting of the stockholders every stockholder of record having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Each share of Class A Common Stock shall be entitled to one (1) vote for all purposes. No holder of any class of stock of the Corporation shall have any pre-emptive or preferential right to subscribe to or purchase any shares of stock of the Corporation or shares or securities of any kind, either convertible into or evidencing the right to purchase any shares of stock of the Corporation, other than such thereof, if any, as the Board of Directors in its discretion may from time to time determine.

                                   ARTICLE IV

                                   DIRECTORS

     Section 1. NUMBER; TERM. The number of directors which shall constitute the whole board shall be not less than nine (9) nor more than seventeen (17). Two
(2) of such directors shall be the Chief Executive Officer and the President of the Corporation until the Chief Executive Officer and President's positions are combined, whereupon the maximum number of directors shall be sixteen (16), including one management representative who shall be the person holding the position of President and Chief Executive Officer of the Corporation. The directors shall be divided into three (3) classes, each class to consist, as nearly as may be, of one-third of the number of directors then constituting the whole board. To be eligible to serve as a director, except for executive officers of the Corporation, a director must be a current Member of the Corporation or possess an ownership interest and actively participate in the business of a Member.

     Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders to serve for a term of three
(3) years, except as provided in section 4 of this Article, so that the term of office of one class of directors shall expire in each year, and each director shall hold office for the term elected and until a successor

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shall be elected and shall qualify, except in the event of death, resignation, disqualification or removal of a director where termination shall be immediate. Except in the case of executive officers of the Corporation, no person shall serve more than three (3) full three-year terms as a director of the Corporation. A director who serves as chairman for a period of three (3) years shall be eligible for one (1) additional three (3) year term. During this additional term, the director shall not be eligible to serve as the chairman. Except in the case of executive officers of the Corporation, persons over the age of seventy (70) shall not be eligible for election or re-election to the Board of Directors after the calendar year 1997. An executive officer of the Corporation shall be eligible for election or re-election or appointment as a director at any time without regard to the period of time during which such executive officer has previously served as a director.

     Section 2. CHAIRMAN OF THE BOARD. The chairman shall serve a maximum of six
(6) terms as chairman. The chairman of the board shall preside at all meetings of the stockholders and directors and shall be ex-officio a member of all standing committees. The chairman shall perform all duties incident to the position of chairman of the board and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 3. PLACE OF MEETINGS. The directors may hold meetings and to the extent permitted by law keep the books of the Corporation outside of Delaware, at such places as they may from time to time determine.

     Section 4. VACANCIES. If any vacancies occur in the Board of Directors, caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created directorship and the directors so chosen shall hold office for the remainder of the unexpired term.

     Section 5. GENERAL POWERS. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 6. FIRST MEETING. The first meeting of each newly elected board shall be held immediately following the annual meeting of stockholders, within or without the State of Delaware and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

     Section 7. REGULAR MEETING. Regular meetings of the board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the board.

     Section 8. SPECIAL MEETINGS. Special meetings of the board may be called by the chairman, chief executive officer or the president or any four (4) directors on five (5) days' notice to each director, either personally, by telephone, by any electronic communication, or by mail. Special meetings shall be called by the chairman, chief executive officer, president or secretary in like manner and with like notice on the written request of five (5) directors. Special board meetings may take place by any means through which all participating directors can hear each other, when properly called.

     Section 9. QUORUM. At all meetings of the board a majority of the directors then in office and entitled to vote shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 10. AGENDAS AND MINUTES. Agendas for all regular meetings shall be mailed at least ten (10) days before the date of each such meeting. An item proposed by a Director for the agenda shall be delivered to

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the chairman's and secretary's offices fifteen (15) days before the meeting.
Minutes of each meeting of the Board of Directors shall be mailed to all directors and officers no later than twenty-one (21) days following such meeting. They shall be attested to by the chairman and the secretary.

     Section 11. COMPENSATION. Directors shall not receive a salary for their services as directors, but, by resolution of the board a fixed fee and expenses of attendance will be paid; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 12. COMMITTEES. The Board of Directors may by resolution or resolutions passed by a majority of the entire board designate one (1) or more committees, each committee to consist of three (3) or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE V

                                    NOTICES

     Section 1. FORM; DELIVERY. Whenever applicable law or the Certificate of Incorporation or these By-Laws requires notice to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by telephone, by any electronic communication, or by mail addressed to such director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus delivered, conveyed by telephone call, entered into the electronic process or mailed.

     Section 2. WAIVER. Whenever any notice is required, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                    OFFICERS

     Section 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall be a chief executive officer, a president, a vice president, a secretary and a treasurer. The Board of Directors may also choose additional vice presidents and one (1) or more assistant secretaries and assistant treasurers. Two (2) or more offices may be held by the same person.

     Section 2. OTHER OFFICERS AND AGENTS. The board may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Officers shall have power to sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, loans, and any other instruments which the Board of Directors has authorized to be executed.

     Section 3. SALARIES. The salaries of the Chief Executive Officer and President of the Corporation shall be fixed by the Board of Directors.

     Section 4. TENURE AND REMOVAL. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a two-thirds (2/3) majority of the entire Board of Directors,

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with or without cause, and without prejudice to any of such officer's contract rights. If the office of any officer becomes vacant, the vacancy may be filled by the Board of Directors.

     Section 5. CHIEF EXECUTIVE OFFICER. The chief executive officer shall perform all duties incident to the office of chief executive officer and such other duties as shall from time to time be assigned by the Board of Directors, and shall report to the Board of Directors on the affairs, performance and direction of the Company.

     Section 6. PRESIDENT. The President shall perform the duties and exercise the powers of president, and shall perform such other duties as the Board of Directors shall require.

     Section 7. VICE PRESIDENTS. The vice presidents in the order of their seniority shall perform the duties and exercise the powers of their offices, and shall perform such other duties as the Board of Directors shall require.

     Section 8. SECRETARY. The secretary shall attend all sessions of the board and all meetings of the stockholders and record and preserve all votes and the minutes of all proceedings for the corporation's records. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, chief executive officer, or president, under whose supervision the secretary shall act.

     Section 9. ASSISTANT SECRETARIES. The assistant secretaries in order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the Board of Directors shall require.

     Section 10. TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     The treasurer shall manage the funds of the Corporation, and shall report at the regular meetings of the Board of Directors, or whenever the board may require it, an account of all transactions as treasurer and of the financial condition of the Corporation.

     If required by the Board of Directors, the treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety as shall be required for the full and faithful performance of the duties of office, and for restoration to the Corporation of all books, papers, checks, money and other property of whatever kind in the treasurer's possession or control belonging to the Corporation.

     Section 11. ASSISTANT TREASURERS. The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                                  ARTICLE VII

               CERTIFICATES OF STOCK AND CERTAIN QUALIFICATIONS,
                 LIMITATIONS AND RESTRICTIONS OF CAPITAL STOCK

     Section 1. STOCK CERTIFICATES. The certificates of stock of the Corporation shall be consecutively numbered and shall be entered on the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by an officer. The designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class of stock. If any stock certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such officer may be by facsimile.

     Section 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost

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

or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 3. TRANSFER OF SHARES. Subject to the qualifications, limitations and restrictions set forth in the Certificate of Incorporation and these By-Laws, upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty (50) days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, to receive payment of such dividend, to receive such allotment of rights, to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 6. REDEMPTION OF STOCK.

          (a) MANDATORY REDEMPTION. Upon termination of a Member Agreement (as referred to in Article VIII hereof) for any reason whatsoever, the stockholder shall sell to the Corporation and the Corporation shall redeem from the stockholder all of its stockholder's capital stock in the Corporation for the par value thereof upon the terms and conditions set forth in section 7 of this Article VII.

          (b) OPTIONAL REDEMPTION BY BOARD. Whenever the Board of Directors shall by the affirmative vote of two-thirds or more of the directors then in office decide that it is in the best interests of the Corporation that any stockholder shall cease to be associated with the Corporation in that capacity, the Corporation shall have the right, upon written demand addressed to such stockholder at the address as shown on the books of the Corporation, to purchase all (but not less than all) of such stockholder's shares of capital stock of the Corporation at a price equal to the par value of the capital stock.

          (c) NOTICE OF REPURCHASE RIGHTS. The right or obligation of purchase or redemption hereby reserved to the Corporation may be stated in the subscription agreement under which the Corporation's stock is sold, in the Member Agreement and on any stock certificates.

          (d) REPURCHASE RIGHTS NOT EXCLUSIVE. The right or obligation of purchase or redemption provided for in this section 6 of Article VII of the By-Laws is in addition to, and not in derogation of, the rights reserved to the Corporation by the provisions of Article Fourth of the Certificate of Incorporation and any

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

     other rights to repurchase, redeem or otherwise acquire its stock that the Corporation may now have or ever obtain.

     Section 7. MECHANICS, TERMS AND CONDITIONS OF REDEMPTION. Any purchase or redemption of shares of stock of this Corporation made pursuant to these By-Laws or the Certificate of Incorporation, unless expressly provided otherwise, shall proceed as follows:

          (a) TERMINATION OF RIGHTS AND PRIVILEGES AS STOCKHOLDER. Upon the effective date of the termination of a Member Agreement or upon the date of exercise of any option to repurchase or redeem stock or upon such other date set by these By-Laws, the Certificate of Incorporation, or the Member and this Corporation, whichever shall be appropriate in the circumstances, all of this Corporation's stock owned by such stockholder (hereinafter referred to as "Terminated Stockholder") shall be deemed to be and shall be and become the property of this Corporation; from and after such date all rights and privileges incident to the ownership of the shares (including but not limited to the right to dividends thereon) shall cease, except only the right to receive the purchase price (as hereinafter provided) plus a sum equal to any dividends declared but unpaid at said date and accrued Patronage Dividends for the relevant year or portion thereof (to be paid in the manner provided for payment of all Patronage Dividends) all without interest and subject to the Corporation's liens and right of setoff. The Terminated Stockholder shall promptly remit any certificates duly endorsed in blank or with stock powers.

          (b) PAYMENT OF REDEMPTION PRICE. Immediately upon receipt of properly endorsed certificates representing all of a Terminated Stockholder's stock of the Corporation, the Corporation shall remit the redemption price to the Terminated Stockholder in the following manner:

             (i) Cash equal to the par value of Terminated Stockholder's Class A Common Stock reduced by the amount of any lien or setoff to which the Corporation may be entitled; and

             (ii) A note in face amount equal to the par value of Terminated Stockholder's Class B Common Stock. The note shall be payable in five
        (5) equal annual installments of principal, the first of which shall be due on the December 31 next following termination of the Terminated Stockholder's rights and privileges as a stockholder (as provided in section 7(a) of this Article VII) and shall bear interest payable with the installments of principal from the date of the note at the rate per annum borne by the issue of this Corporation's Promissory (Subordinated) Notes ("Promissory Notes") distributed as Patronage Dividends most recently distributed prior to the date of the note. The note shall be dated as of the date upon which the Terminated Stockholder's rights as a stockholder terminated (as provided in section 7(a) of this Article VII) and shall be subject to any lien or right of setoff to which the Corporation may be entitled.

          (c) LEGAL AVAILABILITY OF FUNDS. Should the funds of the Corporation legally available for such purpose be insufficient for immediate payment of all or any part of the redemption price, an agreement for purchase and sale of the stock shall be executed by the Corporation and the Terminated Stockholder pursuant to which the Corporation shall unqualifiedly undertake to pay all or the balance, as the case may be, of the redemption price as soon as funds are legally available for that purpose and further that no dividends or Patronage Dividends shall be declared and paid or set apart for payment to Members until after payment to the Terminated Stockholder of the full purchase price for such stock.

          (d) HARDSHIP. Notwithstanding the provisions of Paragraph 7(b) of this
     Article VII, the Board of Directors in its discretion and with due regard for the financial condition and requirements of the Corporation, may authorize and cause payment in cash for all or part of the redemption price which would otherwise be paid by a note if the Board of Directors determines that the prescribed method of payment imposes an undue hardship upon the Terminated Stockholder. The Board of Directors may implement this provision by delegating authority to an officer or officers.

          (e) LIEN ON STOCK AND NOTES. The Corporation shall have a lien on, and a right of setoff against, any stock or notes, including those issued as Patronage Dividend and against any cash portion of such Patronage Dividend which is in excess of twenty percent (20%) of the overall patronage dividend payable in any year for such indebtedness of the Terminated Stockholder to the Corporation as may, for whatever

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

     cause, exist. In the event that the Corporation initiates proceedings to recover amounts due it by the Terminated Stockholder, the Corporation shall be entitled to the recovery of all associated costs, interest and reasonable attorney's fees.

                                  ARTICLE VIII

                               MEMBER AGREEMENTS

     Section 1. CORPORATE PURPOSE. The Corporation shall be organized and operated on a cooperative basis for the benefit of the holders of shares of its Class A Common Stock (who are its Members).

     Section 2. GENERAL TERMS. As a condition of Membership every prospective Member shall enter into a contract (the "Member Agreement") with this Corporation, must be actively engaged in buying, selling and/or renting merchandise, supplies and/or services as are handled by retail hardware dealers and/or dealers in lumber and building supplies or dealers engaged in business as stated in Article II, Section 1 hereof, must complete and receive approval of a Member Agreement in form and manner adopted by the Board of Directors and must become and remain the owner of such number of shares of stock of the Company as shall be established from time to time by the Board of Directors or have subscribed to purchase such shares by whatever plan of payment may be authorized by the Board of Directors. The Member Agreement shall contain such terms, conditions and agreements as the officers of this Corporation shall deem necessary or desirable or as shall be required hereunder, pursuant to the Certificate of Incorporation or these By-Laws, or pursuant to direction of the Board of Directors. The Member Agreement shall specify the servicemark under which such member may conduct his or her business. The Member Agreement shall not be assignable, or transferable, in any manner whatsoever, without the express written consent of the Corporation and shall contain, at a minimum, the following terms and provisions:

          (a) An express consent by the Member to the tax treatment and effects specified in section 2(b) of Article IX hereof;

          (b) An express condition to operate the business at the specific location stated in the Member Agreement. Member must apply for and obtain Membership for each location at which such Member sells or rents hardware, lumber and building supplies, and/or other merchandise or services received from or through the Company.

          (c) A requirement that the Member notify the Corporation in writing immediately upon any change in business name, form of organization (proprietorship, partnership, corporation or whatever), ownership or control;

          (d) A requirement that the Member purchase qualifying shares of the Corporation (as referred to in Article XII of these By-Laws) pursuant to a subscription agreement; and

          (e) Automatic modification of the Member Agreement upon notice by the Corporation to the Member of any relevant changes in the Certificate of Incorporation, By-Laws, or by approval of the Board of Directors.

          (f) Necessary conditions regarding use of the True Value, SERVISTAR, Coast to Coast and any other Company owned trademarks which must be complied with.

     Section 3. TERMINATION. Each Member Agreement may be terminated as provided therein.

     Section 4. CHANGE IN FORM OF BUSINESS. In the event a Member changes a sole proprietorship, partnership or joint venture to a corporate form, where the Corporation has agreed to accept the corporate successor-in-interest as a Member, then the Member shall sell, transfer or otherwise assign to such successor-in-interest all shares of stock of this Corporation owned by such Member. Such shares shall remain subject to the Corporation's liens and right of setoff and all other rights provided for in the Certificate of Incorporation, By-Laws or Member Agreement.

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     Section 5. MECHANICS OF SETOFF. Notes issued by the Corporation, whether issued incidental to the distribution of Patronage Dividend or to the redemption of Class B Common Stock, shall provide that if the Corporation exercises its right of setoff, the value of the note to be setoff against the holder's indebtedness to the Corporation or one of its subsidiaries shall be determined at the time of setoff as follows: The Corporation shall have the right to discount the note to its then current cash value, which shall be in the lesser of the face amount of the note or the yield to maturity of the note as discounted at a rate per annum equal to the prime rate at the time of setoff at the Harris Trust and Savings Bank, Chicago, Illinois, plus two (2) percentage points.

                                   ARTICLE IX

                              PATRONAGE DIVIDENDS

     Section 1. PAYMENT OF PATRONAGE DIVIDENDS. The Corporation shall distribute Patronage Dividends to Members annually on the basis of the volume of and margins applicable to merchandise and/or services purchased by each Member, which equal the excess (if any) of gross margins and other income from business done with or for Members, after deducting therefrom the following:

          (a) Expenses directly or indirectly related to such business;

          (b) Such reasonable reserves for necessary corporate purposes as may from time to time be provided by the Board of Directors for depreciation and obsolescence, state and federal taxes, bad debts, casualty losses, insurance and other corporate and operating charges and expenses, all established and computed in accordance with generally accepted accounting principles;

          (c) Such reasonable reserves for working capital necessary for the operation of the Corporation and for deficits arising from such operation, (including deficits from business other than business done with or for Members).

     Any amount set aside for reserves shall first be set aside from net earnings, if any, of the Corporation from business other than business done with or for Members, and only the excess shall be deducted from gross margins from business done with or for Members in the computation described above.

     The amounts set aside for reserves in any year from gross margins of the Corporation from business done with or for Members shall be allocated, to the extent possible, to Members on the books of the Corporation on a patronage basis for that year, or, in lieu thereof, the books or records of the Corporation shall afford a means of doing so at any time, so that in the event of a distribution of amounts formerly carried in reserves each Member may receive, to the extent possible, Member's pro rata share thereof.

     Section 2.

          (a) METHOD AND TIMING OF PAYMENT. The Patronage Dividend to which stockholder-Members become entitled for each fiscal year shall be distributed no later than the fifteenth day of the ninth month following such fiscal year. The Board of Directors may, in its discretion, determine to pay Patronage Dividends either all in a form that will be treated as a deductible qualified written notice of allocation within the meaning of section 1388(c) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "IRC"), all in a form that will be treated as a nonqualified written notice of allocation within the meaning of section 1388(d) of the IRC, or part in qualified form and part in nonqualified form. At least twenty percent (20%) of any qualified payment of Patronage Dividends shall be paid in cash. Subject to this limitation with respect to qualified distributions, the Board of Directors may decide that the balance of any Patronage Dividend be paid, in whole or in part, in cash, property, Class B Common Stock, promissory notes or other evidences of indebtedness, or in any other form of written notice of allocation (within the meaning of section 1388(b) of the IRC).

          (b) TAX TREATMENT OF PATRONAGE DIVIDEND BY MEMBERS. Each person who is a Member of the Corporation on the effective date of this section 2(b) of this Article IX of the By-Laws and continues as a Member after such date and each person who becomes a Member of the Corporation after such effective

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

     date shall, by such act alone, consent and be deemed to have consented that the amount of any distributions with respect to the Member's patronage which are made in written notices of allocation (as defined in section 1388 of the IRC) and which are received by the Member from the Corporation, will be taken into account by the Member at their stated dollar amounts in the manner provided in section 1385(a) of the IRC in the taxable year in which such written notices of allocation are received by the Member. This consent, however, shall not extend to written notices of allocation received by the Member as part of a nonqualified payment of patronage which clearly indicate on their face that they are nonqualified. By way of illustration, the term "written notice of allocation" shall include such items as the Promissory Notes, the shares of Class B Common Stock, a notice or statement that such securities have been deposited with a bank or other qualified agent on behalf of the Member, a notice of credit to the account of the Member on the books of the Corporation (against stock subscription or any other indebtedness as the Corporation may elect) and such other forms of notice as the Board of Directors may determine, distributed by the Corporation in payment, or part payment of the Patronage Dividends. The stated dollar amount of the Promissory Notes is the principal amount thereof and the stated dollar amount of the shares of Class B Common Stock is the par value thereof.

     Section 3. ISSUANCE OF CLASS B COMMON STOCK. In order to ensure the Corporation's opportunity for healthy growth and expansion and in order to meet the corresponding needs for additional working capital the following plan for the investment by Members of part of the Patronage Dividend shall, subject to modification or termination by the Board of Directors, be in effect:

          (a) ANNUAL ISSUANCE. With respect to the Patronage Dividend payable for each fiscal year, the Corporation may pay each Member a portion of such Patronage Dividend, not to exceed two percent (2%) of Member's net purchases (computed to the nearest multiple of $100) from the Corporation during such fiscal year, in shares of Class B Common Stock of the Corporation at the par value thereof; provided, however, that at least twenty percent (20%) of such Member's Patronage Dividend shall be paid in money or by qualified check.

     Section 4. PROMISSORY NOTES. Subject only to the payment of at least twenty percent (20%) of each Member's annual Patronage Dividend in cash and distribution of Class B Common Stock as provided in section 3 of this Article IX, the Corporation may pay each Member all or any portion of the annual Patronage Dividend in Promissory Notes which shall bear interest at the rate from time to time fixed by the Board of Directors and shall mature at the time fixed by the Board of Directors not later than five (5) years from the date of issuance, and may be subordinated to any liabilities or obligations of the Corporation, existing, contingent or created after date of issuance. The Corporation shall have a lien upon and a right of setoff against any said Promissory Notes issued to a Member to secure payment of any indebtedness due the Corporation or any of its subsidiaries by the Member.

     Section 5. HARDSHIP. If, upon application by a Member, the Board of Directors shall determine that payment of such Member's Patronage Dividend for any year by the method herein provided or prescribed by the Board of Directors imposed an undue hardship upon such Member, the Board of Directors, in its discretion and with due regard for the financial condition and requirements of the Corporation, may authorize and cause the payment of all or any additional part of such Patronage Dividends in cash. The Board of Directors may implement this provision by adopting hardship guidelines and delegating authority to an officer or officers.

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared out of gross margins of the Corporation, other than gross margins from business done with or for Members, after deducting therefrom all expenses directly or indirectly allocable thereto, by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property, Promissory Notes, or shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and conditions of the Corporation.

     Section 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or as the Board of Directors may from time to time designate.

     Section 4. FISCAL YEAR. The fiscal year shall begin the first Sunday closest to December 31, whether that day falls in December or in January.

                                   ARTICLE XI

                               BY-LAW AMENDMENTS

     Section 1. BY-LAW AMENDMENTS. These By-Laws may be altered or repealed at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, or by the affirmative vote of two-thirds of the Board of Directors then in office at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of time or place of the meeting for the election of directors shall be made within sixty (60) days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to the stockholder's last known post office address at least twenty (20) days before the meeting is held.

                                  ARTICLE XII

                       QUALIFYING SHARES OF CAPITAL STOCK

     Section 1. QUALIFYING SHARES. The unit ownership of Class A Common Stock shall consist of sixty (60) shares and no person shall be deemed to be a Stockholder of the Corporation or shall exercise any of the rights of a Stockholder until such person has become the holder of record of sixty (60) fully paid and nonassessable shares of said Class A Common Stock, $100 par value, for each store owned up to a maximum of 300 such shares, representing 5 or more stores.

                                  ARTICLE XIII

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     Section 1. INDEMNIFICATION.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses for which such person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its

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

     equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which was reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding had reasonable cause to believe that the conduct in question was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses for which such person has not otherwise been reimbursed (including attorneys' fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with the defense or settlement of such suit or action if such person acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraphs 1(a) or (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under Paragraphs 1(a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in such Paragraphs 1(a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, and a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (iii) by the stockholders.

          (e) Expenses incurred by defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

          (f) The indemnification provided in this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, or of any other indemnification which may be granted to any person apart from this Article, both as to action in its official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 2. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity, or arising out of its status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

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

                                   APPENDIX E

            AMENDED AND RESTATED COTTER CERTIFICATE OF INCORPORATION

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              TRUSERV CORPORATION

     FIRST. The name of the Corporation is

                              TRUSERV CORPORATION

     The Corporation filed its original Certificate of Incorporation on January 14, 1953.

     SECOND. Its principal office in the State of Delaware is located at No. 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

     THIRD. The Corporation shall be organized and operated on a cooperative basis for the benefit of the holders of shares of its Class A Common Stock (who are its Members). The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

          1. To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of and trade and deal in and deal with goods, wares and merchandise and personal property of every class and description, including, but not limited to:

             (a) hardware, goods, tools and related products;

             (b) building materials and related products;

             (c) paints and paint sundries and related products;

             (d) lawn and garden products, supplies, and tools;

             (e) farming, home and garden maintenance supplies and related products;

             (f) automotive and related products;

             (g) variety, crafts, houseware goods, appliances, sporting goods, and related products; and

             (h) musical instruments and related products.

          2. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          3. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, and otherwise deal in and dispose of letters patent of the United States or any other foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names incident to or useful in connection with any business of this Corporation.

          4. To acquire the capital stock, bonds or other evidences of indebtedness, secured or unsecured, of any other corporation and to acquire the goodwill, rights, assets and property and to undertake and assume all or any part of the obligations or liabilities of any other corporation, firm, association or person.

          5. To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, lease, pledge or otherwise dispose of or deal in and with any personal or real property, or any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or

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

     by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          6. To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

          7. To borrow or raise moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

          8. To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     FOURTH. The total number of shares of all classes of Common Stock which this Corporation shall have the authority to issue is 4,750,000, consisting of:

     750,000 shares of Class A Common Stock, $100 par value; and 4,000,000 shares of Class B Common Stock, $100 par value.

     The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock are as follows:

          1. Only the Class A Common Stock shall have voting rights. The holder of record of each outstanding share of Class A Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

          2. Except as hereinabove provided with respect to voting rights, neither of the two classes of common stock shall be entitled to any preference or priority over the other. No dividend shall be declared or paid unless at the same rate per share on both classes of common stock at the same time, and in the event of the dissolution, liquidation or winding up of the Corporation, the shares of Class A Common Stock and Class B Common Stock shall be entitled to the same amounts per share without preference or priority of one class over the other.

          3. The Corporation shall have a lien upon the shares of Class A Common Stock and Class B Common Stock registered in the name of any stockholder and upon any dividends payable on such shares, to secure the payment of any indebtedness due to the Corporation from such stockholder. The Corporation shall not be required to transfer upon its records the shares of Class A Common Stock or Class B Common Stock of such stockholder or to pay any dividends declared on any such shares until such indebtedness shall have been fully paid, and the Corporation shall have the right to apply the dividends declared from time to time upon the stock of such stockholder to the liquidation, in whole or in part, of the said indebtedness. If the Corporation shall exercise its option as hereinafter in these articles provided to repurchase shares of Class A Common Stock or Class B Common Stock owned by a stockholder who is then indebted to the Corporation, it shall have the right to offset the stockholder's indebtedness against the purchase price of such shares.

          4. The number of shares of Class A Common Stock which shall comprise a unit of ownership shall be fixed from time to time by the Board of Directors or in the By-Laws. No shares of Class B Common Stock shall be issued or sold except to persons who are, at the time of such issuance, holders of shares of Class A Common Stock.

          5. No holder of any class of stock of the Corporation shall have any preemptive or preferential right to subscribe to or purchase any shares of stock of the Corporation or shares or securities of any kind, either convertible into or evidencing the right to purchase any shares of stock of the Corporation, other than such thereof, if any, as the Board of Directors in its discretion may from time to time determine.

          6. Whenever, for any reason, any stockholder shall desire to dispose of any shares of Class A Common Stock or Class B Common Stock of the Corporation (whether by sale, transfer, assignment, gift or in any other manner), or whenever any stockholder shall die or shall suffer any other event by which any of such shares are voluntarily or involuntarily transferred by operation of law or otherwise, the Corporation shall have an option to purchase all shares of Class A Common Stock and Class B Common Stock owned by such stockholder, at the price, and upon the conditions, hereinafter stated. Such option may be exercised by the Corporation at any time within ninety (90) days following the date upon which the Corporation receives from the stockholder written notice of such stockholders' desire to dispose of any of the shares owned by the stockholder or within ninety
     (90) days following the receipt by the Corporation, from any party in interest, of written notice of the death of the stockholder or other fact giving rise to voluntary or involuntary transfer of any of the shares. The price to be paid by the Corporation upon exercise of its option to purchase such shares shall be an amount equal to the par value thereof; such purchase shall proceed upon such other terms and conditions as may be specified in the By-Laws.

          Any disposition or attempted disposition of the shares of Class A Common Stock or Class B Common Stock of the Corporation, voluntary or involuntary, by operation of law or otherwise, shall be null and void and no such disposition or attempted disposition shall entitle any person to have any of said shares transferred on the books of the Corporation or to claim or assert any of the rights of a stockholder of the Corporation, unless the Corporation shall have been afforded a proper opportunity to exercise its option for the purchase of said shares as hereinbefore provided and shall have failed to exercise its option within the time limited.

          Nothing hereinbefore contained shall restrict the right of any stockholder:

             (a) to pledge (or otherwise subject to a lien) any of the shares of Class A Common Stock or Class B Common Stock of the Corporation in a bona fide transaction as security for a debt or other obligation of the stockholder, or affect the rights which the pledgee or lienholder would otherwise have with respect to said shares; provided, however, that if the pledge or lien shall be foreclosed and the stockholder shall cease to be the owner of said shares, such foreclosure shall be deemed to be an involuntary transfer of the shares and the Corporation shall thereupon have the option to purchase the shares hereinabove provided which shall be exercisable within ninety (90) days after receipt of written notice of the fact of foreclosure; or

             (b) to sell or otherwise dispose of all or any part of the shares of Class B Common Stock (but not of Class A Common Stock) to a person who is then a holder of shares of Class A Common Stock of the Corporation.

          Should the Corporation fail or decline to exercise its option and a disposition be consummated, the stock shall be subject to all and the same rights and restrictions (including, without limitation the option set forth herein and any call or similar rights of the Corporation as may be set forth herein, in the By-Laws or elsewhere) in the hands of the new holder as in the hands of the former holder.

          7. The Corporation may be obligated or have the option to purchase or redeem its stock and stockholders may be obligated or have the right to sell their stock to the Corporation at par value in such circumstances and upon terms and conditions as may be specified in the By-Laws from time to time; provided, however, that the stockholders shall approve any such provision in the By-Laws. Without limiting the generality of the preceding sentence of this Paragraph 7 of Article Fourth or compelling inclusion of any provision in the By-Laws, such right or obligation may be granted with respect to situations where the business relationship of a stockholder and the Corporation terminates.

          8. As used in these articles, the term "person" shall mean and include any individual, group or association of individuals however organized, corporation, and any other natural or artificial entity. The term "stockholder" shall mean any person, so defined, who is a stockholder of the Corporation.

     FIFTH. The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.00).

     SIXTH. The Corporation is to have perpetual existence.

     SEVENTH. The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

     EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter, amend or repeal the By-Laws of the Corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any purpose specified in the By-Laws and to abolish any such reserve in the manner in which it was created.

          By resolution or resolutions passed by a majority of the whole board, to designate one or more committees, each committee to consist of three or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

          When and as authorized by the affirmative vote of the holders of a majority of the Common Stock issued and outstanding given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

     NINTH. Meetings of stockholders may be held outside the State of Delaware, if the By-Laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

     TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     ELEVENTH. The business of the Corporation shall be managed by a Board of Directors, the number of which shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws, but in no case shall the number be less than three. The directors may be divided into one, two or three classes as may be provided in the By-Laws or in resolutions from time to time adopted by the stockholders at any annual meeting or at any special meeting held for that purpose; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter, and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose term expires.

     TWELFTH:

          (a) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

          (b) The Corporation shall indemnify, in accordance with and to the full extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification shall not be deemed exclusive of any other right of such director, officer or employee to indemnification provided by law or otherwise.

          (c) Any repeal or modification of the foregoing paragraphs shall not adversely affect any right or protection of any person thereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

                                   APPENDIX F

                          DISSENTERS RIGHTS PROVISIONS

                   SUBCHAPTER D. DISSENTERS RIGHTS PROVISIONS

     1571 APPLICATION AND EFFECT OF SUBCHAPTER. -- (a) General rule. -- Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).
     Section 1930 (relating to dissenters rights).
     Section 1931(d) (relating to dissenters rights in share exchanges).
     Section 1932(c) (relating to dissenters rights in asset transfers).
     Section 1952(d) (relating to dissenters rights in division).
     Section 1962(c) (relating to dissenters rights in conversion).
     Section 2104(b) (relating to procedure).
     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
     Section 2325(b) (relating to minimum vote requirement).
     Section 2704(d) (relating to dissenters rights upon election).
     Section 2705(c) (relating to dissenters rights upon renewal of election).
     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
     Section 7204(b)(3) (relating to procedure).

     (b) Exceptions. -- (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

          (i) listed on a national securities exchange; or

          (ii) held of record by more than 2,000 shareholders; shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

     (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

          (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

          (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

          (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

     (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights. -- The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) Notice of dissenters rights. -- Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) A statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

          (2) a copy of this subchapter.

     (e) Other statutes. -- The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this (1)part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective. -- This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references. -- See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure). (Last amended by Act 198, L '90. eff. 12-19-90.)

     1572 DEFINITIONS. -- The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

          "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

          "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

          "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

          "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans. (Last amended by Act 198, L.'90, eff. 12-19-90.)

     1573 RECORD AND BENEFICIAL HOLDERS AND OWNERS. -- (a) Record holders of shares. -- A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares. -- A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name. (Last amended by Act 169, L. '92, eff. 2-16-93.)

     1574 NOTICE OF INTENTION TO DISSENT -- If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

     1575 NOTICE TO DEMAND PAYMENT. -- (a) General rule. -- If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment. -- The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

     1576 FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC. -- (a) Effect of failure of shareholder to act. -- A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares. -- If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholder. -- The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action. (Last amended by Act 198, L. '90, eff. 12-19-90.)

     1577 RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES. -- (a) Failure to effectuate corporate action. -- Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment. -- When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares. -- Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2) A statement of the corporation's estimate of the fair value of the shares.

          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment. -- If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection
(c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenters had after making demand for payment of their fair value. (Last amended by Act 198, L. '90, eff. 12-19-90.)

     1578 ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES. -- (a) General rule. -- If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect of failure to file estimate. -- Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation. (Last amended by Act 198, L. '90, eff. 12-19-90.)

     1579 VALUATION PROCEEDINGS GENERALLY. -- (a) General rule. -- Within 60 days after the latest of:

          (1) Effectuation of the proposed corporate action;

          (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

          (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

     If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters. -- All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court. -- The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery. -- Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application. -- If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

     1580 COSTS AND EXPENSES OF VALUATION PROCEEDINGS. -- (a) General rule. -- The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears. -- Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) Award of fees for benefits to other dissenters. -- If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

     1906 SPECIAL TREATMENT OF HOLDERS OF SHARES OF SAME CLASS OR SERIES. --
(a) General rule. -- Except as otherwise restricted in the articles, an amendment or plan may contain a provision classifying the holders of shares of a class or series into one or more separate groups by reference to any facts or circumstances that are not manifestly unreasonable and providing mandatory treatment for shares of the class or series held by particular shareholders or groups of shareholders that differs materially from the treatment accorded other shareholders or groups of shareholders holding shares of the same class or series (including a provision modifying or rescinding rights previously created under this section) if:

          (1)(i) such provision is specifically authorized by a majority of the votes cast by all shareholders entitled to vote on the amendment or plan, as well as by a majority of the votes cast by any class or series of shares any of the shares of which are so classified into groups, whether or not such class or series would otherwise be entitled to vote on the amendment or plan; and

          (ii) the provision voted on specifically enumerates the type and extent of the special treatment authorized; or

          (2) under all the facts and circumstances, a court of competent jurisdiction finds such special treatment is undertaken in good faith, after reasonable deliberation and is in the best interest of the corporation.

     (b) Statutory voting rights upon special treatment. -- Except as provided in subsection (c), if an amendment or plan contains a provision for special treatment, each group of holders of any outstanding shares of a class or series who are to receive the same special treatment under the amendment or plan shall be entitled to vote as a special class in respect to the plan regardless of any limitations stated in the articles or bylaws on the voting rights of any class or series.

     (c) Dissenters rights upon special treatment. -- If any amendment or plan contains a provision for special treatment without requiring for the adoption of the amendment or plan the statutory class vote required by subsection (b), the holder of any outstanding shares the statutory class voting rights of which are so denied, who objects to the amendment or plan and complies with Subchapter D of Chapter 15 (relating to dissenters rights), shall be entitled to the rights and remedies of dissenting shareholders provided in that subchapter.

     (d) (5)Exceptions. -- This section shall not apply to:

          (1) The creation or issuance of securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights or obligations authorized by section 2513 (relating to disparate treatment of certain persons).

          (2) A provision of an amendment or plan that offers to all holders of shares of a class or series the same option to elect certain treatment.

          (3) An amendment or plan that contains an express provision that this section shall not apply or that fails to contain an express provision that this section shall apply. The shareholders of a corporation that proposes an amendment or plan to which this section is not applicable by reason of this paragraph shall have the remedies contemplated by section 1105 (relating to restriction on equitable relief). (Last amended by Act 198, L. '90, eff. 12-19-90, retroactive to 10-1-89.)

     1930 DISSENTERS RIGHTS. -- (a) General rule. -- If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

     (b) Plans adopted by directors only. -- Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

     (c) Cross references. -- See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished). (Last amended by Act 169, L. '92, eff. 2-16-93.)

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES



EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
  23.G       Consent of Ernst & Young LLP

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 25th day of March, 1997.


                                          COTTER & COMPANY

                                          By:      /s/ DANIEL A. COTTER

                                            ------------------------------------
                                                      Daniel A. Cotter
                                             President, Chief Executive Officer
                                                         and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                     TITLE
                   ---------                                     -----                      DATE

              /s/ DANIEL A. COTTER                President, Chief Executive Officer    March 25, 1997
------------------------------------------------  and Director
                Daniel A. Cotter

               /s/ KERRY J. KIRBY                 Vice President, Treasurer and Chief   March 25, 1997
------------------------------------------------  Financial Officer and Chief
                 Kerry J. Kirby                   Accounting Officer

             /s/ ROBERT J. LADNER*                Chairman of the Board and Director    March 25, 1997
------------------------------------------------
                Robert J. Ladner

         /s/ WILLIAM M. CLAYPOOL, III*            Director                              March 25, 1997
------------------------------------------------
            William M. Claypool, III

           /s/ SAMUEL D. COSTA, JR.*              Director                              March 25, 1997
------------------------------------------------
              Samuel D. Costa, Jr.

              /s/ LEONARD C. FARR*                Director                              March 25, 1997
------------------------------------------------
                Leonard C. Farr

           /s/ WILLIAM M. HALTERMAN*              Director                              March 25, 1997
------------------------------------------------
              William M. Halterman

              /s/ LEWIS W. MOORE*                 Director                              March 25, 1997
------------------------------------------------
                 Lewis W. Moore

             /s/ KENNETH M. NOBLE*                Director                              March 25, 1997
------------------------------------------------
                Kenneth M. Noble

            /s/ RICHARD L. SCHAEFER*              Director                              March 25, 1997
------------------------------------------------
              Richard L. Schaefer

             /s/ GEORGE V. SHEFFER*               Director                              March 25, 1997
------------------------------------------------
               George V. Sheffer

                   SIGNATURE                                     TITLE
                   ---------                                     -----                      DATE
             /s/ DENNIS A. SWANSON*               Director                              March 25, 1997
------------------------------------------------
               Dennis A. Swanson

            /s/ JERRALD T. KABELIN*               Director                              March 25, 1997
------------------------------------------------
               Jerrald T. Kabelin

             /s/ J.W. (BILL) BLAGG*               Director                              March 25, 1997
------------------------------------------------
               J.W. (Bill) Blagg

            /s/ JOHN F. LOTTES, III*              Director                              March 25, 1997
------------------------------------------------
              John F. Lottes, III

             /s/ JOHN M. WEST, JR.*               Director                              March 25, 1997
------------------------------------------------
               John M. West, Jr.

              *By DANIEL T. BURNS                                                       March 25, 1997
  -------------------------------------------
                Daniel T. Burns,
                Attorney-in-Fact

                               INDEX TO EXHIBITS



                                                                                                SEQUENTIALLY
                                                                                                NUMBERED
EXHIBIT NO.      DESCRIPTION OF EXHIBIT                                                         PAGE
-----------      ----------------------                                                         ----
  23.G           Consent of Ernst & Young LLP